Registration No. 333-264602

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BUNKER HILL MINING CORP.

(Exact name of registrant as specified in its charter)

nevada

(Jurisdiction of incorporation or organization)

1041	32-0196442
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

82 Richmond Street East, Toronto, Ontario, Canada M5C 1P1

(Address of principal business offices)

416-477-7771

(Registrant’s telephone number, including area code)

J.P. Galda

c/o J.P. Galda & Co., 40 E. Lancaster Avenue LTW 22, Ardmore, PA 19003

(Name, address of agent for service)

Copies of Communications to:

J.P. Galda & Co. Attn: J.P. Galda, Esq.

40 East Montgomery Avenue LTW 220

Ardmore, PA 19003

Tel: (215) 815-1534

Email: jpjalda@jpgaldaco.com

Approximate date of commencement of proposed sale of the securities to the public: From time to time commencing as soon as possible after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Pursuant to Rule 429(a) of the Securities Act, the prospectus included in this registration statement is a combined prospectus relating to common shares and common shares issuable upon exercise of common share purchase warrants in transactions in April and May 2022 (the “Newly-Registered Shares”) and common shares issuable upon exercise of common share purchase warrants that were issued in private placements prior to February 4, 2022 (the “Previously Registered Shares”). Pursuant to Rule 429(b), this registration statement, upon effectiveness, also constitutes a post-effective amendment to the registrant’s Registration Statements on Form S-1, File No. 333-249682 and 333-261259, initially filed on October 27, 2020 and November 22, 2021, respectively, and declared effective on December 28, 2020 and February 9, 2022, respectively (the “Prior Registration Statements”), which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. As of the date of this Registration Statement, 115,109,332 Common Shares issuable upon exercise of warrants representing the Previously Registered Shares remain unsold.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed. The selling shareholders named herein may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated May 23, 2022

PRELIMINARY PROSPECTUS

PROSPECTUS

BUNKER HILL MINING CORP.

2,853,465 Common Shares Issued in Private Placement Transactions

41,634,258 Common Shares Issuable Pursuant to Special Warrants (including 3,784,933 Common
Shares Issuable under Certain Penalty Provisions of the Special Warrants)

41,634,258 Common Shares Issuable Upon Exercise of Common Stock Purchase Warrant Component of the Special Warrants (including 3,784,933 Common Shares Issuable Upon Exercise of Common Stock Purchase
Warrants under Certain Penalty Provisions of the Special Warrants)

115,109,332 Common Shares Issuable Pursuant to Common Share Purchase Warrants issued in
Private Placement Transactions

This Prospectus (this “Prospectus”) relates to the resale of common shares in the capital of Bunker Hill Mining Corp. (“we”, “our” or the “Company”) (“Common Shares”) and Common Shares issuable upon exercise of Common Share purchase warrants (the “Warrants”) held by selling shareholders which were issued by the Company in previous private placement transactions by the selling security holders named herein under “Selling Shareholders and Certain Beneficial Owners” (the “Selling Shareholders”), including Common Shares issuable upon exercise of Special Warrants issued on April 1, 2022 which will be automatically exercised (without payment of any further consideration and subject to customary anti-dilution adjustments) into one unit of the Company (a “Unit”) comprised on Common Share and one Warrant on the date (the “Automatic Exercise Date”) that is the earlier of: (i) the date that is three business days following the date on which we have obtained both (A) a receipt from the Canadian securities regulatory authorities in each of the jurisdictions in Canada where the Special Warrants were sold for a (final) short-form Prospectus qualifying the distribution of the Common Shares and Warrants issuable upon exercise of the Special Warrants (the “Final Qualification Prospectus”); and (B) notification that the registration statement of which this Prospectus is a part has been declared effective by the SEC (as hereinafter defined); and (ii) October 1, 2022. In addition, we are also obligated to issue an additional 0.1 Unit in the event that the Final Qualification Prospectus and effectiveness of the registration statement of which this prospectus is a part is not obtained by May 31, 2022. We will not receive any proceeds from the resale of these Common Shares, although we may receive proceeds from the exercise of the warrants.

The selling shareholders may offer all or part of the Common Shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Company is paying for all registration, listing and qualification fees, printing fees and legal fees.

Our Common Shares are quoted on the OTC QB under the ticker symbol “BHLL.” On May 18, 2022, the closing price of our Common Shares was U.S. $0.20 per Common Share.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements. The purchase of the securities offered through this Prospectus involves a high degree of risk. See section entitled “Risk Factors” starting on page 13.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Dated:

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ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling shareholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this Prospectus. You should not assume that the information contained in this Prospectus is accurate on any date subsequent to the date set forth on the front cover of this Prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this Prospectus is delivered or common shares are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this Prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find Additional Information.”

We have not authorized anyone to give any information or to make any representation to you other than those contained in this Prospectus. You must not rely upon any information or representation not contained in this Prospectus. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our common shares other than the shares of our common stock covered hereby, nor does this Prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this Prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this Prospectus applicable to those jurisdictions.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this Prospectus To understand this offering fully, you should read carefully the entire Prospectus, including “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Bunker Hill Mining Corp., a Nevada corporation, and its subsidiaries. References to “$” refer to monetary amounts expressed in U.S. dollars. All references to “C$” refer to monetary amounts expressed in Canadian dollars.

Note Regarding Financial Statements

On February 12, 2021, the Company’s Board of Directors (the “Board”) approved a change in our fiscal year end from the last day of June to a calendar fiscal year ending on the last day of December of each year, effective January 1, 2021. In this Prospectus, references to “fiscal year” refer to years ending December 31, 2021 and June 30, 2020. References in this report to the “transition period” refer to the six-month period ended December 31, 2020.

Our Business

The Company was incorporated for the purpose of engaging in mineral exploration and development activities. The Company’s sole focus is the Bunker Hill mine (the “Mine”), as described below.

Recent Developments, Mine Purchase and Process Plant Purchase Background

On August 28, 2017, the Company announced that it signed a definitive agreement with Placer Mining Corporation (“Placer Mining”), the current owner of the Mine, for the lease and option to purchase the Mine in Idaho (the “Lease and Option Agreement”). The Mine remains the largest single producing mine by tonnage in the Coeur d’Alene lead, zinc and silver mining district in Northern Idaho. Historically and according to the Bunker Hill Mines Annual Report 1980, the Mine produced over 35,000,000 tons of ore grading on average 8.76% lead, 3.67% zinc, and 155 g/t silver. The Mine is the Company’s only focus, with a view to raising capital to rehabilitate the mine and put it back into production.

On November 1, 2019, the Lease and Option Agreement was amended (the “Amended Agreement”). Under the terms of the Amended Agreement, the Company has an option to purchase the marketable assets of the Mine for a purchase price of $11,000,000 at any time prior to the expiration of the Amended Agreement, payable $6,200,000 in cash, and $4,800,000 in unregistered Common Shares of the Company (calculated using the market price at the time of exercise of the purchase option). Upon signing the Amended Agreement, the Company paid a one-time, non-refundable cash payment of $300,000 to Placer Mining. This payment will be applied to the cash portion of the purchase price upon execution of the purchase option. In the event the Company elects not to exercise the purchase option, the payment shall be treated as an additional care and maintenance payment. An additional term of the Amended Agreement provides for the elimination of all royalty payments that were to be paid to Placer Mining.

Under the terms of the Amended Agreement, during the term of the lease, the Company must make care and maintenance payments in the amount of $60,000 monthly plus other expenses, i.e. taxes, utilities and mine rescue payments.

On July 27, 2020, the Company announced that it secured, for a $150,000 cash payment, a further extension to the Lease and Option, Amended and Extension Agreements to purchase the Mine from Placer Mining (the “Second Extension”). The Second Extension is for a further 18 months and is in addition to the 6-month extension. This Second Extension expires on August 1, 2022. This Second Extension provides the Company with more time to invest the proceeds of the ongoing financing in ways that compile and digitize fully over 95 years of historical and geological data, verify the historical reserves, and explore the high-grade silver targets within the Mine complex.

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On November 20, 2020 the Company renegotiated the Amended Agreement. Under the new terms, the purchase price was decreased from $11,000,000 to $7,700,000, with $5,700,000 payable in cash (with an aggregate of $300,000 to be credited toward the purchase price of the Mine as having been previously paid by the Company and an aggregate of $5,400,000 payable in cash outstanding) and $2,000,000 in Common Shares of the Company. The reference price for the payment in Common Shares will be based on the share price of the last equity raise before the option is exercised. The Company will continue to make a monthly care and maintenance payment of $60,000 to the Lessor in return for on-going technical support to the Company. Under this amendment to the Amended Agreement, the Company’s contingent obligation to settle $1,787,300 of accrued payments due to the Lessor was waived. Further, under the amendment to the Amended Agreement, the Company is to make an advance payment of $2,000,000 to Placer Mining, which shall be credited toward the purchase price of the Mine when the Company elects to exercise its purchase right. In the event that the Company irrevocably elects not to exercise its purchase right, the advance payment of $2,000,000 will be repaid to the Company within twelve months from the date of such election. The Company made this advance payment, which had the effect of decreasing the remaining amount payable to purchase the Mine to an aggregate of $3,400,000 payable in cash and $2,000,000 in Common Shares of the Company.

As a part of the purchase price, the Amended Agreement also required payments pursuant to an agreement with the U.S. Environmental Protection Agency (“EPA”) whereby for so long as the Company leases, owns and/or occupies the Mine, the Company will make payments to the EPA on behalf of Placer Mining in satisfaction of the EPA’s claim for cost recovery. These payments, if all are made, will total $20,000,000. The agreement calls for payments starting with $1,000,000 30 days after a fully ratified agreement was signed (which payment was made) followed by $2,000,000 on November 1, 2018 and $3,000,000 on each of the next five anniversaries with a final $2,000,000 payment on November 1, 2024. In addition to these payments, the Company is to make semi-annual payments of $480,000 on June 1 and December 1 of each year, to cover the EPA’s estimated costs of maintaining and treating water at the water treatment facility with a true-up to be paid by the Company once the actual costs are determined. The November 1, 2018, December 1, 2018, June 1, 2019, November 1, 2019, November 1, 2020, and November 1, 2021 payments were not made, and the Company engaged in discussions with the EPA in an effort to reschedule these payments in ways that enable the sustainable operation of the Mine as a viable long-term business.

On December 20, 2021, the Company announced the execution of a non-binding term sheet outlining a $50 million project finance package with Sprott Private Resource Streaming and Royalty Corp. (“SRSR”), the execution of a settlement agreement amendment with the EPA, and the execution of an agreement to purchase the Bunker Hill Mine.

The non-binding term sheet with SRSR outlined a $50,000,000 project financing package that the Company expects to fulfill the majority of its funding requirements to restart the Bunker Hill Mine. The financing package consisted of an $8,000,000 royalty convertible debenture (the “Royalty Convertible Debenture”), a $5,000,000 convertible debenture (the “Convertible Debenture”), and a multi-metals stream of up to $37,000,000 (the “Stream”, together with the Royalty Convertible Debenture and the Convertible Debenture, the “Project Financing Package”).

The Company closed the $8,000,000 Royalty Convertible Debenture in January 2022. The Royalty Convertible Debenture bears interest at an annual rate of 9.0%, payable in cash or Common Shares at the Company’s option, until such time that SRSR elects to convert a royalty, with such conversion option expiring at the earlier of advancement of the Stream or 18 months. In the event of conversion, the Royalty Convertible Debenture will cease to exist and the Company will grant a royalty for 1.85% of life-of-mine gross revenue from mining claims considered to be historically worked, contiguous to current accessible underground development, and covered by the Company’s 2021 ground geophysical survey (the “SRSR Royalty”). A 1.35% rate will apply to claims outside of these areas. The Royalty Convertible Debenture is secured by a share pledge of the Company’s operating subsidiary, Silver Valley, until a full security package was put in place concurrent with the consummation of the Convertible Debenture. In the event of non-conversion, the principal of the Royalty Convertible Debenture will be repayable in cash.

The Company also closed the $6,000,000 Convertible Debenture in January 2022, which was increased from the previously-announced $5,000,000. The Convertible Debenture bears interest at an annual rate of 7.5%, payable in cash or shares at the Company’s option, and matures on July 7, 2023. Until the closing of the Stream, the Convertible Debenture is convertible into Common Shares at a price of C$0.30 per Common Share, subject to stock exchange approval. Alternatively, SRSR may elect to retire the Convertible Debenture with the cash proceeds from the Stream. The Company may elect to repay the Convertible Debenture early; if SRSR elects not to exercise its conversion option at such time, a minimum of 12 months of interest would apply.

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Subject to SRSR internal approvals, further technical and other diligence, and satisfactory definitive documentation, the Company expects to close the Stream concurrent with a formal construction decision being made by the end of Q2 2022. A minimum of $27,000,000 and a maximum of $37,000,000 (the “Stream Amount”) will be made available under the Stream, at the Company’s option, once the conditions of availability of the Stream have been satisfied. Assuming the maximum funding of $37,000,000 is drawn, the Stream would apply to 10% of payable metals sold until a minimum quantity of metal is delivered consisting of, individually, 55 million pounds of zinc, 35 million pounds of lead, and 1 million ounces of silver. Thereafter, the Stream would apply to 2% of payable metals sold. If the Company elects to draw less than $37,000,000 under the Stream, the percentage and quantities of payable metals streamed will adjust pro-rata. The delivery price of streamed metals will be 20% of the applicable spot price. The Company may buy back 50% of the Stream Amount at a 1.40x multiple of the Stream Amount between the second and third anniversary of the date of funding, and at a 1.65x multiple of the Stream Amount between the third and fourth anniversary of the date of funding. The Company will be permitted to incur additional indebtedness of $15,000,000 and a cost over-run facility of $13,000,000 from other financing counterparties.

Effective December 19, 2021, the Company entered into an amended Settlement Agreement between the Company, Idaho Department of Environmental Quality, US Department of Justice and the EPA (the “Amended Settlement”). Upon entering the Amended Settlement, the Company became fully compliant with its payment obligations to these parties. The Amended Settlement modified the payment schedule and payment terms for recovery of historical environmental response costs at Bunker Hill Mine by the EPA. Pursuant to the terms of the Amended Settlement, the Company paid $2,000,000 to the EPA in January 2022. Pursuant to the terms of the Amended Settlement, an additional $17,000,000 will be paid by the Company to the EPA on the following dates:

Date	Amount
November 1, 2024	$3,000,000
November 1, 2025	$3,000,000
November 1, 2026	$3,000,000
November 1, 2027	$3,000,000
November 1, 2028	$3,000,000
November 1, 2029	$2,000,000 plus accrued interest

The Amended Settlement included additional payment for outstanding water treatment costs that have been incurred over the period from 2018 through 2020. This $2,900,000 payment was to be made within 90 days of execution of the Amended Settlement.

In addition to the changes in payment terms and schedule, the Amended Settlement included a commitment by the Company to secure $17,000,000 of financial assurance in the form of performance bonds or letters of credit deemed acceptable to the EPA. The financial assurance can be drawn on by the EPA in the event of non-performance by the Company of its payment obligations under the Amended Settlement (the “Financial Assurance”). The amount of the bonds will decrease over time as individual payments are made. If the Company does not post the Financial Assurance within 90 days of execution of the Amended Settlement, it must issue an irrevocable letter of credit for $9,000,000. The EPA may draw on this letter of credit after an additional 90 days if the Company is unable to either put the Financial Assurance in place or make payment for the full $17,000,000 of remaining historical cost recovery sums. In the event neither occurs, the terms of the initial Settlement Agreement will be reinstated. On March 22, 2022, the Company reported that in consultation with the EPA, it has committed to meet the $2,900,000 payment and Financial Assurance obligations by 180 days from the effective date of the Amended Settlement Agreement.

The Company completed the purchase of the Bunker Hill Mine on January 7, 2022, pursuant to a purchase agreement dated December 15, 2021. The terms of the purchase price were modified to $5,400,000 in cash, from $3,400,000 of cash and $2,000,000 of Common Shares.

On January 25, 2022, the Company announced that it had entered into a non-binding Memorandum of Understanding (“MOU”) with Teck Resources Limited (“Teck”) for the purchase of a comprehensive package of equipment and parts inventory from its Pend Oreille site (the “Pend Oreille Process Plant”) in eastern Washington State, approximately 145 miles from the Bunker Hill Mine by road. The package comprises substantially all processing equipment of value located at the site, including complete crushing, grinding and flotation circuits suitable for a planned ~1,500 ton-per-day operation at Bunker Hill, and total inventory of nearly 10,000 components and parts for mill, assay lab, conveyer, field instruments, and electrical spares. The MOU outlined a purchase price under two scenarios, at Teck’s option: an all-cash $2,750,000 purchase price, or a $3,000,000 purchase price comprised of cash and Bunker Hill shares. Each option includes a $500,000 non-refundable deposit, which has been paid by the Company. On March 7, 2022, the Company announced the signing of an Asset Purchase agreement for the purchase of the Pend Oreille Process Plant.

On January 31, 2022, the Company announced the issuance and sale of the Convertible Debenture. The parties agreed to increase the principal amount of the Convertible Debenture to $6,000,000

On March 3, 2022, the Company announced the purchase of a 225-acre surface land parcel for approximately $200,000. The Company intends this to serve as a strategic asset for the restart of the Mine, optimizing construction efficiency and costs while providing improved access to prospective areas identified by our recent geophysics survey.

On March 31, 2022, the Company announced that it had reached an agreement with a subsidiary of Teck to satisfy the remaining purchase price for the Pend Oreille Mill by way of an equity issuance of the Company. Teck will receive 10,416,667 units of the Company (the “Teck Units”) at a deemed issue price of C$0.30 per unit. Each Teck Unit consists of one Common Share and one Common Share purchase warrant (the “Teck Warrants”). Each whole Teck Warrant entitles the holder to acquire one Common Share at a price of C$0.37 per Common Share for a period of three years.

On April 1, 2022, the Company announced that it had closed the private placement of 37,849,325 Special Warrants, and concurrent non-brokered private placement of 1,471,644 units of the Company (the “Non-Brokered Units”) for aggregate gross proceeds of approximately $11,796,297 (the “Offering”).

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Pursuant to the Offering, the Company issued 37,849,325 Special Warrants at a price of $0.30 per Special Warrant. Each Special Warrant is automatically exercisable (without payment of any further consideration and subject to customary anti-dilution adjustments) into one unit of the Company (a “Brokered Unit”) on the date that is the earlier of: (i) the date that is three business days following the date on which the Company has obtained both (A) a receipt from the Canadian security commission in each of the each of the provinces of Canada in which the purchasers of the Special Warrants were sold for a (final) short-form Prospectus qualifying the distribution of the common stock of the Company (“Common Shares”) and common stock purchase warrants of the Company (the “Warrants”) issuable upon exercise of the Special Warrants (the “Final Qualification Prospectus”); and (B) notification that the registration statement, of which this Prospectus is a part, has been declared effective by the SEC (the “Registration Statement”); and (ii) October 1, 2022.

Each Brokered Unit consists of one Common Share and one Warrant. Each whole Warrant will entitle the holder to acquire one Common Share (a “Warrant Share”) for C$0.37 until April 1, 2025. The Warrants shall also be exercisable on a cashless basis in the event the Registration Statement has not been made effective by the SEC prior to the date of exercise.

In addition, pursuant to the Offering the Company issued 1,471,644 Non-Brokered Units at a price of $0.30 per Non-Brokered Units. Each Non-Brokered Unit consists of one Common Share and one Warrant. Each whole Warrant will entitle the holder to acquire one Warrant Share for C$0.37 until April 1, 2025.

The Company intends to use the net proceeds of the Offering to fund the restart and development of the Mine, outstanding obligations to the EPA, and for general corporate purposes.

On May 13, 2022, the Company issued 10,416,667 units of the Company to Teck Resources Limited at an issue price of C$0.30 per unit, or C$3,125,000 (US$2,500,000), which together with the $500,000 cash payment made in January 2022, satisfied the purchase price of $3,000,000 and applicable sales tax for the Pend Oreille Mill. Each unit consists of one share of common stock and one warrant. Each whole warrant entitles the holder to acquire one share of common stock at a price of C$0.37 for a period of three years.

2020, 2021 and 2022 Developments

In support of plans to rapidly restart the Mine, the Company worked systematically through 2020 and 2021 to delineate mineral resources and conduct various technical studies. If successful in closing the $50 million Project Financing Package, together with securing additional financing requirements, management believes that it is well positioned to execute this strategy.

Between April and July 2020, the Company worked to validate, in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) standards, up to 9 million tons of primarily zinc ore contained within the UTZ, Quill and Newgard Ore Bodies. This involved over 9,000 feet of drilling from underground and extensive sampling from the many open stopes above the water-level.

On September 28, 2020, the Company announced its maiden mineral resources estimate consisting of a total of 8.9 million tons in the Inferred category, containing 11 million ounces of silver, 880 million pounds of zinc, and 410 million pounds of lead, which represented the result of the Company’s drilling and sampling efforts conducted between April and July 2020.

On November 12, 2020, the Company announced the launch of a Preliminary Economic Assessment (“PEA”) to assess the potential for a rapid restart of the Mine for minimal capital by focusing on the de-watered upper areas of the Mine, utilizing existing infrastructure, and based on truck haulage and toll milling methods.

On January 26, 2021, the Company reported continued progress towards completing the previously announced PEA, and further detail regarding the potential parameters of the restart, including: i) low up-front capital costs through utilization of existing infrastructure, potentially enabling a rapid production restart; ii) a staged approach to mining, potentially supporting a long-life operation; iii) underground processing and tailings deposition with potential for high recovery rates; iv) development of a sustainable operation with minimal environmental footprint; and v) potential increase in the existing resource base.

On March 19, 2021, the Company announced a mineral resource estimate consisting of a total of: 4.4 million tons in the Indicated category, containing 3.0 million ounces of silver, 487 million pounds of zinc, and 176 million pounds of lead; 5.6 million tons in the Inferred category, containing 8.3 million ounces of silver, 548 million pounds of zinc, and 312 million pounds of lead.

On April 20, 2021, the Company announced the results of its PEA for the Mine. The PEA contemplates a $42 million initial capital cost (including 20% contingency) to rapidly restart the Mine, generating approximately $20 million of annual average free cash flow over a 10-year mine life, and producing over 550 million pounds of zinc, 290 million pounds of lead, and 7 million ounces of silver at all-in sustaining costs of $0.65 per payable pound of zinc (net of by-products). The PEA contemplates a low environmental footprint, long-term water management solution, and significant positive economic impact for the Shoshone County, Idaho community. The PEA is based on the Mineral Resource Estimate described above and published on May 3, 2021, following the drilling program conducted in 2020 and early 2021 to validate the historical reserves. The PEA includes a mining inventory of 5.5Mt, which represents a portion of the 4.4Mt Indicated mineral resource and 5.6Mt Inferred mineral resource that comprise the Mineral Resource Estimate. The PEA is preliminary in nature and includes Inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves. There is no certainty that the project described in the PEA will be realized. Mineral resources that are not mineral reserves do not have demonstrated economic viability.

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On May 3, 2021, the Company filed a technical report with further detail regarding the mineral resource estimate announced on March 19, 2021, entitled “Technical Report for the Bunker Hill Mine, Coeur d’Alene Mining District, Shoshone County, Idaho, USA” with an effective date of March 22, 2021. This technical report was prepared in accordance with the requirements of subpart 1300 of Regulation S-K (the “SEC Mining Modernization Rules”) and NI 43-101.

On June 4, 2021, the Company filed a technical report entitled “Technical Report And Preliminary Economic Assessment For Underground Milling And Concentration Of Lead, Silver And Zinc At The Bunker Hill Mine, Bunker Hill Mine, Coeur d’Alene Mining District, Shoshone County, Idaho, USA” in support of the PEA that it announced on April 20, 2021 (as described above). This technical report was prepared in accordance with the requirements of the SEC Mining Modernization Rules and NI 43-101

On September 20, 2021, the Company announced the results of an updated PEA for the Mine. The updated PEA contemplates a $44 million initial capital cost (including 20% contingency) to rapidly restart the Mine, generating approximately $25 million of annual average free cash flow over an 11-year mine life, and producing over 590 million pounds of zinc, 320 million pounds of lead, and 8 million ounces of silver at all-in sustaining costs of $0.47 per payable pound of zinc (net of by-products). As with the PEA published on June 4, 2021, the updated PEA is based on the Mineral Resource Estimate described above and published on May 3, 2021, following the drilling program conducted in 2020 and early 2021 to validate the historical reserves. The PEA includes a mining inventory of 6.4Mt, which represents a portion of the 4.4Mt Indicated mineral resource and 5.6Mt Inferred mineral resource that comprise the Mineral Resource Estimate.

On November 3, 2021, the Company filed a technical report entitled “Technical Report And Preliminary Economic Assessment For Underground Milling And Concentration Of Lead, Silver And Zinc At The Bunker Hill Mine, Bunker Hill Mine, Coeur d’Alene Mining District, Shoshone County, Idaho, USA” in support of the updated PEA that it announced on September 20, 2021 (as described above).

On November 30, 2021, the Company announced the completion of an updated mineral resource estimate (the “Mineral Resource Estimate” or “MRE”) for the Bunker Hill Mine consisting of a total of: 6.6 million tons in the Measured and Indicated category, containing 6.8 million ounces of silver, 740 million pounds of zinc, and 324 million pounds of lead; 6.7 million tons in the Inferred category, containing 10.4 million ounces of silver, 669 million pounds of zinc, and 392 million pounds of lead.

On December 29, 2021, the Company filed a technical report entitled “Technical Report And Preliminary Economic Assessment For Underground Milling And Concentration Of Lead, Silver And Zinc At The Bunker Hill Mine, Bunker Hill Mine, Coeur d’Alene Mining District, Shoshone County, Idaho, USA” (the “Technical Report” or “Bunker Hill Technical Report”) in support of the updated MRE that it announced on November 30, 2021 (as described above). This technical report was prepared in accordance with the requirements of the SEC Mining Modernization Rules and NI-43-101 and is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

On February 25, 2022, the Company announced the filing of an amended technical report for the Bunker Hill Mine to address comments from the Ontario Securities Commission (the “OSC Staff”) as a result of a voluntary application by the Company for a review of its technical disclosure by the OSC Staff. The Amended Technical Report addresses comments requesting clarification, formatting and additional disclosure in a number of areas, including the property description, treatment of historical estimates, and sampling and verification methods. It also includes updated disclosure reflecting the Company’s ownership of the Bunker Hill Mine, which did not become effective until after the Bunker Hill Technical Report had been published. The Mineral Resource Estimate and financial assumptions in the Preliminary Economic Assessment are unchanged from the Bunker Hill Technical Report. The Amended Technical Report (the “Amended Technical Report”) is titled “Technical Report and Preliminary Economic Assessment For Underground Milling and Concentration of Lead, Silver and Zinc at the Bunker Hill Mine, Coeur d’Alene Mining District, Shoshone County, Idaho, USA”, with an effective date of January 7, 2022.

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Water Management Optimization

In September 2020, the Company began its water management program with the goal of improving the understanding of the Mine’s water system and enacting immediate improvement in the water quality of effluent leaving the Mine for treatment at the Central Treatment Plant (“CTP”). Informed by historical research provided by the EPA, the Company initiated a study of the water system of the Mine to: i) identify of the areas where sulphuric acid (Acid Mine Drainage, or “AMD”) is generated in the greatest and most concentrated quantities, and ii) understand the general flow paths of AMD on its way through and out of the mine as it travels to the CTP.

On February 11, 2021, the Company announced the commissioning of a water pre-treatment plant located within the Mine, designed to significantly improve the quality of Mine water discharge, which in turn would support a restart of the Mine. Specifically, the water pre-treatment plant achieves this goal by reducing significantly the amount of treatment required at the CTP, and the associated costs, before the Mine water is discharged into the south fork of the Coeur D’Alene River, removing over 70% of the metals from water before it leaves the Mine, with the potential for further improvements.

In an effort to improve transparency to all stakeholders with regard to the results of this system, the Company launched a water quality tracking platform on its website on March 15, 2021, which uploads real-time data every five minutes and provides an interactive database to allow detailed historical analysis.

Smaller Reporting Company Status

Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $75,000,000 as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or
●	in the case of an initial registration statement under the United States Securities Act of 1933, as amended (the “Securities Act”) or Exchange Act for shares of its common equity, had a public float of less than $75,000,000 as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or
●	in the case of an issuer whose public float as calculated under the first and second bulleted paragraph above of this definition was zero, had annual revenues of less than $50,000,000 during the most recently completed fiscal year for which audited financial statements are available.

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As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Shares less attractive to potential investors, which could make it more difficult for our shareholders to sell their shares.

SUMMARY OF THE OFFERING

Common Shares offered by Selling Shareholders and Certain Beneficial Owners	201,231,313 Common Shares, including:
	●	2,853,465 Common Shares issued in private placement transactions

	●	41,634,258 Common Shares Issuable Pursuant to Special Warrants (including 3,784,933 Common Shares issuable under certain penalty provisions of the Special Warrants)

	●	1,471,664 Common Shares Issuable Upon Exercise of Common Stock Purchase Warrant issued on April 1, 2022 in a non-brokered private placement with an exercise price of C$.37 per share April 1, 2025

	●	41,634,258 Common Shares Issuable Upon Exercise of Common Stock Purchase Warrant Component of the Special Warrants (including 3,784,933 Common Shares Issuable Upon Exercise of Common Stock Purchase Warrants under Certain Penalty Provisions of the Special Warrants)

	●	19,994,080 Common Shares issuable upon exercise of Common Share purchase warrants held by selling shareholders issued on February 24, 2021 and exercisable at a price of C$0.60 per share until February 23, 2026

	●	35,212,142 Common Shares issuable upon exercise of Common Share purchase warrants held by selling shareholders issued on August 14, 2020 and exercisable at a price of C$0.50 per Share until August 31, 2023;

	●	2,112,729 Common Shares issuable upon exercise of Common Share purchase warrants held by selling brokers issued on August 14, 2020 and exercisable at a price of C$0.35 per share until August 31, 2023.
	●	20,866,292 Common Shares issuable upon exercise of Common Share purchase warrants held by selling shareholders issued on August 25, 2020 and exercisable at a price of C$0.50 per Share until August 31, 2023;

	●	1,127,178 Common Shares issuable upon exercise of Common Share purchase warrants held by selling brokers issued on August 25, 2020 and exercisable at a price of C$0.35 per share until August 31, 2023;

	●	2,205,714 Common Shares issuable upon exercise of Common Share purchase warrants held by selling shareholders issued on August 25, 2020 and exercisable at a price of C$0.35 per Share until August 31, 2023;

	●	239,284 Common Shares issuable upon exercise of Common Share purchase warrants held by selling shareholders issued on February 26, 2020 and exercisable at a price of C$0.70 per Share until February 26, 2022.

	●	640,000 Common Shares issuable upon exercise of Common Share purchase warrants held by selling shareholders issued on August 23, 2019 and exercisable at a price of C$0.25 per Share until February 7, 2022.

	●	31,240,249 Common Shares issuable upon exercise of Common Share purchase warrants held by selling shareholders issued on August 23, 2019, which have been amended to become exercisable at a price of C$0.59 per Share until December 31, 2025.

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Common Shares outstanding before the offering	178,408,764 Common Shares as of the date hereof (not including shares issuable upon exercisable warrants).

Offering Price	Determined at the time of sale by the selling shareholders.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling shareholders, although we may receive proceeds from the exercise of common share purchase warrants. Any such proceeds will we used for general working capital purposes.

CSE Trading Symbol	BNKR

OTC QB Trading Symbol	BHLL

Risk Factors	The Common Shares offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

SUMMARY OF FINANCIAL INFORMATION

The following selected financial information is derived from the Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus. The amounts below are expressed in United States dollars.

	Three Months Ended	Three Months Ended	Year Ended	Year (Six Months) Ended	(As restated)Year Ended
	31-Mar-22	31-Mar-21	31-Dec-21	31-Dec-20	30-Jun-20
	($)	($)	($)	($)	($)
Operating Statement Data:
Revenues	Nil	Nil	Nil	Nil	Nil
Loss from operations	5,486,674	4,623,974	18,752,504	9,454,396	10,793,823
Net loss	(2,880,886)	5,837,809	6,402,277	2,164,454	31,321,791
Net loss (income) per common share – basic and fully diluted	0.02	(0.04)	0.04	0.02	0.47
Balance Sheet Data:
Total assets	19,089,557	8,619,234	4,071,796	6,709,016	732,884
Total liabilities	54,291,835	31,315,245	38,314,164	38,246,613	33,974,803
Total shareholders’ deficiency	35,202,278	22,696,011	34,242,368	31,537,597	33,241,919
Total number of common shares issued and outstanding	164,435,442	163,548,480	164,435,442	143,117,068	79,259,940

As described in the notes to the Financial Statements, the Financial Statements for the year ended June 30, 2020 have been restated.

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RISK FACTORS

You should carefully consider the risks described below together with all other information included in our public filings before making an investment decision with regard to our securities. The statements contained in or incorporated into this Prospectus that are not historic facts are forward- looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward- looking statements. While the risks described below are the ones we believe are most important for you to consider, these risks are not the only ones that we face. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our Common Shares could decline, and you may lose all or part of your investment.

General Risk Factors

The Company’s ability to operate as a going concern is in doubt.

The audit opinion and notes that accompany the Company’s Financial Statements disclose a going concern qualification to its ability to continue in business. The accompanying Financial Statements have been prepared under the assumption that the Company will continue as a going concern. The Company is an exploration and development stage company and has incurred losses since its inception. The Company has incurred losses resulting in an accumulated deficit of $72,491,150 as of December 31, 2021 and further losses are anticipated in the development of its business.

The Company currently has no historical recurring source of revenue and its ability to continue as a going concern is dependent on its ability to raise capital to fund its future exploration and working capital requirements or its ability to profitably execute its business plan. The Company’s plans for the long-term return to and continuation as a going concern include financing its future operations through sales of its Common Shares and/or debt and the eventual profitable exploitation of the Mine. Additionally, the volatility in capital markets and general economic conditions in the U.S. and elsewhere can pose significant challenges to raising the required funds. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s consolidated financial statements do not give effect to any adjustments required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying Financial Statements.

The Company will require significant additional capital to fund its business plan.

The Company will be required to expend significant funds to determine whether proven and probable mineral reserves exist at its properties, to continue exploration and, if warranted, to develop its existing properties, and to identify and acquire additional properties to diversify its property portfolio. The Company anticipates that it will be required to make substantial capital expenditures for the continued exploration and, if warranted, development of the Mine. The Company has spent and will be required to continue to expend significant amounts of capital for drilling, geological, and geochemical analysis, assaying, and feasibility studies with regard to the results of its exploration at the Mine. The Company may not benefit from some of these investments if it is unable to identify commercially exploitable mineral reserves.

Neither the Company nor any of the directors of the Company nor any other party can provide any guarantee or assurance, that the Company will be able to raise sufficient capital to satisfy the Company’s short-term obligations. The Company does not have sufficient funds to satisfy its short-term financial obligations, as at December 31, 2021, the Company has $486,063 in cash and total current liabilities of $22,795,277 and total liabilities of $38,314,164.

If the Company cannot raise additional capital, the Company will be in breach of its debt obligations, including under the Royalty Convertible Debenture and the Convertible Debenture. Further, pursuant to the terms of the Company’s agreement with the EPA, the Company is required to make certain payments to the EPA on behalf of Placer Mining in the amount of $20,000,000 for cost recovery. If the Company is unable to raise sufficient capital, the Company may be unable to pay the cost of recovery resulting in a breach of its obligations and the failure to pay may be considered a default under the terms of the Amended Settlement with the EPA and the Amended Agreement with Placer Mining.

Neither the Company nor any of the directors of the Company nor any other party can provide any guarantee or assurance that the full $50,000,000 project financing package will be finalized or close, as the Project Financing Package remains subject to SRSR internal approvals, further technical and other due diligence and satisfactory documentation. Approximately $14,000,000 of the project financing closed in January 2022, subsequent to the close of the year. If the full Project Financing Package does not close there is no guarantee that capital can be raised on terms favorable to the Company, or at all. Any additional equity funding will dilute existing shareholders.

In support of plans to rapidly restart the Mine, the Company worked systematically through 2020 and 2021 to delineate mineral resources and conduct various technical studies. Executing this strategy may require securing additional financing, which may include additional indebtedness of $15,000,000 and a cost over-run facility of $13,000,000.

The Company’s ability to obtain necessary funding for these purposes, in turn, depends upon a number of factors, including the status of the national and worldwide economy and the price of metals. Capital markets worldwide were adversely affected by substantial losses by financial institutions, caused by investments in asset-backed securities and remnants from those losses continue to impact the ability for the Company to raise capital. The Company may not be successful in obtaining the required financing or, if it can obtain such financing, such financing may not be on terms that are favorable to us.

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The Company’s inability to access sufficient capital for its operations could have a material adverse effect on its financial condition, results of operations, or prospects. Sales of substantial amounts of securities may have a highly dilutive effect on the Company’s ownership or share structure. Sales of a large number of shares of the Company’s Common Shares in the public markets, or the potential for such sales, could decrease the trading price of the Common Shares and could impair the Company’s ability to raise capital through future sales of Common Shares. The Company has not yet commenced commercial production at any of its properties and, therefore, has not generated positive cash flows to date and has no reasonable prospects of doing so unless successful commercial production can be achieved at the Mine. The Company expects to continue to incur negative investing and operating cash flows until such time as it enters into successful commercial production. This will require the Company to deploy its working capital to fund such negative cash flow and to seek additional sources of financing. There is no assurance that any such financing sources will be available or sufficient to meet the Company’s requirements. There is no assurance that the Company will be able to continue to raise equity capital or to secure additional debt financing, or that the Company will not continue to incur losses.

The Company has a limited operating history on which to base an evaluation of its business and prospects.

Since its inception, the Company has had no revenue from operations. The Company has no history of producing products from the Bunker Hill property. The Mine is a historic, past producing mine with very little recent exploration work. Advancing the Mine into the development stage will require significant capital and time, and successful commercial production from the Mine will be subject to completing feasibility studies, permitting and re-commissioning of the Mine, constructing processing plants, and other related works and infrastructure. As a result, the Company is subject to all of the risks associated with developing and establishing new mining operations and business enterprises, including:

●	completion of feasibility studies to verify reserves and commercial viability, including the ability to find sufficient ore reserves to support a commercial mining operation;
●	the timing and cost, which can be considerable, of further exploration, preparing feasibility studies, permitting and construction of infrastructure, mining and processing facilities;
●	the availability and costs of drill equipment, exploration personnel, skilled labor, and mining and processing equipment, if required;
●	the availability and cost of appropriate smelting and/or refining arrangements, if required;
●	compliance with stringent environmental and other governmental approval and permit requirements;
●	the availability of funds to finance exploration, development, and construction activities, as warranted;
●	potential opposition from non-governmental organizations, local groups or local inhabitants that may delay or prevent development activities;
●	potential increases in exploration, construction, and operating costs due to changes in the cost of fuel, power, materials, and supplies; and
●	potential shortages of mineral processing, construction, and other facilities related supplies.

The costs, timing, and complexities of exploration, development, and construction activities may be increased by the location of its properties and demand by other mineral exploration and mining companies. It is common in exploration programs to experience unexpected problems and delays during drill programs and, if commenced, development, construction, and mine start-up. In addition, the Company’s management and workforce will need to be expanded, and sufficient housing and other support systems for its workforce will have to be established. This could result in delays in the commencement of mineral production and increased costs of production. Accordingly, the Company’s activities may not result in profitable mining operations and it may not succeed in establishing mining operations or profitably producing metals at any of its current or future properties, including the Mine.

The Company has a history of losses and expects to continue to incur losses in the future.

The Company has incurred losses since inception, has had negative cash flow from operating activities, and expects to continue to incur losses in the future. The Company has incurred the following losses from operations during each of the following periods:

●	$5,486,674 for the three months ended March 31, 2022;
●	$18,752,504 for the year ended December 31, 2021;
●	$9,454,396 for the transition period ended December 31, 2020 and
●	$10,793,823 for the year ended June 30, 2020

The Company expects to continue to incur losses unless and until such time as the Mine enters into commercial production and generates sufficient revenues to fund continuing operations. The Company recognizes that if it is unable to generate significant revenues from mining operations and dispositions of its properties, the Company will not be able to earn profits or continue operations. At this early stage of its operation, the Company also expects to face the risks, uncertainties, expenses, and difficulties frequently encountered by smaller reporting companies. The Company cannot be sure that it will be successful in addressing these risks and uncertainties and its failure to do so could have a materially adverse effect on its financial condition.

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Epidemics, pandemics or other public health crises, including COVID-19, could adversely affect the Company’s business.

The Company’s operations could be significantly adversely affected by the effects of a widespread outbreak of epidemics, pandemics or other health crises, including the recent outbreak of respiratory illness caused by the novel coronavirus (“COVID-19”), which was declared a pandemic by the World Health Organization on March 12, 2020. The Company cannot accurately predict the impact COVID-19 will have on its operations and the ability of others to meet their obligations with the Company, including uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of travel and quarantine restrictions imposed by governments of affected countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could further affect the Company’s operations and ability to finance its operations.

The Russia/Ukraine crisis, including the impact of sanctions or retributions thereto, could adversely affect the Company’s business.

The Company’s operations could be adversely affected by the effects of the escalating Russia/Ukraine crisis and the effects of sanctions imposed against Russia or that country’s retributions against those sanctions, embargos or further-reaching impacts upon energy prices, food prices and market disruptions. The Company cannot accurately predict the impact the crisis will have on its operations and the ability of contractors to meet their obligations with the Company, including uncertainties relating the severity of its effects, the duration of the conflict, and the length and magnitude of energy bans, embargos and restrictions imposed by governments. In addition, the crisis could adversely affect the economies and financial markets of the United States in general, resulting in an economic downturn that could further affect the Company’s operations and ability to finance its operations. Additionally, the Company cannot predict changes in precious metals pricing or changes in commodities pricing which may alternately affect the Company either positively or negatively.

Risks Related to Mining and Exploration

The Mine is in the exploration stage. There is no assurance that the Company can establish the existence of any mineral reserve on the Mine or any other properties the Company may acquire in commercially exploitable quantities. Unless and until the Company does so, the Company cannot earn any revenues from these properties and if the Company does not do so, the Company will lose all of the funds that it expends on exploration. If the Company does not discover any mineral reserve in a commercially exploitable quantity, the exploration component of its business could fail.

The Company has not established that any of its mineral properties contain any mineral reserve according to recognized reserve guidelines, nor can there be any assurance that the Company will be able to do so.

The Company has not established that any of its mineral properties contain any mineral reserve according to recognized reserve guidelines, nor can there be any assurance that the Company will be able to do so. In general, the probability of any individual prospect having a “reserve” that meets the requirements of the SEC is small, and the Mine may not contain any “reserves” and any funds that the Company spends on exploration could be lost. Even if the Company does eventually discover a mineral reserve on the Mine, there can be no assurance that it can be developed into a producing mine and that the Company can extract those minerals. Both mineral exploration and development involve a high degree of risk, and few mineral properties that are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade, and other attributes of the mineral deposit, the proximity of the mineral deposit to infrastructure such as processing facilities, roads, rail, power, and a point for shipping, government regulation, and market prices. Most of these factors will be beyond its control, and any of them could increase costs and make extraction of any identified mineral deposit unprofitable.

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The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses.

Exploration for and the production of minerals is highly speculative and involves much greater risk than many other businesses. Most exploration programs do not result in the discovery of mineralization, and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined. The Company’s operations are, and any future development or mining operations the Company may conduct will be, subject to all of the operating hazards and risks normally incidental to exploring for and development of mineral properties, including, but not limited to:

●	economically insufficient mineralized material;
●	fluctuation in production costs that make mining uneconomical;
●	labor disputes;
●	unanticipated variations in grade and other geologic problems;
●	environmental hazards;
●	water conditions;
●	difficult surface or underground conditions;
●	industrial accidents;
●	metallurgic and other processing problems;
●	mechanical and equipment performance problems;
●	failure of dams, stockpiles, wastewater transportation systems, or impoundments;
●	unusual or unexpected rock formations; and
●	personal injury, fire, flooding, cave-ins and landslides.

Any of these risks can materially and adversely affect, among other things, the development of properties, production quantities and rates, costs and expenditures, potential revenues, and production dates. If the Company determines that capitalized costs associated with any of its mineral interests are not likely to be recovered, the Company would incur a write-down of its investment in these interests. All of these factors may result in losses in relation to amounts spent that are not recoverable, or that result in additional expenses.

Commodity price volatility could have dramatic effects on the results of operations and the Company’s ability to execute its business plan.

The price of commodities varies on a daily basis. The Company’s future revenues, if any, will likely be derived from the extraction and sale of base and precious metals. The price of those commodities has fluctuated widely, particularly in recent years, and is affected by numerous factors beyond its control including economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global and regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and therefore the economic viability of the Company’s business, could negatively affect its ability to secure financing or its results of operations.

The Company’s production, development plans and cost estimates in the PEA may vary and/or not be achieved.

The PEA is preliminary in nature and will include Inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves. Consequently, there is no certainty that the PEA will be realized. The decision to implement the Mine restart scenario to be included in the PEA will not be based on a feasibility study of mineral reserves demonstrating economic and technical viability, and therefore there is increased risk that the PEA results will not be realized. If the Company is unable to achieve the results in the PEA, it may have a material negative impact on the Company and its capital investment to implement the restart scenario may be lost.

(including changes to the taxation regime) or regulations imposed by governmental or regulatory authorities, including permitting and environmental regulations, or other changes in the regulatory environments. Failure to achieve estimates or material increases in costs could have a material adverse impact on the Company’s future cash flows, profitability, results of operations and financial condition.

Costs charged to the Company by the Idaho Department of Environmental Quality (“IDEQ”) for treatment of waste water fluctuate a great deal and are not within the Company’s control.

The Company is billed annually for water treatment activities performed by the IDEQ for the EPA. The water treatment costs that Bunker Hill is billed for are partially related to the EPA’s direct cost of treating the water emanating from the Bunker Hill Mine, which are comprised of lime and flocculant usage, electricity consumption, maintenance and repair, labor and some overhead. Rate of discharge of effluent from the Bunker Hill Mine is largely dependent on the level of precipitation within a given year and how close in the calendar year the Company is to the spring run-off. Increases in water infiltrations and gravity flows within the mine generally increase after winter and result in a peak discharge rate in May. Increases in gravity flow and consequently the rate of water discharged by the mine have a highly robust correlation with metal concentrations and consequently metals loads of effluent.

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Hydraulic loads (quantities of water per unit of time) and metal loads (quantities of metals per unit of volume of effluent per unit of time) are the two main determinants of cost of water treatment by the EPA in the relationship with the Bunker Hill Mine because greater metal loads consume more lime and more flocculent and more electricity to remove the increased levels of metals and make the water clean. The scale of the treatment plant is determined by how much total water can be processed (hydraulic load) at any one point in time. This determines how much labor is required to operate the plant and generally determine the amount of overhead required to run the EPA business.

The EPA has completed significant upgrades to the water treatment capabilities of the CTP and is now capable of producing treated water than can meet a much higher discharge standard (which Bunker Hill will be forced to meet beyond May 2023). While it was understood that improved performance capability would increase the cost of operating the plant, it was unclear to EPA, and consequently to Bunker Hill, how much the costs would increase by.

These elements described above, and others, impact the direct costs of water treatment. A significant portion of the total amount invoiced by EPA each year is indirect cost that is determined as a percentage of the direct cost. Each year the indirect costs percentage changes within each region of the EPA. Bunker Hill has no ability to impact the percentage of indirect cost that is set by the EPA regional office. Bunker Hill also has no advanced notice of what the percentage of indirect cost will be until it receives its invoice in June of the year following the billing period. The Company remains unable to estimate EPA billings to a high degree of accuracy.

Estimates of mineralized material and resources are subject to evaluation uncertainties that could result in project failure.

Its exploration and future mining operations, if any, are and would be faced with risks associated with being able to accurately predict the quantity and quality of mineralized material and resources/reserves within the earth using statistical sampling techniques. Estimates of any mineralized material or resource/reserve on the Mine would be made using samples obtained from appropriately placed trenches, test pits, underground workings, and intelligently designed drilling. There is an inherent variability of assays between check and duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated. Additionally, there also may be unknown geologic details that have not been identified or correctly appreciated at the current level of accumulated knowledge about the Mine. This could result in uncertainties that cannot be reasonably eliminated from the process of estimating mineralized material and resources/reserves. If these estimates were to prove to be unreliable, the Company could implement an exploitation plan that may not lead to commercially viable operations in the future.

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Any material changes in mineral resource/reserve estimates and grades of mineralization will affect the economic viability of placing a property into production and a property’s return on capital.

As the Company has not commenced actual production, mineralization resource estimates may require adjustments or downward revisions. In addition, the grade of ore ultimately mined, if any, may differ from that indicated by future feasibility studies and drill results. Minerals recovered in small scale tests may not be duplicated in large scale tests under on-site conditions or in production scale.

The Company’s exploration activities may not be commercially successful, which could lead the Company to abandon its plans to develop the Mine and its investments in exploration.

The Company’s long-term success depends on its ability to identify mineral deposits on the Mine and other properties the Company may acquire, if any, that the Company can then develop into commercially viable mining operations. Mineral exploration is highly speculative in nature, involves many risks, and is frequently non-productive. These risks include unusual or unexpected geologic formations, and the inability to obtain suitable or adequate machinery, equipment, or labor. The success of commodity exploration is determined in part by the following factors:

●	the identification of potential mineralization based on surficial analysis;
●	availability of government-granted exploration permits;
●	the quality of its management and its geological and technical expertise; and
●	the capital available for exploration and development work.

Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Whether a mineral deposit will be commercially viable depends on a number of factors that include, without limitation, the particular attributes of the deposit, such as size, grade, and proximity to infrastructure; commodity prices, which can fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals, and environmental protection. The Company may invest significant capital and resources in exploration activities and may abandon such investments if the Company is unable to identify commercially exploitable mineral reserves. The decision to abandon a project may have an adverse effect on the market value of the Company’s securities and the ability to raise future financing.

The Company is subject to significant governmental regulations that affect its operations and costs of conducting its business and may not be able to obtain all required permits and licenses to place its properties into production.

The Company’s current and future operations, including exploration and, if warranted, development of the Mine, do and will require permits from governmental authorities and will be governed by laws and regulations, including:

●	laws and regulations governing mineral concession acquisition, prospecting, development, mining, and production;
●	laws and regulations related to exports, taxes, and fees;
●	labor standards and regulations related to occupational health and mine safety; and
●	environmental standards and regulations related to waste disposal, toxic substances, land use reclamation, and environmental protection.

Companies engaged in exploration activities often experience increased costs and delays in production and other schedules as a result of the need to comply with applicable laws, regulations, and permits. Failure to comply with applicable laws, regulations, and permits may result in enforcement actions, including the forfeiture of mineral claims or other mineral tenures, orders issued by regulatory or judicial authorities requiring operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or costly remedial actions. The Company cannot predict if all permits that it may require for continued exploration, development, or construction of mining facilities and conduct of mining operations will be obtainable on reasonable terms, if at all. Costs related to applying for and obtaining permits and licenses may be prohibitive and could delay its planned exploration and development activities. The Company may be required to compensate those suffering loss or damage by reason of the mineral exploration or its mining activities, if any, and may have civil or criminal fines or penalties imposed for violations of, or its failure to comply with, such laws, regulations, and permits.

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Existing and possible future laws, regulations, and permits governing operations and activities of exploration companies, or more stringent implementation of such laws, regulations and permits, could have a material adverse impact on the Company’s business and cause increases in capital expenditures or require abandonment or delays in exploration. The Mine is located in Northern Idaho and has numerous clearly defined regulations with respect to permitting mines, which could potentially impact the total time to market for the project.

The Company’s activities are subject to environmental laws and regulations that may increase its costs of doing business and restrict its operations.

Both mineral exploration and extraction require permits from various federal, state, and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that the Company will be able to obtain or maintain any of the permits required for the exploration of the mineral properties or for the construction and operation of the Mine at economically viable costs. If the Company cannot accomplish these objectives, its business could fail. The Company believes that it is in compliance with all material laws and regulations that currently apply to its activities but there can be no assurance that the Company can continue to remain in compliance. Current laws and regulations could be amended, and the Company might not be able to comply with them, as amended. Further, there can be no assurance that the Company will be able to obtain or maintain all permits necessary for its future operations, or that it will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, the Company may be delayed or prohibited from proceeding with planned exploration or development of the mineral properties.

The Company’s activities are subject to extensive laws and regulations governing environment protection. The Company is also subject to various reclamation related conditions. Although the Company closely follows and believes it is operating in compliance with all applicable environmental regulations, there can be no assurance that all future requirements will be obtainable on reasonable terms. Failure to comply may result in enforcement actions causing operations to cease or be curtailed and may include corrective measures requiring capital expenditures. Intense lobbying over environmental concerns by non-governmental organizations has caused some governments to cancel or restrict development of mining projects. Current publicized concern over climate change may lead to carbon taxes, requirements for carbon offset purchases or new regulation. The costs or likelihood of such potential issues to the Company cannot be estimated at this time.

The legal framework governing this area is constantly developing, therefore the Company is unable to fully ascertain any future liability that may arise from the implementation of any new laws or regulations, although such laws and regulations are typically strict and may impose severe penalties (financial or otherwise). The proposed activities of the Company, as with any exploration company, may have an environmental impact which may result in unbudgeted delays, damage, loss and other costs and obligations including, without limitation, rehabilitation and/or compensation. There is also a risk that the Company’s operations and financial position may be adversely affected by the actions of environmental groups or any other group or person opposed in general to the Company’s activities and, in particular, the proposed exploration and mining by the Company within the state of Idaho and the United States.

Environmental hazards unknown to the Company, which have been caused by previous or existing owners or operators of the Mine, may exist on the properties in which the Company holds an interest. Many of its properties in which the Company has ownership rights are located within the Coeur d’Alene Mining District, which is currently the site of a Federal Superfund cleanup project. It is possible that environmental cleanup or other environmental restoration procedures could remain to be completed or mandated by law, causing unpredictable and unexpected liabilities to arise.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on the Company’s business.

A number of governments or governmental bodies have introduced or are contemplating legislative and/or regulatory changes in response to concerns about the potential impact of climate change. Legislation and increased regulation regarding climate change could impose significant costs on the Company, on its future venture partners, if any, and on its suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting, and other costs necessary to comply with such regulations. Any adopted future climate change regulations could also negatively impact the Company’s ability to compete with companies situated in areas not subject to such limitations. Given the emotional and political significance and uncertainty surrounding the impact of climate change and how it should be dealt with, the Company cannot predict how legislation and regulation will ultimately affect its financial condition, operating performance, and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by the Company or other companies in its industry could harm the Company’s reputation. The potential physical impacts of climate change on its operations are highly uncertain, could be particular to the geographic circumstances in areas in which the Company operates and may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels, and changing temperatures. These impacts may adversely impact the cost, production, and financial performance of the Company’s operations.

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There are several governmental regulations that materially restrict mineral exploration. The Company will be subject to the federal regulations (environmental) and the laws of the State of Idaho as the Company carries out its exploration program. The Company may be required to obtain additional work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. While the Company’s planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase its costs of doing business and prevent it from carrying out its exploration program.

Land reclamation requirements for the Company’s properties may be burdensome and expensive.

Although variable depending on location and the governing authority, land reclamation requirements are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long term effects of land disturbance.

Reclamation may include requirements to:

●	control dispersion of potentially deleterious effluents;
●	treat ground and surface water to drinking water standards; and
●	reasonably re-establish pre-disturbance landforms and vegetation.

In order to carry out reclamation obligations imposed on the Company in connection with its potential development activities, the Company must allocate financial resources that might otherwise be spent on further exploration and development programs. The Company plans to set up a provision for its reclamation obligations on its properties, as appropriate, but this provision may not be adequate. If the Company is required to carry out unanticipated reclamation work, its financial position could be adversely affected.

Social and environmental activism may have an adverse effect on the reputation and financial condition of the Company or its relationship with the communities in which it operates.

There is an increasing level of public concern relating to the effects of mining on the nature landscape, in communities and on the environment. Certain non-governmental organizations, public interest groups and reporting organizations (“NGOs”) who oppose resource development can be vocal critics of the mining industry. In addition, there have been many instances in which local community groups have opposed resource extraction activities, which have resulted in disruption and delays to the relevant operation. While the Company seeks to operate in a socially responsible manner and believes it has good relationships with local communities in the regions in which it operates, NGOs or local community organizations could direct adverse publicity against and/or disrupt the operations of the Company in respect to one or more of its properties, regardless of its successful compliance with social and environmental best practices, due to political factors, activities of unrelated third parties on lands in which the Company has an interest or the Company’s operations specifically. Any such actions and the resulting media coverage could have an adverse effect on the reputation and financial condition of the Company or its relationships with the communities in which it operates, which could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects.

The mineral exploration and mining industry is highly competitive.

The mining industry is intensely competitive in all of its phases. As a result of this competition, some of which is with large established mining companies with substantial capabilities and with greater financial and technical resources than the Company’s, the Company may be unable to acquire additional properties, if any, or financing on terms it considers acceptable. The Company also competes with other mining companies in the recruitment and retention of qualified managerial and technical employees. If the Company is unable to successfully compete for qualified employees, its exploration and development programs may be slowed down or suspended. The Company competes with other companies that produce its planned commercial products for capital. If the Company is unable to raise sufficient capital, its exploration and development programs may be jeopardized or it may not be able to acquire, develop, or operate additional mining projects.

The silver industry is highly competitive, and the Company is required to compete with other corporations and business entities, many of which have greater resources than its does. Such corporations and other business entities could outbid the Company for potential projects or produce minerals at lower costs, which would have a negative effect on the Company’s operations.

Metal prices are highly volatile. If a profitable market for its metals does not exist, the Company may have to cease operations.

Mineral prices have been highly volatile and are affected by numerous international economic and political factors over which the Company has no control. The Company’s long-term success is highly dependent upon the price of silver, as the economic feasibility of any ore body discovered on its current property, or on other properties the Company may acquire in the future, would, in large part, be determined by the prevailing market price of the minerals. If a profitable market does not exist, the Company may have to cease operations.

A shortage of equipment and supplies could adversely affect the Company’s ability to operate its business.

The Company is dependent on various supplies and equipment to carry out its mining exploration and, if warranted, development operations. Any shortage of such supplies, equipment, and parts could have a material adverse effect on the Company’s ability to carry out its operations and could therefore limit, or increase the cost of, production.

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Joint ventures and other partnerships, including offtake arrangements, may expose the Company to risks.

The Company may enter into joint ventures, partnership arrangements, or offtake agreements, with other parties in relation to the exploration, development, and production of the properties in which the Company has an interest. Any failure of such other companies to meet their obligations to the Company or to third parties, or any disputes with respect to the parties’ respective rights and obligations, could have a material adverse effect on the Company, the development and production at its properties, including the Mine, and on future joint ventures, if any, or their properties, and therefore could have a material adverse effect on its results of operations, financial performance, cash flows and the price of its Common Shares.

The Company may experience difficulty attracting and retaining qualified management to meet the needs of its anticipated growth, and the failure to manage its growth effectively could have a material adverse effect on its business and financial condition.

The success of the Company is currently largely dependent on the performance of its directors and officers. The loss of the services of any of these persons could have a materially adverse effect on the Company’s business and prospects. There is no assurance the Company can maintain the services of its directors, officers or other qualified personnel required to operate its business. As the Company’s business activity grows, the Company will require additional key financial, administrative and mining personnel as well as additional operations staff. There can be no assurance that these efforts will be successful in attracting, training and retaining qualified personnel as competition for persons with these skill sets increase. If the Company is not successful in attracting, training and retaining qualified personnel, the efficiency of its operations could be impaired, which could have an adverse impact on the Company’s operations and financial condition. In addition, the COVID-19 pandemic may cause the Company to have inadequate access to an available skilled workforce and qualified personnel, which could have an adverse impact on the Company’s financial performance and financial condition.

The Company is dependent on a relatively small number of key employees, including its Chief Executive Officer (the “CEO”) and Chief Financial Officer (the “CFO”). The loss of any officer could have an adverse effect on the Company. The Company has no life insurance on any individual, and the Company may be unable to hire a suitable replacement for them on favorable terms, should that become necessary.

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The Company may be subject to potential conflicts of interest with its directors and/or officers.

Certain directors and officers of the Company are or may become associated with other mining and/or mineral exploration and development companies which may give rise to conflicts of interest. Directors who have a material interest in any person who is a party to a material contract or a proposed material contract with the Company are required, subject to certain exceptions, to disclose that interest and generally abstain from voting on any resolution to approve such a contract. In addition, directors and officers are required to act honestly and in good faith with a view to the best interests of the Company. Some of the directors and officers of the Company have either other full-time employment or other business or time restrictions placed on them and accordingly, the Company will not be the only business enterprise of these directors and officers. Further, any failure of the directors or officers of the Company to address these conflicts in an appropriate manner or to allocate opportunities that they become aware of to the Company could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects.

The Company’s results of operations could be affected by currency fluctuations.

The Company’s properties are currently all located in the U.S. and while most costs associated with these properties are paid in U.S. dollars, a significant amount of its administrative expenses are payable in Canadian dollars. There can be significant swings in the exchange rate between the U.S. dollar and the Canadian dollar. There are no plans at this time to hedge against any exchange rate fluctuations in currencies.

Title to the Company’s properties may be subject to other claims that could affect its property rights and claims.

There are risks that title to the Company’s properties may be challenged or impugned. The Mine is located in Northern Idaho and may be subject to prior unrecorded agreements or transfers and title may be affected by undetected defects.

The Company may be unable to secure surface access or purchase required surface rights.

Although the Company obtains the rights to some or all of the minerals in the ground subject to the mineral tenures that the Company acquires, or has the right to acquire, in some cases the Company may not acquire any rights to, or ownership of, the surface to the areas covered by such mineral tenures. In such cases, applicable mining laws usually provide for rights of access to the surface for the purpose of carrying on mining activities; however, the enforcement of such rights through the courts can be costly and time consuming. It is necessary to negotiate surface access or to purchase the surface rights if long-term access is required. There can be no guarantee that, despite having the right at law to access the surface and carry on mining activities, the Company will be able to negotiate satisfactory agreements with any such existing landowners/occupiers for such access or purchase of such surface rights, and therefore the Company may be unable to carry out planned mining activities. In addition, in circumstances where such access is denied, or no agreement can be reached, the Company may need to rely on the assistance of local officials or the courts in such jurisdiction, the outcomes of which cannot be predicted with any certainty. The Company’s inability to secure surface access or purchase required surface rights could materially and adversely affect its timing, cost, or overall ability to develop any mineral deposits the Company may locate.

The Company’s properties and operations may be subject to litigation or other claims.

From time to time the Company’s properties or operations may be subject to disputes that may result in litigation or other legal claims. The Company may be required to take countermeasures or defend against these claims, which will divert resources and management time from operations. The costs of these claims or adverse filings may have a material effect on its business and results of operations.

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There are amounts due and owing under the Company’s agreement with the EPA that have not been paid in accordance with the agreed upon payment schedule. In the event that the EPA or Placer Mining assert default under the terms of the agreement or the Amended Agreement, respectively, the Company may lose its ability to exercise its right to purchase the Mine, which would have a material adverse impact on the Company.

Pursuant to the terms of the Company’s agreement with the EPA, the Company is required to make certain payments to the EPA on behalf of Placer Mining in the amount of $20,000,000 for cost recovery. The Company has made one payment of $1,000,000 but has not paid the other payments as they have become due.

The Company entered into an amended Settlement Agreement between the Company, Idaho Department of Environmental Quality, US Department of Justice and the EPA. The Company is now fully compliant with its payment obligations to these parties. The Amended Settlement modified the payment schedule and payment terms for recovery of historical environmental response costs at Bunker Hill Mine by the EPA. A total of $17,000,000 remains to be paid by the Company following the payment of $2,000,000 by the Company in January 2022. The remaining $17,000,000 is to be paid in annual instalments until November 1, 2029.

Failure to pay could be considered a default under the terms of the Amended Settlement with the EPA.

Mineral exploration and development is subject to extraordinary operating risks. The Company currently insures against these risks on a limited basis. In the event of a cave-in or similar occurrence, the Company’s liability may exceed its resources and insurance coverage, which would have an adverse impact on the Company.

Mineral exploration, development and production involve many risks. The Company’s operations will be subject to all the hazards and risks inherent in the exploration for mineral resources and, if the Company discovers a mineral resource in commercially exploitable quantity, its operations could be subject to all of the hazards and risks inherent in the development and production of resources, including liability for pollution, cave-ins or similar hazards against which the Company cannot insure or against which the Company may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. As of the date hereof, the Company currently maintains commercial general liability insurance and umbrella liability insurance against these operating hazards, in connection with its exploration program. The payment of any liabilities that arise from any such occurrence that would not otherwise be covered under the current insurance policies would have a material adverse impact on the Company.

Mineral exploration and development are depended on adequate infrastructure.

Exploration, development and processing activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important elements of infrastructure, which affect access, capital and operating costs. The lack of availability on acceptable terms or the delay in the availability of any one or more of these items could prevent or delay exploration or development of the Company’s mineral properties. If adequate infrastructure is not available in a timely manner, there can be no assurance that the exploration or development of the Company’s mineral properties will be commenced or completed on a timely basis, if at all. Furthermore, unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of necessary infrastructure could adversely affect its operations.

Exploration operations depend on adequate infrastructure. In particular, reliable power sources, water supply, transportation and surface facilities are necessary to explore and develop mineral projects. Failure to adequately meet these infrastructure requirements or changes in the cost of such requirements could affect the Company’s ability to carry out exploration and future development operations and could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects

The Company may purchase additional mining properties.

If the Company loses or abandons its interests in its mineral properties, there is no assurance that it will be able to acquire another mineral property of merit or that such an acquisition would be approved by the CSE, OTCQB or any other applicable security exchanges. There is also no guarantee that the CSE, OTCQB or any other applicable security exchanges, will approve the acquisition of any additional properties by the Company, whether by way of an option or otherwise, should the Company wish to acquire any additional properties.

The Company’s operations are dependent on information technology systems that may be subject to network disruptions

The Company’s operations depend on information technology (“IT”) systems. These IT systems could be subject to network disruptions caused by a variety of sources, including computer viruses, security breaches and cyber-attacks, as well as disruptions resulting from incidents such as cable cuts, damage to physical plants, natural disasters, terrorism, fire, power loss, vandalism and theft. The Company’s operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact the Company’s reputation and results of operations.

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Although to date the Company has not experienced any material losses relating to cyber-attacks or other information security breaches, there can be no assurance that the Company will not incur such losses in the future. The Company’s risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access remain a priority. As cyber threats continue to evolve, the Company may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

The Company is a reporting issuer and reporting requirements under applicable securities laws may increase legal and financial compliance costs

The Company is subject to reporting requirements under applicable securities law, the listing requirements of the CSE, the OTCQB, the SEC and other applicable securities rules and regulations. Compliance with these requirements can increase legal and financial compliance costs, make some activities more difficult, time consuming or costly, and increase demand on existing systems and resources. Among other things, the Company is required to file annual, quarterly and current reports with respect to its business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight is required. As a result, management’s attention may be diverted from other business concerns, which could harm the Company’s business and results of operations. The Company may need to hire additional employees to comply with these requirements in the future, which would increase its costs and expenses.

Risks Related to the Common Shares

The Company’s Common Share price may be volatile and as a result investor could lose all or part of their investment.

In addition to volatility associated with equity securities in general, the value of an investor’s investment could decline due to the impact of any of the following factors upon the market price of the Common Shares:

●	disappointing results from the Company’s exploration efforts;
●	decline in demand for its Common Shares;
●	downward revisions in securities analysts’ estimates or changes in general market conditions;
●	technological innovations by competitors or in competing technologies;
●	investor perception of the Company’s industry or its prospects; and
●	general economic trends.

The Company’s Common Share price on the CSE has experienced significant price and volume fluctuations. Stock markets in general have experienced extreme price and volume fluctuations, and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of the Common Shares. As a result, an investor may be unable to sell any Common Shares such investor acquires at a desired price.

Potential future sales under Rule 144 may depress the market price for the Company’s Common Shares.

In general, under Rule 144, a person who has satisfied a minimum holding period of between six months and one-year and any other applicable requirements of Rule 144, may thereafter sell such shares publicly. A significant number of the Company’s currently issued and outstanding Common Shares held by existing shareholders, including officers and directors and other principal shareholders, are currently eligible for resale pursuant to and in accordance with the provisions of Rule 144. The possible future sale of the Company’s Common Shares by its existing shareholders, pursuant to and in accordance with the provisions of Rule 144, may have a depressive effect on the price of its Common Shares in the over-the-counter market.

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The Company’s Common Shares currently deemed a “penny stock”, which may make it more difficult for investors to sell their Common Shares.

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price less than $5.00 per Common Share or an exercise price of less than $5.00 per Common Share, subject to certain exceptions. The Company’s s securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000, exclusive of their principal residence, or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade its securities. The Company believes that the penny stock rules may discourage investor interest in and limit the marketability of its Common Shares.

The Company has never paid dividends on its Common Shares.

The Company has not paid dividends on its Common Shares to date, and it does not expect to pay dividends for the foreseeable future. The Company intends to retain its initial earnings, if any, to finance its operations. Any future dividends on Common Shares will depend upon the Company’s earnings, its then-existing financial requirements, and other factors, and will be at the discretion of the Board.

FINRA has adopted sales practice requirements, which may also limit an investor’s ability to buy and sell the Company’s Common Shares.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy the Company’s Common Shares, which may limit an investor’s ability to buy and sell its stock and have an adverse effect on the market for the Common Shares.

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Investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per share of Common Shares if the Company issues additional employee/director/consultant options or if the Company sells additional Common Shares and/or warrants to finance its operations.

In order to further expand the Company’s operations and meet its objectives, any additional growth and/or expanded exploration activity will likely need to be financed through sale of and issuance of additional Common Shares, including, but not limited to, raising funds to explore the Mine. Furthermore, to finance any acquisition activity, should that activity be properly approved, and depending on the outcome of its exploration programs, the Company likely will also need to issue additional Common Shares to finance future acquisitions, growth, and/or additional exploration programs of any or all of its projects or to acquire additional properties. The Company will also in the future grant to some or all of its directors, officers, and key employees and/or consultants options to purchase Common Shares as non-cash incentives. The issuance of any equity securities could, and the issuance of any additional Common Shares will, cause the Company’s existing shareholders to experience dilution of their ownership interests.

If the Company issues additional Common Shares or decides to enter into joint ventures with other parties in order to raise financing through the sale of equity securities, investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per share of Common Shares depending on the price at which such securities are sold.

The issuance of additional shares of Common Shares may negatively impact the trading price of the Company’s securities.

The Company has issued Common Shares in the past and will continue to issue Common Shares to finance its activities in the future. In addition, newly issued or outstanding options, warrants, and broker warrants to purchase Common Shares may be exercised, resulting in the issuance of additional Common Shares. Any such issuance of additional Common Shares would result in dilution to the Company’s shareholders, and even the perception that such an issuance may occur could have a negative impact on the trading price of the Common Shares.

The Common Shares could be influenced by research and reports that industry or securities analyst may be published.

The trading market for the Common Shares could be influenced by research and reports that industry and/or securities analysts may publish about the Company, its business, the market or its competitors. The Company does not have any control over these analysts and cannot assure that such analysts will cover the Company or provide favorable coverage. If any of the analysts who may cover the Company’s business change their recommendation regarding the Company’s stock adversely, or provide more favorable relative recommendations about its competitors, the stock price would likely decline. If any analysts who may cover the Company’s business were to cease coverage or fail to regularly publish reports on the Company, it could lose visibility in the financial markets, which in turn could cause the stock price or trading volume to decline.

The Company is subject to the continued listing criteria of the CSE and the OTC QB, and its failure to satisfy these criteria may result in delisting of its Common Shares from the CSE and the OTC QB.

The Company’s Common Shares are currently listed for trading on the CSE and quoted on the OTC QB. In order to maintain the listing on the CSE and the quotation on the OTC QB or any other securities exchange the Company may trade on, the Company must maintain certain financial and share distribution targets, including maintaining a minimum number of public shareholders. In addition to objective standards, these exchanges may delist the securities of any issuer if, in the exchange’s opinion: its financial condition and/or operating results appear unsatisfactory; if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing inadvisable; if the Company sells or disposes of its principal operating assets or ceases to be an operating company; if the Company fails to comply with the listing requirements; or if any other event occurs or any condition exists which, in their opinion, makes continued listing on the exchange inadvisable.

If the CSE, the OTC QB or any other exchange or quotation service were to delist the Common Shares, investors may face material adverse consequences, including, but not limited to, a lack of trading market for the Common Shares, reduced liquidity, decreased analyst coverage, and/or an inability for the Company to obtain additional financing to fund its operations.

The Company faces risks related to compliance with corporate governance laws and financial reporting standards.

The Sarbanes-Oxley Act of 2002, as well as related new rules and regulations implemented by the SEC and the Public Company Accounting Oversight Board, require changes in the corporate governance practices and financial reporting standards for public companies. These laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting, referred to as Section 404, materially increase the Company’s legal and financial compliance costs and make certain activities more time-consuming and burdensome.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Except for statements of historical facts, this Prospectus contains forward-looking statements involving risks and uncertainties. The words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions or variations thereof are intended to forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this registration statement on Form S-1 entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

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Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and the related notes included in this registration statement on Form S-1.

USE OF PROCEEDS

This Prospectus relates to the sale or other disposition of Common Shares by the selling shareholders listed in the “Selling shareholders and Certain Beneficial Owners” section below, and their transferees. We will not receive any proceeds from any sale of the Common Shares by the selling shareholders. We will receive the exercise price of the warrants. Any proceeds received from exercise of warrants will be used for payment of general corporate and operating expenses.

DESCRIPTION OF THE COMPANY’S BUSINESS

The Bunker Hill Mine

The Mine is one of the most well-known base metal and silver mines in American history. Initial discovery and development of the Mine property began in 1885, and from that time until the Mine closed in 1981 it produced over 35.8 million tons of ore at an average mined grade of 8.76% lead, 4.52 ounces per ton silver, and 3.67% zinc, which represented 162Moz of silver, 3.16M lbs. of lead and 1.35M lbs. of zinc (Bunker Limited Partnership, 1985). Throughout the 95-year operating history of the mine, there were over 40 different orebodies discovered and mined, consisting of lead-silver-zinc mineralization. Although known for its significant lead and zinc production, 45-50% of the Net Smelter Value of its historical production came from its silver. The Company and Sullivan Mining Company had a strong history of regular dividend payments to shareholders from the time the Company went public in 1905 until it was acquired in a hostile takeover by Gulf Resources in 1968.

When the Mine first closed in 1981, it was estimated to still contain significant resources (Bunker Limited Partnership, 1985). The Mine and Smelter Complex were closed in 1981 when Gulf Resources was not able to continue to comply with new regulatory structures brought on by the passage of environmental statutes and as then enforced by the EPA. The Bunker Hill Lead Smelter, Electrolytic Zinc Plant and historic milling facilities were demolished about 25 years ago, and the area became part of the “National Priority List” for cleanup under EPA regulations, thereby pausing development of the Mine for over 30 years.

The cleanup of the old smelter, zinc plant, and associated sites has now been completed and the Mine is now poised for development and an eventual return to production. The Company has been in contact with government officials and other local stakeholders who have expressed strong support and cooperation for the Company in its efforts to return the mine to a productive, modern and sustainable mining asset.

Geology and Mineralization

Geology

The Coeur d’Alene Mining District is one of the most prolific mining districts in North America. It has been in constant production since its discovery in the 1880s, historically is the second largest silver-producing area in the world, and is one of the largest zinc and lead producers, as well. Over 100 mines historically have reached commercial production in the District, which currently hosts two major mines, the Lucky Friday/Gold Hunter owned by Hecla Mining Company, and the Galena Mine, owned by America’s Silver. A number of other mines including the Sunshine, the Crescent, and the Coeur Mine have the potential to be re-started should silver prices rise sufficiently to justify reactivation.

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The geology of the Silver Valley district occurs within the Precambrian meta-sedimentary rocks of the Belt-Purcell Supergroup, a Middle Proterozoic sedimentary basin occurring primarily in western Montana, Idaho and Southeastern British Columbia. In the Coeur d’Alene region these comprise a 21,000’ thick sequence of clastic, (argillites, siltites, and quartzites) and carbonate sedimentary rocks.

These rocks have been metamorphosed and strongly deformed by compressional tectonics during the Sevier Orogenic event of the cretaceous age. Following this, later in the cretaceous age, the Bitterroot Lobe of the Idaho Batholith was emplaced to the south of the Coeur d’Alene district which was accompanied by dike emplacement.

The mining district lies within the west-central part of a regional tectonic lineament known as the Lewis and Clark line, a major fault system, consisting of numerous faults that display strike slip, normal and reverse movements over a protracted geological history.

The Bunker Hill deposit occurs within the Revett and St Regis formations of the Ravalli Group, with the quartzites and siltites of the Middle Revett formation dominating. Most significant, and the common host to the larger Bunker Hill ore bodies is the M2 Unit of the Middle Revett formation, which is the thickest and most continuous quartzite package in the formation.

The Mine area lies on the north limb of an anticline fold in these rocks, which establishes a west-northwest to northeast trend for bedding planes. With the axis of this anticline inclined southwesterly, the formations on the north limb dip steeply upright to the northwest or are overturned steeply to the south or southwest.

The structural features that dominate the broad framework in which the Mine is located are the Osburn Fault to the North, which has a right-lateral offset of several miles bringing the older Prichard formation rocks opposite the mine formations, the Alhambra Fault to the east, and the large Anticline to the west and south.

The structure of the Bunker Hill deposits is associated with this anticline and are hosted by the fold-generated fractures and brecciation in the quartzite beds created in the hinge and near-hinge limbs of the broad flexure.

Fold-associated elements include sphalerite-pyrite-siderite filled reverse shears, replacement mineralization of stratiform-like fabric composed of both sphalerite and galena, and principally sphalerite replacement as fine “crackle breccia” and irregular dense soaking. The development of these various fabrics appears to be dependent on location relative to the hinge, lithology of the host unit, and the stratigraphic horizon in the Revett formation

Mineralization

Mineralization is hosted by parallel mesothermal veins related to metamorphic/hydrothermal events that sourced metals from the Belt sediments. This consists of wide veins with variable proportions of sphalerite, galena and tetrahedrite in either a quartz or siderite gangue.

The individual deposits that form the Mine are numerous and relatively large with strike lengths up to 900 ft (274 m) with plunge lengths up to 3,000 ft (914 m) with many open at depth. Wall rock alteration associated with veining consists of changes in carbonate mineralogy plus sulfidation and silicification. Pyritization of wall rocks is locally strong. Bleached halos resulting from destruction of hematite by hydrothermal fluids are also characteristic. The mineralization is partly oxidized to a depth of approximately 1,800 ft (549 m). There are three distinct types of mineralization at the Mine:

●	The NW trending Bluebird mineral zones are zinc rich and consist of sphalerite in excess of galena with variable amount of pyrite in a gangue of greyish quartz and minor siderite. This mineralized material is commonly localized in smaller parasitic folds, broken by reverse shears (Meyer, 1982).
●	The Jersey type mineral bodies consist principally of veins containing galena with lesser amounts of sphalerite, chalcopyrite and tetrahedrite (Meyer, 1981). These NE to N trending veins are referred to as “link” veins as they extend between the NW trending Cate and Dull faults, or other faults in the mine. Gangue minerals are primarily white quartz with lesser siderite.

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●	“Hybrid” mineral bodies comprise the third type and are associated with zones of brecciation located at the junctions of major faults. These are multi-stage systems where “Bluebird” type fracture zones were reopened and brecciated prior to flooding by galena from the newly opened “link” veins. The galena penetrated and partially replaced the previous minerals and filled remaining open spaces (Meyer, 1981).

Many of the deposits, and especially those of the Bluebird system, may have originally comprised a parallel set of only four or five persistent fracture sets. However, extremely complex post-mineralization shearing has segmented and displaced the deposits.

Mine and Mill Operations

Starting with the original Bunker Hill and Sullivan claims, the Mine eventually encompassed 620 patented mining claims totaling 6,200 acres. From the discovery cuts some 3600 feet above sea level, over 20 major ore zones were mined to nearly 1600 feet below sea level, a vertical distance of about one mile.

Four major mining methods were historically employed in the Mine. The oldest is square set or cut and fill. These methods employ support of the stope where the vein is mined with sets of timbers and/or rock bolts, and then sand-fill is pumped from the surface as the mining activity moves to a higher elevation. The broken ore was scraped into chutes by compressed air powered slushers and dropped into ore pockets on the level below.

The second method called shrink stoping is similar to the above, but no ground support is required. Instead, the broken ore is used as both ground support and a mining floor and the full mining cut is completed prior to withdrawing the ore from the stope. Air powered slushers or compressed air operated mucking machines on rubber tires were historically used.

A third mining method is known as room and pillar mining. In this operation, no timber is required but pillars of ore are left in place as supports until the stoping moves to a higher elevation, at which time sand fill is pumped in to provide the floor for the next cut. As the ore is broken, rubber tired, compressed air operated mucking machines picked it up putting it into a box on the back of the loader. It was then transported to a chute in the stope where it dropped into the ore pocket on a lower level.

The fourth method is sublevel blasthole stoping. Diesel powered equipment cuts horizontal slices every forty feet in the ore zones. Then long holes are drilled in the pillars between horizontal slices. The holes are blasted allowing the ore to fall to the bottom slice and scooped up by diesel powered loaders and transported to ore passes. This method was used above the Kellogg Tunnel, and ore was transported by gravity to the tunnel and hauled out by train to the surface.

From the ore pockets on the various levels of the mine below the Kellogg Tunnel, ore trains powered by battery driven locomotives transported the ore to ore pockets located at the shaft. In the shaft, large steel buckets, called skips, were loaded and hoisted to the Kellogg Tunnel level where the ore was dumped into two large concrete bins. Drawn from these storage areas by gravity, the ore was next transported two miles to the surface in 22-car ore trains pulled by trolley and diesel locomotives.

Blasthole stoping, cut and fill, and shrinkage stoping methods are likely to be employed in the re-start of the Mine. The main improvement and productivity gain over historic operations will be the widespread use of rubber-tired equipment, which will be used for mucking and transport of the broken mineralized material. The upper part of the Mine is largely already developed with ramps, which will be used by the Company for rubber-tired access. Most of these ramps were completed by the Bunker Hill Company and ramp expansion also occurred during the BLP mine reopening.

Company engineers have already inspected many portions of the ramp system in the upper part of the Mine and the ramps are generally in very good shape and will only require minor repair and clean-up.

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Historically, the Mine ore was milled in the milling facility located approximately 2,000 yards from the main Kellogg Tunnel portal and the concentrate was treated at the nearby smelting and refining complex, which was located approximately one mile to the west of the mill. The milling facility and smelting complex have all been razed and remediation of these sites has been largely completed.

An existing water treatment plant, the CTP, which was originally built by the Bunker Hill Company remains in operation and is operated by the EPA through a local contractor. This plant has received numerous upgrades and capacity improvements in the last twenty-five years. All mine water which is discharged from the Mine has been treated by the EPA during the ownership of the mine by Placer Mining.

Index of Geologic and Mining Terms

TERM	DEFINITION
Argillite	A fine-grained sedimentary rock composed predominantly of indurated muds and oozes.
Breccia	A rock composed of broken fragments of minerals or rock cemented together by a fine-grained matrix, which can be either similar to or different from the composition of the fragments.
Chalcopyrite	A major ore mineral containing copper, iron, and sulfur.
Cretaceous	A geologic period from 145 to 65 million years ago.
Dikes	A type of sheet intrusion referring to any geologic body that cuts discordantly across rock structures.
Galena	The natural mineral form of lead sulfide.
Hydrothermal	Relating to or produced by hot water, especially water heated underground by the Earth’s internal heat.
Mineral	A mineral is a naturally occurring solid chemical substance having characteristic chemical composition, highly ordered atomic structure, and specific
Mineralization	The act or process of mineralizing.
Ore	Mineralized material that can be mined and processed at a positive cash flow.
Oxidized	A process whereby the sulfur in a mineral has been removed and replaced by oxygen.
Pyrite	A very common sulfide mineral consisting of iron and sulfur found in a wide variety of geological occurrences. Commonly known as “Fools Gold”
Quartzite	A hard metamorphic rock which was originally sandstone
Silicification	A hydrothermal or metamorphic process involving the introduction of, alteration to, or replacement by silica.
Sphalerite	A mineral containing zinc and sulfur.
Sulfides	Sulfide minerals are a class of minerals containing sulfur with sulfide (S2−) as the major anion.
Tetrahedrite	A sulfosalt mineral containing copper, antimony, and sulfur.

Completed Work and Future Development Plans

Mineral Resources and Exploration

Concurrent with the digitization work, and since March 2020, the Company has been working systematically to bring a number of mineralized zones into accordance with NI 43-101 through drilling and channel sampling of the open stopes. This work focused upon the mineralization that is closest to the existing infrastructure and above the current water-level.

In doing so, the Company’s first objective was to validate in accordance with NI 43-101 standards up to 9 million tons of primarily zinc ore contained within the UTZ, Quill and Newgard Ore Bodies. This was conducted between April and July 2020, and involved over 9,000 feet of drilling from Underground and extensive sampling from the many open stopes above the water-level. These zones could provide the majority of the early feed if the Company were to achieve a re-start of the Mine.

On September 28, 2020, the Company announced its maiden mineral resources estimate consisting of a total of 8.9 million tons in the Inferred category, containing 11 million ounces of silver, 880 million pounds of zinc, and 410 million pounds of lead, which represented the result of the Company’s drilling and sampling efforts conducted between April and July 2020.

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Following the program as described above, through February 2021 the Company conducted approximately 10,000 feet of additional drilling, primarily focused on expanding and upgrading its maiden mineral resources estimate in support of its intention to target a rapid re-start of the Mine, as announced on November 12, 2020.

On March 19, 2021, the Company announced an updated mineral resources estimate consisting of a total of 4.4 million tons in the Indicated category, containing 3.0 million ounces of silver, 487 million pounds of zinc, and 176 million pounds of lead; and a total of 5.6 million tons in the Inferred category, containing 8.3 million ounces of silver, 548 million pounds of zinc, and 312 million pounds of lead.

Further details regarding the Company’s mineral resources as noted above, including estimation methodologies, can be found in the news releases dated September 28, 2020, and March 19, 2021 on EDGAR, SEDAR and the Company’s website www.bunkerhillmining.com.

It should be noted that mineral resources as stated above, including those delineated in the Inferred, Measured and Indicated categories, are not mineral reserves as defined by SEC guidelines, and do now show demonstrated economic viability. Due to the uncertainty that may be attached to Inferred mineral resources, it cannot be assumed that all or any part of an Inferred mineral resource will be upgraded to an Indicated or Measured mineral resource as a result of continued exploration.

Exploration activities will focus on high-grade lead-silver mineralization targets, in the upper levels of the mine and identified by the data review and digitization process. On March 19, 2021, the Company announced the identification of a new silver exploration opportunity in the hanging wall of the Cate Fault which it intends to include in its ongoing drilling campaign.

On March 29, 2021, the Company announced multiple high-grade silver mineralization results through chip-channel sampling of newly accessible areas of the Mine identified through the Company’s proprietary 3D digitization program, and as part of its ongoing silver-focused drilling program. An area was identified on the 9-level that resulted in ten separate chip samples greater than 900 g/t AgEq(1), each with minimum 0.6m length. Mineralization remains open up dip, down dip and along strike from the sampling location. The Company also reported drill results including a 3.8m intercept with a grade of 996.6 g/t AgEq(1), intersected at the down-dip extension of the UTZ zone at the 5-level. The Company will continue to report mineralized drill intercepts concurrent with its ongoing exploration program that is currently envisaged to comprise 10,000 to 12,000 feet in 2021.

(1)	Prices used to calculate Ag Eq are as follows: Zn=$1.16/lb; Pb=$0.92/lb; and Ag=$20/oz, which are the prices used in the March 2021 technical report

On December 29, 2021, the Company filed the Bunker Hill Technical Report in support of the updated MRE that it announced on November 30, 2021 (as described above).

On February 25, 2022, the Company filed the Amended Technical Report. The Amended Technical Report was prepared in accordance with the requirements of the SEC Mining Modernization Rules and NI-43-101 and is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

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Technical Report Summary

The following summary is extracted from the Amended Technical Report. The following information does not purport to be a complete summary of the Amended Technical Report, is subject to all the assumptions, qualifications and procedures set out in the Amended Technical Report and is qualified in its entirety with reference to the full text of the Amended Technical Report. Each of the authors of the Amended Technical Report is independent qualified person under NI 43-101 (each a “Qualified Person”, and together the “Qualified Persons”) and have approved the summary of the Amended Technical Report below. The effective date of the technical report was January 7, 2022.

Summary

The Amended Technical Report describes the mining and processing operations at the Bunker Hill Mine located near the town of Kellogg Idaho, for the Company. The Company has the exclusive rights to acquire 100% ownership of the Bunker Hill Mine.

The Amended Technical Report considers a processing approach at Bunker Hill Mine where lead (“Pb”), silver (“Ag”) and zinc (“Zn”) mineralization is mined and processed entirely underground. Mineralized material would be conventionally milled and then concentrated by flotation of PbAg followed by flotation of ZnAg. Metal rich concentrates could then be sold to smelters in North America or overseas. Mill tailings will be deposited underground in the historic mining voids located throughout the Bunker Hill Mine. The only envisioned surface facilities would be offices, warehouses and loading docks.

Highlights of the Amended Technical Report, including the preliminary economic assessment (“Technical Report PEA”), are listed in Table 1-2 and Table 1-3. Table 1-1 lists the Mineral Resource estimate for the Bunker Hill Mine. Mineral Resources are reported according to the CIM Definition Standards of May 10, 2014 (“CIM”). The guidance and definitions of CIM are incorporated by reference in NI 43-101. Mineral Resources are geologically constrained and defined at economic cutoff grades that demonstrate reasonable prospects of eventual economic extraction. Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources will be converted into Mineral Reserves.

Resource Estimate

Geostatistics and estimates of mineralization were prepared by Mr. Scott Wilson, C.P.G., SME. Industry accepted grade estimation techniques were used to develop global mineralization block models for the Newgard, Quill and UTZ zones. The Mineral Resource estimate considers underground mining and mill processing as a basis for reasonable prospects of eventual economic extraction. The total Mineral Resource estimate for the Bunker Hill Mine is listed in Table 1-1 at a cutoff grade of NSR 70 $/ton.

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Table 1-1 Bunker Hill Mine Mineral Resource Estimate – NSR $70/ton cut off – Ag selling price of $20/oz (troy), Lead selling price of $0.90/lb, Zn selling price of $1.15/lb. Effective date of November 29, 2021)

(1)	The Qualified Person for the above estimate is Scott Wilson, C.P.G., SME; effective November 29, 2021
(2)	Measured, Indicated and Inferred classifications are based on the 2014 CIM Definition Standards. The Company has chosen to no longer classify Mineral Resources as “ZnAg Resources” or “PbAg Resources”, as was done for the Mineral Resource Update effective March 22, 2021
(3)	Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability
(4)	Net smelter return (NSR) is defined as the return from sales of concentrates, expressed in US$/t, ie: NSR = (Contained metal) * (Metallurgical recoveries) * (Metal Payability %) * (Metal prices) – (Treatment, refining, transport and other selling costs). For the Mineral Resource Estimate, NSR values were calculated using updated open-cycle metallurgical results including recoveries of 92%, 82% and 88% for Zn, Ag and Pb respectively, and concentrate grades of 54.7% Zn in zinc concentrate, and 59.7% Pb and 14.18 oz/ton Ag in lead concentrate. All other relevant assumptions are as described in Table 16-1 of the Company’s Updated PEA filed on SEDAR on November 3, 2021
(5)	The Qualified Person for the above metallurgical data is Deepak Malhotra, SME of Pro Solv LLC Mineral Resources are estimated using a zinc price of $1.15 per pound, silver price of $20.00 per ounce, and lead price of $0.90 per pound.
(6)	Historic mining voids, stopes and development drifting have been accounted for in the mineral resource estimate
(7)	Columns may not add up due to rounding

Preliminary Economic Assessment

The summary of the current projected financial performance of the Bunker Hill Mine is listed in Table 1-2. Sensitivities are summarized in Table 1-3.

The preliminary economic assessment is preliminary in nature, and there is no certainty that the reported results will be realized. The Mineral Resource estimate used for the Technical Report PEA includes Inferred Mineral Resources which are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as Mineral Reserves, and there is no certainty that the projected economic performance will be realized. The purpose of the Technical Report PEA is to demonstrate the economic viability of the Bunker Hill Mine, and the results are only intended as an initial, first-pass review of the Bunker Hill Mine economics based on preliminary information. Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability.

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Estimated Bunker Hill production for Life of Mine

Metal Pr’
Zinc ($/lb)		1.15
Lead ($/lb)		0.90
Silver ($/oz)		20.00
Mine Plan
Ore mined (kt)		6,377
Average annual mineralized material mined (kt)Ill		580
Zinc grade (%)		5.0%
Lead grade (%)		2.8%
Silver grade (oz/t)		1.5
Zinc eq grade (%)(2i		8.7%
Silver eq grade (oz/t)j3i		10.0

Zinc produced - Zn conc (klbs)		591,140
Lead produced - Pb conc (klbs)		323,116
Silver produced - Pb conc (koz)		8,418
Zinc eq produced (klbs)t21		990,416
Silver eq produced (koz)43)		56,949
Key Cost Met
Opex - total ($/t)		62
Sustaining capex ($/t)		10
Cash costs: by-product ($/lb Zn payable)		0.33
AISC: by-product ($/lb Zn payable)		0.47
Cash costs: co-product ($/lb Zn payable)		0.69
AISC: co-product ($/lb Zn payable)		0.77
EBITDA	$’000	383,378
Pre-tax free cash flowlsi	$’000	284,999
Free cash flowisl	$’000	233,310
NPV (5%)		143,471
NPV (8%)		107,790
IRR (%)		35.2%
Payback (years)		2.6

(1)	Annualize averages excluded the first and last years of mine life
(2)	Zinc equivalency calculated using metal prices shown above.
(3)	Silver equivalency calculated using metal prices shown above.
(4)	Includes zinc produced in zinc concentrate, lead and silver produced in lead concentrate
(5)	Life of mine (“LOM”) includes initial capital expenditure Note: Cash Cost Includes mining, processing, G&A, smelter charges and freight.

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Table 1-3 Economic Sensitivity to Zinc Price, Opex and Capex

Technical Report Summary

The following summary is extracted from the Amended Technical Report. The following information does not purport to be a complete summary of the Amended Technical Report, is subject to all the assumptions, qualifications and procedures set out in the Amended Technical Report and is qualified in its entirety with reference to the full text of the Amended Technical Report. Each of the authors of the Amended Technical Report is independent qualified person under NI 43-101 (each a “Qualified Person”, and together the “Qualified Persons”) and have approved the summary of the Amended Technical Report below. The effective date of the technical report was January 7, 2022.

Summary

The Amended Technical Report describes the mining and processing operations at the Bunker Hill Mine located near the town of Kellogg Idaho, for the Company. The Company has the exclusive rights to acquire 100% ownership of the Bunker Hill Mine.

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The Amended Technical Report considers a processing approach at Bunker Hill Mine where lead (“Pb”), silver (“Ag”) and zinc (“Zn”) mineralization is mined and processed entirely underground. Mineralized material would be conventionally milled and then concentrated by flotation of PbAg followed by flotation of ZnAg. Metal rich concentrates could then be sold to smelters in North America or overseas. Mill tailings will be deposited underground in the historic mining voids located throughout the Bunker Hill Mine. The only envisioned surface facilities would be offices, warehouses and loading docks.

Highlights of the Amended Technical Report, including the preliminary economic assessment (“Technical Report PEA”), are listed in Table 1-2 and Table 1-3. Table 1-1 lists the Mineral Resource estimate for the Bunker Hill Mine. Mineral Resources are reported according to the CIM Definition Standards of May 10, 2014 (“CIM”). The guidance and definitions of CIM are incorporated by reference in NI 43-101. Mineral Resources are geologically constrained and defined at economic cutoff grades that demonstrate reasonable prospects of eventual economic extraction. Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources will be converted into Mineral Reserves.

Resource Estimate

Geostatistics and estimates of mineralization were prepared by Mr. Scott Wilson, C.P.G., SME. Industry accepted grade estimation techniques were used to develop global mineralization block models for the Newgard, Quill and UTZ zones. The Mineral Resource estimate considers underground mining and mill processing as a basis for reasonable prospects of eventual economic extraction. The total Mineral Resource estimate for the Bunker Hill Mine is listed in Table 1-1 at a cutoff grade of NSR 70 $/ton.

Table 1-1 Bunker Hill Mine Mineral Resource Estimate – NSR $70/ton cut off – Ag selling price of $20/oz (troy), Lead selling price of $0.90/lb, Zn selling price of $1.15/lb. Effective date of November 29, 2021)

(1)	The Qualified Person for the above estimate is Scott Wilson, C.P.G., SME; effective November 29, 2021
(2)	Measured, Indicated and Inferred classifications are based on the 2014 CIM Definition Standards. The Company has chosen to no longer classify Mineral Resources as “ZnAg Resources” or “PbAg Resources”, as was done for the Mineral Resource Update effective March 22, 2021
(3)	Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability
(4)	Net smelter return (NSR) is defined as the return from sales of concentrates, expressed in US$/t, ie: NSR = (Contained metal) * (Metallurgical recoveries) * (Metal Payability %) * (Metal prices) – (Treatment, refining, transport and other selling costs). For the Mineral Resource Estimate, NSR values were calculated using updated open-cycle metallurgical results including recoveries of 92%, 82% and 88% for Zn, Ag and Pb respectively, and concentrate grades of 54.7% Zn in zinc concentrate, and 59.7% Pb and 14.18 oz/ton Ag in lead concentrate. All other relevant assumptions are as described in Table 16-1 of the Company’s Updated PEA filed on SEDAR on November 3, 2021
(5)	The Qualified Person for the above metallurgical data is Deepak Malhotra, SME of Pro Solv LLC Mineral Resources are estimated using a zinc price of $1.15 per pound, silver price of $20.00 per ounce, and lead price of $0.90 per pound.
(6)	Historic mining voids, stopes and development drifting have been accounted for in the mineral resource estimate
(7)	Columns may not add up due to rounding

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Preliminary Economic Assessment

The summary of the current projected financial performance of the Bunker Hill Mine is listed in Table 1-2. Sensitivities are summarized in Table 1-3.

The preliminary economic assessment is preliminary in nature, and there is no certainty that the reported results will be realized. The Mineral Resource estimate used for the Technical Report PEA includes Inferred Mineral Resources which are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as Mineral Reserves, and there is no certainty that the projected economic performance will be realized. The purpose of the Technical Report PEA is to demonstrate the economic viability of the Bunker Hill Mine, and the results are only intended as an initial, first-pass review of the Bunker Hill Mine economics based on preliminary information. Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability.

Estimated Bunker Hill production for Life of Mine

Metal Pr’
Zinc ($/lb)		1.15
Lead ($/lb)		0.90
Silver ($/oz)		20.00
Mine Plan
Ore mined (kt)		6,377
Average annual mineralized material mined (kt)Ill		580
Zinc grade (%)		5.0%
Lead grade (%)		2.8%
Silver grade (oz/t)		1.5
Zinc eq grade (%)(2i		8.7%
Silver eq grade (oz/t)j3i		10.0

Zinc produced - Zn conc (klbs)		591,140
Lead produced - Pb conc (klbs)		323,116
Silver produced - Pb conc (koz)		8,418
Zinc eq produced (klbs)t21		990,416
Silver eq produced (koz)43)		56,949
Key Cost Met
Opex - total ($/t)		62
Sustaining capex ($/t)		10
Cash costs: by-product ($/lb Zn payable)		0.33
AISC: by-product ($/lb Zn payable)		0.47
Cash costs: co-product ($/lb Zn payable)		0.69
AISC: co-product ($/lb Zn payable)		0.77
EBITDA	$’000	383,378
Pre-tax free cash flowlsi	$’000	284,999
Free cash flowisl	$’000	233,310
NPV (5%)		143,471
NPV (8%)		107,790
IRR (%)		35.2%
Payback (years)		2.6

(1)	Annualize averages excluded the first and last years of mine life
(2)	Zinc equivalency calculated using metal prices shown above.
(3)	Silver equivalency calculated using metal prices shown above.
(4)	Includes zinc produced in zinc concentrate, lead and silver produced in lead concentrate
(5)	Life of mine (“LOM”) includes initial capital expenditure Note: Cash Cost Includes mining, processing, G&A, smelter charges and freight.

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Table 1-3 Economic Sensitivity to Zinc Price, Opex and Capex

Property Description and Ownership

The Bunker Hill Mine is located in the cities of Kellogg and Wardner of Shoshone County, Idaho. On August 17, 2017, Bunker Hill and Placer Mining, entered into a two-year Mining Lease with Option to Purchase (together, the “Lease”). The Lease became effective on November 1, 2017. The lease provides that Bunker Hill will operate the Bunker Hill Mine and make certain improvements on the Mine along with making monthly $60,000 payments to Placer Mining over the term of the lease.

On November 1, 2019, Bunker Hill and the current owner signed an amendment to its Lease for the Bunker Hill Mine. Under the new amended agreement, the lease period has been extended for an additional period of nine months through August 1, 2020.

On July 27, 2020, this Lease was further extended until August 1, 2022.

On November 20, 2020, the parties amended the Lease. Under the amended terms, the purchase price was decreased to $7,700,000, with $5,700,000 payable in cash (with an aggregate of $300,000 to be credited toward the purchase price of the Mine as having been previously paid by Bunker Hill and an aggregate of $5,400,000 payable in cash outstanding) and $2,000,000 in common shares of Bunker Hill. Further, under the amendment to the Lease, Bunker Hill was to make an advance payment of $2,000,000 to Placer Mining, which shall be credited toward the purchase price of the Bunker Hill Mine when Bunker Hill elects to exercise its purchase right. Bunker Hill made this advance payment, which had the effect of decreasing the remaining amount payable to purchase the Mine to an aggregate of $3,400,000 payable in cash and $2,000,000 in common shares of Bunker Hill.

On January 7, 2022, the Company closed the purchase of the Bunker Hill Mine. Mine assets were purchased for $7,700,000, with $300,000 of previous lease payments and a deposit of $2,000,000 applied to the purchase, resulting in cash paid at closing of approximately $5,400,000. The EPA obligation of $19,000,000 was assumed by Bunker Hill as part of the acquisition

Geology and Mineralization

The Northern Idaho Panhandle Region in which the Bunker Hill Mine is located is underlain by the Middle Proterozoic-aged Belt-Purcell Supergroup of fine-grained, dominantly siliciclastic sedimentary rocks which extends from western Montana (locally named the Belt Supergroup) to southern British Columbia (locally named the Purcell Supergroup) and is collectively over 23,000 feet in total stratigraphic thickness.

Mineralization at the Bunker Hill Mine is hosted almost exclusively in the Upper Revett formation of the Ravalli Group, a part of the Belt Supergroup of Middle Proterozoic-aged, fine-grained sediments. Geologic mapping and interpretation progressed by leaps and bounds following the recognition of a predictable stratigraphic section at the Bunker Hill Mine and enabled the measurement of specific offsets across major faults, discussed in the following section. From an exploration and mining perspective, there were two critical conclusions from this research: all significant mineralized shoots are hosted in quartzite units where they are cut by vein structures, and the location of the quartzite units can be projected up and down section, and across fault offsets, to target extensions and offsets of known mineralized shoots and veins.

Mineralization at Bunker Hill Mine falls in four categories, described below from oldest to youngest events:

Bluebird Veins (BB): W—NW striking, SW-dipping (Fig. 7-11), variable ratio of sphalerite-pyrite-siderite mineralization. Thick, tabular cores with gradational margins bleeding out along bedding and fractures. Detailed description in Section 7.2.2.

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Stringer/Disseminated Zones: Disseminated, fracture controlled and bedding controlled blebs and stringer mineralization associated with Bluebird Structures, commonly as halos to vein-like bodies or as isolated areas where brecciated quartzite beds are intersected by the W-NW structure and fold fabrics.

Galena-Quartz Veins (GQ): E to NE striking, S to SE dipping (Fig. 7-11), quartz-argentiferous galena +/-siderite-sphalerite-chalcopyrite-tetrahedrite veins, sinuous-planar with sharp margins, cross-cut Bluebird Veins. Detailed description in Section 7.2.2.

Hybrid Zones: Formed at intersections where GQ veins cut BB veins (Fig. 7-11), with open space deposition of sulfides and quartz in the vein refraction in quartzite beds, and replacement of siderite in the BB vein structure by argentiferous galena from the GQ Vein.

Environmental Studies and Permitting

Because the mine is on patented mining claims (privately-owned land), only a limited number of permits are required for mining and milling operations. These relate to: (1) air quality and emissions from crushing, milling and processing and (2) any refurbishment of surface buildings that may require construction permits.

The Bunker Hill Mine is located within the Bunker Hill Superfund site (EPA National Priorities Listing IDD048340921). Cleanup activities have been completed in Operable Unit 2 of the Bunker Hill Superfund Site where the mine is located though water treatment continues at the Central Treatment Plant (the “CTP”) located near Bunker Hill Mine. The CTP is owned by the EPA and is operated by its contractors.

Bunker Hill entered into a Settlement Agreement and Order on Consent with the EPA on May 15, 2018. This agreement limits the Company’s exposure to the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) liability for past environmental damage to the mine site and surrounding area to obligations that include:

●	Payment of $20,000,000 for historical water treatment cost recovery for amount paid by the EPA from 1995 to 2017.
●	Payment of for water treatment services provided by the EPA at the CTP in Kellogg, Idaho until such time that Bunker Hill either purchases or leases the CTP or builds a separate EPA-approved water treatment facility.
●	Conducting a work program as described in the Ongoing Environmental Activities section of this study

In December 2021, in conjunction with its intention to purchase the mine complex, the Company entered into an amended Settlement Agreement (the “Amendment”) between the Company, Idaho Department of Environmental Quality, US Department of Justice and the EPA modifying the payment schedule and payment terms for recovery of historical environmental response costs at Bunker Hill Mine incurred by the EPA. With the purchase of the mine subsequent to the end of the period, the remaining payments of the EPA cost recovery liability would be assumed by the Company, resulting in a total of $19,000,000 liability to the Company, an increase of $8,000,000. The new payment schedule included a $2,000,000 payment to the EPA within 30 days of execution of this amendment, which was made. The remaining $17,000,000 will be paid on the following dates:

Date	Amount
November 1, 2024	$3,000,000
November 1, 2025	$3,000,000
November 1, 2026	$3,000,000
November 1, 2027	$3,000,000
November 1, 2028	$3,000,000
November 1, 2029	$2,000,000 plus accrued interest

The resumption of payments in 2024 were agreed in order to allow the Company to generate sufficient revenue from mining activities at the Bunker Hill Mine to address remaining payment obligations from free cash flow.

In addition to the cost recovery payments outlined above, the Amendment includes an inital payment for outstanding water treatment costs that have been incurred over the period from 2018 through 2021. This approximately $2,900,000 settlement payment would be made within 90 days of the execution of the Amendment.

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The changes in payment terms and schedule, are contingent upon the Company securing Financial Assurance in the form of performance bonds or letters of credit deemed acceptable to the EPA totaling $17,000,000. These assurances correspond to the Company’s cost recovery obligations to be paid in 2024 through 2029 as outlined above. Should the Company fail to make its scheduled payment, the EPA can draw against this financial assurance. The amount of the bonds or letters of credit will decrease over time as individual payments are made. If the Company does not post an Interim Financial Assurance within 90 days of execution of the Amendment, or fail to post the Final Financial Assurance within 180 days of the execution of the Amendment, the terms of the original agreement will be reinstated.

As at December 31, 2021, the Company had not secured the interim financial assurance, and therefore the contingency had not been removed or satisfied. Further, as of the date of this filing, the financial assurance has not been secured, and as a result, the liability to the EPA is accounted for with no effectivity of the Amendment, with the liabilities each reflected as current liabilities. On March 22, 2022, the Company reported that in consultation with the EPA, it has committed to meet the $2,900,000 payment and Financial Assurance obligations by 180 days from the effective date of the Amended Settlement Agreement.

Bunker Hill will initiate a full Environmental, Social and Health Impact Assessment for the activities described in this Technical Report PEA and for its business model as a whole in 2021. This study is projected for completion in 2022.

Metallurgical Testing

RDi initiated metallurgical test work on three samples designated Newgard, Quill and Utz with the primary objective of determining the process flowsheet and the metal recoveries and concentrate grades. The test work is on-going, and the highlights of the results so far indicate the following:

●	The composite samples assayed 2.9% to 8.6% Zn, 1.6% to 4.9% Pb and 21 g/mt to 69 g/mt Ag
●	The sample had ±66% of sulfur present as sulfide sulfur
●	Bond’s ball mill work index for the composite samples ranged from 13.73 to 15.58 thereby indicating the rock to be relatively hard
●	Rougher flotation tests indicated that P80 of 150 mesh to 200 mesh was optimum for flotation of desired minerals
●	The sequential flotation scheme employed historically is amenable for production of Pb/Ag and Zn concentrates

Mining Method

Long-hole stoping with fill (LHOS), cut-and-fill and possibly room-and-pillar mining with fill are the only methods viable for sustained operations today. LHOS is the preferred mining method with limited cut-and-fill mining at Bunker Hill Mine. Room-and-pillar mining is not in the current plan. Timbered ground support has been replaced with newer ground support technology of rock bolts, mesh, shotcrete and steel sets as required. Ground conditions are generally good to excellent at Bunker Hill Mine and the rest of the mines in the Silver Valley. Bunker Hill Mine does not have a history of rock burst events that are frequent in the deeper mines to the east.

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Recovery Methods

Historical and on-going current test work at RDi indicates that sequential flotation process can produce marketable-grade Pb/Ag and Zn concentrates. A conceptual process flowsheet was developed based on limited test work, historical plant flowsheet and plants processing similar polymetallic mineralized material. Process flowsheets consist of two-stage crushing to produce a feed of P80 of 0.5 inch for the milling circuit. Material will be ground in a ball mill to P80 of 270 mesh with sodium cyanide and zinc sulfate. Resulting ground slurry will be subjected to rougher flotation of lead and silver minerals using xanthate and MIBC. Concentrates could be reground and cleaned up to three times to produce a lead/silver concentrate.

Lead rougher- and first-cleaner tailings will be combined and conditioned with copper sulfate and then pH adjusted, and zinc minerals floated with xanthate and MIBC. Zinc rougher concentrates could be reground and cleaned up to three times to produce marketable zinc concentrate.

Current Exploration and Development

Bunker Hill has a rare exploration opportunity available at the Bunker Hill Mine and has embarked on a new path to fully maximize the potential. A treasure trove of geologic and production data has been organized and preserved in good condition in the mine office since the shutdown of major mine operations in the early 1980s. This data represents 70+ years of proper scientific data and sample collection, with high standards of accuracy and precision that were generally at or above industry standards at the time.

The Company saw the wealth of information that was available but not readily usable and embarked on a scanning and digitizing program. From this they were able to build a 3D digital model of the mine workings and 3D surfaces and solids of important geologic features. To add to this, all of the historic drill core lithology logs and assay data (>2900 holes) was entered into a database and imported with the other data into Maptek Vulcan 3D software.

Exploration activities at the Bunker Hill Mine are focused on core drilling to confirm presence of siler-rich mineralization and wide bluebird style mineralization, as well as finding un-mined offset segments of known mineralized structures.

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Conclusions

Bunker Hill continues investment in the advancement of the Bunker Hill Mine through drilling, tunnel refurbishment and technical evaluations both internally and with the assistance of reputable consulting firms. RDA is of the opinion that the current Mineral Resources at Bunker Hill Mine are sufficient to warrant continued planning and effort to explore, permit and develop the Bunker Hill Mine, and that it supports the conclusions herein.

RDA is of the opinion that with a historic silver production of over 160 million ounces, silver mineralization should be investigated with vigorous exploration programs. While base metals are a very important component of the Bunker Hill Mine and drilling resources are recommended to be allocated to the further delineation and addition of base metal dominant resource, the recent selling price of silver demands attention. The confirmation drilling program identified intercepts of 10 to 20 ounces per ton of silver. The J vein and Francis stopes hosted high grade silver mineralization and the near-surface historic Caledonia and Sierra Nevada Mines were bonanza grade silver producers in the past. These and other known occurrences of silver must be followed up on to determine that economic silver occurrences exist on the Bunker Hill Mine land package

Recommendations

Exploration programs should focus on the definition of silver resources. Silver resources that demonstrate the reasonable prospects of eventual economic extraction have been identified within the current mineral resource estimate. Significant silver mineralization encountered through exploration and past production suggests that these zones should be given as much weight as past Pb and Zn exploration and resource definition programs.

Metallurgical test work should be completed and the results thoroughly analyzed in order to further refine metallurgical recovery and concentrate grade assumptions, and optimize flowsheet characteristics.

Digitization of nearly 100 years of paper maps is nearing completion. In addition to unlocking the understanding of the geometry of the mineral deposit much of the information describes the mined-out portion of the Bunker Hill Mine. This will be critical for future mineral resource estimates as mined out voids need to be accurately defined.

Results from the Technical Report PEA indicate that the Bunker Hill Mine may support a Preliminary Feasibility Study. Plant and backfill engineering and metallurgical testing are recommended. Used equipment estimates should also be procured.

The Newgard, Quill and UTZ block model portion of the mine was initially scheduled based on a 5.0% zinc cutoff grade (not zinc equivalent) for the June 2021 Restart PEA in the upper majority zinc mineralization. The lower majority lead and silver mineralization used a 5.0% zinc equivalent. This lower section is not included in the block model and represents Bunker Hill Mine records at the time of closure. It is classified as inferred resource. The Newgard, Quill and UTZ block model has been updated with NSR values to better represent actual zinc, lead and silver revenues. The block model NSR valuation change and the majority use of longhole stoping methods are the subject of this report.

Additional drilling and mine block modeling should continue to increase the conversion of Inferred to Indicated Resources.

Based on the aforementioned, the authors are not recommending successive phases of the work for the advancement of the project.

Table 1-4 Proposed Budget for Project Advancement

Activity	Amount
Exploration Drilling (includes labor and assaying)	$0.50	M
Metallurgical definition characteristics	$0.50	M
Surface Geophysics	$0.40	M
Ongoing Digital compilation of historical information	$0.25	M
Environmental Studies as part of care and maintenance	$0.80	M
Rehabilitation and Infrastructure Improvements	$1.30	M
Plant Engineering	$0.50	M
Hydraulic Backfill and Tailing Placement Engineering	$0.25	M
Mine Rehabilitation, Care and Maintenance	$0.75	M

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Further details regarding the MRE, including estimation methodologies, can be found in the technical report which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

Infrastructure Review

The Mine main level is termed the nine level and is the largest level in the Mine. It is connected to the surface by the approximately 12,000 foot-long Kellogg Tunnel. Three major inclined shafts with associated hoists and hoistrooms are located on the nine level. These are the No. 1 shaft, which is used for primary muck hoisting in the main part of the Mine; the No. 2 shaft, which is a primary shaft for men and materials in the main part of the Mine; and the No. 3 Shaft, which is used for personnel, materials and muck hoisting for development in the northwest part of the Mine.

The top stations of these shafts and the associated hoistrooms and equipment have all been examined by Company personnel and are in moderately good condition. The Company believes that all three shafts remain in a condition that they are repairable and can be bought back into good working order over the next few years.

The water level in the Mine is held at approximately the ten level of the Mine, roughly 200 feet below the nine level. The Mine was historically developed to the 27 level, although the 25 level was the last major level that underwent significant development and past mining. Each level is approximately 200 feet vertically apart.

The southeastern part of the Mine was historically serviced by the Cherry Raise, which consisted of a two-compartment shaft with double drum hoisting capability that ran at an incline up from the nine level to the four level. The central part of the Mine was serviced upward by the Last Chance Shaft from the nine level to the historic three or four level. Neither the Cherry Raise or the Last Chance shaft are serviceable at this time. However, the upper part of the Mine from eight level up to the four level has been developed by past operators by a thorough-going rubber tire ramp system, which is judged to be about 65% complete.

The Company has repaired the first several thousand feet of the Russell Tunnel, which is a large rubber-tire capable tunnel with an entry point at the head of Milo Gulch. This tunnel will provide early access to the UTZ Zone, and Quill and Newgard Zones, following ramp and access development. The Company has made development plans to provide interconnectivity of the ramp system from the Russell Tunnel at the four level down to the eight level, with further plans to extend the ramp down to the nine level. Thus rubber-tired equipment will be used for mining and haulage throughout the upper Mine mineral zones, which have already been identified, and for newly found zones.

The Kellogg Tunnel will be used as a tracked rail haulage tunnel for supply of personnel and materials into the Mine and for haulage of mined material out of the Mine. Historically, the Kellogg Tunnel was used in this manner when the Mine was producing upwards of 3,000 tons per day of mined material. The Company has inspected the Kellogg Tunnel for its entire length and has determined that significant timbered sections of the tunnel will need extensive repairs. These are areas that intersect various faults passing through the Kellogg Tunnel at normal to oblique angles and create unstable ground.

The Company has determined that all of the track, as well as spikes, plates and ties holding the track will need to be replaced, and has started that process in support of the on-going exploration program. Additionally, the water ditch that runs parallel to the track will need to be thoroughly cleaned out and new timber supports and boards that keep the water contained in its path will need to be installed. All new water lines, compressed air lines and electric power feeds will also need to be installed. The total cost estimate for this Kellogg Tunnel work is still in process as of the date hereof, but the time estimate for these repairs is approximately twelve months.

Restart Project Update:

On March 22, 2022, the Company announced its plans to continue to advance technical studies to a level that will enable a construction decision to be made and a Pre-Feasibility Study (“PFS”) to be published during Q2 2022. The PFS will focus upon mining of Measured and Indicated Resources that maximize cash flow and returns on initial capital invested, leveraging existing infrastructure and the Pend Oreille process plant once it has been relocated to the Bunker Hill site. The Company aims to have the mine in commercial production by the end of 2023, in accordance with the summary timetable shown below.

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Figure 1: Bunker Hill Planned Development Timeline

The technical studies to support both a PFS and a Construction Decision remain on track, with updates to some of the key and supporting activities detailed below:

Figure 2: Technical Studies Update

Project	Work Currently In-Progress	Completion % (To PFS)
Process Plant Engineering	(a) GA drawings for processing plant and crushing gallery complete. Multiple simulation exercises have indicated reduced initial construction capital expenditures from PEA estimates. (b) Trade-off studies complete. These affirm preference for an underground location for the primary crushing circuit on Level 9, with milling and flotation circuits on surface within existing building. (c) Final cost analysis, detailed construction planning and construction contractor negotiations on-going.	80
Tailings and Backfill Plant Engineering	(a) Final paste plant design and location trade-offs on-going. (b) Opex trade-off analysis and mine scheduling on-going. (c) Geotechnical analysis of back-fill requirements indicates significant cost savings from PEA estimates.	85
Metallurgy	(1) Metallurgical studies continue to further optimize the mill and process flow sheet used in the PEA. (2) Final Lock-Cycle Testing (LCT) on-going.	80
Geotechnical Study	● Golder and Associates study complete, supporting geotechnical assumptions made within the PEA.	100
Mine Planning	(d) Detailed stope sequencing and optimization on-going. (e) Ore haulage trade-off studies complete. Crushed ore to be moved from UG crushing gallery to surface processing circuits via conveyor within the Kellogg Tunnel.	85

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Pend Oreille Plant Demobilization	● Project/process plant manager appointed. ● Final demobilization planning on-going, set to meet timelines agreed with Teck, with cost estimates in line with PEA.	85
Current Mining and Rehabilitation Activities

●     CMC (mining contractor) building organic capacity on site. This includes adding local staff and acquiring mining equipment including LHDs.

●     Rehabilitation of UTZ drift on 5-Level completed on schedule.

●     Initiating construction of decline ramp to connect 5-Level with existing 6-level spiral ramp for rubber-tired equipment.

		N/A
Bunker Hill Surface Upgrades	● Mine yard and surface facilities now cleared to accept Pend Oreille plant equipment. ● Finalizing plans to upgrade electrical infrastructure to both Kellogg and Wardner Portal yards.	N/A

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this report, including statements in the following discussion, are what are known as “forward looking statements”, which are basically statements about the future. For that reason, these statements involve risk and uncertainty since no one can accurately predict the future. Words such as “plans,” “intends,” “will,” “hopes,” “seeks,” “anticipates,” “expects “and the like often identify such forward looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward looking statements include statements concerning the company’s plans and objectives with respect to the present and future operations of the company, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause the company to change such plans and objectives or fail to successfully implement such plans or achieve such objectives, or cause such present and future operations to fail to produce revenues, income or profits. Therefore, the reader is advised that the following discussion should be considered in light of the discussion of risks and other factors contained in this report and in the company’s other filings with the sec. No statements contained in the following discussion should be construed as a guarantee or assurance of future performance or future results.

Background and Overview

On August 28, 2017, the Company announced that it signed the Lease and Option Agreement for the lease and option to purchase the Mine in Idaho. The Lease and Option Agreement is between the Company and Placer Mining, the current owner of the Mine.

Highlights of the Agreement are as follows:

●	Effective date: November 1, 2017;
●	Initial lease term: 24 months;
●	The Company shall pay Placer Mining US$100,000 monthly mining lease payments, which shall be paid quarterly;
●	The lease can be extended for another 12 months at any time by the Company by paying Placer Mining a US$600,000 bonus payment and by continuing to pay the monthly US$100,000 lease payments;
●	The option to purchase is exercisable at the Company’s discretion; and
●	Purchase by the Company can be made at any time during lease period and any extension thereto.

On October 2, 2018, the Company announced that it was in default of the Lease and Option Agreement. The default arose as a result of missed lease and operating cost payments, totaling $400,000, which were due at the end of September and on October 1, 2018. As per the Lease and Option Agreement, the Company had 15 days, from the date the notice of default was provided (September 28, 2018), to remediate the default by making the outstanding payment. While management worked with urgency to resolve this matter, management was ultimately unsuccessful in remedying the default, resulting in the Lease and Option Agreement being terminated.

On November 13, 2018, the Company announced that it was successful in renewing the Lease and Option Agreement, effectively with the original Lease and Option Agreement intact, except monthly payments were reduced to $60,000 per month for 12 months, with the accumulated reduction in payments of $140,000 per month added to the purchase price of the Mine should the Company choose to exercise its option.

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On November 1, 2019, the Amended Agreement became effective. The key terms of the Amended Agreement are as follows:

●	The lease period was extended for an additional period of nine months to August 1, 2020, with the option to extend for a further 6 months based upon payment of a one-time $60,000 extension fee;
●	The Company will continue to make monthly care and maintenance payments to Placer Mining of $60,000 until exercising the option to purchase; and
●	The purchase price is set at $11,000,000 for 100% of the marketable assets of the Mine to be paid with $6,200,000 in cash, and $4,800,000 in Common Shares. The purchase price also includes the negotiable EPA costs of $20,000,000. The Amended Agreement provides for the elimination of all royalty payments that were to be paid to the mine owner. Upon signing the amended agreement, the Company paid a one-time, non-refundable cash payment of $300,000 to the mine owner. This payment will be applied to the purchase price upon execution of the purchase option. In the event the Company elects not to exercise the purchase option, the payment shall be treated as an additional care and maintenance payment.

On November 20, 2020, the Company signed a further amendment to the Amended Agreement. Under the terms of the amendment:

●	The Company will continue to make monthly care and maintenance payments to Placer Mining of $60,000 until exercising the option to purchase;
●	The purchase price was reduced to $7,700,000, with $5,700,000 in cash (with an aggregate of $300,000 to be credited toward the purchase price of the Mine as having been previously paid by the Company and an aggregate of $5,400,000 payable in cash outstanding) and $2,000,000 in Common Shares. The reference price for the payment in Common Shares will be based on the Common Share price of the Company’s last equity raise before the option is exercised;
●	The Company’s contingent obligation to settle $1,787,300 of accrued payments due to Placer Mining has been waived; and
●	The Company is to make an advance payment of $2,000,000 (paid) to Placer Mining, which shall be credited toward the purchase price if and when the Company elects to exercise its purchase right. In the event that the Company irrevocably elects not to exercise its purchase right, the advance payment of $2,000,000 will be repaid to the Company within twelve months from the date of such election. This payment had the effect of decreasing the remaining amount payable to purchase the Mine to an aggregate of $3,400,000 payable in cash and $2,000,000 in Common Shares of the Company.

On December 20, 2021, the Company announced its intention to purchase the mine complex, which was consummated on January 7, 2022. With the execution of the EPA settlement agreement amendment and the expected receipt of $8,000,000 proceeds from the Royalty Convertible Debenture, the Company contracted to purchase the Bunker Hill Mine from Placer Mining Corp. and a definitive agreement was signed by both parties. The terms of the purchase were modified to $5,400,000 in cash, from $3,400,000 of cash and $2,000,000 of common shares in the Company. Purchase of the mine consists of over 400 patented mining claims and 5,800 acres of private land.

Closing of the transaction occurred on January 7, 2022, concurrent with funding of the Royalty Convertible Debenture, approval of the transaction by Placer Mining Corp. shareholders, and satisfaction of other closing conditions. See “Subsequent Events”.

Results of Operations

The following discussion and analysis provide information that is believed to be relevant to an assessment and understanding of the results of operation and financial condition of the Company for the year ended December 31, 2021, the six-month period ended December 31, 2020, and the fiscal year ended June 30, 2020, and the three-month periods ended March 31, 2022 and March 31, 2021. Unless otherwise stated, all figures herein are expressed in U.S. dollars, which is the Company’s functional currency.

Comparison of the year ended December 31, 2021 and the six months ended December 31, 2020

Revenue

During the year ended December 31, 2021 the Company generated no revenue (six months ended December 31, 2020 - $nil).

Expenses

During the year ended December 31, 2021, the Company reported total operating expenses of $18,752,504 (six months ended December 31, 2020 - $9,454,396).

The increase in total operating expenses is due to an increase in operation and administration expenses, exploration expenses, legal and accounting expenses and consulting expenses when compared to the six-month period ended December 31, 2020.

For financial accounting purposes, the Company reports all direct exploration expenses under the exploration expense line item of the statement of operations. Certain indirect expenses may be reported as operation and administration expense or consulting expense on the statement of operations.

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Net Loss and Comprehensive Loss

The Company had a net loss and comprehensive loss of $6,402,277 for the year ended December 31, 2021 (six months ended December 31, 2020 - $2,164,454). The increase in net loss compared to the six-month period ended December 31, 2020 was a result of increased operating expenses during the twelve-month period when compared to the six-month period. Additionally, there was accretion and interest from debt and a loss on debt settlement during the year ended December 31, 2021.

Special note should be made of the fact that the period ended December 31, 2021 was a twelve-month year, while the comparative transition period ended December 31, 2020 was a six-month period, with variations in all categories of expense varying as a natural function of the differences in length of time periods.

Comparison of the six months ended December 31, 2020 and the year ended June 30, 2020

Revenue

During the six months ended December 31, 2020 and June 30, 2020, the Company generated no revenue.

Expenses

During the six months ended December 31, 2020, the Company reported total operating expenses of $9,454,396 as compared to $10,793,823 during the year ended June 30, 2020. Increases in operation and admin expenses, legal and accounting expenses and consulting expenses for the six-month period was offset by a decrease in exploration expenses and recognition of a gain on settlement of accounts payable.

Net Loss and Comprehensive Loss

The Company had a net loss and comprehensive loss of $2,164,454 for the six months ended December 31, 2020, as compared to a net loss and comprehensive loss of $31,321,791 for the year ended June 30, 2020. The change in net loss between the two periods was largely affected by the change in derivative liabilities. A gain related to the change in derivative liability for the six-month period ended December 31, 2020 was $10,503,941 compared to a loss related to the change in derivative liability for the year ended June 30, 2020 of $18,843,947, a total change of $29,347,888 between the two comparative periods.

Special note should be made of the fact that the transition period ended December 31, 2020 was a six-month period, while the comparative period ended June 30, 2020 was a twelve-month year, with variations in all categories of expense varying as a natural function of the differences in length of time periods.

Comparison of the three months ended March 31, 2022 and 2021

Revenue

During the three months ended March 31, 2022, and 2021, respectively, the Company generated no revenue.

Expenses

During the three months ended March 31, 2022 and 2021, the Company reported total operating expenses of $5,486,674 and $4,623,974, respectively.

The increase in total operating expenses is due to an increase in mine preparation costs in the most recent quarter as the Company ramps up its preparations to put the mine into production and legal and accounting expenses and consulting expenses required to accomplish the significant events of the quarter (convertible debentures, mine purchase and preparation of the placement of Special Warrants that closed the day after the close of the quarter) when compared to the three-month period ended March 31, 2021.

For financial accounting purposes, the Company reports all direct exploration expenses under the exploration expense line item of the condensed interim consolidated statements of income (loss) and comprehensive income (loss). Management determined that costs of the mine in the most recent quarter constituted mine preparation costs rather than exploration costs, since it was not focused on expanding the mineral resources, but was invested to execute on the tasks and projects required to get the mine into shape for production activities. Certain indirect expenses may be reported as operation and administration expense or consulting expense on the condensed interim consolidated statements of income (loss) and comprehensive income (loss).

Liquidity and Capital Resources

Going Concern

The consolidated financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $75,372,036 and further losses are anticipated in the development of its business. Additionally, the Company owes a total of $12,000,000 to the EPA (see Note 6 to the financial statements) that is classified as current liability unless and until the Company can consummate financial assurances that would reclassify this liability to long-term debt. The Company owes an additional $5,185,706 to the EPA and IDEQ that is due within 12 months. The Company owes a total of $3,540,852, net of discount, to the EPA that is classified as long-term debt. The Company does not have sufficient cash to fund normal operations and meet debt obligations for the next 12 months without deferring payment on certain current liabilities and/or raising additional funds. In order to continue to meet its fiscal obligations in the current fiscal year and beyond, the Company must seek additional financing. This raises substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The accompanying condensed interim consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management is considering various financing alternatives including, but not limited to, raising capital through the capital markets and debt financing. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The ability of the Company to emerge from the exploration stage is dependent upon, among other things, obtain additional financing to continue operations, explore and develop the mineral properties and the discovery, development, and sale of reserves.

Convertible Debentures and Mine Purchase

As described below, in January 2022, the Company closed on two convertible debentures totaling $14,000,000 and used the proceeds to purchase the Mine for a total capitalized cost of $14,247,210, also as described above, as well as satisfy the $2,000,000 EPA payment requirement, the $500,000 deposit requirement on the upcoming plant equipment purchase, the purchase of 225 acres and fund its continuing working capital requirements.

Current Assets and Total Assets

As of March 31, 2022, the Company had: i) total current assets of $4,116,206, compared to total current assets of $3,622,548 at December 31, 2021 – an increase of $493,658; and ii) total assets of $19,089,557, compared to total assets of $4,071,796 at December 31, 2021 – an increase of $15,017,761. The increase in current assets was due to an increase in available cash as a result of the proceeds from the convertible debentures and the deposit toward the purchase of the Pend Oreille Mill, offset by a decrease in prepaid mine acquisition costs held at December 31, 2021 toward the purchase of the Mine and financing activities related to the convertible debentures. Total assets increased principally due to the increase in cash and the purchase of the Mine and mining interest assets, offset by the decrease in prepaid costs related to the anticipated mine acquisition and financing activities.

Total Current Liabilities and Liabilities

As of March 31, 2022, the Company had total current liabilities of $24,872,184 and total liabilities of $54,291,835, compared to total current liabilities of $22,795,277 and total liabilities of $38,314,164 at December 31, 2021. The increase in the current liabilities is reflective of increases in accrued liabilities, interest payable and EPA water treatment payable and current portion of the EPA liability assumed upon the purchase of the Mine, offset by decreases in accounts payable and the short-term DSU liability. Total liabilities increased as a result of the two convertible debentures, the net present value of the long-term portion of the EPA liability assumed with the purchase of the Mine and subscriptions payable for cash received during the quarter for the financing which closed subsequent to the end of the quarter, offset by the decrease in the long-term derivative warrant liability.

Cash Flow

During the quarter ended March 31, 2022, the Company had a net cash increase of $2,524,017, which represents cash provided from convertible debentures and subscriptions received, with proceeds used to fund mining operations and purchase the Mine and real estate assets and make a deposit on future equipment purchases.

During the quarter ended March 31, 2022, cash of $6,839,679 was used in operating activities. This compares with cash used in operating activities of $4,031,935 for the quarter ended March 31, 2021.

During the quarter ended March 31, 2022, cash of $6,379,672 was used in investing activities for the purchase of the Mine, equipment, real estate and a deposit on the purchase of plant equipment, compared with no cash used for investing activities in the quarter ended March 31, 2021

During the quarter ended March 31, 2022, cash of $15,743,368 was provided by financing activities by the two convertible debentures and subscriptions received for an upcoming financing, offset by cash used for lease payments, compared with cash of $5,976,675 provided by financing activities in the quarter ended March 31, 2021

At December 31, 2021, the Company had total assets of $4,071,796 and total liabilities of $38,314,164. This compares to total assets of $6,709,016 and total liabilities of $38,246,613 at December 31, 2020. The decrease in current assets is primarily related to a $3,082,598 net decrease in cash in 2021 which was the result of an $11,372,153 cash use for operating activities, which was partially offset by the proceeds from the issuance of common stock and warrants for net proceeds of $6,013,439 in February 2021 and $2,500,000 of proceeds from a promissory note in September 2021.

As of December 31, 2021, the Company had negative working capital of $19,172,729 compared to negative working capital of $10,132,935 as of December 31, 2020. This increase is primarily the result of the $3,082,598 net decrease in cash and an increase in the amount due to the EPA of $5,945,280.

In December 2021, the Company executed a non-binding term sheet with SRSR and other investors outlining a $50,000,000 project finance package that the Company expects to fulfill the majority of its funding requirements to restart the mine and reach commercial production in mid-2023. The package consists of an $8,000,000 Royalty Convertible Debenture, a $5,000,000 Convertible Debenture, and a multi-metals stream of up to $37,000,000 (the “Stream”). In January 2022, subject to settlement of definitive documentation with SRSR, the $8,000,000 was advanced under the Royalty Convertible Debenture and $6,000,000 was advanced under the Convertible Debenture, which was increased from $5,000,000.

Subject to SRSR internal approvals, further technical and other diligence (including confirmation of full project funding by an independent engineer appointed by SRSR), and satisfactory definitive documentation, the Company expects to close the Stream concurrent with a formal construction decision being made by Q2 2022. A minimum of $27,000,000 and a maximum of $37,000,000 (the “Stream Amount”) will be made available under the Stream, at the Company’s option, once the conditions for availability of the Stream have been satisfied. There can be no assurance that the Stream will close as anticipated. See Notes 8 and 16 to the consolidated financial statements for further information regarding this project finance package.

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In December 2021, in conjunction with its intention to purchase the Bunker Hill mine complex, the Company entered into an amended Settlement Agreement (the “Amendment”) between the Company, Idaho Department of Environmental Quality, US Department of Justice and the EPA, modifying the payment schedule and payment terms for recovery of historical environmental response costs at Bunker Hill Mine incurred by the EPA. Upon the purchase of the Bunker Hill mine complex, the remaining payments of the EPA cost recovery liability would be assumed by the Company, resulting in a total of $19,000,000 liability to the Company, an increase of $8,000,000. The new payment schedule includes a $2,000,000 payment to the EPA within 30 days of execution of this amendment, which was paid subsequent to December 31, 2021. The remaining $17,000,000 will be paid on the following dates:

Date	Amount
November 1, 2024	$3,000,000
November 1, 2025	$3,000,000
November 1, 2026	$3,000,000
November 1, 2027	$3,000,000
November 1, 2028	$3,000,000
November 1, 2029	$2,000,000 plus accrued interest

The resumption of payments in 2024 were agreed in order to allow the Company to generate sufficient revenue from mining activities at the Bunker Hill Mine to address remaining payment obligations from free cash flow.

In addition to the cost recovery payments outlined above, the Amendment includes an initial payment of $2,900,000 of outstanding water treatment costs that have been incurred over the period from 2018 through 2020, to be made within 90 days of the execution of the Amendment. On March 22, 2022, the Company reported that in consultation with the EPA, it has committed to meet the $2,900,000 payment and Financial Assurance obligations by 180 days from the effective date of the Amended Settlement Agreement.

The changes in payment terms and schedule, are contingent upon the Company securing Financial Assurance in the form of performance bonds or letters of credit deemed acceptable to the EPA totaling $17,000,000. These assurances correspond to the Company’s cost recovery obligations to be paid in 2024 through 2029 as outlined above. Should the Company fail to make its scheduled payment, the EPA can draw against this financial assurance. The amount of the bonds or letters of credit will decrease over time as individual payments are made. If the Company fails to post the Final Financial Assurance within 180 days of the execution of the Amendment, the terms of the original agreement as described above will be reinstated (see Note 6 to the consolidated financial statements).

Following the approval of the transaction by Placer Mining Corp. shareholders and satisfaction of other closing conditions, the purchase of the Bunker Hill Mine closed on January 7, 2022. Mine assets were purchased for $7,700,000, with $300,000 of previous lease payments and a deposit of $2,000,000 applied to the purchase, resulting in cash paid at closing of approximately $5,400,000. Concurrently, definitive documentation and all closing conditions were met for the $8,000,000 Royalty Convertible Debenture. The Royalty Convertible Debenture funded the purchase of the Bunker Hill Mine, the $2,000,000 payment to the EPA, and near-term working capital requirements. In January 2022, the Company also closed the $6,000,000 Convertible Debenture, which will fund near-term working capital requirements, mine development, and the advancement of its Prefeasibility Study, including engineering studies for the demobilization and construction of the Pend Oreille Process Plant at Bunker Hill. See Note 16 to the consolidated financial statements for further detail regarding these two financings and the purchase of the Bunker Hill Mine.

On April 1, 2022, the Company announced that it had closed the private placement of 37,849,325 special warrants of the Company (the “Special Warrants”), and a concurrent non-brokered private placement of 1,471,644 units of the Company (the “Non-Brokered Units”) for aggregate gross proceeds of approximately C$11,796,297.at a price of C$0.30 (the “Issue Price”) per Special Warrant, subject to adjustment in certain events.

Each Special Warrant shall be exercisable, for no additional consideration and with no further action on the part of the holder thereof, into one unit (each, a “Unit”) of the Company, subject to adjustment described below, on the earlier of: (i) the third business day after the date upon which both (A) a receipt for a (final) (the “Qualification Prospectus”) qualifying the distribution of the Units issuable upon exercise of the Special Warrants has been issued by the applicable securities regulatory authorities in the Canadian jurisdictions in which purchasers of the Special Warrants are resident, and (B) the registration statement (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “SEC”) registering the Units issuable upon exercise of the Special Warrants has been declared effective by the SEC; and (ii) the date that is six months following the Closing Date (as defined below).

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Each Unit will consist of one common share of the Company (a “Unit Share”) and one common share purchase warrant (each whole common share purchase warrant, a “Warrant”). Each Warrant will entitle the holder to acquire one Common Share for C$0.37 for a period of 36 months following the Closing Date. The Warrants shall also be exercisable on a cashless basis in the event the Registration Statement has not been made effective by the SEC prior to the date of exercise. In the event that a receipt for the Qualification Prospectus has not been obtained and the Registration Statement has not been deemed effective on or before 5:00 p.m. (EST) on the date that is 60 days following the Closing Date, each unexercised Special Warrant will thereafter entitle the holder thereof to receive, upon the exercise thereof, at no additional cost 1.1 Units (instead of one Unit).

In support of plans to rapidly restart the Mine, the Company worked systematically through 2020 and 2021 to delineate mineral resources and conduct various technical studies. Executing this strategy may require securing additional financing, which may include additional indebtedness of $15,000,000 and a cost over-run facility of $13,000,000.

The Company has incurred losses since inception resulting in an accumulated deficit of $72,491,150 and further losses are anticipated in the development of its business. Additionally, as of December 31, 2021, the Company owes a total of $16,417,208 to the EPA that is classified as current liability unless the Company can consummate financial assurances that would reclassify $11,000,000 of this liability to long-term debt. Additionally, the Company expects to close the Stream in 2022 in order to fulfill the majority of its remaining funding requirements to restart the mine and reach commercial production, but there can be no assurance that this financing transaction will close as expected. In order to continue to meet its fiscal obligations in the current fiscal year and beyond, the Company must consummate these transactions as anticipated to meet its financial obligations over the next twelve months. This raises substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Subsequent Events

Events occurring subsequent to December 31, 2021 as disclosed above in the Liquidity and Capital Resources section. In addition, the Company had the following subsequent events.

On January 7, 2022, the Company closed the purchase of the Bunker Hill Mine. Mine assets were purchased for $7,700,000, with $300,000 of previous lease payments and a deposit of $2,000,000 applied to the purchase, resulting in cash paid at closing of approximately $5,400,000. The EPA obligation of $19,000,000 was assumed by Bunker Hill as part of the acquisition. The restructuring of the EPA Settlement payment stream under the Amendment does not occur unless and until the Company puts the financial assurances in place. On March 22, 2022, the Company reported that in consultation with the EPA, it has committed to meet the approximately $2,900,000 and Financial Assurance obligations by 180 days from the effective date of the Amended Settlement Agreement.

On January 25, 2022, the Company announced that it had entered into a non-binding Memorandum of Understanding (“MOU”) with Teck Resources Limited (“Teck”) for the purchase of a comprehensive package of equipment and parts inventory from its Pend Oreille site (the “Pend Oreille Process Plant”) in eastern Washington State, approximately 145 miles from the Bunker Hill Mine by road. The package comprises substantially all processing equipment of value located at the site, including complete crushing, grinding and flotation circuits suitable for a planned ~1,500 ton-per-day operation at Bunker Hill, and total inventory of nearly 10,000 components and parts for mill, assay lab, conveyer, field instruments, and electrical spares. The MOU outlines a purchase price under two scenarios, at Teck’s option: an all-cash $2,750,000 purchase price, or a $3,000,000 purchase price comprised of cash and Bunker Hill shares. Each option includes a $500,000 non-refundable deposit, which has been paid by the Company subsequent to the end of the year. On March 7, 2022, the Company announced the signing of an Asset Purchase agreement for the purchase of the Pend Oreille Process Plant. Closing of the transaction remains subject to certain conditions, including payment of the remaining purchase price by May 15, 2022.

On March 3, 2022, the Company closed the purchase of a 225-acre surface land parcel for a cash payment of approximately $200,000.

On May 13, 2022, the Company issued 10,416,667 units of the Company to Teck Resources Limited at an issue price of C$0.30 per unit, or C$3,125,000 (US$2,500,000), which together with the $500,000 cash payment made in January 2022, satisfied the purchase price of $3,000,000 and applicable sales tax for the Pend Oreille Mill. Each unit consists of one share of common stock and one warrant. Each whole warrant entitles the holder to acquire one share of common stock at a price of C$0.37 for a period of three years.

On April 1, 2022, the Company closed the brokered private placement of 37,849,325 special warrants, and concurrent non-brokered private placement of 1,471,644 units of the Company for aggregate gross proceeds of approximately $11,796,297. The Offering was conducted through a syndicate of agents led by Echelon Wealth Partners Inc. and including BMO Nesbitt Burns Inc. and Laurentian Bank Securities Inc. (collectively, the “Agents”). In connection with the Offering, the Agents and other eligible parties received (i) a cash commission in the amount of $563,968; and (ii) compensation options exercisable to acquire an aggregate of 1,879,892 units of the Company (a “Compensation Unit”) at C$0.30 per unit until April 1, 2024 (the “Agents’ Compensation Options”). Each Compensation Unit consists of one Common Share and one Warrant. Each Warrant entitles the holder thereof to acquire one Warrant Share at a price of $0.37 per Warrant Share until April 1, 2024. The Company agreed it would use its commercially reasonable efforts to obtain a receipt for the Qualification Prospectus in each of the Qualifying Jurisdictions, and will file and use its commercially reasonable efforts to have the Registration Statement deemed effective by the SEC, on or before October 1, 2022. The Company intends to use the net proceeds of the Offering to fund the restart and development at the Company’s Bunker Hill Mine, for the outstanding payment due to the US Environmental Protection Agency, and for general corporate purposes.

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Critical accounting estimates

The preparation of the interim condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and contingent liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Estimates and judgments are continuously evaluated and are based on management’s experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Actual outcomes can differ from these estimates. The key sources of estimation uncertainty that have a significant risk of causing material adjustment to the amounts recognized in the financial statements are:

Share-based payments

Management determines costs for share-based payments using market-based valuation techniques. The fair value of the share awards and warrant liabilities are determined at the date of grant using generally accepted valuation techniques and for warrant liabilities at each balance sheet date thereafter. Assumptions are made and judgment used in applying valuation techniques. These assumptions and judgments include estimating the future volatility of the stock price and expected dividend yield. Such judgments and assumptions are inherently uncertain. Changes in these assumptions affect the fair value estimates.

Warrants and accrued liabilities

Estimating the fair value of derivative warrant liability requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the issuance. This estimate also requires determining the most appropriate inputs to the valuation model including the expected life of the warrants and conversion feature derivative liability, volatility and dividend yield and making assumptions about them.

The Company has to make estimates to accrue for certain expenditures due to delay in receipt of third-party vendor invoices. These accruals are made based on trends, history and knowledge of activities. Actual results may be different.

The Company makes monthly estimates of its water treatment costs, with a true-up to the annual invoice received from the IDEQ. Using the actual costs in the annual invoice, the Company will then reassess its estimate for future periods. Given the nature, complexity and variability of the various actual cost items included in the invoice, the Company has used the most recent invoice as its estimate of the water treatment costs for future periods.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Directors and Executive Officers

The following table sets forth the directors, executive officers, their ages, and all offices and positions held within the Company as of December 31, 2021. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the stockholders and qualified. Officers and other employees serve at the will of the Board.

Name	Position Held with the Company	Age	Date First Elected or Appointed
Sam Ash	President, CEO and Director	43	April 14, 2020
Richard Williams	Executive Chairman and Director	55	March 27, 2020
David Wiens	CFO and Corporate Secretary	42	January 12, 2021
Wayne Parsons	Director	59	January 5, 2018
Cassandra Joseph	Director	50	November 2, 2020
Dickson Hall	Director	69	January 5, 2018
Pamela Saxton	Director	69	October 30, 2020

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Biographical Information

Sam Ash was a Partner from 2015 at Barrick Gold Corp. (“Barrick”) and held various roles over the nine years employed there. This includes three years as General Manager of the Lumwana Copper Mine in Zambia, Technical Support Manager to Barrick’s Copper Business Unit, General Support Manager on the Cortez Mine in Nevada and Chief Engineer leading the roll-out of new Underground Mining standards in the USA and Tanzania. Prior to his time at Barrick, Mr. Ash served as Manager of New Operations for Veris Gold Corp. (formerly, Yukon-Nevada Gold Corp.) primarily on the Jerritt Canyon Mine in Nevada, and also as an Underground Mine Supervisor with Drummond Company, Inc. He has recently completed his Masters’ Degree in Leadership and Strategy at the London Business School and has a BS in Mining Engineering from the University of Missouri Rolla.

Richard Williams is an executive with an established track-record of transformational leadership within the mining industry and other demanding environments. He is currently a Non-Executive Director of Trevali Mining Corporation and an advisor to companies facing complex operational, political or ESG challenges. Formerly the Chief Operating Officer of Barrick and the company’s Executive Envoy to Tanzania, he has also served as Chief Executive Officer of the Afghan Gold and Minerals Company and as a Non-Executive Director of Gem Diamonds Limited. Prior to his commercial mining experience, Mr. Williams served as the Commanding Officer of the British Army’s Special Forces Regiment, the SAS. He holds an MBA from Cranfield University, a BSc in Economics from University College London and an MA in Security Studies from Kings College London.

David Wiens is the Company’s Chief Financial Officer and Corporate Secretary. Mr. Wiens is an experienced mining executive with over 18 years’ experience in corporate finance, financial planning & analysis, treasury and investor relations. Mr. Wiens spent the last eight years with Americas-focused precious metals companies, including over six years at SSR Mining Inc. where he was part of a team that transformed the company from a single asset silver producer with limited mine life to a diversified long-life precious metals company, while meeting production and cost guidance seven years in a row. As Director, Corporate Finance, he led a number of functions including corporate finance, FP&A, treasury, investor relations, concentrate marketing and gold dore sales. SSR Mining Inc. completed a $5 billion merger with Alacer Gold Corp. in September 2020. Prior to his corporate roles, he was an investment banker at a number of financial institutions, including Deutsche Bank AG in London, United Kingdom. Mr. Wiens earned his Bachelor of Commerce with a Finance specialization at the University of British Columbia in Canada, is a CFA® Charterholder, and is completing the CPA designation.

Wayne Parsons is a Director of the Company. Mr. Parsons has 30 years of investment industry experience, having served with numerous Canadian financial institutions, including Nesbitt Thomson Bongard, RBC Dominion Securities, and National Bank Financial Services. Previously Mr. Parsons served on boards of Intertainment Media Inc., American Paramount Gold Corp. and Yappn Corp. He is the owner and founder of Parsons Financial Consulting, a consulting company focused on the technology and mining sectors. Mr. Parsons has an HBA degree from University of Western Ontario.

Cassandra Joseph is an American lawyer with extensive experience managing the commercial relationship between mining companies and environmental regulators. She is currently Senior Vice President, General Counsel and Corporate Secretary for Nevada Copper Corp., having previously been Associate General Counsel for Tahoe Resources Inc. until it was acquired by Pan American Silver Corp. in 2019. Before this, she worked for the Attorney Generals of California and Nevada, as Deputy and Senior Deputy Attorney General, and as a partner in Watson Rounds PLC (now Brownstein Hyatt Farber Schreck LLP). Educated at Santa Clara University, and University of California at Berkeley, she was called to the State Bar of California in 1999; the US Court of Appeals, Ninth Circuit in 2001; State Bar of Nevada in 2005; and the US Supreme Court, US Court of Appeals and Federal Circuit in 2007.

Dickson Hall currently serves as a Director. He is a partner in Valuestone Advisory Limited and manager of Valuestone Global Resources Fund 1, a mining fund associated with Jiangxi Copper Corporation and China Construction Bank International. Mr. Hall has more than 40 years’ experience in the resource field, much of it in Asia. From 2005 to 2016 he directed corporate development efforts in Asia for Hunter Dickinson Inc. (HDI) raising capital, establishing strategic partnerships and broadening the Asian shareholder base for HDI public companies. He was Senior Vice President of Continental Minerals Corporation which developed the Xietongmen copper-gold project in Tibet, China before selling to China’s Jinchuan Group in 2011 for $446 million. Mr. Hall is also a director and Investment Committee member of Can-China Global Resources Fund, an energy and mining fund backed by the Export-Import Bank of China. He is or has been a director of various resource and non-resource companies. Mr. Hall is a graduate of the University of British Columbia (BA, MA) and has diplomas from Beijing University and Beijing Language Institute.

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Pam Saxton is an experienced mining company executive and Director. She is currently on the Board of Aquila Resources Inc. and serving on a North American Advisory Board for Damstra Technology – Damstra Holdings Limited and was previously a Board Member and Audit Committee Chair at Pershing Gold Corporation. As an Executive, she has served as CFO for Thompson Creek Metals Company and NewWest Gold Corporation, both in Colorado. Having started her professional life working as an auditor for Arthur Anderson LLP in Denver, her career has included senior finance appointments in the American Natural Resources Industry including serving as VP Finance for Franco-Nevada Corporation’s U.S. Operations.

Family Relationships

There are no family relationships between any of the current directors or officers of the Company.

Involvement in Certain Legal Proceedings

Neither the Company nor its property is the subject of any other pending legal proceedings, and no other such proceeding is known to be contemplated by any governmental authority. The Company is not aware of any other legal proceedings in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of the Company’s voting securities, or any associate of any such director, officer, affiliate or security holder of the Company, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Directorships

None of the Company’s executive officers or directors is a director of any company with a class of equity securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Code of Ethics

The Company’s Board has adopted a code of ethics that will apply to its principal executive officer, principal financial officer and principal accounting officer or controller and to persons performing similar functions. The code of ethics is designed to deter wrongdoing and to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure, compliance with applicable laws, rules and regulations, prompt internal reporting of violations of the code and accountability for adherence to the code. The Company will provide a copy of its code of ethics, without charge, to any person upon receipt of written request for such, delivered to our corporate headquarters. All such requests should be sent care of Bunker Hill Mining Corp., Attn: Corporate Secretary, 82 Richmond Street East, Toronto, Ontario, Canada, M5C 1P1.

EXECUTIVE COMPENSATION.

Summary Compensation Table

The following table sets forth, for the years indicated, all compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s principal executive officer, chief financial officer and all other executive officers; the information contained below represents compensation paid, distributed or accrued to the Company’s officers for their work related to the Company.

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Name and Principal Position	Year(1)	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards (2)($)	Non-Equity Incentive Plan Compensation (#)	Non-qualified Deferred Compensation Earnings ($)	All other Compensation ($)		Total ($)

David Wiens(3)	December 31, 2021	209,995	66,000	(4)	—	204,213	—	—	—		480,208
Chief Financial Officer	December 31, 2020	—	—		—	—	—	—	—		—
	June 30, 2020	—	—		—	—	—	—	—		—

John Ryan (5)	December 31, 2021	—	—		—	—	—	—	—		—
Former Chief Executive Officer	December 31, 2020	13,500	—		—	—	—	—	—		13,500
	June 30, 2020	51,500	—		—	107,731	—	—	71,240	(8)	230,471

Wayne Parsons (6)	December 31, 2021	120,000	—		—	—	—	—	—		120,000
Former Chief Financial Officer	December 31, 2020	71,390	—		—	—	—	—	—		71,390
	June 30, 2020	136,045	—		—	630,532	—	—	1,144,163	(9)	1,910,740

Richard Williams		180,000	—		—	—	—	—	—		180,000
Executive Chairman	December 31, 2020	78,201	—		—	—	—	—	—		78,201
	June 30, 2020	134,927	—		—	1,020,869	—	—	2,288,325	(10)	3,444,121

Sam Ash(7)	December 31, 2021	250,000	—		—	—	—	—	—		250,000
Chief Executive Officer	December 31, 2020	125,000	—		—	—	—	—	—		125,000
	June 30, 2020	60,000	—		—	—	—	—	158,228	(8)	218,228

(1)	The period ended December 31, 2020 refers to the six-month period ended December 31, 2020.
(2)	Option awards reflect the aggregate grant date fair value computed using the Black-Scholes model; for a discussion, please refer to Note 10 in the Notes to the Financial Statements herein.
(3)	David Wiens appointed as the Company’s CFO on January 1, 2021. On February 19, 2021, 1,037,977 stock options were issued to David Wiens, of which 273,271 stock options vested immediately and the balance of 764,706 stock options vested on December 31, 2021. These options have a 5-year life and are exercisable at C$0.335 per common share. The grant date fair value of the options was estimated at $204,213.
(4)	In February 2021, the Company issued 208,860 February 2021 Units at a deemed price of $0.45 to settle $66,000 (C$83,544) of bonus owed to David Wiens. Each February 2021 Unit consisted of one common share and one common share purchase warrant, which entitles the holder to acquire a common share of the Company at C$0.60 per common share for a period of five years until February 16, 2026.
(5)	John Ryan was the Company’s CEO from October 12, 2018 to April 14, 2020.
(6)	Wayne Parsons was the Company’s CFO from May 22, 2019 to December 31, 2020.
(7)	Sam Ash became the Company’s CEO on April 14, 2020.
(8)	Restricted share units (“RSUs”) granted to Mr. Ryan are calculated using a share price of C$0.50 on the applicable grant date. RSUs granted to Mr. Ash are calculated using a share price of C$0.73 on the applicable grant date.
(9)	DSUs granted to Mr. Parsons are calculated as follows: 2,500,000 * C$0.65 * 0.7041 (the foreign exchange rate as of date of grant).
(10)	DSUs granted to Mr. Williams are calculated as follows: 5,000,000 * C$0.65 * 0.7041 (the foreign exchange rate as of date of grant)

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Grant of Plan Based Awards

On October 24, 2019, 1,575,000 stock options were issued to directors and officers of the Company. These options have a 5-year life and are exercisable at C$0.60 per Common Share.

On April 20, 2020, 5,957,659 stock options were issued to certain directors of the Company. Each stock option entitles the holder to acquire one Common Share of the Company at an exercise price of C$0.55. The stock options vest in one fourth increments upon each anniversary of the grant date and expire in 5 years.

On September 30, 2020, 200,000 stock options were issued to a consultant of the Company. These options have a 3-year life and are exercisable at C$0.60 per Common Share.

On October 30, 2020, 235,000 stock options were issued to a consultant of the Company. These options expire on December 31, 2022 and are exercisable at C$0.50 per Common Share.

On February 19, 2021, 1,037,977 stock options were issued to an officer of the Company, of which 273,271 stock options vest immediately and the balance of 764,706 stock options shall vest on December 31, 2021. These options have a 5-year life and are exercisable at C$0.335 per Common Share.

Outstanding Stock Options Awards At Fiscal Year End

The following table provides a summary of equity awards outstanding at December 31, 2021, for each of the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price (C$)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John Ryan	40,000	—	—	10.00	May 2, 2022
	390,000	—	—	0.60	October 24, 2024	—	—	—	—

Wayne Parsons	415,000	—	—	0.60	October 24, 2024
	500,000	1,500,000	—	0.55	April 20, 2025	—	—	—	—

Richard Williams	989,415	2,968244	—	0.55	April 20, 2025	—	—	—	—

David Wiens	1,037,977	—	—	0.335	February 19, 2026	—	—	—	—

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Long-Term Incentive and Compensation Plans

In May 2020, and as part of its overall compensation planning, the Board introduced a long term incentive plan (the “Long Term Incentive Plan” or “LTIP”) that provides for time-based RSUs, DSUs, options (“Options”) and performance-based share unit awards (“PSUs”, and collectively with RSUs, DSUs and Options, “Awards”) that may be granted to employees, officers and eligible consultants and directors of the Company and its affiliates. Recipients of Awards are defined as “Participants”.

The aim of the Company’s compensation program is to attract and retain highly qualified executives and to link compensation to performance and shareholder value. This must ensure that the compensation is sufficiently competitive to achieve this objective. The Board considers a number of factors in order to determine compensation, including the Company’s contractual obligations, the individual’s performance and other qualitative aspects of the individual’s performance and achievements, the amount of time and effort the individual will devote to the Company and the Company’s financial resources.

The Company’s compensation program is comprised of:

(a)	A base salary or management fee arrangement and benefits. The base salaries or management fee arrangements and benefits paid to the key executives are not based on any specific formula and are set so as to be competitive with other companies of similar size and state of development in the mineral industry. This base salary also includes sign-on incentives, which may be issued in the form of cash, RSUs, DSUs or Options.
(b)	A short-term incentive program in the form of bonuses. Bonuses are paid to key executives based on individual, team and Company performance and the executive’s position in the Company. Any bonus awards are at the sole discretion of the Board.
(c)	Long Term Incentive Plan. The LTIP consists of DSUs, RSUs, PSUs, and Options which provide the Board with additional long term incentive mechanisms to align the interests of the directors, officers, employees or consultants of the Company with shareholder interests. The LTIP also provides for, among other things, an accelerated vesting of awards in the event of a change in control, thereby aligning the Company’s practices with current corporate governance best practices respecting a change in control.

The Board believe that equity-based compensation plans are the most effective way to align the interests of management with those of shareholders. Long-term incentives must also be competitive and align with the Company’s compensation philosophy.

The Company does not have a pension plan that provides for payments or benefits to its executive officers.

Change of Control Agreements

The Company has provided change of control benefits to certain senior officers to encourage them to continue their employment in the event of a purchase, sale, reorganization, or other significant change in the business. These benefits have a “double trigger” meaning that an event of termination is also required in a change of control to trigger a severance payment.

If the employment agreement of the senior officer is terminated by the (a) Company without just cause, or (b) senior officer for good reason pursuant to the terms of the employment agreement, at any time within 12 months of a change of control, the Company is required to make a lump sum severance payment equal to 24 months of base salary. In addition, at such time all Awards shall be deemed to have vested, and all restrictions and conditions applicable to such Awards shall be deemed to have lapsed and the Awards shall be issued and delivered.

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Employment Agreements

The Company has various employment agreements with certain executives, which provide for compensation and certain other benefits and for severance payments under certain circumstances. Certain employment agreements also contain clauses that become effective upon a change of control of the Company, as described above. The Company may be obligated to pay certain amounts to such employees upon the occurrence of any of the defined events in the various employment agreements.

Equity Compensation Plan Information

On April 19, 2011, subject to shareholder approval, which was obtained at the Company’s annual and special meeting of shareholders held on December 21, 2012, the Board approved the adoption of the Liberty Silver Corp. Incentive Share Plan (the “Plan”) under which Common Shares of the Company’s common stock have been reserved for purposes of possible future issuance of incentive stock options, non-qualified stock options, and stock grants to employees, directors and certain key individuals. Under the Plan, the maximum number of Common Shares reserved for issuance shall not exceed 10% of the Common Shares of the Company outstanding from time to time. The purpose of the Plan shall be to advance the interests of the Company by encouraging equity participation in the Company through the acquisition of Common Shares of the Company. In order to maintain flexibility in the award of stock benefits, the Plan constitutes a single plan, but is composed of two parts. The first part is the Share Option Plan which provides grants of both incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended, and nonqualified stock options. The second part is the Share Bonus Plan which provides grants of shares of Company common stock. The following is intended to be a summary of some of the material terms of the Plan, and is subject to, and qualified in its entirety, by the full text of the Plan.

The Plan

The Plan is a rolling plan, under which the maximum number of Common Shares reserved for issuance under the Share Option Plan, together with the Share Bonus Plan, shall not exceed 10% of the Common Shares outstanding (on a non-diluted basis) at any given time. The purpose of the Plan is to advance the interests of the Company by: (i) providing certain employees, senior officers, directors, or consultants of the Company (collectively, the “Optionees”) with additional performance incentives; (ii) encouraging share ownership by the Optionees; (iii) increasing the proprietary interest of the Optionees in the success of the Company; (iv) encouraging the Optionees to remain with the Company; and (v) attracting new employees, officers, directors and consultants to the Company.

Share Option Plan

The following information is intended to be a brief description and summary of the material features of the Share Option Plan:

(a)	The aggregate maximum number of Common Shares available for issuance from treasury under the Share Option Plan, together with the Share Bonus Plan, at any given time is 10% of the outstanding Common Shares as at the date of grant of an option under the Plan, subject to adjustment or increase of such number pursuant to the terms of the Plan. Any Common Shares subject to an option which has been granted under the Share Option Plan and which has been surrendered, terminated, or expired without being exercised, in whole or in part, will again be available under the Plan.

(b)	The exercise price of an option shall be determined by the Board at the time each option is granted, provided that such price shall not be less than the closing price of the Common Shares on the principal stock exchange(s) upon which the Common Shares are listed and posted for trading on the trading day immediately preceding the day of the grant of the option.

(c)	Options granted to persons conducting Investor Relations Activities (as defined in the Plan) for the Company must vest in stages over twelve months with no more than ¼ of the options vesting in any three-month period.

(d)	In the event an Optionee ceases to be eligible for the grant of options under the Share Option Plan, options previously granted to such person will cease to be exercisable within a period of 12 months following the date such person ceases to be eligible under the Plan.

(e)	In the event that a take-over bid or issuer bid is made for all or any of the issued and outstanding Shares, then the Board may, by resolution, permit all options outstanding to become immediately exercisable in order to permit Common Shares issuable under such options to be tendered to such bid.

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Share Bonus Plan

The following information is intended to be a brief description and summary of the material features of the Share Bonus Plan:

(a)	Participants in the Share Bonus Plan shall be directors, officers, employees, or consultants of the Company who, by the nature of their positions are, in the opinion of the Board and upon the recommendation of the President of the Company, in a position to contribute to the success of the Company.
(b)	The determination regarding the amount of bonus Common Shares issued pursuant to the Share Bonus Plan will take into consideration the Optionee’s present and potential contribution to the success of the Company and shall be determined from time to time by the Board. However, in no event shall the number of bonus Common Shares pursuant to the Share Bonus Plan, together with the Share Option Plan, exceed 10% of the issued and outstanding Common Shares in the aggregate.

General Features of the Plan

In addition to the above summaries of the Share Option Plan and the Share Bonus Plan, the following is intended to be a brief description and summary of some of the general features of the Plan:

(a)	The aggregate number of Common Shares reserved pursuant to the Plan for issuance to insiders of the Company within any twelve-month period, under all security-based compensation arrangements of the Company, shall not exceed 10% of the total number of Common Shares then outstanding.
(b)	The aggregate number of Common Shares reserved for issuance pursuant to the Plan to any one person in any twelve-month period shall not exceed 5% of the total number of Common Shares outstanding from time to time, unless disinterested shareholder approval is obtained pursuant to the policies of the Company’s principal stock exchange(s) upon which the Common Shares are listed and posted for trading or any stock exchange or regulatory authority having jurisdiction over the securities of the Company. No more than 2% of the outstanding Common Shares may be granted to any one Consultant (as defined in the Plan) in any twelve-month period, or to persons conducting Investor Relations Activities (as defined in the Plan) in any twelve-month period.

RSU Plan

On March 25, 2020, the Board of the Company approved the adoption of the Company’s Restricted Stock Unit Incentive Plan (the “RSU Plan”) under which RSUs of the Company, whereby each RSU represents the right to receive one Common Share, have been reserved for purposes of possible future issuances of RSUs. The RSU Plan is intended to enhance the Company’s ability to attract and retain highly qualified officers, directors, key employees, consultants and other persons, and to motivate such officers, directors, key employees, consultants and other persons to serve the Company and to expend maximum effort to improve the business results and earnings of the Company by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the RSU Plan provides for the grant of RSUs and any of these awards of RSUs (“RSU Awards”) may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals of the Company.

The following information is intended to be a brief description and summary of the material features of the RSU Plan:

(a)	The maximum number of Common Shares available for issuance under the RSU Plan shall be 7,249,278, subject to adjustment or increase of such number pursuant to the terms of the RSU Plan.
(b)	The number of Common Shares to be issued under the RSU Plan shall not exceed 10% of the total number of the issued and outstanding Common Shares.

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(c)	In the event that an RSU Award is exercised for Common Shares, the Common Shares reserved for issuance in connection with such RSU Award will be returned to the pool of available Common Shares authorized for issuance under the RSU Plan and will be available for reservation pursuant to a new RSU Award grant.
(d)	RSU Awards may be made under the RSU Plan to any employee, director or consultant of the Company, as the Board shall determine and designate from time to time.
(e)	RSU Awards granted under the RSU Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other RSU Award or any award granted under another plan of the Company.
(f)	At the time a grant of RSUs is made, the Board may, in its sole discretion, establish a vesting period applicable to such RSUs, and each RSU Award may be subject to a different vesting period.

DSU Plan

On April 21, 2020, the Board approved the adoption of the Company’s Deferred Share Unit Plan (the “DSU Plan”), pursuant to which the Board may grant DSUs to eligible persons under the DSU Plan. Each DSU entitles the grantee to receive on vesting an amount equal to: (A) the number of vested DSUs elected to be redeemed multiplied by (B) the fair market value of the Common Shares less (C) any applicable withholdings pursuant to the DSU Plan. The purposes of the DSU Plan are to: (i) align the interests of directors of the Company with the long term interests of shareholders of the Company; and (ii) allow the Company to attract and retain high quality directors.

The following information is intended to be a brief description and summary of the material features of the DSU Plan:

(a)	A committee of directors of the Company appointed by the Board to administer the DSU Plan may grant DSUs to any director of the Company in its sole discretion.
(b)	Awards may be made under the DSU Plan to any director of the Company, as the committee appointed by the Board shall determine and designate from time to time.
(c)	Should the Common Shares no longer be publicly traded at the relevant time such that the fair market value of the Common Shares cannot be determined in accordance with the formula set out in the definition of that term pursuant to the DSU Plan, the fair market value of a Common Share shall be determined by the committee appointed by the Board in its sole discretion.
(d)	At the time a grant of DSUs is made, the committee appointed by the Board may, in its sole discretion, establish a vesting period applicable to such DSUs.

Director Compensation

The general policy of the Board is that compensation for independent directors should be a fair mix between cash and equity-based compensation. Additionally, the Company reimburses directors for reasonable expenses incurred during the course of their performance. There are no long-term incentive or medical reimbursement plans. The Company does not pay directors, who are part of management, for Board service in addition to their regular employee compensation. The Board determines the amount of director compensation. The board may appoint a compensation committee to take on this role.

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The following table provides a summary of compensation paid to directors during the year ended December 31, 2021.

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(1)	Total ($)
Dickson Hall	—	—	—	—	—	—	—
Wayne Parsons	120,000	—	—	—	—	—	120,000
Richard Williams	180,000	—	—	—	—	—	180,000
Pam Saxton	37,490	—	—	—	—	7,784	45,274
Cassandra Joseph	37,490	—	—	—	—	7,784	45,274

(1)	RSUs granted to each of Mses. Saxton and Joseph are calculated using a share price of C$0.485 on the applicable grant date.

Equity Compensation Plan

The following table gives information about the Company’s Equity Compensation Plan as of December 31, 2021:

	Number of securities to be issued upon exercise of outstanding options, warrants	Weighted average exercise price of outstanding options, warrants	Number of securities remaining available for future issuances under equity compensation plans, excluding securities reflected in column (a)
Plan category
	(a)	(b)	(c)
Equity compensation plans approved by security holders	9,053,136	$0.58	7,390,408

Equity compensation plans not approved by security holders	-	-	-

Total	9,053,136	$0.58	7,390,408

	Number of securities to be issued upon exercise of outstanding RSUs and DSUs	Weighted average grant date price of outstanding RSUs and DSUs	Number of securities remaining available for future issuances under equity compensation plans, excluding securities reflected in column (a)
Plan category
	(a)	(b)	(c)
RSU Plan	576,000	$0.62	6.673,278

DSU Plan	7,500,000	$1.03	N/A

Total	8,076,000	$0.63	6,372,288

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

There were no material transactions, or series of similar transactions, during the Company’s last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of the small business issuer’s total assets at year-end for the last three completed fiscal years and in which any director, executive officer or any security holder who is known to the Company to own of record or beneficially more than five percent of any class of the Company’s common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

Director Independence

The Company’s common stock is currently traded on the CSE, under the symbol BNKR, and as such, is not subject to the rules of any national securities exchange which requires that a majority of a listed company’s directors and specified committees of its board of directors meet independence standards prescribed by such rules. For the purpose of preparing the disclosures in this document with respect to director independence, the Company has used the definition of “independent director” within the meaning of National Instrument 52-110 – Audit Committees adopted by the Canadian Securities Administration and as set forth in the Marketplace Rules of the NASDAQ, which defines an “independent director” generally as being a person, other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Pam Saxton, Cassandra Joseph, and Dickson Hall are currently the only “independent” directors of the Company.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of consists of 750,000,000 Common Shares with a par value of $0.000001 per Common Share and 10,000,000 preferred shares with a par value of $0.000001 per preferred share. As of April 29, 2022 there were 167,991,712 Common Shares outstanding.

The following description of our Common Shares and provisions of our articles of incorporation and by-laws is only a summary. Investors are directed for a complete description of the terms and provisions of our articles and by-laws, which are exhibits to the registration statement which contains this Prospectus. We encourage you to review complete copies of our articles and by-laws.

Voting Rights

Holders of the Common Shares are entitled to one vote per share on all matters to be voted upon by the shareholder.

Dividend Rights

Holders of Common Shares are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available for dividends.

Liquidation Rights

Upon the liquidation, dissolution, or winding up of our company, the holders of Common Shares are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities.

Conversion and Redemption

Holders of Common Shares have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

The Articles of Incorporation authorizes the Board to establish one or more series of preferred stock. Unless required by law or by any stock exchange, and subject to the terms of the articles of incorporation, the authorized shares of preferred stock will be available for issuance without further action by holders of Common Shares.

The Board is able to determine, with respect to any series of preferred stock, designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any.

The Company could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of Common Shares might believe to be in their best interests or in which the holders of Common Shares might receive a premium over the market price of the Common Shares. Additionally, the issuance of preferred stock may adversely affect the rights of holders of Common Shares by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the rights of the common stock to distributions upon a liquidation, dissolution or winding up or other event. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of Common Shares.

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Change of Control

Nevada’s “Acquisition of Controlling Interest Statute” applies to Nevada corporations that have at least 200 shareholders, with at least 100 shareholders of record being Nevada residents and that do business directly or indirectly in Nevada. Where applicable, the statute prohibits an acquiror from voting shares of a target company’s stock after exceeding certain threshold ownership percentages, until the acquiror provides certain information to the company and a majority of the disinterested shareholders vote to restore the voting rights of the acquiror’s shares at a meeting called at the request and expense of the acquiror. If the voting rights of such shares are restored, shareholders voting against such restoration may demand payment for the “fair value” of their shares. The Nevada statute also restricts a “business combination” with “interested shareholders”, unless certain conditions are met, with respect to corporations which have at least 200 shareholders of record. A “combination” includes:

(i)	any merger with an “interested shareholder,” or any other corporation which is or after the merger would be, an affiliate or associate of the interested shareholder;
(ii)	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets, to an “interested shareholder,” having an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s assets; an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or representing 10% or more of the earning power or net income of the corporation;
(iii)	any issuance or transfer of shares of the corporation or its subsidiaries, having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation to the “interested shareholder”
(iv)	the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by the “interested shareholder”;
(v)	certain transactions which would result in increasing the proportionate percentage of shares of the corporation owned by the “interested shareholder”; or
(vi)	the receipt of benefits, except proportionately as a shareholder, of any loans, advances or other financial benefits by an “interested shareholder.”

An “interested shareholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10% or more of the corporation’s voting stock. A corporation to which this statute applies may not engage in a “combination” within three years after the interested shareholder acquired its shares, unless the combination or the interested shareholder’s acquisition of shares was approved by the board of directors before the interested shareholder acquired the shares. If this approval was not obtained, then after the three-year period expires, the combination may be consummated if all applicable statutory requirements are met.

Approval of mergers, conversion, amendments to the articles of incorporation, and sales, leases or exchanges of all of the property or assets of a corporation, whether or not in the ordinary course of business, requires the affirmative vote or consent of the holders of a majority of the outstanding shares entitled to vote, except that, unless required by the articles of incorporation, no vote of shareholders of the corporation surviving a merger is necessary if:

(i)	the merger does not amend the articles of incorporation of the corporation;
(ii)	each outstanding share immediately prior to the merger is to be an identical share after the merger;
(iii)	The number of voting shares outstanding immediately after the merger, plus the number of voting issued as a result of the merger, either by the conversion of shares securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the surviving domestic corporation outstanding immediately before the merger; and
(iv)	the number of participating shares (i.e. shares that entitle their holders to participate without limitation in distribution) outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit Fees

Effective September 2, 2014, the Company appointed the firm of MNP, LLP, Chartered Professional Accountants, as the Company’s independent audit firm.

MNP, LLP, Chartered Professional Accountants, 50 Burnhamthorpe Road West, Mississauga, ON L5B 3C2, served as the Company’s independent registered public accounting firm for the year ended December 31, 2021, the six months ended December 30, 2020 and year ended June 30, 2020, and is expected to serve in that capacity for the ensuing year 2022. Principal accounting fees for professional services rendered for the Company by MNP, LLP for the year ended December 31, 2021, the six months ended December 31, 2020 and year ended June 30, 2020 are summarized in the following table:

	Year Ended December 31, 2021	Six Months Ended December 31, 2020	Year Ended June 30, 2020
Audit	$107,129	$115,272	62,179
Audit related	36,449	28,432	22,180
Tax	-	34,118	—
All other	12,841	13,160	7,012
Total	$156,419	$190,982	91,371

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Audit Related Fees

The aggregate fees billed by MNP, LLP for assurance and related services that were related to its review of the Company’s quarterly financial statements.

Tax Fees

The aggregate fees billed by MNP, LLP for tax compliance, advice and planning.

All Other Fees

The aggregate fees billed by MNP, LLP for all other professional services .

Audit Committee’s Pre-approval Policies and Procedures

At the Company’s regularly scheduled and special meetings, the Board, or the Board-appointed audit committee, considers and pre-approves any audit and non-audit services to be performed by the Company’s independent registered public accounting firm. The audit committee has the authority to grant pre-approvals of non-audit services.

SELLING SHAREHOLDERS AND CERTAIN BENEFICIAL OWNERS

This Prospectus covers the offering of up to 201,231,313 Common Shares by selling shareholders. This includes Common Shares acquirable upon exercise of the Special Warrants and our other outstanding warrants.

Selling shareholders are persons or entities that, directly or indirectly, have acquired shares, or will acquire shares from us from time to time upon exercise of certain warrants. This Prospectus and any Prospectus supplement will only permit the selling shareholders to sell the Common Shares identified in the column “Number of Shares Offered Hereby”.

The selling shareholders may from time to time offer and sell the Common Shares pursuant to this Prospectus and any applicable Prospectus supplement. The selling shareholders may offer all or some portion of the Common Shares they hold or acquire, but only Common Shares that are currently outstanding or are acquired upon the exercise of certain warrants that are currently outstanding, and in either case included in the “Number of Shares Offered Hereby” column, may be sold pursuant to this Prospectus or any applicable Prospectus supplement.

The Common Shares issued to the selling shareholders are “restricted” securities under applicable federal and state securities laws and are being registered to give the selling shareholders the opportunity to sell their Common Shares. The registration of such Common Shares does not necessarily mean, however, that any of these Common Shares will be offered or sold by the selling shareholders. The selling shareholders may from time to time offer and sell all or a portion of their Common Shares on the CSE, in the over-the-counter market (to the extent that there is a market), in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

The registered Common Shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying Prospectus supplement. See “Plan of Distribution”.

Each of the selling shareholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the registered Common Shares to be made directly or through agents. To the extent that any of the selling shareholders are affiliates of our Company or are brokers or dealers, they may be deemed to be “underwriters” within the meaning of the Securities Act and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act. As of the date of this Prospectus and based on the representations we have received from the selling shareholders, 230 of the selling shareholders are brokers or dealers or are affiliated with a broker or dealer and are identified below. Selling shareholders that are affiliates of or have material relationships with our Company are also identified below.

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The following table sets forth the name of persons who are offering the resale of Common Shares by this Prospectus, the number of Common Shares beneficially owned by each person, the number of Common Shares that may be sold in this offering and the number of Common Shares each person will own after the offering, assuming they sell all of the Common Shares offered. The information appearing in the table below is based on information provided by or on behalf of the named selling shareholders and is given as of May 1, 2022. We will not receive any proceeds from the resale of the Common Shares by the selling shareholders.

		Common Shares Beneficially Owned Prior to Offering (Undiluted Basis)		Common Shares Purchase Warrants Owned Prior to Offering	Common Shares Beneficially Owned Prior to Offering (Partially diluted Basis)		Common Shares Offered			Common Shares Beneficially Owned After Offering
#	Registered Name & Address	Number	%	Number	Number	%	Warrants	Shares	Number	Number	%
1	Raymond James LTD, ITF Carson Seabolt 1CB-780E-0 2100-925 West Georgia Street Vancouver BC V6C 3L2	-	0.00%	500,000	500,000	0.24%	500,000		500,000	-	0.00%
2	Gavin Paul Nesbitt, 5 Floor, Alexandra House, Chater Road, Hong Kong	-	0.00%	230,000	230,000	0.11%	230,000		230,000	-	0.00%
3	Canaccord Genuity Corp, ITF Medalist Capital, ACC 1YO -346E-1 2200-609 Granuile St Vancouver V7Y 1H2	-	0.00%	357,000	357,000	0.17%	357,000		357,000	-	0.00%
4	Regent Park Securities LTD, 77 New Cavendish Street, London, W1W 6XB Ryan Woodman/Maru Flamarique	-	0.00%	143,571	143,571	0.07%	143,571		143,571	-	0.00%
5	Extract Capital Master Fund LTD, 227 Elgin Avenue, George Town, Grand Cayman, KY1-1107, Cayman Islands	2,228,571	1.08%	2,228,571	4,457,142	2.12%	2,228,571		2,228,571	2,228,571	1.07%
6	Fim Nominees Limited, 55 Athol Street, Douglas Isle Ofman Imiila	-	0.00%	20,000	20,000	0.01%	20,000		20,000	-	0.00%
7	Ixios Asset Management, 6 rue Menars 75002, , Paris, , , France	4,107,000	2.00%	4,107,000	8,214,000	3.84%	4,107,000		4,107,000	4,107,000	1.96%
8	BMO Nesbitt Burns Inc., ITF Lynwood Opportunties Master Fund A/C 402-21922-25 1 First Canadian Place, B1 Level, Stock Cage, Toronto ON M5X 1H3	1,250,000	0.61%	1,714,000	2,964,000	1.42%	1,714,000		1,714,000	1,250,000	0.60%
9	George and Patricia Laborde, A/C E5B 0245-L 396-11 Avenue SW, Suite 1410 Calgary, AB T2R 0C5	120,000	0.06%	70,000	190,000	0.09%	70,000		70,000	120,000	0.06%
10	National Bank Financial, ITF Mcfarlane Legacy Tryst Account # 11ZDG8E 3000-475 Howe Street, Vancouver, BC V6C 2B3	-	0.00%	100,000	100,000	0.05%	100,000		100,000	-	0.00%
11	National Bank Financial, ITF Mcfarlane Legacy Tryst Account # 11ZDG8E 3000-475 Howe Street, Vancouver, BC V6C 2B3	-	0.00%	100,000	100,000	0.05%	100,000		100,000	-	0.00%
12	National Bank Financial, ITF Mcfarlane Legacy Tryst Account # 11ZDG8E 3000-475 Howe Street, Vancouver, BC V6C 2B3	-	0.00%	100,000	100,000	0.05%	100,000		100,000	-	0.00%
13	Seth Chang 5626 Highbury St. Vancouver, BC V6N 1Y8	-	0.00%	10,000	10,000	0.00%	10,000		10,000	-	0.00%
14	David Richard Brown, 166 Alexandra Blvd Toronto, On M4R 1M4	2,928	0.00%	500,000	502,928	0.24%	500,000		500,000	2,928	0.00%
15	Terry Bohaychuck 903-9915-115 St Edmonton, AB T5K 1S5	60,000	0.03%	30,000	90,000	0.04%	30,000		30,000	60,000	0.03%
16	National Bank Financial Inc., ITF 2713104 Ontario Inc. Account # 5FL4G1E M-100-1010 De La Gauchetiere W Montreal, Quebec H3B 5J2	-	0.00%	100,000	100,000	0.05%	100,000		100,000	-	0.00%
17	National Bank Financial Inc., ITF Tara Fox 41T EV0 M100-1010 de la Gauchetiere St.W Montreal QC, H3B 5J2	-	0.00%	228,500	228,500	0.11%	228,500		228,500	-	0.00%
18	National Bank Financial Inc., ITF Miodrag Kotlajic 41TKV9 M100-1010 de la Gauchetiere St.W Montreal QC H3B 5J2	-	0.00%	142,500	142,500	0.07%	142,500		142,500	-	0.00%
19	National Bank Financial Inc., ITF Raymond Eno & Darcy Dalgaard M100-1010 de la Gauchetiere St.W Montreal QC H3B 5J2	-	0.00%	28,500	28,500	0.01%	28,500		28,500	-	0.00%
20	Global Prime Partners 101 Wigmore Street, London, W1U 1QU	-	0.00%	1,780,000	1,780,000	0.86%	1,780,000		1,780,000	-	0.00%
21	RF Securities Clearing LP, ITF Sean Matter 420-7H60-J 145 King Street West, suite 200, Toronto ON, M5H 1J8	-	0.00%	100,000	100,000	0.05%	100,000		100,000	-	0.00%
22	RF Securities Clearing LP, ITF 300-3PJ0-E 145 King St W Suite 200, Toronto ON, M5H 1J8	-	0.00%	145,000	145,000	0.07%	145,000		145,000	-	0.00%
23	RF Securities Clearing LP, ITF 300-0YR0-E 145 King St W Suite 200 Toronto ON M5H 1J8	-	0.00%	86,000	86,000	0.04%	86,000		86,000	-	0.00%
24	Canaccord Genuity, ITF Scott Cowie 2200-609 Granville Street, Vancouver, BC, 7VY 1H2	-	0.00%	71,500	71,500	0.03%	71,500		71,500	-	0.00%
25	Canaccord Genuity, ITF Anthony Harnett 2200-609 Granville Street, Vancouver, BC, 7VY 1H2	800,000	0.39%	1,550,000	2,350,000	1.13%	1,550,000	800,000	2,350,000	-	0.00%
26	Canaccord Genuity, ITF Brent Bonney 2200-609 Granville Street, Vancouver, BC, 7VY 1H2	-	0.00%	14,000	14,000	0.01%	14,000		14,000	-	0.00%
27	Canaccord Genuity, ITF Charles Beil 2200-609 Granville Street, Vancouver, BC, 7VY 1H2	15,000	0.01%	15,000	30,000	0.01%	15,000		15,000	15,000	0.01%
28	Canaccord Genuity Corp, ITF Christopher Macintosh 2200-609 Granville St Vancouver V7Y 1H2	-	0.00%	100,000	100,000	0.05%	100,000		100,000	-	0.00%
29	Canaccord Genuity Corp, ITF Chris Degroot 2200-609 Granville St Vancouver V7Y 1H2	-	0.00%	100,000	100,000	0.05%	100,000		100,000	-	0.00%
30	Canaccord Genuity Corp, ITF Gerald Mumford 2200-609 Granville St Vancouver V7Y 1H2	100,000	0.05%	100,000	200,000	0.10%	100,000		100,000	100,000	0.05%
31	Canaccord Genuity Corp, ITF Leon Soldaat 2200-609 Granville St Vancouver V7Y 1H2	-	0.00%	80,000	80,000	0.04%	80,000		80,000	-	0.00%
32	Canaccord Genuity Corp, ITF PATRICK DEGROOT 2200-609 Granville St Vancouver V7Y 1H2	-	0.00%	100,000	100,000	0.05%	100,000		100,000	-	0.00%
33	Canaccord Genuity Corp, ITF MARCEL DEGROOT 2200-609 Granville St Vancouver V7Y 1H2	-	0.00%	200,000	200,000	0.10%	200,000		200,000	-	0.00%
34	Canaccord Genuity Corp, ITF Rishabh Vir 2200-609 Granville St Vancouver V7Y 1H2	-	0.00%	43,000	43,000	0.02%	43,000		43,000	-	0.00%

63

35	Canaccord Genuity Corp, ITF Shaun Gibson 2200-609 Granville St Vancouver V7Y 1H2	304,000	0.15%	100,000	404,000	0.20%	100,000		100,000	304,000	0.15%
36	Canaccord Genuity Corp, ITF Thomas Hofmann 2200-609 Granville St Vancouver V7Y 1H2	30,000	0.01%	30,000	60,000	0.03%	30,000		30,000	30,000	0.01%
37	Canaccord Genuity Corp, ITF Rachael Wilson 2200-609 Granville St Vancouver V7Y 1H2	-	0.00%	171,500	171,500	0.08%	171,500		171,500	-	0.00%
38	Canaccord Genuity Corp, ITF Scott Harkness 2200-609 Granville St Vancouver V7Y 1H2	-	0.00%	60,000	60,000	0.03%	60,000		60,000	-	0.00%
39	Canaccord Genuity Corp, ITF STICHTING LEGAL OWNER CDFUND 2200-609 Granville St Vancouver V7Y 1H2	1,000,000	0.49%	1,000,000	2,000,000	0.96%	1,000,000		1,000,000	1,000,000	0.48%
40	Canaccord Genuity Corp, ITF Yannick Dubuc 2200-609 Granville St Vancouver V7Y 1H2	-	0.00%	45,000	45,000	0.02%	45,000		45,000	-	0.00%
41	Canaccord Genuity Corp, ITF William Groenewegen 2200-609 Granville St Vancouver V7Y 1H2	-	0.00%	100,000	100,000	0.05%	100,000		100,000	-	0.00%
42	Justin Vliestra, 47 Ruijs Blvd Brantford, ON N3T 0E2	-	0.00%	600,000	600,000	0.29%	600,000		600,000	-	0.00%
43	Ryan Doersam Lote, K125 Nosara/Nicoya/Guanacaste Costa Rica 50206	-	0.00%	100,000	100,000	0.05%	100,000		100,000	-	0.00%
44	Kerry Stern 1826 33 Ave SW Calgary, AB T2T 1Y9	100,000	0.05%	100,000	200,000	0.10%	100,000		100,000	100,000	0.05%
45	Darren Reinhardt, Box 79 Site 20 RR#2, Strathmore, AB T1P 1K5	50,000	0.02%	50,000	100,000	0.05%	50,000		50,000	50,000	0.02%
46	Murray Cobbe, 150 Country Club Lane, Calgary, AB T3R 1G2	100,000	0.05%	105,000	205,000	0.10%	105,000		105,000	100,000	0.05%
47	Wayne and/or Eleanor Chiu, 10005-11 Ave SW, Calgary, AB T2R 0G1	100,000	0.05%	100,000	200,000	0.10%	100,000		100,000	100,000	0.05%
48	Thomas Whalen, 145 Aspen Acres ,Manor SW, Calgary, AB T3H 0W6	60,000	0.03%	60,000	120,000	0.06%	60,000		60,000	60,000	0.03%
49	Al Saurette, 2716 Signal Ridgeview SW Calgary, AB T3H 2J6	100,000	0.05%	100,000	200,000	0.10%	100,000		100,000	100,000	0.05%
50	Ted Dakin 1102-50 Hall Rd Georgetown, ON L7G 0U8	100,000	0.05%	100,000	200,000	0.10%	100,000		100,000	100,000	0.05%
51	Matthew Engelhardt 307 Hawk’s Nest Hollow Priddis Greens, AB T0L 1W3	-	0.00%	100,000	100,000	0.05%	100,000		100,000	-	0.00%
52	PI Financial ITF Michael Ohnona ,40 King St W,, Toronto, ON M5H 3Y2	-	0.00%	15,000	15,000	0.01%	15,000		15,000	-	0.00%
53	PI Financial Corp ITF Ronald Stoferle ,1900-666 Burrard St. Vancouver B.C. V6C 3N1	69,500	0.03%	142,500	212,000	0.10%	142,500		142,500	69,500	0.03%
54	PI Financial Corp ITF Frank Muller ,1900-666 Burrard St. Vancouver B.C. V6C 3N1	33,000	0.02%	33,000	66,000	0.03%	33,000		33,000	33,000	0.02%
55	Em Henry Holdings Ltd 33058 Mountain Glen View Cochrane, AB T4E 0G6	100,000	0.05%	100,000	200,000	0.10%	100,000		100,000	100,000	0.05%
56	Wyatt Roadhouse 14 Westpark Pl SW Calgary, AB T3H 0C3	20,000	0.01%	50,000	70,000	0.03%	50,000		50,000	20,000	0.01%
57	Trevor Williams Box 361 Stavely, AB T0L 1Z0	115,000	0.06%	115,000	230,000	0.11%	115,000		115,000	115,000	0.06%
58	Grundy Holdings 14445 123 Ave NW Edmonton, AB T5L 2Y1	40,000	0.02%	40,000	80,000	0.04%	40,000		40,000	40,000	0.02%
59	Peter James 1819 20 Ave NW Calgary, AB T2M 1H4	100,000	0.05%	100,000	200,000	0.10%	100,000		100,000	100,000	0.05%
60	Sue Riddell Rose 91 Woodhaven View SW Calgary, AB T2W 5P6	-	0.00%	100,000	100,000	0.05%	100,000		100,000	-	0.00%
61	Kurtis Lively Box 1799 Nanton, AB T0L 1R0	40,000	0.02%	40,000	80,000	0.04%	40,000		40,000	40,000	0.02%
62	Melanie Nahayowski 1618 37 Ave SW Calgary, AB T2T 0V3	40,000	0.02%	40,000	80,000	0.04%	40,000		40,000	40,000	0.02%
63	Donald Kerr 294 Somerside PK SW Calgary, AB T2Y 3G6	100,000	0.05%	100,000	200,000	0.10%	100,000		100,000	100,000	0.05%
64	National Bank Financial Inc. ITF John Barbieri A/C #2C 8469A 1010 de la Gauchetiere Street West, M100 Montreal QC, H3B 5J2	86,000	0.04%	86,000	172,000	0.08%	86,000		86,000	86,000	0.04%
65	Roger Muelhaupt Espigraben 18A Eschenz 8264 Switzerland	-	0.00%	200,000	200,000	0.10%	200,000		200,000	-	0.00%
66	National Bank Financial Inc. ITF Glenn Jessome A/C #2RJD04E 1010 de la Gauchetiere Street West, M100 Montreal QC, H3B 5J2	-	0.00%	115,000	115,000	0.06%	115,000		115,000	-	0.00%
67	National Bank Financial Inc. ITF K J Harrison & Partners Inc 1010 de la Gauchetiere Street West, M100 Montreal QC, H3B 5J2	-	0.00%	71,000	71,000	0.03%	71,000		71,000	-	0.00%
68	Ruffer LLP for and on behalf of LF Ruffer Gold Fund RGF 199 A/C BNXF1002852, 80 Victoria St, Westminster, London SW1E 5JL, UK	12,575,000	6.11%	12,575,000	25,150,000	10.89%	12,575,000	2,950,000	15,525,000	9,625,000	4.47%
69	National Bank Financial Inc. ITF Mark Souvenir Account #41SER1E M100-010 de la Gauchetiere St.W Montreal QC H3B 5J2	-	0.00%	30,000	30,000	0.01%	30,000		30,000	-	0.00%
70	National Bank Financial Inc. ITF Ryan Maloney Account #41SES1A M100-010 de la Gauchetiere St.W Montreal QC H3B 5J2	-	0.00%	29,000	29,000	0.01%	29,000		29,000	-	0.00%
71	National Bank Financial Inc. ITF Brian Lough Account # M100-010 de la Gauchetiere St.W Montreal QC H3B 5J2	162,500	0.08%	100,000	262,500	0.13%	100,000		100,000	162,500	0.08%
72	National Bank Financial Inc. ITF Shreenath Kargutkar Account #41SP10A M100-010 de la Gauchetiere St.W Montreal QC H3B 5J2	-	0.00%	40,000	40,000	0.02%	40,000		40,000	-	0.00%
73	National Bank Financial Inc. ITF Filipe Martins Account #41SES4A M100-010 de la Gauchetiere St.W Montreal QC H3B 5J2	-	0.00%	143,000	143,000	0.07%	143,000		143,000	-	0.00%
74	National Bank Financial Inc. ITF 1835158 Ontario Account #41SHF6A M100-010 de la Gauchetiere St.W Montreal QC H3B 5J2	57,000	0.03%	57,000	114,000	0.06%	57,000		57,000	57,000	0.03%
75	Canaccord Genuity Corp. ITF Martin Bourdais Suite 2200 - 609 Granville Street Vancouver, BC V7Y 1H2	-	0.00%	25,000	25,000	0.01%	25,000		25,000	-	0.00%
76	Canaccord Genuity Corp. ITF Jose Alberto Vizquerra Benavides Suite 2200 - 609 Granville Street Vancouver, BC V7Y 1H2	-	0.00%	71,400	71,400	0.03%	71,400		71,400	-	0.00%
77	Canaccord Genuity Corp. ITF Julian Weekes Suite 2200 - 609 Granville Street Vancouver, BC V7Y 1H2	60,000	0.03%	60,000	120,000	0.06%	60,000		60,000	60,000	0.03%

64

78	Canaccord Genuity Corp. ITF Jill E Klepacki Suite 2200 - 609 Granville Street Vancouver, BC V7Y 1H2	30,000	0.01%	30,000	60,000	0.03%	30,000	30,000	30,000	0.01%
79	Canaccord Genuity Corp. ITF Kevin Kerls Suite 2200 - 609 Granville Street Vancouver, BC V7Y 1H2	14,600	0.01%	28,600	43,200	0.02%	28,600	28,600	14,600	0.01%
80	Canaccord Genuity Corp. ITF Raymond Wong Suite 2200 - 609 Granville Street Vancouver, BC V7Y 1H2	60,000	0.03%	60,000	120,000	0.06%	60,000	60,000	60,000	0.03%
81	Canaccord Genuity Corp ITF DV Trading Inc, Brookfield Place,, 161 Bay Street,Suite 3000, P.O. Box 516 Toronto, ON M5J 2S1	33,500	0.02%	50,000	83,500	0.04%	50,000	50,000	33,500	0.02%
82	Canaccord Genuity Corp. ITF GLEN H MCKAY ,Suite 2200 - 609 Granville Street Vancouver, BC V7Y 1H3	-	0.00%	100,000	100,000	0.05%	100,000	100,000	-	0.00%
83	Canaccord Genuity Corp. IN TRUST FOR, ANUPAM AGARWAL, Account # 65LH00A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	-	0.00%	10,000	10,000	0.00%	10,000	10,000	-	0.00%
84	Canaccord Genuity Corp. IN TRUST FOR, NATALIE TURMINE, Account # 65LG89A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	10,000	0.00%	10,000	20,000	0.01%	10,000	10,000	10,000	0.00%
85	Derrick Young 6880 Lancaster St, Vancouver, BC, V5S 3B2	14,000	0.01%	14,000	28,000	0.01%	14,000	14,000	14,000	0.01%
86	Canaccord Genuity Corp. IN TRUST FOR, JOSEPH PERRY, Account # 65LF96A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	14,286	0.01%	14,286	28,572	0.01%	14,286	14,286	14,286	0.01%
87	Canaccord Genuity Corp. IN TRUST FOR, MATHEW KALEEL, Account # 65LH25A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	-	0.00%	14,500	14,500	0.01%	14,500	14,500	-	0.00%
88	Canaccord Genuity Corp. IN TRUST FOR, TIMOTHY WRIGHT, Account # 65LF53A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	14,500	0.01%	14,500	29,000	0.01%	14,500	14,500	14,500	0.01%
89	Canaccord Genuity Corp. IN TRUST FOR, ADAM HANSON, Account # 65LG97A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	-	0.00%	15,000	15,000	0.01%	15,000	15,000	-	0.00%
90	Canaccord Genuity Corp. IN TRUST FOR, EFSTATHIOS VRAKAS, Account # 65LG30A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	15,000	0.01%	15,000	30,000	0.01%	15,000	15,000	15,000	0.01%
91	Canaccord Genuity Corp. IN TRUST FOR, STEVEN MASON, Account # 65LG92A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	-	0.00%	15,000	15,000	0.01%	15,000	15,000	-	0.00%
92	Kevin J. Pilon, APT 246, 4875 Governor Drive San Diego, CA 92122-3055 USA	15,000	0.01%	15,000	30,000	0.01%	15,000	15,000	15,000	0.01%
93	INVESTOR COMPANY, ITF Marvin Wieler, Account # 3939B6J 3rd Floor, 77 BLOOR ST. W. PO Box 5999 Station F TORONTO, ON M5S 1M2	13,000	0.01%	15,000	28,000	0.01%	15,000	15,000	13,000	0.01%
94	SHU YI LO 835 LAIRD CRT Burnaby, BC, V5B 0A6	-	0.00%	18,000	18,000	0.01%	18,000	18,000	-	0.00%
95	Canaccord Genuity Corp. IN TRUST FOR, TIM-FREDERIK KOHLER, Account # 65LG99A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	20,000	0.01%	20,000	40,000	0.02%	20,000	20,000	20,000	0.01%
96	MENG-JU HO 687 KENENG CRT COQUITLAM, BC V3J 7T6	20,000	0.01%	20,000	40,000	0.02%	20,000	20,000	20,000	0.01%
97	Canaccord Genuity Corp. IN TRUST FOR, JAMIE KEECH, Account # 65L201A1 2200-609, Granville Street, Vancouver, BC V7Y 1H2	-	0.00%	21,500	21,500	0.01%	21,500	21,500	-	0.00%
98	Canaccord Genuity Corp. IN TRUST FOR, CHRISTOPHER SHEPHERD Account # 65LG87A1, 2200-609, Granville Street Vancouver, BC V7Y 1H2	21,500	0.01%	21,500	43,000	0.02%	21,500	21,500	21,500	0.01%
99	Canaccord Genuity Corp. IN TRUST FOR, ERIC MARINACCI Account # 65LH29A1, 2200-609 Granville Street Vancouver, BC V7Y 1H2	21,500	0.01%	21,500	43,000	0.02%	21,500	21,500	21,500	0.01%
100	Canaccord Genuity Corp. IN TRUST FOR, JENNIFER KIM, Account # 65LH28A1, 2200-609 Granville Street, Vancouver, BC V7Y 1H2	21,500	0.01%	21,500	43,000	0.02%	21,500	21,500	21,500	0.01%
101	Canaccord Genuity Corp. IN TRUST FOR, MUHAMAD FAIZUL RAMLI, Account # 65LG79A1, 2200-609 Granville Street, Vancouver, BC V7Y 1H2	22,500	0.01%	22,500	45,000	0.02%	22,500	22,500	22,500	0.01%
102	Canaccord Genuity Corp. IN TRUST FOR, HASAN HERBERT, Account # 65LH27A1, 2200-609 Granville Street, Vancouver, BC V7Y 1H2	24,500	0.01%	24,500	49,000	0.02%	24,500	24,500	24,500	0.01%
103	Canaccord Genuity Corp. IN TRUST FOR, HASMUKH PATEL, Account # 65LG95A1, 2200-609 Granville Street, Vancouver, BC V7Y 1H2	-	0.00%	25,000	25,000	0.01%	25,000	25,000	-	0.00%
104	Canaccord Genuity Corp. IN TRUST FOR, LACHLAN MINETT, Account # 65L202A1, 2200-609 Granville Street, Vancouver, BC V7Y 1H2	26,000	0.01%	26,000	52,000	0.03%	26,000	26,000	26,000	0.01%
105	Canaccord Genuity Corp. IN TRUST FOR, SEAN DE WITT, Account # 65B670V1, 2200-609 Granville Street, Vancouver, BC V7Y 1H2	-	0.00%	28,000	28,000	0.01%	28,000	28,000	-	0.00%
106	Steven Yun 3458 Mons Drive, Vancouver, BC V5M 3E6	21,500	0.01%	28,000	49,500	0.02%	28,000	28,000	21,500	0.01%
107	Canaccord Genuity Corp. IN TRUST FOR, MATTHEW DELLIT, Account # 65LF81A1, 2200-609 Granville Street, Vancouver, BC V7Y 1H2	-	0.00%	28,500	28,500	0.01%	28,500	28,500	-	0.00%
108	Canaccord Genuity Corp. IN TRUST FOR, VESPER CAPITAL LTD, Account # 31FU15A1, 2200-609 Granville Street, Vancouver, BC V7Y 1H2	-	0.00%	28,500	28,500	0.01%	28,500	28,500	-	0.00%
109	Canaccord Genuity Corp. IN TRUST FOR, JONATHAN YAN, Account # 65LG74A1, 2200-609 Granville Street, Vancouver, BC V7Y 1H2	-	0.00%	29,000	29,000	0.01%	29,000	29,000	-	0.00%
110	Canaccord Genuity Corp. IN TRUST FOR, KANDIAH KANAGARAJAH, Account # 20MH28A1, 2200-609 Granville Street, Vancouver, BC V7Y 1H2	-	0.00%	30,000	30,000	0.01%	30,000	30,000	-	0.00%

65

111	Canaccord Genuity Corp. IN TRUST FOR, IGNACIO LOYOLA IZUZQUIZA SERRANO, Account # 65L193A1, 2200-609 Granville Street, Vancouver, BC V7Y 1H2	-	0.00%	30,000	30,000	0.01%	30,000		30,000	-	0.00%
112	Canaccord Genuity Corp. IN TRUST FOR, SYLVAIN LAMBERT, Account # 65J379S1, 2200-609 Granville Street, Vancouver, BC V7Y 1H2	-	0.00%	30,000	30,000	0.01%	30,000		30,000	-	0.00%
113	Canaccord Genuity Corp. IN TRUST FOR, 2641916 ONTARIO INC, Account # 65LG64A1, 2200-609 Granville Street, Vancouver, BC V7Y 1H2	-	0.00%	30,000	30,000	0.01%	30,000		30,000	-	0.00%
114	Canaccord Genuity Corp. IN TRUST FOR, DANIEL RODRIGUEZ, Account # 65LG75A1, 2200-609 Granville Street, Vancouver, BC V7Y 1H2	-	0.00%	30,000	30,000	0.01%	30,000		30,000	-	0.00%
115	Canaccord Genuity Corp. IN TRUST FOR, GEROLF DE WIN, Account # 65LF89A1, 2200-609 Granville Street, Vancouver, BC V7Y 1H2	-	0.00%	30,000	30,000	0.01%	30,000		30,000	-	0.00%
116	Canaccord Genuity Corp. IN TRUST FOR, JOHANNES SCHUNTER, Account # 65L261A1, 2200-609 Granville Street, Vancouver, BC V7Y 1H2	-	0.00%	30,000	30,000	0.01%	30,000		30,000	-	0.00%
117	Canaccord Genuity Corp. IN TRUST FOR, EDWARD JOHN FOURNIER, Account # 65LH24A1, 2200-609 Granville Street, Vancouver, BC V7Y 1H2	30,000	0.01%	30,000	60,000	0.03%	30,000		30,000	30,000	0.01%
118	Canaccord Genuity Corp. IN TRUST FOR, RONALD-MARK/JOSEPHIN DEACON/MULLIGAN, Account # 65LG86A1, 2200-609 Granville Street, Vancouver, BC V7Y 1H2	30,000	0.01%	30,000	60,000	0.03%	30,000		30,000	30,000	0.01%
119	Canaccord Genuity Corp. IN TRUST FOR, THOMAS HOFMANN, Account # 65LG25A1, 2200-609 Granville Street, Vancouver, BC V7Y 1H2	-	0.00%	30,000	30,000	0.01%	30,000		30,000	-	0.00%
120	Stephen R. Bickel 36 Sea Vista Drive, Palm Coast, FL 32137-2502 USA	-	0.00%	30,000	30,000	0.01%	30,000		30,000	-	0.00%
121	Heinz Panning 37 Jalan Pemimpin, #07-04/05,, Mapex Building, Singapore 577177	30,000	0.01%	30,000	60,000	0.03%	30,000		30,000	30,000	0.01%
122	INVESTOR COMPANY ITF Scott Musgrove, Account # 800543A, 3rd Floor, 77 BLOOR ST. W. PO Box 5999 Station F, TORONTO, ON M5S 1M2	-	0.00%	30,000	30,000	0.01%	30,000		30,000	-	0.00%
123	Canaccord Genuity Corp. IN TRUST FOR, REID-ANDERSON PTY LT, Account # 31FP59A1, 2200-609 Granville Street, Vancouver, BC’ V7Y 1H2	-	0.00%	40,000	40,000	0.02%	40,000		40,000	-	0.00%
124	Canaccord Genuity Corp. IN TRUST FOR, ALEXANDER GOUGH, Account # 65LH05A1, 2200-609 Granville Street, Vancouver, BC’ V7Y 1H2	40,000	0.02%	40,000	80,000	0.04%	40,000		40,000	40,000	0.02%
125	Victor Dario HOF Himmelrich, 3 Barr Zug 6340, Switzerland	-	0.00%	40,000	40,000	0.02%	40,000		40,000	-	0.00%
126	Canaccord Genuity Corp. IN TRUST FOR, FREDERIC COTE, Account # 65LG78A1, 2200-609 Granville Street, Vancouver, BC’ V7Y 1H2	42,000	0.02%	42,000	84,000	0.04%	42,000		42,000	42,000	0.02%
127	Canaccord Genuity Corp. IN TRUST FOR, MICHEL COTE, Account # 65LG96A1, 2200-609 Granville Street, Vancouver, BC’ V7Y 1H2	42,000	0.02%	42,000	84,000	0.04%	42,000		42,000	42,000	0.02%
128	Canaccord Genuity Corp. IN TRUST FOR, R &/OR J WONG/CAO, Account # 65LF34A1, 2200-609 Granville Street, Vancouver, BC’ V7Y 1H2	42,850	0.02%	42,850	85,700	0.04%	42,850		42,850	42,850	0.02%
129	Canaccord Genuity Corp. IN TRUST FOR, MARCO TRINKL, Account # 65LG94A1, 2200-609 Granville Street, Vancouver, BC’ V7Y 1H2	-	0.00%	43,000	43,000	0.02%	43,000		43,000	-	0.00%
130	Canaccord Genuity Corp. IN TRUST FOR, CHRISTOPHER JANSMA, Account # 65LC05A1, 2200-609 Granville Street, Vancouver, BC’ V7Y 1H2	-	0.00%	50,000	50,000	0.02%	50,000		50,000	-	0.00%
131	Canaccord Genuity Corp. IN TRUST FOR, BENJAMIN VOS, Account # 65LH10A1, 2200-609 Granville Street, Vancouver, BC’ V7Y 1H2	50,000	0.02%	50,000	100,000	0.05%	50,000		50,000	50,000	0.02%
132	Canaccord Genuity Corp. IN TRUST FOR, CHET TERNG LAU, Account # 65LG10A1, 2200-609 Granville Street, Vancouver, BC’ V7Y 1H2	50,000	0.02%	50,000	100,000	0.05%	50,000		50,000	50,000	0.02%
133	Canaccord Genuity Corp. IN TRUST FOR, POUL ANDERS LASSEN, Account # 65LG06A1, 2200-609 Granville Street, Vancouver, BC’ V7Y 1H2	50,000	0.02%	50,000	100,000	0.05%	50,000		50,000	50,000	0.02%
134	Thomas Humphreys 3761 St. Pauls Avenue, North Vancouver, BC V7N 1T2	-	0.00%	50,000	50,000	0.02%	50,000		50,000	-	0.00%
135	Dale Michael Johannesen 301-133 Esplanade E, North Vancouver, BC V7L 1A1	-	0.00%	50,000	50,000	0.02%	50,000		50,000	-	0.00%
136	David E Erfle 762 Oakglade Dr, Monrovia, CA 91016-1718 USA	-	0.00%	50,000	50,000	0.02%	50,000		50,000	-	0.00%
137	Shun Chin 9331 Bakerview Drive, Richmond, BC V7A 129	-	0.00%	50,000	50,000	0.02%	50,000		50,000	-	0.00%
138	Canaccord Genuity Corp. IN TRUST FOR, ETENDEKA PTY LTD ATF, Account # 31FU20A1, 2200-609 Granville Street, Vancouver, BC’ V7Y 1H2	-	0.00%	51,000	51,000	0.02%	51,000		51,000	-	0.00%
139	Canaccord Genuity Corp. IN TRUST FOR, MATTHEW KAEMPF, Account # 65L207A1, 2200-609 Granville Street, Vancouver, BC’ V7Y 1H2	-	0.00%	57,000	57,000	0.03%	57,000		57,000	-	0.00%
140	Ronald-Peter Stoeferle Sepp Hubatsch-Gasse 10, 2344 Maria Enzersdorf, Austria	169,500	0.08%	157,000	326,500	0.16%	157,000	100,000	257,000	69,500	0.03%
141	Canaccord Genuity Corp. IN TRUST FOR, LMT INVESTMENTS, PTY, Account # 31FU18A1, 2200-609 Granville Street’ Vancouver, BC, V7Y 1H2	60,000	0.03%	60,000	120,000	0.06%	60,000		60,000	60,000	0.03%

66

142	Canaccord Genuity Corp. IN TRUST FOR, KEVIN BRADLEY, Account # 65LH02A1, 2200-609 Granville Street, Vancouver, BC’ V7Y 1H2	-	0.00%	60,000	60,000	0.03%	60,000	60,000	-	0.00%
143	Canaccord Genuity Corp. IN TRUST FOR, OLIJA HOLDINGS PTE L, Account # 31FU19A1, 2200-609 Granville Street, Vancouver, BC’ V7Y 1H2	-	0.00%	60,000	60,000	0.03%	60,000	60,000	-	0.00%
144	Canaccord Genuity Corp. IN TRUST FOR, ROBERT ROTHMAN, Account # 65LG98A1, 2200-609 Granville Street, Vancouver, BC’ V7Y 1H2	60,000	0.03%	60,000	120,000	0.06%	60,000	60,000	60,000	0.03%
145	Canaccord Genuity Corp. IN TRUST FOR, MICHAEL LEUNG CHEE HANG, Account # 65L203A1, 2200-609 Granville Street, Vancouver, BC’ V7Y 1H2	-	0.00%	60,000	60,000	0.03%	60,000	60,000	-	0.00%
146	Kofalt Limited APDO 0832-1665,, World Trade Center, Panama City, Panama	-	0.00%	60,000	60,000	0.03%	60,000	60,000	-	0.00%
147	Tjeerdo Polderman 503-151 West 2nd Street, North Vancouver, BC V7M 3P1	-	0.00%	60,000	60,000	0.03%	60,000	60,000	-	0.00%
148	Kim Obermair 3 Walnut Way, Annandale, NJ 08801-3377 USA	-	0.00%	60,000	60,000	0.03%	60,000	60,000	-	0.00%
149	538800 BC Ltd 1030 Groveland Place, West Vancouver, BC V7S 1Z5	-	0.00%	65,000	65,000	0.03%	65,000	65,000	-	0.00%
150	D. Bruce McLeod 1030 Groveland Place, West Vancouver, BC V7S 1Z5	-	0.00%	65,000	65,000	0.03%	65,000	65,000	-	0.00%
151	Canaccord Genuity Corp. IN TRUST FOR, CLAUS BOGH, Account # 65LG90A1, 2200-609 Granville Street, Vancouver, BC’ V7Y 1H2	-	0.00%	70,000	70,000	0.03%	70,000	70,000	-	0.00%
152	Canaccord Genuity Corp. IN TRUST FOR, MITCHELL SHILLER, Account # 65LG63A1, 2200-609 Granville Street, Vancouver, BC’ V7Y 1H2	-	0.00%	70,000	70,000	0.03%	70,000	70,000	-	0.00%
153	Lepp Lee 6119 Ross St, Vancouver, BC V5W 3L1	-	0.00%	70,000	70,000	0.03%	70,000	70,000	-	0.00%
154	Daniella Dimitrov, 34 Twenty Seventh St., Toronto, Ontario M8W 2X3	62,500	0.03%	134,000	196,500	0.10%	134,000	134,000	62,500	0.03%
155	Canaccord Genuity Corp. IN TRUST FOR, JAROD SEAH, Account # 65L182A1, 2200-609 Granville Street, Vancouver, BC’ V7Y 1H2	-	0.00%	75,000	75,000	0.04%	75,000	75,000	-	0.00%
156	Canaccord Genuity Corp. IN TRUST FOR, DAVID VOKES, Account # 65LH07A1, 2200-609 Granville Street, Vancouver, BC’ V7Y 1H2	80,000	0.04%	80,000	160,000	0.08%	80,000	80,000	80,000	0.04%
157	Canaccord Genuity Corp. IN TRUST FOR, JOHN/DAVONE CHOW, Account # 65LG82A1, 2200-609 Granville Street, Vancouver, BC’ V7Y 1H2	-	0.00%	85,000	85,000	0.04%	85,000	85,000	-	0.00%
158	Canaccord Genuity Corp. IN TRUST FOR, LOIC CAZAUBON, Account # 65LH06A1, 2200-609 Granville Street, Vancouver, BC’ V7Y 1H2	-	0.00%	85,000	85,000	0.04%	85,000	85,000	-	0.00%
159	Canaccord Genuity Corp. IN TRUST FOR, 1568192 ONTARIO INC, Account # 65LG07A1, 2200-609 Granville Street, Vancouver, BC’ V7Y 1H2	-	0.00%	100,000	100,000	0.05%	100,000	100,000	-	0.00%
160	Canaccord Genuity Corp. IN TRUST FOR, KELLY L DEGROOT, Account # 65B281S2, 2200-609 Granville Street, Vancouver, BC’ V7Y 1H2	-	0.00%	100,000	100,000	0.05%	100,000	100,000	-	0.00%
161	Canaccord Genuity Corp. ITF T&L CATTLE LTD., Account # 65H112A1, 2200-609 Granville Street, Vancouver, BC, V7Y 1H2	-	0.00%	100,000	100,000	0.05%	100,000	100,000	-	0.00%
162	Canaccord Genuity Corp. IN TRUST FOR, 1471159 ONTARIO LTD, Account # 65LG60A1, 2200-609 Granville Street, Vancouver, BC, V7Y 1H2	-	0.00%	100,000	100,000	0.05%	100,000	100,000	-	0.00%
163	Canaccord Genuity Corp. IN TRUST FOR, PATRICK LANGLOIS, Account # 65LG62A1, 2200-609 Granville Street, Vancouver, BC, V7Y 1H2	100,000	0.05%	100,000	200,000	0.10%	100,000	100,000	100,000	0.05%
164	Canaccord Genuity Corp. IN TRUST FOR, PEER SCHLEYERBACH, Account # 65LH04A1, 2200-609 Granville Street, Vancouver, BC, V7Y 1H2	-	0.00%	100,000	100,000	0.05%	100,000	100,000	-	0.00%
165	Canaccord Genuity Corp. IN TRUST FOR, STEPHEN DEJONG, Account # 65LH39A1, 2200-609 Granville Street, Vancouver, BC, V7Y 1H2	-	0.00%	100,000	100,000	0.05%	100,000	100,000	-	0.00%
166	Charlotte Skinner 2460 Ottawa Avenue, West Vancouver, BC V7V 2T1	-	0.00%	100,000	100,000	0.05%	100,000	100,000	-	0.00%
167	SAIF AHMAD SIDDIQUI 15612 NE 59th Way, Redmond, WA 98052-4818 USA	100,000	0.05%	100,000	200,000	0.10%	100,000	100,000	100,000	0.05%
168	INVESTOR COMPANY ITF Gavin Munday, Account # 743490E, 3rd Floor, 77 BLOOR ST. W. PO Box 5999 Station F, TORONTO, ON M5S 1M2	24,500	0.01%	100,000	124,500	0.06%	100,000	100,000	24,500	0.01%
169	Canaccord Genuity Corp. IN TRUST FOR, JONAS FONG, Account # 65LG91A1, 2200-609 Granville Street, Vancouver, BC, V7Y 1H2	114,500	0.06%	114,500	229,000	0.11%	114,500	114,500	114,500	0.06%
170	Canaccord Genuity Corp. IN TRUST FOR, THE INVESTMENT MANAGEMENT COMPANY LIMITED, Account # 31FT85A1, 2200-609 Granville Street, Vancouver, BC, V7Y 1H2	-	0.00%	130,000	130,000	0.06%	130,000	130,000	-	0.00%
171	Canaccord Genuity Corp. IN TRUST FOR, KARSTEN ELLINGSEN AS, Account # 31FU14A1, 2200-609 Granville Street, Vancouver, BC, V7Y 1H2	-	0.00%	140,000	140,000	0.07%	140,000	140,000	-	0.00%
172	Canaccord Genuity Corp. IN TRUST FOR, JAY CURRIE, Account # 65LH03A1, 2200-609 Granville Street, Vancouver, BC, V7Y 1H2	-	0.00%	143,000	143,000	0.07%	143,000	143,000	-	0.00%
173	Andrew Kaip 127 Kingsway Cres., Toronto, ON M8X 2S3	43,000	0.02%	143,000	186,000	0.09%	143,000	143,000	43,000	0.02%
174	Fausto Di Trapani 3461 Blenheim Street, Vancouver, BC V6L 2X8	-	0.00%	145,000	145,000	0.07%	145,000	145,000	-	0.00%
175	Canaccord Genuity Corp. IN TRUST FOR, DAVID DE WITT, Account # 65B321A1, 2200-609 Granville Street, Vancouver, BC, V7Y 1H2	-	0.00%	150,000	150,000	0.07%	150,000	150,000	-	0.00%

67

176	Canaccord Genuity Corp. IN TRUST FOR, LIJUKA TRUST, Account # 31FT75A1, 2200-609 Granville Street, Vancouver, BC, V7Y 1H2	-	0.00%	150,000	150,000	0.07%	150,000		150,000	-	0.00%
177	Canaccord Genuity Corp. IN TRUST FOR, ROBERT KOOMEN, Account # 65LG93A1, 2200-609 Granville Street, Vancouver, BC, V7Y 1H2	100,000	0.05%	150,000	250,000	0.12%	150,000		150,000	100,000	0.05%
178	Canaccord Genuity Corp. IN TRUST FOR, THE UPSHON FAMILY TRUST, Account # 31FU17A1, 2200-609 Granville Street, Vancouver, BC, V7Y 1H2	160,000	0.08%	160,000	320,000	0.16%	160,000		160,000	160,000	0.08%
179	GUNDYCO ITF Romeo and Bea D’Angela 22 Front St. W 4th Floor, Toronto, Ontario M5J 2W5	-	0.00%	200,000	200,000	0.10%	200,000		200,000	-	0.00%
180	Canaccord Genuity Corp. IN TRUST FOR, AVISHAY AYALON, Account # 65LC95A1, 2200-609 Granville Street, Vancouver, BC, V7Y 1H2	59,000	0.03%	215,000	274,000	0.13%	215,000		215,000	59,000	0.03%
181	Canaccord Genuity Corp. IN TRUST FOR, MELTEMI VENTURES S.R, Account # 31FU16A1, 2200-609 Granville Street, Vancouver, BC, V7Y 1H2	-	0.00%	220,000	220,000	0.11%	220,000		220,000	-	0.00%
182	Canaccord Genuity Corp. IN TRUST FOR, EMMANUEL DENIS, Account # 65LG02A1, 2200-609 Granville Street, Vancouver, BC, V7Y 1H2	-	0.00%	285,000	285,000	0.14%	285,000		285,000	-	0.00%
183	Merlin Management S.A. Wickhams Cay 1, Road Town, Tortola, British Virgin Islands	185,000	0.09%	285,000	470,000	0.23%	285,000		285,000	185,000	0.09%
184	Matthew D Huff 4217 Calmont Ave, Fort Worth, TX 76107-4310 USA	200,000	0.10%	741,000	941,000	0.46%	741,000	200,000	941,000	-	0.00%
185	INVESTOR COMPANY ITF Christina Munday, Account # 27L732A, 3rd Floor, 77 BLOOR ST. W. PO Box 5999 Station F, TORONTO, ON M5S 1M2	-	0.00%	569,000	569,000	0.28%	569,000		569,000	-	0.00%
186	GUNDYCO ITF D’Angela Family Investments, 22 Front St. W 4th Floor, Toronto, Ontario M5J 2W5	1,704,379	0.83%	1,704,379	3,408,758	1.63%	1,704,379		1,704,379	1,704,379	0.82%
187	Joanne Yan 2101-1680 Bayshore Dr., Vancouver, BC V6G 3H6	150,000	0.07%	150,000	300,000	0.15%	150,000		150,000	150,000	0.07%
188	Jie Yang 3948 West 24th Ave., Vancouver, BC V6S 1M2	150,000	0.07%	150,000	300,000	0.15%	150,000		150,000	150,000	0.07%
189	Dickson Hall, 599189 British Columbia Ltd. 1890 Waterloo St., Vancouver, BC V6R 3G4	318,000	0.15%	318,000	636,000	0.31%	318,000	168,000	486,000	150,000	0.07%
190	Junkui Tu Suite 1103 - 23 Sheppard Ave East, North York, ON M2N 0C8	5,000	0.00%	90,000	95,000	0.05%	90,000		90,000	5,000	0.00%
191	Erwin Speckert 1069 Loggers Crossing Lane, Minden, ON K0M 2K0	160,000	0.08%	160,000	320,000	0.16%	160,000		160,000	160,000	0.08%
192	William James Perry The Old Stable House, Chilland Lane, Martyr Worthy, Winchester S021 1EB, UK	-	0.00%	77,143	77,143	0.04%	77,143		77,143	-	0.00%
193	Sebastien de Montessus 50 Sheffield Terrace, W8 7NA London UK	2,661,905	1.29%	971,428	3,633,333	1.73%	971,428		971,428	2,661,905	1.28%
194	Guillaume Clignet Discovery Gardens, Building 102, Apt 212, Dubai, UAE	2,661,905	1.29%	971,428	3,633,333	1.73%	971,428		971,428	2,661,905	1.28%
195	Sebastian Marr 59 Studdidge Street, London, SW6 3SL, UK	11,615,200	5.64%	11,615,200	23,230,400	10.14%	11,615,200		11,615,200	11,615,200	5.34%
196	Dr. Marshall Arlin 15411 Victoria Ave., White Rock, BC V4B 1H4	10,000	0.00%	10,000	20,000	0.01%	10,000		10,000	10,000	0.00%
197	Samuel Ash 2W Market Avenue, Kellogg, Idaho, USA 83837	1,088,503	0.53%	988,503	2,077,006	1.00%	988,503	802,500	1,791,003	286,003	0.14%
198	Gemstone 102 Ltd., Craigmuir Chambers, PO Box 71, Road Town, Tortola, VG1110, BVI	12,558,393	6.10%	4,999,285	17,557,678	7.86%	4,999,285		4,999,285	12,558,393	5.75%
199	MTNASH Investment Management LLC 99 Wall Street STE 1900, New York, NY 10005 USA	-	0.00%	571,000	571,000	0.28%	571,000		571,000	-	0.00%
200	J Matthew Fifield 13 Sirius Cove Road, Mosman, NSW 2088	285,714	0.14%	285,714	571,428	0.28%	285,714		285,714	285,714	0.14%
201	Fairview Gold Fund I, LP 119 S. Main Street, Suite 410, Seattle, WA 98104	71,500	0.03%	71,500	143,000	0.07%	71,500		71,500	71,500	0.03%
202	FP Credit, LLC 119 S. Main Street, Suite 410, Seattle, WA 98104	42,750	0.02%	42,750	85,500	0.04%	42,750		42,750	42,750	0.02%
203	Dardan Holdings Ltd. One Ocean Paradise Island Drive, Nassau, Bahamas	-	0.00%	822,857	822,857	0.40%	822,857		822,857	-	0.00%
204	Richard Williams 107 Glenview Avenue, Toronto, ON M4R 1R1	1,947,113	0.95%	602,613	2,549,726	1.22%	602,613	388,327	990,940	1,558,786	0.75%
205	Merk Investments fao ASA Gold and Precious Metals Limited, 44 Montgomery Street, Suite 3730, San Francisco, CA, 94104, USA	19,214,957	9.33%	19,214,957	38,429,914	15.73%	19,214,957	5,000,000	24,214,957	14,214,957	6.46%
206	Amir Bem 25 Sable Street, Toronto, ON M6M 3K8	186,667	0.09%	7,200,000	7,386,667	3.46%	7,200,000		7,200,000	186,667	0.09%
207	Bruce Reid 46 Halford Ave., Toronto, ON M6S 4E9	-	0.00%	893,334	893,334	0.43%	893,334		893,334	-	0.00%
208	TD Wealth Private Investment Advice, ITF, Jeffrey Fuller, 220 Commerce Valley Drive West, 3rd Floor, Markham, ON L3T 0A8	816,667	0.40%	800,000	1,616,667	0.78%	800,000		800,000	816,667	0.40%
209	Wayne Parsons, 1455 Corley Dr, London, ON N6G 2K5	6,738,339	3.27%	6,190,000	12,928,339	5.91%	6,190,000	1,416,667	7,606,667	5,321,672	2.52%
210	Rensburg Client Nominees Limited A/C CLT, 100 Old Hall Street, Liverpool, UK L3 9AB	-	0.00%	200,000	200,000	0.10%	200,000		200,000	-	0.00%
211	Hummingbird Resources PLC, 26 Mount Row,, London W1K 3SQ England, UK	9,625,837	4.68%	2,660,000	12,285,837	5.63%	2,660,000		2,660,000	9,625,837	4.47%
212	Manish Kotecha, 56 Longley Road, Harrow, UK HA1 4TH	340,000	0.17%	340,000	680,000	0.33%	340,000		340,000	340,000	0.16%
213	Carol Stefopulos, 712 Rossland Road East,, Suite 302, Whitby, ON L1N 938	400,000	0.19%	400,000	800,000	0.39%	400,000		400,000	400,000	0.19%
214	Metaltail Ltd., Suite 011, Grand Baie Business Park, Avenue Gerenium & Reservoir Road, Grand Baie, Mauritius 30510	-	0.00%	1,000,000	1,000,000	0.48%	1,000,000		1,000,000	-	0.00%
215	Peterson Law Professional Corporation, 18 King Street East, Suite 902, Toronto, ON M5C 1C4	2,000,000	0.97%	2,000,000	4,000,000	1.91%	2,000,000		2,000,000	2,000,000	0.96%

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216	John Patrick Ryan 703 Highview Drive, Wyckoff, NJ 07481	1,316,666	0.64%	986,666	2,303,332	1.11%	986,666	50,000	1,036,666	1,266,666	0.61%
217	Vincenza Pratt 703 Highview Drive, Wyckoff, NJ 07481	-	0.00%	200,000	200,000	0.10%	200,000		200,000	-	0.00%
218	National Bank Financial Inc. ITF Sprott Capital Partners LP A/C, 41SEH0A, M100 – 1010 de la Gauchetiere St. West, Montreal, QC H3B 5J2		0.00%	2,927,925	2,927,925	1.40%	2,927,925		2,927,925	-	0.00%
219	Fidelity Clearing Canada in trust for “7AW” inventory, 200 – 483 Bay St., South Tower, Toronto, ON M5G 2N7	-	0.00%	647,982	647,982	0.31%	647,982		647,982	-	0.00%
220	National Bank Financial Inc. ITF Account 88-4008-4, (Zach Davidson), M100 – 1010 de la Gauchetiere Street West, Montreal QC H3B 5J2	-	0.00%	15,000	15,000	0.01%	15,000		15,000	-	0.00%
221	Nicholas J. Grace, 41 South Parade, London, W4 1JS, UK	12,500,000	6.07%	12,500,000	25,000,000	10.83%	12,500,000		12,500,000	12,500,000	5.72%
222	Bradley Barnett, 650 Clarendon Avenue, San Francisco, CA 94131	208,860	0.10%	208,860	417,720	0.20%	208,860		208,860	208,860	0.10%
223	David Wiens, 3-1421 Maple Street, Vancouver BC V6J 3S1	948,693	0.46%	542,193	1,490,886	0.72%	542,193	333,333	875,526	615,360	0.30%
224	National Bank Financial, ITF David Rosenkrantz, 1010 rue de la Gauchetière, O., M100, Montréal QC H3B 5J2	250,000	0.12%	250,000	500,000	0.24%	250,000		250,000	250,000	0.12%
225	Canaccord Genuity Corp, ITF Gordon Holmes, 609 Granville Street, Suite 2200, Vancouver, BC V7Y 1H2	955,000	0.46%	955,000	1,910,000	0.92%	955,000		955,000	955,000	0.46%
226	APAC Resources Commodity Trading Limited, Allied Kajima Building, 138 Gloucester Road, Room 2304, 23rd Floor, Wanchai, China	1,333,500	0.65%	1,333,500	2,667,000	1.28%	1,333,500	1,333,500	2,667,000	-	0.00%
227	Myrmikan Gold Fund, LLC, 713 Silvermine Road, New Canaan CT, United States, 6840	2,500,000	1.21%	2,500,000	5,000,000	2.37%	2,500,000	2,500,000	5,000,000	-	0.00%
228	Palos Management Inc., 1st Street Clair Avenue East, Apartment #504, Toronto, ON M4T2V7	850,000	0.41%	850,000	1,700,000	0.82%	850,000	850,000	1,700,000	-	0.00%
229	George & Patricia LaBorde, 396 11 Avenue SW, Apartment #1410, Calgary AB, T2R005	100,000	0.05%	100,000	200,000	0.10%	100,000	100,000	200,000	-	0.00%
230	Bruce Mcleod, 1030 Groveland Place, West Vancouver, BC V7S1Z5	80,000	0.04%	80,000	160,000	0.08%	80,000	80,000	160,000	-	0.00%
231	Ken Eng, 10471 No. 5 Road, Richmond BC V7A4E6	60,000	0.03%	60,000	120,000	0.06%	60,000	60,000	120,000	-	0.00%
232	Portway International Inc., 242 Burgundy Drive, Oakville ON L6J4G1	200,000	0.10%	200,000	400,000	0.19%	200,000	200,000	400,000	-	0.00%
233	Cheryl Atkinson & Donald Schmitt, 176 Roxborough Street East, Toronto ON M4W1W2	300,000	0.15%	300,000	600,000	0.29%	300,000	300,000	600,000	-	0.00%
234	Joe Baradziej, 701-3 Southvale Dr, Toronto ON M4G1G1	100,000	0.05%	100,000	200,000	0.10%	100,000	100,000	200,000	-	0.00%
235	E.E.B. Investments and Holdings (2009) Ltd., El Salvador Street 10/27A, Jerusalem, Israel	500,000	0.24%	500,000	1,000,000	0.48%	500,000	500,000	1,000,000	-	0.00%
236	Judge Michael Thomas, 296 Robinson Street, Oakville ON L6J1G8	300,000	0.15%	300,000	600,000	0.29%	300,000	300,000	600,000	-	0.00%
237	Philipsburg FN Corp, Flemming House, Wickhams Cay, Road Town British Virgin Islands	150,000	0.07%	150,000	300,000	0.15%	150,000	150,000	300,000	-	0.00%
238	Robert Sellars, 1063 Rockcliffe Crt, Oakville ON L6M1B8	167,000	0.08%	167,000	334,000	0.16%	167,000	167,000	334,000	-	0.00%
239	Graham Walker, Rembrandtlaan 29, Hilversum, Netherlands	66,700	0.03%	66,700	133,400	0.06%	66,700	66,700	133,400	-	0.00%
240	Universal-Investment-GmbH on behalf of Earth Gold Fund UI (081J01), Theodor-Heuss-Allee 70, Frankfurt am Main,	10,000,000	4.86%	10,000,000	20,000,000	8.86%	10,000,000	10,000,000	20,000,000	-	0.00%
241	East River Partners Ltd., c/o Citco B.V.I. Limited, Wickhams Cay 662, Roadtown, British Virgin Islands	1,700,000	0.83%	1,700,000	3,400,000	1.62%	1,700,000	1,700,000	3,400,000	-	0.00%
242	Subramanian Shanmugam & Nithya Subra, 3 Thirlmere, Stukeley Meadows UK	130,000	0.06%	130,000	260,000	0.13%	130,000	130,000	260,000	-	0.00%
243	The Upshon Family Trust, 193 Old Hautere Rd, Te Horo, New Zealand	160,000	0.08%	160,000	320,000	0.16%	160,000	160,000	320,000	-	0.00%
244	Timothy Wright, 10 Cutter Lane, Flat 1703, London UK	66,500	0.03%	66,500	133,000	0.06%	66,500	66,500	133,000	-	0.00%
245	Gerardus op de Weegh, Babijn 21-H, Paradera, Aruba	60,000	0.03%	60,000	120,000	0.06%	60,000	60,000	120,000	-	0.00%
246	Kelly Degroot, 9339 Mcelwee Rd, Rosedale BC, V0X1X2	55,000	0.03%	55,000	110,000	0.05%	55,000	55,000	110,000	-	0.00%
247	Excel Groenewegen, 9120 Elviage Dr, London ON N6K4N5	100,000	0.05%	100,000	200,000	0.10%	100,000	100,000	200,000	-	0.00%
248	Joshua Morita, 5615 Willow St, Vancouver BC V5Z3S3	50,000	0.02%	50,000	100,000	0.05%	50,000	50,000	100,000	-	0.00%
249	Gerald Mumford, 2003 Briar Cres NW, Calgary AB T2N3V6	100,000	0.05%	100,000	200,000	0.10%	100,000	100,000	200,000	-	0.00%
250	Shaun Gibson, 1972 Whyte Ave, Vancouver BC, V6J1B3	700,000	0.34%	700,000	1,400,000	0.68%	700,000	700,000	1,400,000	-	0.00%
251	Douglas Ramshaw, 30015 Township Road 262, Calgary AB T3R1C4	50,000	0.02%	50,000	100,000	0.05%	50,000	50,000	100,000	-	0.00%
252	Gavin Nesbitt, Hong Kong Parkview 88 Tai Reservoir Road, Apartment 561, Tower 10, Hong Kong China	228,000	0.11%	228,000	456,000	0.22%	228,000	228,000	456,000	-	0.00%
253	Robert Koomen, Rodelaan 24, Voorburg ZH, Netherlands	70,000	0.03%	70,000	140,000	0.07%	70,000	70,000	140,000	-	0.00%
254	Reinhart Schu, 58 Brinkley Rd, Worcester Park, UK	67,000	0.03%	67,000	134,000	0.07%	67,000	67,000	134,000	-	0.00%
255	Ringler Consulting and Research GMBH, Schwalbacher St. 14 Bad Schwalbach, Hessen Germany	100,000	0.05%	100,000	200,000	0.10%	100,000	100,000	200,000	-	0.00%
256	Michael Schuctheiss, 13, Bight Court, Mermaid Waters, Australia	56,500	0.03%	56,500	113,000	0.05%	56,500	56,500	113,000	-	0.00%
257	Brandon MacDonald, 7781 Kerrywood Cresent, Burnaby BC V5A2E9	20,000	0.01%	20,000	40,000	0.02%	20,000	20,000	40,000	-	0.00%

69

258	Caesar Holdings BVBA, Grintweg 18A, Oostkerke-Diksmuide, Belgium	50,000	0.02%	50,000	100,000	0.05%	50,000	50,000	100,000	-	0.00%
259	Orsus Consult GMBH, Buergerreuther Strasse 29, Bayreuth, Germany	100,000	0.05%	100,000	200,000	0.10%	100,000	100,000	200,000	-	0.00%
260	NorthStar Communications GmbH, Auf Der Wilze 12, Eppertshausen, Germany	100,000	0.05%	100,000	200,000	0.10%	100,000	100,000	200,000	-	0.00%
261	Julie Lahlani Bejet, Avenue Verdeil 32, Lausanne, Switzerland	83,333	0.04%	83,333	166,666	0.08%	83,333	83,333	166,666	-	0.00%
262	Smart Gold Investments, 1513 Onyx Tower 2, Al Thanyah Third, the Greens, Dubai, UAE	250,000	0.12%	250,000	500,000	0.24%	250,000	250,000	500,000	-	0.00%
263	Sarbjit Lalli, P.O Box 1091, Squamish, V8B0A7	33,333	0.02%	33,333	66,666	0.03%	33,333	33,333	66,666	-	0.00%
264	Brent Atkinson, 1185 Quayside Drive, Apartment #1901, New Westminster BC V3MLT8	100,000	0.05%	100,000	200,000	0.10%	100,000	100,000	200,000	-	0.00%
265	P. Cameron Andrews, 1625 Hornby Street, Apartment #1102, Vancouver BC V6Z2M2	16,666	0.01%	16,666	33,332	0.02%	16,666	16,666	33,332	-	0.00%
266	Brian Martin, 649 East 22nd Avenue, Vancouver BC V5V1V3	33,333	0.02%	33,333	66,666	0.03%	33,333	33,333	66,666	-	0.00%
267	NEX Industries Corp, 905 Pender Street West, Apartment #402, Vancouver BC V6C1L6	35,000	0.02%	35,000	70,000	0.03%	35,000	35,000	70,000	-	0.00%
268	David Rogers, 605 West 20th Avenue, Vancouver BC V521X9	10,000	0.00%	10,000	20,000	0.01%	10,000	10,000	20,000	-	0.00%
269	Les Entreprises De Richard Atkinson Ltee, 838 West Hastings Street, Apartment #3501, Vancouver BC V6C0A6	833,300	0.40%	833,300	1,666,600	0.80%	833,300	833,300	1,666,600	-	0.00%
270	Donald Sheldon, 68 Hillholm Rd, Toronto ON M5P1M5	200,000	0.10%	200,000	400,000	0.19%	200,000	200,000	400,000	-	0.00%
271	Brian Goss, 1031 Railroad Street, Ste., Apartment #102B, Elko NV, 89801	100,000	0.05%	100,000	200,000	0.10%	100,000	100,000	200,000	-	0.00%
272	Guoqi Researches Ltd., 11 Honeywell Place, NorthYork ON M2L1Y2	100,000	0.05%	100,000	200,000	0.10%	100,000	100,000	200,000	-	0.00%
273	EDE Value Fund LP, 8 King Street East, Suite 610, Toronto ON M5C1B5	400,000	0.19%	400,000	800,000	0.39%	400,000	400,000	800,000	-	0.00%
274	Saif Siddiqui, 15612 NE 59th Way, Redmond WA 98052	75,000	0.04%	75,000	150,000	0.07%	75,000	75,000	150,000	-	0.00%
275	Douglas Hamilton, 834 Wellington Street, London ON N6A3S7	500,000	0.24%	500,000	1,000,000	0.48%	500,000	500,000	1,000,000	-	0.00%
276	Cassandra Joseph Family Trust, 5460 Goldenrod Drive, Reno NV 89511	231,000	0.11%	210,000	441,000	0.21%	210,000	231,000	441,000	-	0.00%
277	Thomas Francis, 410A S Main Street, Apartment #2, Kellogg ID 83837	833,333	0.40%	833,333	1,666,666	0.80%	833,333	833,333	1,666,666	-	0.00%
278	Pamela Saxton, 4836 W. Fair Avenue, Littleton CO, 80123	231,000	0.11%	210,000	441,000	0.21%	210,000	231,000	441,000	-	0.00%
279	Caroline Peng, 167 Tower Bridge Road, Terracotta Court, Flat 2, London UK SE1 3LN	272,000	0.13%	272,000	544,000	0.26%	272,000	272,000	544,000	-	0.00%
280	Kyle Erdmann, 340 4th Street, Ouray CO 81427	275,000	0.13%	275,000	550,000	0.27%	275,000	275,000	550,000	-	0.00%
281	Nordwand Foundation, PO Box EE-17971, Apartment #10, Lookout Hill, Winton Height, Nassau, Bahamas	550,000	0.27%	550,000	1,100,000	0.53%	550,000	550,000	1,100,000	-	0.00%
282	Xose Rubal Ledo, Av. Hispanidade, 95, Apartment #6D, Vigo Spain	40,000	0.02%	40,000	80,000	0.04%	40,000	40,000	80,000	-	0.00%
283	Mario Vivar, Maximi Fornes, 13, Rubi Spain	50,000	0.02%	50,000	100,000	0.05%	50,000	50,000	100,000	-	0.00%
284	Jon Urrejola Eguren, 28 Denham St, Bondi Australia	33,333	0.02%	33,333	66,666	0.03%	33,333	33,333	66,666	-	0.00%
285	Cristobal Irazoqui, Populierenweg 10, Herent Belgium	66,666	0.03%	66,666	133,332	0.06%	66,666	66,666	133,332	-	0.00%
286	Jaime Garcia Calvo, Riebeekstraat, 12B, Rotterdam Netherlands	50,000	0.02%	50,000	100,000	0.05%	50,000	50,000	100,000	-	0.00%
287	Daniel Santos Gonzalez, Calle Victor Hugo 48 4izqda, Las Palmas de Gran Canaria, Spain	35,000	0.02%	35,000	70,000	0.03%	35,000	35,000	70,000	-	0.00%
288	Alvaro Gonzalez Romero, Calle Plomo 18, Portal 1, 3°C, Madrid Spain	40,000	0.02%	40,000	80,000	0.04%	40,000	40,000	80,000	-	0.00%
289	Rafael Asensio Gomez, Avenida de los Andes, 23, Portal 5, Atico B, Madrid Spain	150,000	0.07%	150,000	300,000	0.15%	150,000	150,000	300,000	-	0.00%
290	Edgar Blanco, Rua Enrique Lorenzo, 11, 4°F, Vigo Spain	33,333	0.02%	33,333	66,666	0.03%	33,333	33,333	66,666	-	0.00%
291	Juan Raphael Sanchez-Gil Romero, Monjas Street 9, Manzanares, Spain	33,333	0.02%	33,333	66,666	0.03%	33,333	33,333	66,666	-	0.00%
292	Alejandro Martinez Villaverde, Calle Maria de Goyri, N°6, 1°B, Madrid Spain	33,333	0.02%	33,333	66,666	0.03%	33,333	33,333	66,666	-	0.00%
293	Roberto Alvarez Rey, Calle Fernando Pessoa, 23, 5°, 2a, Barcelona Spain	40,000	0.02%	40,000	80,000	0.04%	40,000	40,000	80,000	-	0.00%
294	Luis Fernan Gonzalez Saiz, Calle Atocha, 57 4 Ext Drch, Madrid Spain	33,333	0.02%	33,333	66,666	0.03%	33,333	33,333	66,666	-	0.00%
295	Guillermo Cobelo Fernandez, Boulevard St. Villa 10, Hidd Al Saadiyat, Abu Dhabi, UAE	333,333	0.16%	333,333	666,666	0.32%	333,333	333,333	666,666	-	0.00%
296	Stichting Legal Owner CDFund, Zandvooterwed 77, 2111 GT, Aerdenhout, Netherlands	500,000	0.24%	500,000	1,000,000	0.48%	500,000	500,000	1,000,000	-	0.00%
297	Joseph Harrington, 9201 Rockport Lane, Highlands Ranch, CO 80126	297,614	0.14%	-	297,614	0.14%	-	297,614	297,614	-	0.00%
298	Eric Lancaster, 17503 E Dewberry Drive, Parker, CO 80134	297,614	0.14%	-	297,614	0.14%	-	297,614	297,614	-	0.00%
299	David Edward Kriedeman, 16 Barker Loop, Pinehurst, ID 83850, USA	500,000	0.24%	-	500,000	0.24%	-	500,000	500,000	-	0.00%
300	Matthew Langford, 1854 East 8th Ave, Vancouver, BC V5N 1H6	31,750	0.02%	-	31,750	0.02%	-	31,750	31,750	-	0.00%
301	ISTOK Capital, 2601 Carnation Street, North Vancouver, BC V7H 1H6	62,823	0.03%	-	62,823	0.03%	-	62,823	62,823	-	0.00%
	TOTAL	146,009,246	70.9%	152,958,657	298,967,903	135.53%	152,958,657	40,702,790	193,661,447	105,306,456	49.11%
	All directors and officers as a group (7 persons)	11,502,648	5.59%	9,061,309	20,563,957	9.59%	9,061,309	3,570,827	12,632,136	7,931,821	3.78%

70

PLAN OF DISTRIBUTION

We are registering the Common Shares to permit the resale of those Common Shares under the Securities Act from time to time after the date of this Prospectus at the discretion of the holders of such Common Shares. We will not receive any of the proceeds from the sale by the selling shareholders of the Common Shares. We will bear all fees and expenses incident to our obligation to register the Common Shares.

Each selling shareholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Common Shares on the CSE, the OTC QB or any other stock exchange, market, quotation service or trading facility on which the shares are traded or in private transactions, provided that all applicable laws are satisfied. The selling shareholders may also sell their Common Shares directly or through one or more underwriters, broker-dealers, or agents. If the Common Shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Common Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this Prospectus is a part;
●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares pursuant to Rule 144 under the Securities Act, if available, rather than under this Prospectus.

If the selling shareholders effect such transactions by selling Common Shares to or through underwriters, broker-dealers, or agents, such underwriters, broker-dealers, or agents may receive commissions in the form of discounts, concessions, or commissions from the selling shareholders or commissions from purchasers of the Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions, or commissions as to particular underwriters, broker-dealers, or agents may be in excess of those customary in the types of transactions involved). Broker-dealers engaged by any selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

71

In connection with sales of Common Shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Shares in the course of hedging in positions they assume. The selling shareholders may also sell Common Shares short and deliver Common Shares covered by this Prospectus to close out their short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge Common Shares to broker-dealers that in turn may sell such Common Shares. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Common Shares offered by this Prospectus, which Common Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of any Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Common Shares is made, a Prospectus supplement, if required, will be distributed that will set forth the aggregate amount of Common Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions, and other terms constituting compensation from the selling shareholders and any discounts, commissions, or concessions allowed or re-allowed or paid to broker-dealers.

Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Shares.

Because the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the Prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. Once this registration statement becomes effective we intend to file the final Prospectus with the SEC in accordance with SEC Rules 172 and 424. Provided we are not the subject of any SEC stop orders and we are not subject to any cease and desist proceedings, the obligation to deliver a final Prospectus to a purchaser will be deemed to have been met.

There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholders.

Under the securities laws of some states, the Common Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless such shares have been registered or qualified for sale in such state, or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the Common Shares registered pursuant to the registration statement of which this Prospectus forms a part.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Common Shares may not simultaneously engage in market making activities with respect to the Common Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of Common Shares by the selling shareholders or any other person. All of the foregoing provisions may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares.

72

We will pay all expenses of the registration of the Common Shares, estimated to be approximately $26,000 in total, including, without limitation, SEC filing fees, expenses of compliance with state securities or “blue sky” laws, and legal and accounting fees; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with applicable registration rights agreements, if any, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this Prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

We agreed to keep this Prospectus effective until the earlier of (i) the date on which the Common Shares may be resold by the selling shareholders without registration and without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 or (ii) all of the Common Shares have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

Once sold under the registration statement of which this Prospectus forms a part, the Common Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL PROCEEDINGS

Other than as described below, neither the Company nor its property is the subject of any current, pending, or threatened legal proceedings. The Company is not aware of any other legal proceedings in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of the Company’s voting securities, or any associate of any such director, officer, affiliate or security holder of the Company, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

On July 28, 2021, a lawsuit was filed in the US District Court for the District of Idaho brought by Crescent Mining, LLC (“Crescent”). The named defendants include Placer Mining, Robert Hopper Jr., and the Company. The lawsuit alleges that Placer Mining and Robert Hopper Jr. intentionally flooded the Crescent Mine during the period from 1991 and 1994, and that the Company is jointly and severally liable with the other defendants for unspecified past and future costs associated with the presence of AMD in the Crescent Mine. The plaintiff has requested unspecified damages. On September 20, 2021, the Company filed a motion to dismiss Crescent’s claims against it, contending that such claims are facially deficient.  On March 2, 2022, Chief US District Court Judge, David C. Nye granted in part and denied in part the Company’s motion to dismiss. The court granted the Company’s motion to dismiss Crescent’s Cost Recovery claim under CERCLA Section 107(a), Declaratory Judgment, Tortious Interference, Trespass, Nuisance and Negligence claims. These claims were dismissed without prejudice. The court denied the motion to dismiss filed by Placer Mining Corp. for Crescent’s trespass, nuisance and negligence claims. Crescent later filed an amended complaint on April 1, 2022. Placer Mining Corp. and Bunker Hill Mining Corp are named as co-defendants. Bunker Hill and Placer have until May 20, 2022 to respond to the amended filing. The Company believes the lawsuit against Placer Mining Corp. is without merit and intends to defend Placer Mining Corp. vigorously pursuant to the Company’s indemnification of Placer Mining Corp in the Sale and Purchase agreement executed between the companies for the Mine on December 15, 2021.

On October 26, 2021, the Company asserted claims against Crescent in a separate lawsuit. Bunker Hill Mining Corporation v. Venzee Technologies Inc. et al, Case No. 2:21-cv-209-REP, filed in the same court on May 14, 2021. The Company has subsequently executed a tolling agreement with Venzee in exchange for dropping its lawsuit. The Company originally filed this lawsuit on May 14, 2021 against other parties but has since filed an amended complaint to include its claims against Crescent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Financial Statements included in this Prospectus and in the registration statement have been audited by MNP LLP and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

73

The technical information appearing or incorporated by reference in this Prospectus concerning the Bunker Hill Mine, including estimates of mineral resources and mineral reserves, was derived from the Bunker Hill Technical Report and the Amended Technical Report prepared by Resource Development Associates, Inc. independent mining consultants. As of the date hereof, Resource Developments Associates, Inc. beneficially owns none of our outstanding common stock.

The validity of the issuance of the Common Shares hereby will be passed upon for us by J.P. Galda & Co., 40 East Montgomery Avenue, LTW 220 Ardmore, PA 19003.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada law allows a corporation to indemnify its directors, officers, employees and agents against all reasonable expenses (including attorneys’ fees and amounts paid in settlement) and, provided that such individual, or indemnitee, acted in good faith and for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had reasonable grounds to believe his or her conduct was lawful. Nevada law authorizes a corporation to indemnify its directors, officers, employees and agents against all reasonable expenses including amounts paid in settlement and attorneys’ fees in connection with a lawsuit by or in the right of the corporation to procure a judgment in its favor if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be paid as to any claim, issue or matter as to which such person has been adjudged liable to the corporation unless it is determined by the court making such adjudication of liability that, despite such finding, such person is fairly and reasonably entitled for such expenses deemed proper.

Nevada law also provides for discretionary indemnification made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made either:

(i)	by the shareholders;
(ii)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding;
(iii)	if a majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding so orders, by independent legal counsel in a written opinion; or
(iv)	if a quorum consisting of directors who were not parties to the actions, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the actions, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions do not affect any right to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Nevada law does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. In addition, indemnification continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

74

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act and we therefore file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains web site that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

This Prospectus constitutes part of a registration statement filed under the Securities Act with respect to the Common Shares covered hereby. As permitted by the SEC’s rules, this Prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this Prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference room and web site of the SEC referred to above. You may also access our filings with the SEC on our web site, which is located at http://www.bunkerhillmining.com/. Except as specifically incorporated by reference into this Prospectus, the information contained on our web site is not part of this Prospectus.

Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed or incorporated by reference as an exhibit to the registration statement or as an exhibit to our Exchange Act filings, each such statement being qualified in all respects by such reference.

75

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Bunker Hill Mining Corp.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Bunker Hill Mining Corp. (the Company) as at December 31, 2021 and 2020, and the related consolidated statements of loss and comprehensive loss, cash flows, and changes in shareholders’ deficiency for the year ended December 31, 2021, six-month period ended December 31, 2020 and for the year ended June 30, 2020, and the related notes (collectively referred to as the consolidated financial statements).

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as at December 31, 2021 and 2020, and the results of its consolidated operations and its consolidated cash flows for the year ended December 31, 2021, six-month period ended December 31, 2020 and for the year ended June 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Related to Going Concern – See also Critical Audit Matter section below

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered an accumulated deficit and recurring net losses and does not have sufficient working capital which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-2

Critical Audit Matter Description	Audit Response

Going Concern – see also Material Uncertainty Related to Going Concern above

As described in Note 1 of the consolidated financial statements, the Company has been incurring losses and does not have sufficient working capital needed to meet its current obligations and commitments. In order to continue as a going concern, the Company must seek additional financing.

Significant assumptions and judgements on cash flow projections were made by management in estimating future cash flows, which are subject to high degree of uncertainty.

Refer to Note 1 Nature and Continuance of Operations and Going Concern.

We responded to this matter by performing audit procedures in relation to the assessment of the ability of the Company to continue as a going concern. Our audit work in relation to this included, but was not restricted to, the following:

●  Evaluated the impact of the Company’s existing financial arrangements and conditions in relation to the ability to continue as a going concern.

●  Obtained an understanding from management on the Company’s future plans on the operations including financing arrangements.

●  Evaluated the assumptions and estimates on cashflow projections used in the forecast incorporating information established from our understanding above and any materialized arrangements subsequent to the period end.

●  Assessed the appropriateness of the related disclosures.

Completeness of Accounts Payables and Accrued Liabilities

The Company had significant exploration expenditures during the year ended December 31, 2021.

Invoices and reconciliation from vendors are not received on a timely basis. Estimates may be required to accrue for liabilities.

Due to the uncertainty of completeness of accounts payable and accrued liabilities we consider this to be a critical audit matter.

Refer to Note 3 Significant Account Policies – Use of Estimates and Assumptions.

We responded to this matter by performing audit procedures in relation to completeness of accounts payable and accrued liabilities. Our audit work in relation to this included, but was not restricted to, the following:

●  Obtained an understanding from management of the Company’s significant vendors. Obtained confirmations from these vendors of payables outstanding at year end and reconciled any discrepancies from these confirmations.

●  Examined selective invoices and payments of expenditures subsequent to the year end to determine if they pertain to current year expenditures.

●  Obtained management’s assessment and estimates of accounts payable and accruals and assessed the reasonableness of assumptions made in determining the accruals.

●  Assessed the appropriateness of the related disclosures.

F-3

Critical Audit Matter Description	Audit Response

Environmental Protection Agency (EPA) Agreement and Accrual

The Company signed an amended settlement agreement with the EPA to modify the terms to settle outstanding amounts under the original agreement and payment amounts related to cost recovery and water treatment costs (the “EPA Costs”). The effectiveness of the amended settlement agreement is subject to the Company obtaining financial assurance within a certain period.

Invoices from the EPA are not received on a timely basis and estimates are required to accrue for liabilities.

Due to the uncertainty of completeness of the EPA accrual we consider this to be a critical audit matter.

Refer to Note 3 Significant Account Policies – Use of Estimates and Assumptions, Note 6 Mining Interests and Note 13 Commitments and contingencies.

We responded to this matter by performing audit procedures in relation to accounting for the amended settlement agreement and completeness of the EPA accrual. Our audit work in relation to this included, but was not restricted to, the following:

●  Obtained and reviewed the amended settlement agreement with the EPA.

●  Obtained management’s assessment of the accounting treatment of the EPA Costs in relation to the amended settlement agreement and assessed evidence obtained and the reasonableness of the assumptions made.

●  Examined invoices received during the year to ensure the appropriateness of the amount of expenditures being recorded.

●  Examined selective invoices and payments of expenditures subsequent to the year end to determine if they pertain to current year EPA Costs.

●  Obtained management’s estimate of the EPA accrual for ongoing EPA Costs and assessed the reasonableness of assumptions made in determining the accrued amount, including additional fees that may be charged by the EPA.

●  Assessed the appropriateness of the related disclosures.

Derivative Liability

The Company had a warrant derivative liability of $15,518,887 as at December 31, 2021 which was required to be fair valued at each period end.

The calculation of the fair value of the warrant liability requires management to use an appropriate valuation model and assumptions on volatility rate and life of the warrants as inputs into the model.

Due to the estimates and assumptions involved in the determination of fair value we consider this to be a critical audit matter.

Refer to Note 3 Significant Accounting Policies – Use of Estimates and Assumptions, Note 8 Promissory Notes Payable and Note 10 Capital Stock, Warrants and Stock Options.

We responded to this matter by performing audit procedures in relation to the derivative liability. Our audit work in relation to this included, but was not restricted to, the following:

●  Obtained evidence of the issuance including financing documents, warrant certificates and the terms of the warrants.

●  Assessed the classification of the warrants issued.

●   Assessed the appropriateness of the model used by management, the mathematical accuracy of management’s valuation models and the appropriateness of the assumptions, including volatility rate and life of the warrants, used in the models.

●   Assessed the appropriateness of the related disclosures.

Chartered Professional Accountants Licensed Public Accountants

We have served as the Company’s auditor since 2014.

Mississauga, Canada

March 30, 2022

F-4

Bunker Hill Mining Corp.

Consolidated Balance Sheets

(Expressed in United States Dollars)

	December 31,	December 31,
	2021	2020
ASSETS

Current assets
Cash	$486,063	$3,568,661
Accounts receivable	112,630	100,032
Prepaid expenses	300,813	376,925
Short-term deposit	68,939	-
Prepaid mine deposit and acquisition costs (note 6)	2,260,463	-
Prepaid finance costs	393,640	-
Total current assets	3,622,548	4,045,618

Non-current assets
Equipment (note 4)	396,894	435,727
Right-of-use assets (note 5)	52,353	158,731
Long-term deposit (note 6)	-	2,068,939
Mining interests (note 6)	1	1
Total assets	$4,071,796	$6,709,016

EQUITY AND LIABILITIES

Current liabilities
Accounts payable (notes 6 and 15)	$1,312,062	$1,440,837
Accrued liabilities (notes 6 and 13)	869,581	214,218
EPA water treatment payable (note 6)	5,110,706	3,136,050
Interest payable (notes 6 and 8)	409,242	162,540
DSU liability (note 12)	1,531,409	1,110,125
Promissory notes payable (note 8)	2,500,000	-
EPA cost recovery payable (note 6)	11,000,000	8,000,000
Current portion of lease liability (note 9)	62,277	114,783
Total current liabilities	22,795,277	14,178,553

Non-current liabilities
Lease liability (note 9)	-	61,824
Derivative warrant liability (notes 8 and 10)	15,518,887	24,006,236
Total liabilities	38,314,164	38,246,613

Shareholders’ Deficiency
Preferred shares, $0.000001 par value, 10,000,000 preferred shares authorized; Nil preferred shares issued and outstanding (note 10)	-	-
Common shares, $0.000001 par value, 750,000,000 common shares authorized; 164,435,442 and 143,117,068 common shares issued and outstanding, respectively (note 10)	164	143
Additional paid-in-capital (note 10)	38,248,618	34,551,133
Shares to be issued	-	-
Deficit accumulated during the exploration stage	(72,491,150)	(66,088,873)
Total shareholders’ deficiency	(34,242,368)	(31,537,597)
Total shareholders’ deficiency and liabilities	$4,071,796	$6,709,016

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Bunker Hill Mining Corp.

Consolidated Statements of Loss and Comprehensive Loss

(Expressed in United States Dollars)

	Year	Six Months	Year
	Ended	Ended	Ended
	December 31,	December 31,	June 30,
	2021	2020	2020
Operating expenses
Operation and administration (notes 10, 11 and 12)	$2,651,954	$1,681,093	$1,327,059
Exploration	13,530,819	8,379,845	8,645,431
Legal and accounting	1,035,777	523,106	268,181
Consulting (note 15)	1,533,954	657,652	553,152
Gain on settlement of accounts payable (note 6)	-	(1,787,300)	-
Loss from operations	(18,752,504)	(9,454,396)	(10,793,823)

Other income or gain (expense or loss)
Change in derivative liability (notes 8 and 10)	12,300,453	10,503,941	(18,843,947)
Gain (loss) on foreign exchange	208,660	152,063	(26,625)
Accretion expense (notes 7 and 8)	-	(118,388)	(359,267)
Interest expense (notes 7 and 8)	(102,740)	(124,367)	(202,426)
Financing costs (note 8)	-	(360,000)	(30,000)
Loss on debt settlement (notes 8 and 10)	(56,146)	(875,861)	(1,056,296)
Loss on private placement (note 10)	-	(940,290)	-
Share issuance costs (note 10)	-	(947,156)	-
Loss on loan extinguishment (note 7)	-	-	(9,407)
Net loss and comprehensive
loss for the year	$(6,402,277)	$(2,164,454)	$(31,321,791)

Net loss per common share
- basic and fully diluted	$(0.04)	$(0.02)	$(0.47)
Weighted average number of common shares
- basic and fully diluted	161,868,334	124,424,407	67,180,554

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Bunker Hill Mining Corp.

Consolidated Statements of Cash Flows

(Expressed in United States Dollars)

	Year	Six Months	Year
	Ended	Ended	Ended
	December 31,	December 31,	June 30,
	2021	2020	2020
Operating activities
Net loss for the year	$(6,402,277)	$(2,164,454)	$(31,321,791)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,730,308	1,411,657	1,047,388
Depreciation expense	239,904	106,808	123,956
Change in fair value of warrant liability	(12,300,453)	(10,503,941)	18,843,947
Accretion expense	-	118,388	359,267
Financing costs	-	360,000	30,000
Loss on loan extinguishment	-	-	9,407
Imputed interest expense on lease liability (note 9)	12,696	10,038	27,062
Foreign exchange loss (gain) on re-translation of lease (Note 9)	2,165	13,334	(10,766)
Loss on debt settlement	56,146	875,861	1,056,296
Loss on private placement	-	940,290	-
Share issuance costs	-	947,156	-
Changes in operating assets and liabilities:
Accounts receivable	(12,598)	(21,340)	(35,828)
Prepaid mine acquisition costs	(260,463)	-	-
Prepaid finance costs	(393,640)	-	-
Prepaid expenses	76,112	(274,211)	(67,542)
Accounts payable	(128,774)	(1,775,211)	1,403,873
Accrued liabilities	787,363	(549,489)	300,211
EPA water treatment payable	1,974,656	826,662	1,019,878
EPA cost recovery payable	3,000,000	3,000,000	3,000,000
Other liabilities	-	-	(11,117)
Interest payable	246,702	197,727	278,545
Net cash used in operating activities	(11,372,153)	(6,480,725)	(3,947,214)

Investing activities
Deposit on mining interest	-	(2,000,000)	-
Purchase of machinery and equipment	(94,693)	(280,701)	(219,528)
Net cash used in investing activities	(94,693)	(2,280,701)	(219,528)

Financing activities
Proceeds from issuance of common stock, net	6,013,439	13,315,538	2,428,530
Proceeds from warrants exercised	-	-	417,006
Shares to be issued	-	-	549,363
Lease payments	(129,191)	(61,504)	(120,690)
Proceeds from promissory note	2,500,000	840,000	1,084,536
Repayment of promissory note	-	(1,825,920)	(158,094)
Net cash provided by financing activities	8,384,248	12,268,114	4,200,651
Net change in cash	(3,082,598)	3,506,688	33,909
Cash, beginning of year	3,568,661	61,973	28,064
Cash, end of year	$486,063	$3,568,661	$61,973

Supplemental disclosures
Non-cash activities:
Common stock issued to settle accounts payable, accrued liabilities, interest payable, and promissory notes	$188,146	$1,085,115	$717,673
Common stock issued to settle convertible loan	-	1,600,000	300,000

The accompanying notes are an integral part of these consolidated financial statements.

F-7

Bunker Hill Mining Corp.

Consolidated Statements of Changes in Shareholders’ Deficiency

(Expressed in United States Dollars)

					Deficit
					accumulated
			Additional		during the
	Common stock		paid-in-	Shares to	exploration
	Shares	Amount	capital	be issued	stage	Total

Balance, June 30, 2019	15,811,396	$16	$24,284,765	$107,337	$(32,602,628)	$(8,210,510)
Stock-based compensation	-	-	497,724	-	-	497,724
Shares and units issued at $0.04 per share (i)	35,008,956	35	1,315,691	(107,337)	-	1,208,389
Units issued for debt settlement at $0.09 per share	16,962,846	17	1,499,034	-	-	1,499,051
Shares issued for debt settlement at $0.14 per share	2,033,998	2	274,916	-	-	274,918
Shares issued at $0.42 per share (ii)	3,098,216	3	1,301,522	-	-	1,301,525
Shares issued for debt settlement at $0.42 per share (ii)	696,428	1	299,999	-	-	300,000
Finder’s units issued	3,315,200	3	125,177	-	-	125,180
Finder’s warrants issued	-	-	50,223	-	-	50,223
Warrants exercised at $0.18 per share (iii)	2,332,900	2	1,288,714	-	-	1,288,716
Issue costs	-	-	(336,480)	-	-	(336,480)
Warrant valuation	-	-	(468,227)	-	-	(468,227)
Shares to be issued	-	-	-	549,363	-	549,363
Net loss for the year	-	-	-	-	(31,321,791)	(31,321,791)
Balance, June 30, 2020	79,259,940	$79	$30,133,058	$549,363	$(63,924,419)	$(33,241,919)
Stock-based compensation	-	-	851,196	-	-	851,196
Units issued at $0.26 per unit (iv)	56,078,434	56	14,812,001	(549,363)	-	14,262,694
Units issued for debt settlement at $0.67 per unit	2,205,714	2	1,484,350	-	-	1,484,352
Shares issued for debt settlement at $0.37 per share (v)	5,572,980	6	2,076,618	-	-	2,076,624
Warrant valuation	-	-	(14,806,090)	-	-	(14,806,090)
Net loss for the period	-	-	-	-	(2,164,454)	(2,164,454)
Balance, December 31, 2020	143,117,068	$143	$34,551,133	$-	$(66,088,873)	$(31,537,597)
Stock-based compensation	-	-	1,309,024	-	-	1,309,024
Shares issued at $0.32 per share (vi)	19,576,360	20	6,168,049	-	-	6,168,069
Shares issued for debt settlement at $0.45 per share (vii)	417,720	-	188,146	-	-	188,146
Shares issued for RSUs vested	1,324,294	1	(1)	-	-	-
Issue costs	-	-	(154,630)	-	-	(154,630)
Warrant valuation	-	-	(3,813,103)	-	-	(3,813,103)
Net loss for the year	-	-	-	-	(6,402,277)	(6,402,277)
Balance, December 31, 2021	164,435,442	$164	$38,248,618	$-	$(72,491,150)	$(34,242,368)

(i)	Shares and units issued at C$0.05, converted to US at $0.04 (note 10)
(ii)	Shares issued at C$0.56, converted to US at $0.42 (note 10)
(iii)	Shares issued upon warrants exercised at C$0.25, converted to US at $0.18 (note 10)
(iv)	Units issued at C$0.35, converted to US at $0.26 (note 10)
(v)	Shares issued at C$0.49, converted to US at $0.37 (note 10)
(vi)	Units issued at C$0.40, converted to US at $0.32 (note 10)
(vii)	Units issued at C$0.57, converted to US at $0.45 (note 10)

The accompanying notes are an integral part of these consolidated financial statements.

F-8

1. Nature and continuance of operations and going concern

Bunker Hill Mining Corp. (the “Company”) was incorporated under the laws of the state of Nevada, U.S.A. on February 20, 2007 under the name Lincoln Mining Corp. Pursuant to a Certificate of Amendment dated February 11, 2010, the Company changed its name to Liberty Silver Corp., and on September 29, 2017, the Company changed its name to Bunker Hill Mining Corp. The Company’s registered office is located at 1802 N. Carson Street, Suite 212, Carson City Nevada 89701, and its head office is located at 82 Richmond Street East, Toronto, Ontario, Canada, M5C 1P1. As of the date of this Form 10-K, the Company had one subsidiary, Silver Valley Metals Corp. (formerly American Zinc Corp.), an Idaho corporation created to facilitate the work being conducted at the Bunker Hill Mine in Idaho.

The Company was incorporated for the purpose of engaging in mineral exploration activities. It continues to work at developing its project with a view towards putting it into production.

Going Concern:

These consolidated financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $72,491,150 and further losses are anticipated in the development of its business. Additionally, the Company owes a total of $16,417,208 to the EPA (see Note 6) that is classified as current liability unless the Company can consummate financial assurances that would reclassify $11,000,000 of this liability to long-term debt. The Company does not have sufficient cash to fund normal operations and meet debt obligations for the next 12 months without deferring payment on certain current liabilities and/or raising additional funds. In order to continue to meet its fiscal obligations in the current fiscal year and beyond, the Company must seek additional financing. This raises substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management is considering various financing alternatives including, but not limited to, raising capital through the capital markets and debt financing. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The ability of the Company to emerge from the exploration stage is dependent upon, among other things, obtaining additional financing to continue operations, explore and develop the mineral properties and the discovery, development, and sale of reserves.

COVID-19:

The Company’s operations could be significantly adversely affected by the effects of a widespread global outbreak of epidemics, pandemics, or other health crises, including the recent outbreak of respiratory illness caused by the novel coronavirus (“COVID-19”). The Company cannot accurately predict the impact COVID-19 will have on its operations and the ability of others to meet their obligations with the Company, including uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of travel and quarantine restrictions imposed by governments of affected countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could further affect the Company’s operations and ability to finance its operations.

The Russia/Ukraine Crisis:

The Company’s operations could be adversely affected by the effects of the escalating Russia/Ukraine crisis and the effects of sanctions imposed against Russia or that country’s retributions against those sanctions, embargos or further-reaching impacts upon energy prices, food prices and market disruptions. The Company cannot accurately predict the impact the crisis will have on its operations and the ability of contractors to meet their obligations with the Company, including uncertainties relating the severity of its effects, the duration of the conflict, and the length and magnitude of energy bans, embargos and restrictions imposed by governments. In addition, the crisis could adversely affect the economies and financial markets of the United States in general, resulting in an economic downturn that could further affect the Company’s operations and ability to finance its operations. Additionally, the Company cannot predict changes in precious metals pricing or changes in commodities pricing which may alternately affect the Company either positively or negatively.

2. Basis of presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to exploration stage enterprises. The consolidated financial statements are expressed in U.S. dollars, the Company’s functional currency.

In February 2021, the Company changed its fiscal year from June 30 to December 31. As a result, in addition to the full calendar year ended December 31, 2021, the Company is reporting financial information for the transition period from July 1, 2020 to December 31, 2020, and the preceding full fiscal year of July 1, 2019 to June 30, 2020.

F-9

3. Significant accounting policies

The following is a summary of significant accounting policies used in the preparation of these consolidated financial statements.

Basis of consolidation

These consolidated financial statements include the assets, liabilities and expenses of the Company and its wholly owned subsidiary, Silver Valley Metals Corp. (formerly American Zinc Corp.). All intercompany transactions and balances have been eliminated on consolidation.

Cash and cash equivalents

Cash and cash equivalents may include highly liquid investments with original maturities of three months or less.

Mineral rights, property and acquisition costs

The Company has been in the exploration stage since its formation on February 20, 2007 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties.

The Company capitalizes acquisition and option costs of mineral rights as intangible assets when there is sufficient evidence to support probability of generating positive economic returns in the future. Upon commencement of commercial production, the mineral rights will be amortized using the unit-of-production method over the life of the mineral rights. If the Company does not continue with exploration after the completion of the feasibility study, the mineral rights will be expensed at that time.

The costs of acquiring mining properties are capitalized upon acquisition. Mine development costs incurred to develop and expand the capacity of mines, or to develop mine areas in advance of production, are also capitalized once proven and probable reserves exist and the property is a commercially mineable property. Costs incurred to maintain current exploration or to maintain assets on a standby basis are charged to operations. Costs of abandoned projects are charged to operations upon abandonment. The Company evaluates the carrying value of capitalized mining costs and related property and equipment costs, to determine if these costs are in excess of their recoverable amount whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. Evaluation of the carrying value of capitalized costs and any related property and equipment costs are based upon expected future cash flows and/or estimated salvage value in accordance with Accounting Standards Codification (FASB ASC) 360-10-35, Impairment or Disposal of Long-Lived Assets.

Equipment

Equipment is stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which range from 3 to 10 years. The cost of repairs and maintenance is charged to expense as incurred. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income or gain (expense or loss).

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of equipment or whether the remaining balance of the equipment should be evaluated for possible impairment. If events and circumstances warrant evaluation, the Company uses an estimate of the related undiscounted cash flows over the remaining life of the equipment in measuring their recoverability.

Leases

Operating lease right of use (“ROU”) assets represent the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in operation and administration expenses in the consolidated statements of loss and comprehensive loss.

F-10

The Company is required to make additional payments for certain variable costs. These costs are expensed and included in operation and administration expenses in the consolidated statements of loss and comprehensive loss. Rental income obtained through subleases is recorded as income over the lease term and is offset against operation and administration expenses.

Impairment of long-lived assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under FASB ASC 360, Property, Plant and Equipment, if events or circumstances indicate that their carrying amount might not be recoverable. When the Company determines that an impairment analysis should be done, the analysis is performed using the rules of FASB ASC 930-360-35, Extractive Activities – Mining, and 360-10-15-3 through 15-5, Impairment or Disposal of Long-Lived Assets.

Various factors could impact the Company’s ability to achieve forecasted production schedules. Additionally, commodity prices, capital expenditure requirements and reclamation costs could differ from the assumptions the Company may use in cash flow models used to assess impairment. The ability to achieve the estimated quantities of recoverable minerals from exploration stage mineral interests involves further risks in addition to those factors applicable to mineral interests where proven and probable reserves have been identified, due to the lower level of confidence that the identified mineralized material can ultimately be mined economically.

Fair value of financial instruments

The Company adopted FASB ASC 820-10, Fair Value Measurement. This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable excluding HST, accounts payable, accrued liabilities, interest payable, convertible loan payable, promissory notes payable, lease liability, and other liabilities, all of which qualify as financial instruments, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and current market rate of interest. The Company measured its DSU liability at fair value on recurring basis using level 1 inputs and derivative warrant liabilities at fair value on recurring basis using level 3 inputs.

Environmental expenditures

The operations of the Company have been, and may in the future be, affected from time to time, in varying degrees, by changes in environmental regulations, including those for future reclamation and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable. The Company’s policy is to meet, or if possible, surpass standards set by relevant legislation, by application of technically proven and economically feasible measures.

Environmental expenditures that relate to ongoing environmental and reclamation programs are expensed as incurred or capitalized and amortized depending on their future economic benefits. Estimated future reclamation and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries.

Income taxes

The Company accounts for income taxes in accordance with Accounting Standard Codification 740, Income Taxes (“FASB ASC 740”), on a tax jurisdictional basis. The Company files income tax returns in the United States.

Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the tax bases of assets and liabilities and the consolidated financial statements reported amounts using enacted tax rates and laws in effect in the year in which the differences are expected to reverse. A valuation allowance is provided against deferred tax assets when it is determined to be more likely than not that the deferred tax asset will not be realized.

F-11

The Company assesses the likelihood of the consolidated financial statements effect of a tax position that should be recognized when it is more likely than not that the position will be sustained upon examination by a taxing authority based on the technical merits of the tax position, circumstances, and information available as of the reporting date. The Company is subject to examination by taxing authorities in jurisdictions such as the United States. Management does not believe that there are any uncertain tax positions that would result in an asset or liability for taxes being recognized in the accompanying consolidated financial statements. The Company recognizes tax-related interest and penalties, if any, as a component of income tax expense.

FSAB ASC 740 prescribes recognition threshold and measurement attributes for the consolidated financial statements recognition and measurement of a tax position taken, or expected to be taken, in a tax return. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in periods, disclosure and transition. At December 31, 2021, December 31, 2020, and June 30, 2020, the Company has not taken any tax positions that would require disclosure under FASB ASC 740.

Basic and diluted net loss per share

The Company computes net loss per share in accordance with FASB ASC 260, Earnings per Share (“FASB ASC 260”). Under the provisions of FASB ASC 260, basic net loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and warrants and the conversion of convertible loan payable. As of December 31, 2021, 9,053,136 stock options, 111,412,712 warrants, and 3,590,907 broker options were considered in the calculation but not included, as they were anti-dilutive (December 31, 2020 – 8,015,159 stock options, 95,777,806 warrants, and 3,239,907 broker options).

Stock-based compensation

In December 2004, FASB issued FASB ASC 718, Compensation – Stock Compensation (“FASB ASC 718”), which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. FASB ASC 718 focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. FASB ASC 718 requires that the compensation cost relating to share-based payment transactions be recognized in the consolidated financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued.

The Company accounts for stock-based compensation arrangements with non-employees in accordance with ASU 505-50, Equity-Based Payments to Non-Employees, which requires that such equity instruments are recorded at the value on the grant date based on fair value of the equity or goods and services whichever is more reliable.

Restricted share units (“RSUs”)

The Company estimates the grant date fair value of RSUs using the Company’s common shares at the grant date. The Company records the value of the RSUs in paid-in capital.

Deferred share units (“DSUs”)

The Company estimates the grant date fair value of the DSUs using the trading price of the Company’s common shares on the day of grant. The Company records the value of the DSUs owing to its directors as DSU liability and measures the DSU liability at fair value at each reporting date, with changes in fair value recognized as stock-based compensation in profit (loss).

Use of estimates and assumptions

Many of the amounts included in the consolidated financial statements require management to make judgments and/or estimates. These judgments and estimates are continuously evaluated and are based on management’s experience and knowledge of the relevant facts and circumstances. Actual results may differ from the amounts included in the consolidated financial statements.

F-12

Areas of significant judgment and estimates affecting the amounts recognized in the consolidated financial statements include:

Going concern

The assessment of the Company’s ability to continue as a going concern involves judgment regarding future funding available for its operations and working capital requirements as discussed in note 1.

Accrued liabilities

The Company has to make estimates to accrue for certain expenditures due to delay in receipt of third-party vendor invoices. These accruals are made based on trends, history and knowledge of activities. Actual results may be different.

The Company makes monthly estimates of its water treatment costs, with a true-up to the annual invoice received from the Idaho Department of Environmental Quality (“IDEQ”). Using the actual costs in the annual invoice, the Company then reassesses its estimate for future periods. Given the nature, complexity and variability of the various actual cost items included in the invoice, the Company has used the most recent invoice as its estimate of the water treatment costs for future periods.

Convertible loans, promissory notes and warrants

Estimating the fair value of derivative warrant liability and conversion feature derivative liability requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the issuance. This estimate also requires determining the most appropriate inputs to the valuation model including the expected life of the warrants and conversion feature derivative liability, volatility and dividend yield and making assumptions about them. The assumptions and models used for estimating fair value of warrants and conversion feature derivative liability are disclosed in notes 8 and 10.

The fair value estimates may differ from actual fair values and these differences may be significant and could have a material impact on the Company’s balance sheets and the consolidated statements of operations. Assets are reviewed for an indication of impairment at each reporting date. This determination requires significant judgment. Factors that could trigger an impairment review include, but are not limited to, significant negative industry or economic trends, interruptions in exploration activities or a significant drop in precious metal prices.

Reclassifications

Certain reclassifications have been made to conform prior year’s data to the current presentation. The reclassifications have no effect on the results of reported operations or stockholders’ deficit or cash flows.

Concentrations of credit risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash. The Company places its cash with financial institutions of high credit worthiness. At times, its cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds and as such, it believes that any associated credit risk exposures are limited.

Risks and uncertainties

The Company operates in the mineralized material exploration industry that is subject to significant risks and uncertainties, including financial, operational, and other risks associated with operating a mineralized material exploration business, including the potential risk of business failure.

Foreign currency transactions

The Company from time to time will receive invoices from service providers that are presenting their invoices using the Canadian dollar. The Company will use its U.S. dollars to settle the Canadian dollar liabilities and any differences resulting from the exchange transaction are reported as gain or loss on foreign exchange.

Convertible loans and promissory notes payable

The Company reviews the terms of its convertible loans and promissory notes payable to determine whether there are embedded derivatives, including the embedded conversion option, that are required to be bifurcated and accounted for as individual derivative financial instruments. In circumstances where the convertible debt or the promissory note contains embedded derivatives that are to be separated from the host contracts, the total proceeds received are first allocated to the fair value of the derivative financial instruments determined using the binomial model. The remaining proceeds, if any, are then allocated to the debenture cost contracts, usually resulting in those instruments being recorded at a discount from their principal amount. This discount is accreted over the expected life of the instruments to profit (loss) using the effective interest method.

The debenture host contracts are subsequently recorded at amortized cost at each reporting date, using the effective interest method. The embedded derivatives are subsequently recorded at fair value at each reporting date, with changes in fair value recognized in profit (loss).

The Company presents its embedded derivatives and related debenture host contracts as separate instruments on the consolidated balance sheets.

F-13

4. Equipment

Equipment consists of the following:

	December 31, 2021	December 31, 2020

Equipment	$603,972	$509,279
	603,972	509,279
Less accumulated depreciation	(207,078)	(73,552)
Equipment, net	$396,894	$435,727

The total depreciation expense during the year ended December 31, 2021 was $133,526 (six months ended December 31, 2020 - $52,784 and the year ended June 30, 2020 - $17,577).

5. Right-of-use asset

Right-of-use asset consists of the following:

	December 31, 2021	December 31, 2020

Office lease	$319,133	319,133
Less accumulated depreciation	(266,780)	(160,402)
Right-of-use asset, net	$52,353	$158,731

The total depreciation expense during the year ended December 31, 2021 was $106,378 (six months ended December 31, 2020 - $54,024 and the year ended June 30, 2020 - $106,378).

6. Mining Interests

Bunker Hill Mine Complex

On November 27, 2016, the Company entered into a non-binding letter of intent with Placer Mining Corp. (“Placer Mining”), which letter of intent was further amended on March 29, 2017, to acquire the Bunker Hill Mine in Idaho and its associated milling facility located in Kellogg, Idaho, in the Coeur d’Alene Basin (as amended, the “Letter of Intent”). Pursuant to the terms and conditions of the Letter of Intent, the acquisition, which was subject to due diligence, would include all mining claims, surface rights, fee parcels, mineral interests, existing infrastructure, machinery and buildings at the Kellogg Tunnel portal in Milo Gulch, or anywhere underground at the Bunker Hill Mine Complex. The acquisition would also include all current and historic data relating to the Bunker Hill Mine Complex, such as drill logs, reports, maps, and similar information located at the mine site or any other location.

During the year ended June 30, 2017, the Company made payments totaling $300,000 as part of this Letter of Intent. These amounts were initially capitalized and subsequently written off during fiscal 2018 and were included in exploration expenses.

On August 28, 2017, the Company announced that it signed a definitive agreement (the “Agreement”) for the lease and option to purchase the Bunker Hill Mine assets (the “Bunker Assets”). Under the terms of the Agreement, the Company was required to make a $1,000,000 bonus payment to Placer Mining no later than October 31, 2017, which payment was made, along with two additional $500,000 bonus payments in December 2017. The 24-month lease commenced November 1, 2017. During the term of the lease, the Company was to make $100,000 monthly mining lease payments, paid quarterly.

F-14

The Company had an option to purchase the Bunker Assets at any time before the end of the lease and any extension for a purchase price of $45,000,000 with purchase price payments to be made over a ten-year period to Placer Mining. Under the terms of the agreement, there is a 3% net smelter return royalty (“NSR”) on sales during the lease and a 1.5% NSR on the sales after the purchase option is exercised, which post-acquisition NSR is capped at $60,000,000.

On October 2, 2018, the Company announced that it was in default of the Agreement. The default arose as a result of missed lease and operating cost payments, totaling $400,000, which were due at the end of September and on October 1, 2018. As per the Agreement, the Company had 15 days, from the date notice of default was provided (September 28, 2018), to remediate the default by making the outstanding payment. While management worked with urgency to resolve this matter, management was ultimately unsuccessful in remedying the default, resulting in the Agreement being terminated.

On November 13, 2018, the Company announced that it was successful in renewing the Agreement, effectively with the original Agreement intact, except monthly payments were reduced to $60,000 per month for 12 months, with the accumulated reduction in payments of $140,000 per month (“deferred payments”) being accrued.

On November 1, 2019, the Agreement was amended (the “Amended Agreement”). The key terms of the Amended Agreement are as follows:

●	The lease period was extended for an additional period of nine months to August 1, 2020, with the option to extend for a further six months based upon payment of a one-time $60,000 extension fee (extended);

●	The Company will make monthly care and maintenance payments to Placer Mining of $60,000 until exercising the option to purchase; and

●	The purchase price is set at $11,000,000 for 100% of the Bunker Assets to be paid with $6,200,000 in cash, and $4,800,000 in common shares. The purchase price also includes the negotiable United States Environmental Protection Agency (“EPA”) costs of $20,000,000. The Amended Agreement provides for the elimination of all royalty payments that were to be paid to the mine owner. Upon signing the Amended Agreement, the Company paid a one-time, non-refundable cash payment of $300,000 to the mine owner. This payment will be applied to the purchase price upon execution of the purchase option. In the event the Company elects not to exercise the purchase option, the payment shall be treated as an additional care and maintenance payment.

On July 27, 2020, the Company extended the lease with Placer Mining for a further 18 months for a $150,000 extension fee. This extension expires on August 1, 2022.

On November 20, 2020, the Company signed a further amendment to the Amended Agreement. Under the terms of this amendment:

●	The Company will continue to make monthly care and maintenance payments to Placer Mining of $60,000 until exercising the option to purchase;

●	The purchase price was reduced to $7,700,000, with $5,700,000 payable in cash (with an aggregate of $300,000 to be credited toward the purchase price of the Bunker Assets as having been previously paid by the Company and an aggregate of $5,400,000 payable in cash outstanding) and $2,000,000 in common shares. The reference price for the payment in common shares will be based on the common share price of the last equity raise before the option is exercised;

●	The Company’s contingent obligation to settle $1,787,300 of accrued payments due to Placer Mining has been waived. As a result, the Company recorded a gain on settlement of accounts payable of $1,787,300; and

●	The Company is to make an advance payment of $2,000,000 (paid) to Placer Mining which shall be credited toward the purchase price if and when the Company elects to exercise its purchase right. In the event that the Company irrevocably elects not to exercise its purchase right, the advance payment of $2,000,000 will be repaid to the Company within twelve months from the date of such election. This payment had the effect of decreasing the remaining amount payable to purchase the Bunker Assets to an aggregate of $3,400,000 payable in cash and $2,000,000 in common shares of the Company.

As at December 31, 2021 and 2020, the Company accrued for a total of $nil for each year (June 30, 2020 - $1,847,300), which was included in accounts payable. These monthly payments will be waived should the Company choose to exercise its option.

F-15

Purchase of the Bunker Hill Mine:

In December 2021, the Company announced its intention to purchase the mine complex, which was consummated subsequent to the close of the period. With the execution of the EPA settlement agreement amendment described below and the expected receipt of $8,000,000 proceeds from the Royalty Convertible Debenture, the Company has contracted to purchase the Bunker Hill Mine from Placer Mining Corp. and a definitive agreement has been signed by both parties. The terms of the purchase were modified to a purchase price of $7,700,000, with $300,000 of previous lease payments and a deposit of $2,000,000 applied to the purchase, resulting in cash paid at closing of approximately $5,400,000 in cash, from $3,400,000 of cash and $2,000,000 of common shares in the Company. Purchase of the mine consists of over 400 patented mining claims and 5,800 acres of private land.

Closing of the transaction occurred in January 2022, concurrent with funding of the Royalty Convertible Debenture, approval of the transaction by Placer Mining Corp. shareholders, and satisfaction of other closing conditions. See Note 16, Subsequent Events.

Environmental Protection Agency Agreement:

In addition to the payments to Placer Mining described above, and pursuant to an agreement with the EPA whereby for so long as Bunker leases, owns and/or occupies the Bunker Hill Mine, the Company will make payments to the EPA on behalf of the current owner in satisfaction of the EPA’s claim for cost recovery. These payments, if all are made, will total $20,000,000. The agreement calls for payments starting with $1,000,000 30 days after a fully ratified agreement was signed followed by a payment schedule detailed below:

Date	Amount	Action
Within 30 days of the effective date	$1,000,000	Paid
November 1, 2018	$2,000,000	Not paid
November 1, 2019	$3,000,000	Not paid
November 1, 2020	$3,000,000	Not paid
November 1, 2021	$3,000,000	Not paid
November 1, 2022	$3,000,000
November 1, 2023	$3,000,000
November 1, 2024	$2,000,000

The total unpaid EPA cost recovery payments under the agreement was $11,000,000 at December 31, 2021 (December 31, 2020 - $8,000,000 and June 30, 2020 - $5,000,000, respectively).

In addition to these cost recovery payments, the Company is to make semi-annual payments of $480,000 on June 1 and December 1 of each year, to cover the EPA’s costs of operating and maintaining the water treatment facility that treats the water being discharged from the Bunker Hill Mine. The Company also has received invoices from the EPA for additional water treatment charges for the periods from December 2017 to May 2021, and has accrued costs for estimated water treatment costs through December 31, 2021.  A total of $5,110,706 was outstanding as at December 31, 2021 (December 31, 2020 - $3,136,050 and June 30, 2020 - $2,309,388, respectively). In December 2021, the Company entered into a Settlement Amendment, described below, under which a payment of $2,963,111 would be made toward water treatment liabilities, representing the balance of liabilities owed for the 2020 and earlier invoices, net of payments made through the end of September 2021. In consultation with the EPA, the Company has committed to meet this obligation by 180 days from the effective date of the Amended Settlement Agreement. The unpaid EPA balance is subject to interest at the rate specified for interest on investments of the EPA Hazardous Substance Superfund, which was 0.10% at December 31, 2021. As at December 31, 2021, the interest accrued on the unpaid EPA balance was $306,502 (December 31, 2020 - $162,540 and June 30, 2020 - $89,180, respectively).

During the year ended December 31, 2021, the Company has accrued an estimate for additional water treatment charges based on an invoice received covering the period of November 2019 to October 2020 and a further invoice covering the period of November 2020 to May 2021. The Company believes that the charges in this latter invoice, of approximately $165,000 per month, represent the best estimate of unbilled charges for the period of June 2021 to December 2021, and has accrued for these charges accordingly. Net of a total of $880,000 cash payments made to the EPA during the year, the total accrual for EPA water treatment charges is $5,110,706 as of December 31, 2021, before consideration of unpaid cost recovery payments. The Company has included all unpaid and accrued EPA payments and accrued interest in accounts payable and accrued liabilities, totaling $16,417,208 due to the EPA at December 31, 2021 (December 31, 2020 - $11,298,594 and June 30, 2020 - $7,915,235, respectively). For the year ended December 31, 2021, water treatment costs of $5,998,615 were recognized as part of exploration expense (six months ended December 31, 2020 – $3,873,359, year ended June 30, 2020 – $5,905,235).

EPA Settlement Agreement Amendment:

In December 2021, in conjunction with its intention to purchase the mine complex, the Company entered into an amended Settlement Agreement (the “Amendment”) between the Company, Idaho Department of Environmental Quality, US Department of Justice and the EPA, modifying the payment schedule and payment terms for recovery of historical environmental response costs at Bunker Hill Mine incurred by the EPA. With the purchase of the mine subsequent to the end of the period, the remaining payments of the EPA cost recovery liability would be assumed by the Company, resulting in a total of $19,000,000 liability to the Company, an increase of $8,000,000. The new payment schedule includes a $2,000,000 payment to the EPA within 30 days of execution of this amendment, which was paid subsequent to December 31, 2021. The remaining $17,000,000 will be paid on the following dates:

F-16

Date	Amount
November 1, 2024	$3,000,000
November 1, 2025	$3,000,000
November 1, 2026	$3,000,000
November 1, 2027	$3,000,000
November 1, 2028	$3,000,000
November 1, 2029	$2,000,000 plus accrued interest

The resumption of payments in 2024 were agreed in order to allow the Company to generate sufficient revenue from mining activities at the Bunker Hill Mine to address remaining payment obligations from free cash flow.

In addition to the cost recovery payments outlined above, the Amendment includes payment for outstanding water treatment costs that have been incurred over the period from 2018 through October 2020. This approximately $2,900,000 payment would be made within 90 days of the execution of the Amendment. On March 22, 2022, the Company reported that in consultation with the EPA, it has committed to meet the approximately $2,900,000 and Financial Assurance obligations by 180 days from the effective date of the Amended Settlement Agreement.

The changes in payment terms and schedule, are contingent upon the Company securing Financial Assurance in the form of performance bonds or letters of credit deemed acceptable to the EPA totaling $17,000,000. These assurances correspond to the Company’s cost recovery obligations to be paid in 2024 through 2029 as outlined above. Should the Company fail to make its scheduled payment, the EPA can draw against this financial assurance. The amount of the bonds or letters of credit will decrease over time as individual payments are made. If the Company fails to post the Final Financial Assurance within 180 days of the execution of the Amendment, the terms of the original agreement as described above will be reinstated.

As at December 31, 2021, the Company had not secured the interim financial assurance, and therefore the contingency had not been removed or satisfied. Further, as of the date of this filing, the financial assurance has not been secured, and as a result, the liability to the EPA is accounted for with no effectivity of the Amendment, with the liabilities each reflected as current liabilities. See Note 16, Subsequent Events.

7. Convertible loan payable

On June 13, 2018, the Company entered into a loan and warrant agreement with Hummingbird Resources PLC (“Hummingbird”), an arm’s length investor, for an unsecured convertible loan in the aggregate sum of $1,500,000, bearing interest at 10% per annum, maturing in one year. Contemporaneously, the Company agreed to issue 229,464 share purchase warrants, entitling the lender to acquire 229,464 common shares of the Company, at a price of C$8.50 per common share, for two years. Under the terms of the loan agreement, the lender may, at any time prior to maturity, convert any or all of the principal amount of the loan and accrued interest thereon, into common shares of the Company at a price per share equal to C$8.50. In the event that a notice of conversion would result in the lender holding 10% or more of the Company’s issued and outstanding shares, then, in the alternative, and under certain circumstances, the Company would be required to pay cash to the lender in an amount equal to C$8.50 multiplied by the number of shares intended to be issued upon conversion. Further, in the event that the lender holds more than 5% of the issued and outstanding shares of the Company subsequent to the exercise of any of its convertible securities held under this placement, it shall have the right to appoint one director to the board of the Company. Lastly, among other things, the loan agreement further provides that for as long as any amount is outstanding under the convertible loan, the investor retains a right of first refusal on any Company financing or joint venture/strategic partnership/disposal of assets.

In August 2018, the amount of the Hummingbird convertible loan payable was increased to $2,000,000 from its original $1,500,000 loan, net of $45,824 of debt issue costs. An additional 116,714 warrants with each warrant exercisable at C$4.50 were issued. Under the terms of the amended and restated loan agreement, Hummingbird may, at any time prior to maturity, convert any or all of the principal amount of the loan and accrued interest thereon, into common shares of Bunker as follows: (i) $1,500,000, being the original principal amount (the “Principal Amount”), may be converted at a price per share equal to C$8.50; (ii) 229,464 common shares may be acquired upon exercise of warrants at a price of C$8.50 per warrant for a period of two years from the date of issuance; (iii) $500,000, being the additional principal amount (the “Additional Amount”), may be converted at a price per share equal to C$4.50; and (iv) 116,714 common shares may be acquired upon exercise of warrants at a price of C$4.50 per warrant for a period of two years from the date issuance. In the event that Hummingbird would acquire common shares in excess of 9.999% through the conversion of the Principal Amount or the Additional Amount, including interest accruing thereon, or on exercise of the warrants as disclosed herein, the Company shall pay to Hummingbird a cash amount equal to the common shares exercised in excess of 9.999%, multiplied by the conversion price.

F-17

During the year ended June 30, 2019, Hummingbird agreed to extend the scheduled maturity date of the loan to June 30, 2020. This was accounted for as a loan extinguishment which resulted in the recording of a net loss on loan extinguishment of $1,195,880.

In June 2019, the Company settled $100,000 of the Additional Amount by issuing 2,660,000 common shares, which resulted in the recording of a net loss on loan extinguishment of $8,193.

In February 2020, the Company settled $300,000 of the Additional Amount by issuing 696,428 common shares, which resulted in the recording of a net loss on loan extinguishment of $9,407.

In June 2020, Hummingbird agreed to extend the scheduled maturity date of the loan to July 31, 2020.

In October 2020, the Company settled the full amount of the outstanding loan by issuing 5,572,980 common shares at a deemed price of C$0.49 based on the fair value of the shares issued. As a result, the Company recorded a gain on debt settlement of $23,376 on the consolidated statements of loss and comprehensive loss.

The Company has accounted for the conversion features and warrants in accordance with ASC Topic 815. The conversion features and warrants are considered derivative financial liabilities as they are convertible into common shares at a conversion price denominated in a currency other than the Company’s functional currency of the U.S. dollar. The estimated fair value of the conversion features and warrants was determined on the date of issuance and marks to market at each financial reporting period. As at December 31, 2020, the fair values of the conversion feature and warrants were $nil (June 30, 2020 - $nil).

Accretion expense for the six months ended December 31, 2020 was $nil (year ended June 30, 2020 - $146,266) based on an effective interest rate of 16% after the loan extension.

Interest expense for the six months ended December 31, 2020 was $118,767 (year ended June 30, 2020 - $179,726). As at December 31, 2020, the Company has an outstanding interest payable of $nil (June 30, 2020 - $381,233).

Amount

Balance, June 30, 2019	$1,744,327
Accretion expense	146,266
Loss on loan extinguishment	9,407
Partial extinguishment	(300,000)
Balance, June 30, 2020	$1,600,000
Loan extinguishment	(1,600,000)
Balance, December 31, 2020	$-

8. Promissory notes payable

(i) On November 13, 2019, the Company issued a promissory note in the amount of $300,000. The note was unsecured, bore interest of 1% monthly, and is due on demand after 90 days from issuance. In consideration for the loan, the Company issued 400,000 common share purchase warrants to the lender. Each whole warrant entitles the lender to acquire one common share of the Company at a price of C$0.80 per share for a period of two years.

On April 24, 2020, the Company extended the maturity date of the promissory note payable to August 1, 2020. In consideration, the Company issued 400,000 common share purchase warrants to the lender at an exercise price of C$0.50. The warrants expire on November 13, 2021. This was accounted for as a loan modification.

During the six months ended December 31, 2020, the Company repaid $110,658 of the promissory note and settled the remaining balance of $218,281 (C$288,000), which included interest payable of $28,939, in full by issuing 822,857 August 2020 Units (as defined in note 10), recognizing a loss on debt settlement of $335,467.

F-18

The Company has accounted for the warrants in accordance with ASC Topic 815. The warrants are considered derivative financial liabilities as they are convertible into common shares at a conversion price denominated in a currency other than the Company’s functional currency of the US dollar. The estimated fair value of the warrants was determined on the date of issuance and marks to market at each financial reporting period.

November 2019 issuance	December 31, 2020	Maturity at November 13, 2021
Expected life	317 days	0 days
Volatility	100%	100%
Risk free interest rate	0.64%	0.30%
Dividend yield	0%	0%
Share price	$0.41	$0.18
Fair value	$40,999	Nil
Change in derivative liability		$(40,999)

April 2020 issuance	December 31, 2020	Maturity at November 13, 2021
Expected life	317 days	0 days
Volatility	100%	100%
Risk free interest rate	0.27%	0.30%
Dividend yield	0%	0%
Share price	$0.41	$0.18
Fair value	$58,373	Nil
Change in derivative liability		$(58,373)

Accretion expense for the year ended December 31, 2021 was $nil compared to $51,522 for the six months ended December 31, 2020 and $155,001 for the year ended June 30, 2020 based on an effective interest rate of 16% after the loan extension.

Interest expense for the year ended December 31, 2021 was $nil compared to $5,600 for the six months ended December 31, 2020 and $22,700 for the year ended June 30, 2020.

Amount

Balance, June 30, 2019	$-
Proceeds on issuance	300,000
Warrant valuation	(206,523)
Accretion expense	155,001
Balance, June 30, 2020	$248,478
Accretion expense	51,522
Debt settlement	(189,342)
Repayment	(110,658)
Balance, December 31, 2020	$-

(ii) On December 31, 2019, the Company issued a promissory note in the amount of $82,367 (C$107,000). The note bore no interest and was due on demand. This promissory note was repaid during the year ended June 30, 2020.

(iii) On January 29, 2020, the Company issued a promissory note in the amount of $75,727 (C$100,000). The note bore no interest and was due on demand. This promissory note was repaid during the year ended June 30, 2020.

(iv) On May 12, 2020, the Company issued a promissory note in the amount of $362,650 (C$500,000), net of $89,190 of debt issue costs. The note bore no interest and was due on demand after 90 days after the issue date. This promissory note was repaid during the six months ended December 31, 2020. Accretion expense for the six months ended December 31, 2020 was $47,737 (year ended June 30, 2020 - $41,453) based on effective interest rate of 7%.

F-19

(v) On May 12, 2020, the Company issued a promissory note in the amount of $141,704 (C$200,000), net of $35,676 of debt issue costs. The note bore no interest and was due on demand after 90 days after the issue date. During the six months ended December 31, 2020, the Company settled the promissory note in full by issuing 714,285 common shares (see note 10). As a result, the Company recorded a loss on debt settlement of $291,203 on the consolidated statements of loss and comprehensive loss. Accretion expense for the six months ended December 31, 2020 was $19,129 (year ended June 30, 2020 - $16,547) based on an effective interest rate of 8%.

(vi) On June 30, 2020, the Company issued a promissory note in the amount of $75,000, net of $15,000 of debt issue costs. The note bore no interest and was due on demand. This promissory note was repaid in full during the six months ended December 31, 2020. Financing cost for the six months ended December 31, 2020 was $nil (year ended June 30, 2020 - $15,000).

(vii) On June 30, 2020, the Company issued a promissory note in the amount of $75,000 to a director of the Company. The note bore no interest and was due on demand. This promissory note was repaid in full during the six months ended December 31, 2020. Financing cost for the six months ended December 31, 2020 was $nil (year ended June 30, 2020 - $15,000).

(viii) On July 13, 2020, the Company issued a promissory note in the amount of $1,200,000, net of $360,000 debt issue costs. The note bore no interest and was due on August 31, 2020. This promissory note was repaid in full during the six months ended December 31, 2020. Financing cost for the six months ended December 31, 2020 was $360,000 (year ended June 30, 2020 - $nil).

(viii) On September 22, 2021, the Company issued a non-convertible promissory note in the amount of $2,500,000 bearing interest of 15% per annum and payable at maturity. The promissory note was scheduled to mature on the earlier of March 15, 2022; however, the note holder agreed to accept $500,000 payment by April 15, 2022, and the remaining principal and interest was deferred to June 20, 2022. See Note 16 Subsequent Events concerning a financing anticipated to close on March 31, 2022. The Company purchased a land parcel for approximately $200,000 subsequent to December 31, 2021, which may be used as security for the promissory note. Interest expense for the year ended December 31, 2021 was $102,740, which is reflected in Interest payable on the Company’s balance sheet at December 31, 2021.

$50,000,000 Project Finance Package

On December 20, 2021, the Company executed a non-binding term sheet with Sprott Resource Streaming and Royalty (“SRSR”) and other investors outlining a $50,000,000 project finance package that the Company expects to fulfill the majority of its funding requirements to restart the mine and reach commercial production in mid-2023. The package consists of an $8,000,000 Royalty Convertible Debenture, a $5,000,000 Convertible Debenture, and a multi-metals stream of up to $37,000,000 (collectively, the “Stream”).

Subject to settlement of definitive documentation with SRSR, the $8,000,000 was advanced under the Royalty Convertible Debenture in January 2022. These proceeds funded the purchase of the Bunker Hill Mine and near-term working capital requirements, including a $2,000,000 payment to the EPA in January 2022. The Royalty Convertible Debenture will initially bear interest at an annual rate of 9.0%, payable in cash or shares at the Company’s option, until such time that SRSR elects to convert it into a Royalty, with such conversion option expiring at the earlier of advancement of the Stream or 18 months. In the event of conversion, the Royalty Convertible Debenture will cease to exist and the Company will grant a Royalty for 1.85% of life-of-mine gross revenue from mining claims considered to be historically worked, contiguous to current accessible underground development, and covered by the Company’s 2021 ground geophysical survey. A 1.35% rate will apply to claims outside of these areas. The Royalty Convertible Debenture will initially be secured by a share pledge of the Company’s operating subsidiary, until such time that a full security package is put in place. In the event of non-conversion, the principal of the Royalty Convertible Debenture will be repayable in cash.

Subject to settlement of definitive documentation with SRSR and other investors, the $5,000,000 was increased to $6,000,000, and was advanced under the Convertible Debenture, also in January 2022. These proceeds will fund capital expenditures and working capital requirements in Q1 2022. The Convertible Debenture will bear interest at an annual rate of 7.5%, payable in cash or shares at the Company’s option, and a maturity of 18 months from the closing of the Royalty Convertible Debenture. Until the closing of the Stream, the Convertible Debenture is convertible into shares of the Company at a share price of CAD 0.30 per share. Alternatively, SRSR may elect to retire the Convertible Debenture with the cash proceeds of the Stream. The Company may elect to re-pay the Convertible Debenture early; if SRSR elects not to exercise its conversion option at such time, a minimum of 12 months of interest would apply.

Subject to SRSR internal approvals, further technical and other diligence (including confirmation of full project funding by an independent engineer appointed by SRSR), and satisfactory definitive documentation, the Company expects to close the Stream concurrent with a formal construction decision being made by Q2 2022. A minimum of $27,000,000 and a maximum of $37,000,000 (the “Stream Amount”) will be made available under the Stream, at the Company’s option, once the conditions for availability of the Stream have been satisfied. Assuming the maximum funding of $37,000,000 is drawn, the Stream would apply to 10% of payable metals sold until a minimum quantity of metal is delivered consisting of, individually, 55 million pounds of zinc, 35 million pounds of lead, and 1 million ounces of silver. Thereafter, the Stream would apply to 2% of payable metals sold. If the Company elects to draw less than $37,000,000 under the Stream, the percentage and quantities of payable metals streamed will adjust pro-rata. The delivery price of streamed metals will be 20% of the applicable spot price.

F-20

The Company may buy back 50% of the Stream Amount at a 1.40x multiple of the Stream Amount between the second and third anniversary of the date of funding, and at a 1.65x multiple of the Stream Amount between the third and fourth anniversary of the date of funding. The Company will be permitted to incur additional indebtedness of $15,000,000 and a cost over-run facility of $13,000,000 from other financing counterparties.

The Royalty Convertible Debenture and Convertible Debenture closed subsequent to the end of the year. See Note 16 Subsequent Events.

In support of plans to rapidly restart the Mine, the Company worked systematically through 2020 and 2021 to delineate mineral resources and conduct various technical studies. Executing this strategy may require securing additional financing, which may include additional indebtedness of $15,000,000 and a cost over-run facility of $13,000,000.

9. Lease liability

The Company has an operating lease for office space that expires in 2022. Below is a summary of the Company’s lease liability as of December 31, 2021:

Office lease

Balance, December 31, 2019	$274,981
Addition	-
Interest expense	22,156
Lease payments	(123,098)
Foreign exchange gain	2,568
Balance, December 31, 2020	176,607
Addition	-
Interest expense	12,696
Lease payments	(129,191)
Foreign exchange loss	2,165
Balance, December 31, 2021	62,277

In addition to the minimum monthly lease payments of C$13,504, the Company is required to make additional monthly payments amounting to C$12,505 for certain variable costs. The schedule below represents the Company’s obligations under the lease agreement in Canadian dollars.

	Less than 1 year	1-2 years	2-3 years	Total

Base rent	$81,025	$-	$-	$81,025
Additional rent	75,030	-	-	75,030
	$156,055	$-	$-	$156,055

The monthly rental expenses are offset by rental income obtained through a series of short-term subleases held by the Company.

10. Capital stock, warrants and stock options

Authorized

The total authorized capital is as follows:

●	750,000,000 common shares with a par value of $0.000001 per common share; and
●	10,000,000 preferred shares with a par value of $0.000001 per preferred share

On July 19, 2019, the Company amended its articles of incorporation to change the total authorized capital and the par values, which have been retrospectively applied in these consolidated financial statements.

F-21

Issued and outstanding

On February 26, 2020, the Company closed a non-brokered private placement, issuing 2,991,073 common shares of the Company at C$0.56 per common share for gross proceeds of C$1,675,000 ($1,256,854) and incurring financing costs of $95,763, and issuing 239,284 broker warrants. Each broker warrant entitles the holder to acquire one common share at a price of C$0.70 per common share for a period of two years. The Company also issued 696,428 common shares for $300,000 which was applied to reduce the principal amount owing under the convertible loan facility (see note 7).

On May 12, 2020, the Company closed a non-brokered private placement, issuing 107,143 common shares of the Company at C$0.56 per common share for gross proceeds of C$60,000 ($44,671).

On August 14, 2020, the Company closed the first tranche of a brokered private placement of units of the Company (the “August 2020 Offering”), issuing 35,212,142 units of the Company (“August 2020 Units”) at C$0.35 per August 2020 Unit for gross proceeds of $9,301,321 (C$12,324,250). Each August 2020 Unit consisted of one common share of the Company and one common share purchase warrant of the Company (each, an “August 2020 Warrant”), which entitles the holder to acquire a common share of the Company at C$0.50 per common share until August 31, 2023. In connection with the first tranche of the August 2020 Offering, the Company incurred share issuance costs of $709,488 (C$849,978) and issued 2,112,729 compensation options (the “August 2020 Compensation Options”). Each August 2020 Compensation Option is exercisable into one August 2020 Unit at an exercise price of C$0.35 until August 31, 2023.

On August 25, 2020, the Company closed the second tranche of the August 2020 Offering, issuing 20,866,292 August 2020 Units at C$0.35 per August 2020 Unit for gross proceeds of $5,510,736 (C$7,303,202). In connection with the second tranche of the August 2020 Offering, the Company incurred share issuance costs of $237,668 (C$314,512) and issued 1,127,178 August 2020 Compensation Options.

In the August 2020 Offering, the fair value of warrants, which are treated as a liability and fair value accounted for, were greater than gross proceeds. As a result, a loss of $940,290 has been recognized in the consolidated statements of loss and $947,156 of total share issue costs were also expensed.

The Company also issued 2,205,714 August 2020 Units to settle $177,353 of accounts payable, $55,676 of accrued liabilities, $28,300 of interest payable, and $344,185 of promissory notes payable at a deemed price of $0.67 based on the fair value of the units issued. As a result, the Company recorded a loss on debt settlement of $899,237.

On October 9, 2020, the Company issued 5,572,980 common shares at a deemed price of C$0.49 based on the fair value of the common shares issued to settle $1,600,000 of convertible loan payable and $500,000 of interest payable. As a result, the Company recorded a gain on debt settlement of $23,376.

In February 2021, the Company closed a non-brokered private placement of units of the Company (the “February 2021 Offering”), issuing 19,576,360 units of the Company (“February 2021 Units”) at C$0.40 per February 2021 Unit for gross proceeds of $6,168,069 (C$7,830,544. Each February 2021 Unit consisted of one common share of the Company and one common share purchase warrant of the Company (each, “February 2021 Warrant”), which entitles the holder to acquire a common share of the Company at C$0.60 per common share for a period of five years. In connection with the February 2021 Offering, the Company incurred share issuance costs of $154,630 and issued 351,000 compensation options (the “February 2021 Compensation Options”). Each February 2021 Compensation Option is exercisable into one February 2021 Unit at an exercise price of C$0.40 for a period of three years.

The Company also issued 417,720 February 2021 Units to settle $132,000 of accrued liabilities at a deemed price of $0.45 based on the fair value of the units issued. As a result, the Company recorded a loss on debt settlement of $56,146.

For each financing, the Company has accounted for the warrants in accordance with ASC Topic 815. The warrants are considered derivative instruments as they were issued in a currency other than the Company’s functional currency of the U.S. dollar. The estimated fair value of warrants accounted for as liabilities was determined on the date of issue and marks to market at each financial reporting period. The change in fair value of the warrant is recorded in the consolidated statement of operations and comprehensive loss as a gain or loss and is estimated using the Binomial model.

F-22

The fair value of the warrant liabilities related to the various tranches of warrants issued during the period were estimated using the Binomial model to determine the fair value using the following assumptions on the day of issuance and as at December 31, 2021:

February 2021 issuance	February 9 and 16 2021	December 31, 2021
Expected life	1,826 days	1,501 days
Volatility	100%	100%
Risk free interest rate	0.49%	1.25%
Dividend yield	0%	0%
Share price	$0.27 and $0.29	$0.37
Fair value	$3,813,103	$3,483,745
Change in derivative liability		$(329,358)

The warrant liabilities as a result of the August 2018, November 2018, June 2019, August 2019, and August 2020 private placements were revalued as at December 31, 2021 and December 31, 2020 using the Binomial model and the following assumptions:

August 2020 issuance	December 31, 2020	December 31, 2021
Expected life	973 days	608 days
Volatility	100%	100%
Risk free interest rate	1.31%	0.95%
Dividend yield	0%	0%
Share price	$0.41	$0.37
Fair value	$14,493,215	$6,790,163
Change in derivative liability		$(7,703,052)

August 2018 issuance	December 31, 2020	December 31, 2021
Expected life	221 days		expired
Volatility	100%		Nil	%
Risk free interest rate	1.23%		Nil	%
Dividend yield	0%		Nil	%
Share price	$0.41	$	Nil
Fair value	$0	$	Nil
Change in derivative liability		$	Nil

November 2018 issuance	December 31, 2020	December 31, 2021
Expected life	332 days		expired
Volatility	100%		Nil	%
Risk free interest rate	1.09%		Nil	%
Dividend yield	0%		Nil	%
Share price	$0.41	$	Nil
Fair value	$52,540	$	Nil
Change in derivative liability			$(52,540)

June 2019 issuance (i)	December 31, 2020	December 31, 2021
Expected life	1,826 days	1,461 days
Volatility	100%	100%
Risk free interest rate	0.85%	1.02%
Dividend yield	0%	0%
Share price	$0.41	$0.37
Fair value	$3,438,839	$2,067,493
Change in derivative liability		$(1,371,346)

(i)	During the six months ended December 31, 2020, the Company amended the exercise price to C$0.59 per common share and extended the expiry date to December 31, 2025 for 11,660,000 warrants.

F-23

August 2019 issuance (ii)	December 31, 2020	December 31, 2021
Expected life	213-1,826 days	1,461 days
Volatility	100%	100%
Risk free interest rate	0.81%	1.02%
Dividend yield	0%	0%
Share price	$0.41	$0.37
Fair value	$5,922,270	$3,177,485
Change in derivative liability		$(2,744,785)

(ii)	During the six months ended December 31, 2020, the Company amended the exercise price to C$0.59 per common share and extended the expiry date to December 31, 2025 for 17,920,000 warrants. The terms of the remaining 2,752,900 warrants remain unchanged.

Warrants

		Weighted	Weighted
		average	average
	Number of	exercise price	grant date
	warrants	(C$)	value ($)

Balance, June 30, 2019	13,046,484	$0.88	$0.28
Issued	27,360,284	0.27	0.03
Expired	(229,464)	8.50	3.54
Exercised (i)	(2,332,900)	0.25	0.02
Balance, June 30, 2020	37,844,404	$0.43	$0.10
Issued	58,284,148	0.50	0.27
Expired	(350,746)	14.84	5.97
Balance, December 31, 2020	95,777,806	$0.54	$0.18
Issued	19,994,080	0.60	0.19
Expired	(4,359,174)	0.59	0.19
Balance, December 31, 2021	111,412,712	$0.54	$0.18

(i)	During the year ended June 30, 2020, 2,332,900 warrants were exercised at C$0.25 per warrant for gross proceeds of C$583,225 ($417,006). In conjunction with the exercise of warrants, the Company recognized a change in derivative liability of $871,710.

(ii)	During the six months ended December 31, 2020, the Company amended the exercise price to C$0.59 per share and extended the expiry date to December 31, 2025 for 3,315,200 finder’s warrants. As a result, the Company recognized stock-based compensation of $210,839, which is included in operation and administration expenses on the consolidated statements of loss and comprehensive loss.

At December 31, 2021, the following warrants were outstanding:

			Number of
	Exercise	Number of	warrants
Expiry date	price (C$)	warrants	exercisable

February 26, 2022	0.70	239,284	239,284
August 31, 2023	0.50	58,284,148	58,284,148
December 31, 2025	0.59	32,895,200	32,895,200
February 9, 2026	0.60	17,112,500	17,112,500
February 16, 2026	0.60	2,881,580	2,881,580
		111,412,712	111,412,712

During the year ended December 31, 2021, 160,408 August 2018 warrants expired, 2,752,900 August 2019 warrants expired, 645,866 November 2018 warrants expired, 400,000 November 2019 warrants expired, and 400,000 April 2020 loan extension warrants expired.

F-24

Broker options

At December 31, 2021, the following broker options were outstanding:

		Weighted
	Number of	average
	broker	exercise price
	options	(C$)

Balance, June 30, 2020	-	$-
Issued - August 2020 Compensation Options	3,239,907	0.35
Balance, December 31, 2020	3,239,907	$0.35
Issued – February 2021 Compensation Options	351,000	0.40
Balance, December 31, 2021	3,590,907	0.35

(i)	The grant date fair value of the August 2020 and February 2021 Compensation Options were estimated at $521,993 and $68,078, respectively, using the Black-Scholes valuation model with the following underlying assumptions:

Grant Date	Risk free interest rate	Dividend yield	Volatility	Stock price	Weighted average life
August 2020	0.31%	0%	100%	C$0.35	3 years
February 2021	0.26%	0%	100%	C$0.40	3 years

	Exercise	Number of
Expiry date	price (C$)	broker options	Fair value ($)

August 31, 2023 (i)	$0.35	3,239,907	$521,993
February 16, 2024 (ii)	$0.40	351,000	$68,078
		3,590,907	$590,071

(i)	Exercisable into one August 2020 Unit

(ii)	Exercisable into one February 2021 Unit

Stock options

The following table summarizes the stock option activity during the year ended December 31, 2021, the six months ended December 31, 2020 and the year ended June 30, 2020:

		Weighted
		average
	Number of	exercise price
	stock options	(C$)

Balance, June 30, 2019	287,100	$7.50
Granted (i)(ii)	7,532,659	0.56
Forfeited	(239,600)	9.78
Balance, June 30, 2020	7,580,159	$0.62
Granted (iii)(iv)	435,000	0.55
Balance, December 31, 2020	8,015,159	$0.62
Granted (v)	1,037,977	0.34
Balance, December 31, 2021	9,053,136	$0.58

(i)	On October 24, 2019, 1,575,000 stock options were issued to directors and officers of the Company. These options have a 5-year life and are exercisable at C$0.60 per share. The grant date fair value of the stock options was estimated at $435,069. The vesting of these options resulted in stock-based compensation of $50,909 for the year ended December 31, 2021, $74,949 for the six months ended December 31, 2020 and $309,211 for the year ended June 30, 2020, which is included in operation and administration expenses on the consolidated statements of loss and comprehensive loss.

F-25

(ii)	On April 20, 2020, 5,957,659 stock options were issued to certain directors of the Company. Each stock option entitles the holder to acquire one common share of the Company at an exercise price of C$0.55. The stock options vest in one fourth increments upon each anniversary of the grant date and expire in 5 years. The grant date fair value of the stock options was estimated at $1,536,764. The vesting of these options results in stock-based compensation of $531,925 for the year ended December 31, 2021, $403,456 for the six months ended December 31, 2020 and $162,855 for the year ended June 30, 2020, which is included in operation and administration expenses on the consolidated statements of loss and comprehensive loss.

(iii)	On September 30, 2020, 200,000 stock options were issued to a consultant. Each stock option entitles the holder to acquire one common share of the Company at an exercise price of C$0.60. The stock options vest 50% at 6 months and 50% at 12 months from the grant date and expire in 3 years. The grant date fair value of the options was estimated at $52,909. The vesting of these options resulted in stock-based compensation of $32,651 for the year ended December 31, 2021, $20,259 for the six months ended December 31, 2020, and $nil for the year ended June 30, 2020, which is included in operation and administration expenses on the consolidated statements of loss and comprehensive loss.

(iv)	On October 30, 2020, 235,000 stock options were issued to a former director. Each stock option entitles the holder to acquire one common share of the Company at an exercise price of C$0.50. The stock options vested immediately and expire on December 31, 2022. The grant date fair value of the options was estimated at $46,277. The vesting of these options resulted in stock-based compensation of $46,277 for the six months ended December 31, 2020, which is included in operation and administration expenses on the consolidated statements of loss and comprehensive loss.

(v)	On February 19, 2021, 1,037,977 stock options were issued to an officer of the Company, of which 273,271 stock options vested immediately and the balance of 764,706 stock options vested on December 31, 2021. These options have a 5-year life and are exercisable at C$0.335 per common share. The grant date fair value of the options was estimated at $204,213. The vesting of these options resulted in stock-based compensation of $204,213 for the year ended December 31, 2021, which is included in operation and administration expenses on the consolidated statements of income (loss) and comprehensive income (loss).

The fair value of these stock options was determined on the date of grant using the Black-Scholes valuation model, and using the following underlying assumptions:

	Risk free interest rate	Dividend yield	Volatility	Stock price	Weighted average life
(i)	1.54%	0%	100%	C$0.50	5 years
(ii)	0.44%	0%	100%	C$0.50	5 years
(iii)	0.25%	0%	100%	C$0.58	3 years
(iv)	0.26%	0%	100%	C$0.49	2.2 years
(v)	0.64%	0%	100%	C$0.34	5 years

The following table reflects the actual stock options issued and outstanding as of December 31, 2021:

	Weighted average		Number of
	remaining	Number of	options
Exercise	contractual	options	vested	Grant date
price (C$)	life (years)	outstanding	(exercisable)	fair value ($)
$10.00	0.00	47,500	47,500	$258,013
0.50	0.03	235,000	235,000	46,277
0.60	0.04	200,000	200,000	52,909
0.60	0.49	1,575,000	1,575,000	435,069
0.55	2.17	5,957,659	1,489,415	1,536,764
0.335	0.47	1,037,977	1,037,977	204,213
		9,053,136	4,584,892	$2,533,245

F-26

11. Restricted share units

Effective March 25, 2020, the Board of Directors approved a Restricted Share Unit (“RSU”) Plan to grant RSUs to its officers, directors, key employees and consultants.

The following table summarizes the RSU activity during the year ended December 31, 2021, the six months ended December 31, 2020, and the year ended June 30, 2020:

		Weighted
		average
		grant date
		fair value
	Number of	per share
	shares	(C$)

Unvested as at June 30, 2019	-	$-
Granted (i)(ii)	600,000	0.40
Unvested as at June 30, 2020	600,000	$0.40
Granted (iii)(iv)	388,990	0.39
Unvested as at December 31, 2020	988,990	$0.39
Granted	1,348,434	0.38
Vested	(1,516,299)	0.41
Forfeited	(245,125)	0.52
Unvested as at December 31, 2021	576,000	$0.62

(i)	On April 14, 2020, the Company granted 400,000 RSUs to a certain officer of the Company. The RSUs vest in one fourth increments upon each anniversary of the grant date. The vesting of these RSUs resulted in stock-based compensation of $71,829 for the year ended December 31, 2021, $55,135 for the six months ended December 31, 2020, and $23,073 for the year ended June 30, which is included in operation and administration expenses on the consolidated statements of loss and comprehensive loss.

(ii)	On April 20, 2020, the Company granted 200,000 RSUs to a certain director of the Company. The RSUs vest in one fourth increments upon each anniversary of the grant date. The vesting of these RSUs resulted in stock-based compensation of $24,659 for the year ended December 31, 2021, $18,703 for the six months ended December 31, 2020, and $7,217 for the year ended June 30, 2020, which is included in operation and administration expenses on the consolidated statements of loss and comprehensive loss.

(iii)	On November 16, 2020, the Company granted 168,000 RSUs to certain directors of the Company. The RSUs vest in one fourth increments upon each anniversary of the grant date. The vesting of these RSUs resulted in stock-based compensation of $30,510 for the year ended December 31, 2021, and $3,998 for the six months ended December 31, 2020, which is included in operation and administration expenses on the consolidated statements of loss and comprehensive loss.

(iv)	On December 6, 2020, the Company granted 220,990 RSUs to a consultant of the Company. The RSUs vest in one sixth increments per month. The vesting of these RSUs resulted in stock-based compensation of $58,740 for the year ended December 31, 2021, and $29,304 for the six months ended December 31, 2020, which is included in operation and administration expenses on the consolidated statements of loss and comprehensive loss.

(v)	On January 1, 2021, the Company granted 735,383 RSUs to a consultant of the Company. 245,128 RSUs vested immediately with the remaining RSUs vesting in one twelfth increments per month. During the year ended 2021, a total of 490,258 RSUs vested, and in July 2021, the consultant forfeited the remaining 245,125 unvested RSUs, resulting in a reversal of share-based compensation of $64,870. The vesting of these RSUs resulted in stock-based compensation of $199,542 for the year ended December 31, 2021, which is included in operation and administration expenses on the consolidated statements of loss and comprehensive loss.

F-27

(vi)	On July 1, 2021, the Company granted 17,823 RSUs to a consultant of the Company, vesting immediately. The vesting of these RSUs resulted in stock-based compensation of $4,026 for the year ended December 31, 2021, which is included in operation and administration expenses on the consolidated statements of loss and comprehensive loss.

(vii)	On August 5, 2021, the Company granted 595,228 RSUs to consultants of the Company, vesting immediately. The vesting of these RSUs resulted in stock-based compensation of $100,022 for the year ended December 31, 2021, which is included in operation and administration expenses on the consolidated statements of loss and comprehensive loss.

12. Deferred share units

Effective April 21, 2020, the Board of Directors approved a Deferred Share Unit (“DSU”) Plan to grant DSUs to its directors. The DSU Plan permits the eligible directors to defer receipt of all or a portion of their retainer or compensation until termination of their services and to receive such fees in the form of cash at that time.

Upon vesting of the DSUs or termination of service as a director, the director will be able to redeem DSUs based upon the then market price of the Company’s common share on the date of redemption in exchange for cash.

The following table summarizes the DSU activity during the years ended December 31, 2021 and 2020:

		Weighted
		average
		grant date
		fair value
	Number of	per share
	shares	(C$)

Unvested as at June 30, 2019	-	$-
Granted (i)	7,500,000	1.03
Unvested as at June 30, 2020 and December 31, 2020	7,500,000	$1.03
Vested	(1,875,000)	1.03
Unvested as at December 31, 2021	5,625,000	$1.03

(i)	On April 21, 2020, the Company granted 7,500,000 DSUs. The DSUs vest in one fourth increments upon each anniversary of the grant date and expire in 5 years. During the year ended December 31, 2021, the Company recognized $421,284 stock-based compensation related to the DSUs (six months ended December 31, 2020 - $560,461 and the year ended June 30, 2020 - $549,664), which is included in operation and administration expenses on the consolidated statements of loss and comprehensive loss. The fair value at December 31, 2021 was $1,531,409.

13. Commitments and contingencies

As stipulated by the agreements with Placer Mining as described in note 6, the Company is required to make a monthly payment of $60,000 for care and maintenance for the mine, up to the date of acquisition.

As stipulated in the agreement with the EPA and as described in Note 6, the Company is required to make two types of payments to the EPA, one for cost-recovery, and the other for water treatment. The EPA invoices the Company on an annual basis for the actual water treatment costs, which may exceed the recognized estimated costs significantly. When the Company receives the water treatment invoices, it records any liability for actual costs over and above any estimates made, and adjusts future estimates as required based on these actual invoices received. The Company is required to pay for the actual costs regardless of the periodic required estimated accruals and payments made each year. As at December 31, 2021, $16,417,208 payable to the EPA has been included in accounts payable and accrued liabilities (December 31, 2020 - $11,298,594 and June 30, 2021 – $7,915,235, respectively). An amended agreement has been signed to modify the payment amounts and terms to settle amounts outstanding under the original agreement.

The Company has entered into a lease agreement which expires in May 2022. Monthly rental expenses are approximately C$26,000 and are offset by rental income obtained through a series of short-term subleases held by the Company. See note 9.

F-28

On or about June 14, 2021, a lawsuit was filed in the US District Court for the District of Idaho brought by a purported personal representative of the estate of a minority shareholder of Placer Mining. The named defendants include Placer Mining, certain of Placer Mining’s shareholders, the Company, and certain of the Company’s shareholders. The lawsuit alleges that Placer Mining entered into a series of transactions, including amendments to the Company’s lease with Placer Mining, in breach of an agreement dated August 31, 2018, which allegedly restricted the sale of shares in Placer Mining by certain shareholders. On August 13, 2021, the Company filed a motion to dismiss the claim for lack of jurisdiction and standing. On September 3, 2021, the plaintiff responded to the motion to dismiss and agreed that Placer Mining should be dismissed for lack of jurisdiction. The Company, as well as other named defendants, filed replies in support of the motions to dismiss and argued that Placer Mining is an indispensable party and with dismissal of Placer Mining the lawsuit should be dismissed. The US District Court has not ruled on the motions to dismiss but the Company believes the motion to dismiss will be granted and the lawsuit dismissed.

On July 28, 2021, a lawsuit was filed in the US District Court for the District of Idaho brought by Crescent Mining, LLC (“Crescent”). The named defendants include Placer Mining, Robert Hopper Jr., and the Company. The lawsuit alleges that Placer Mining and Robert Hopper Jr. intentionally flooded the Crescent Mine during the period from 1991 and 1994, and that the Company is jointly and severally liable with the other defendants for unspecified past and future costs associated with the presence of acid mine drainage (“AMD”) in the Crescent Mine. The plaintiff has requested unspecified damages. On September 20, 2021, the Company filed a motion to dismiss Crescent’s claims against it, contending that such claims are facially deficient.  On March 2, 2022, Chief US District Court Judge, David C. Nye granted in part and denied in part the Company’s motion to dismiss. The court granted the Company’s motion to dismiss Crescent’s Cost Recovery claim under CERCLA Section 107(a), Declaratory Judgment, Tortious Interference, Trespass, Nuisance and Negligence claims. These claims were dismissed without prejudice. The court demined the motion to dismiss filed by Placer Mining Corp. for Crescent’s trespass, nuisance and negligence claims. If Crescent seeks to amend its complaint, it must do so within 30 days of the court’s judgement on March 2, 2022. The Company believes the lawsuit against Placer Mining Corp. is without merit and intends to defend Placer Mining Corp. vigorously pursuant to the Company’s indemnification of Placer Mining Corp in the Sale and Purchase agreement executed between the companies for Bunker Hill Mine on December 15, 2021.

The Company believes the claims in both lawsuits, as they relate to Bunker Hill, are without merit and intends to defend them vigorously.

14. Income taxes

As at December 31, 2021, December 31, 2020, and June 30, 2020, the Company had no accrued interest and penalties related to uncertain tax positions. The income tax provision differs from the amount of income tax determined by applying the U.S. federal tax rate of 21.0% (December 31, 2020 – 21.0%) to pretax loss from operations for the periods ended December 31, 2021 and December 31, 2020 and year ended June 30, 2020 due to the following:

	Year	Six Months	Year
	Ended	Ended	Ended
	December 31,	December 31,	June 30,
	2021	2020	2020

Loss before income taxes	$6,402,277	$2,164,454	$31,321,791
Expected income tax recovery	(1,344,478)	(454,535)	(6,577,576)
Change in estimates in respect of prior periods	837,195	-	-
Change in tax rate	274,477	181,332	-
Change in fair value of derivative liability	(2,583,095)	-	-
State and local taxes, net of federal benefit	(960,296)	17,632	(1,576,384)
Share issuance costs	-	198,903	-
Accretion	-	24,862	81,746
Stock based compensation	-	296,448	219,952
Loss on loan extinguishment	-	-	223,798
Other	5,033	2,006	980
Change in valuation allowance	3,771,164	(266,647)	7,627,485
Total	$-	$-	$-

Deferred tax assets and the valuation account are as follows:

	December 31,	December 31,	June 30,
	2021	2020	2020

Deferred tax asset:
Net operating loss carryforwards	$6,724,313	$5,547,502	$6,148,029
Mineral interest purchase option	10,707,362	7,101,619	5,068,605
Other deferred tax assets	454,499	1,453,133	3,600,101
Valuation allowance	(17,886,174)	(14,115,010)	(14,832,531)
Unrealized foreign exchange loss	-	12,756	15,796
Total	$-	$-	$-

F-29

	December 31,	December 31,	June 30,
	2021	2020	2020

Deferred tax asset:
Net operating loss carryforwards	$59,955	$16,241	$9,910
Lease liabilities	-	-	56,322
Deferred tax liabilities:
Equipment	(18,809)	(16,241)	(9,910)
Unrealized foreign exchange gain	(41,146)	-	-
Right of use assets and lease obligations	-	-	(56,322)
Net deferred tax asset	$-	$-	$-

The potential income tax benefit of these losses has been offset by a full valuation allowance.

As of December 31, 2021, December 31, 2020 and June 30, 2020, the Company has an unused net operating loss carryforward balance of $26,356,908, $21,310,259 and $19,775,710, respectively, that is available to offset future taxable income. The net operating loss carryforwards generated before 2018 expire between 2031 and 2037. The losses generated in 2018 and later tax years do not expire.

The Company did not have any tax positions for which it is reasonably possible that the total amount of unrecognized tax benefits will significantly increase or decrease within the next 12 months.

The tax years that remain subject to examination by major taxing jurisdictions are those for the year ended December 31, 2021, period ended December 31, 2020 and years ended June 30, 2020, 2019, 2018, 2017, 2016, 2015, and 2014.

15. Related party transactions

(i) During the year ended December 31, 2021, John Ryan (Director and former CEO) billed $nil (six months ended December 31, 2020 - $13,500, year ended June 30, 2020 - $51,500, respectively) for consulting services to the Company.

(ii) During the year ended December 31, 2021, Wayne Parsons (Director and former CFO) billed $120,127 (six months ended December 31, 2020 - $71,390, year ended June 30, 2020 - $136,045, respectively) for consulting services to the Company.

(iii) During the year ended December 31, 2021, Hugh Aird (former Director) billed $nil (six months ended December 31, 2020 - $18,223, year ended June 30, 2020 - $9,774, respectively) for consulting services to the Company.

(iv) During the year ended December 31, 2021, Richard Williams (Director and Executive Chairman) billed $179,605 (six months ended December 31, 2020 - $78,201, year ended June 30, 2020 - $134,927, respectively) for consulting services to the Company. At December 31, 2021, $108,719 is owed to Mr. Williams (December 31, 2020 - $45,000 and June 30, 2020 - $121,161, respectively) with all amounts included in accounts payable and accrued liabilities.

During the six months ended December 31, 2020, the Company issued 214,286 August 2020 Units at $0.67 to settle $56,925 of debt owed to Mr. Williams.

On June 30, 2020, the Company issued a promissory note in the amount of $75,000, net of $15,000 debt issue costs, to Mr. Williams. The promissory note has been repaid in full. See Note 8(vii).

(v) During the year ended December 31, 2021, the Company incurred $250,000 in payroll expense for Sam Ash (President and CEO) (six months ended December 31, 2020 - $125,000, year ended June 30, 2020 - $60,000, respectively) for services to the Company. At December 31, 2021, $62,500 is payable and included in accrued liabilities.

F-30

During the six months ended December 31, 2020, the Company issued 77,143 August 2020 Units at a deemed price of $0.67 to settle $20,000 of debt owed to Mr. Ash.

(vi) During the year ended December 31, 2021, Pam Saxton (Director) billed $37,669 (six months ended December 31, 2020 - $7,000, year ended June 30, 2020 - $nil) for consulting services to the Company.

(vii) During the year ended December 31, 2021, Cassandra Joseph (Director) billed $37,494 (six months ended December 31, 2020 - $11,290, year ended June 30, 2020 - $nil) for consulting services to the Company.

(viii) During the six months ended December 31, 2020, the Company issued 300,000 August 2020 Units at a deemed price of $0.67 to settle $77,696 (C$105,000) of debt owed to a shareholder of the Company.

(ix) During the year ended December 31, 2021, the Company incurred $276,315 in payroll expense for David Wiens (CFO) (six months ended December 31, 2021, $nil, year ended June 30, 2020 - $nil) for services to the Company. At December 31, 2021, $108,335 is payable, including reimbursable expenses, and included in accrued liabilities.

During the year ended December 31, 2021, 1,037,977 stock options were issued to Mr. Wiens, of which 273,271 stock options vested immediately and the balance of 764,706 stock options vested on December 31, 2021. These options have a 5-year life and are exercisable at C$0.335 per common share. The grant date fair value of the options was estimated at $204,213. The vesting of these options resulted in stock-based compensation of $204,213 for the year ended December 31, 2021.

16. Subsequent events

Following the approval of the transaction by Placer Mining Corp. shareholders and satisfaction of other closing conditions, the purchase of the Bunker Hill Mine closed on January 7, 2022. Concurrently, definitive documentation and all closing conditions were met for the $8,000,000 Royalty Convertible Debenture. The Royalty Convertible Debenture funds the purchase of the Bunker Hill Mine, a $2,000,000 payment to the EPA, and near-term working capital requirements.

The $8,000,000 Royalty Convertible Debenture will initially bear interest at an annual rate of 9.0% payable in cash or Common Shares at the Company’s option, until such time that SRSR elects to convert to a royalty, with such conversion option expiring at the earlier of advancement of the Stream or 18 months. In the event of conversion, the Royalty Convertible Debenture will cease to exist and the Company will grant a royalty for 1.85% of life-of-mine gross revenue from mining claims considered to be historically worked, contiguous to current accessible underground development, and covered by the Company’s 2021 ground geophysical survey. A 1.35% rate will apply to claims outside of these areas. The Royalty Convertible Debenture will initially be secured by a share pledge of the Company’s operating subsidiary, Silver Valley, until such time that a full security package is put in place. In the event of non-conversion, the principal of the Royalty Convertible Debenture will be repayable in cash.

In January 2022, the Company also closed the $6,000,000 Convertible Debenture, which was increased from a previously-announced $5,000,000.The Convertible Debenture funds near-term working capital requirements, mine development, and the advancement of its Prefeasibility Study, including engineering studies for the demobilization and construction of the Pend Oreille Process Plant at Bunker Hill. The $6,000,000 Convertible Debenture will initially bear interest at an annual rate of 7.5%, payable in cash or shares at the Company’s option, and a maturity of 18 months from the closing of the Royalty Convertible Debenture. Until the closing of the Stream, the Convertible Debenture is convertible into Common Shares at a price of C$0.30 per Common Share, subject to stock exchange approval. Alternatively, SRSR may elect to retire the Convertible Debenture with the cash proceeds from the Stream. The Company may elect to repay the Convertible Debenture early; if SRSR elects not to exercise its conversion option at such time, a minimum of 12 months of interest would apply.

On January 7, 2022, the Company closed the purchase of the Bunker Hill Mine. See Note 6 Mining Interests. Mine assets were purchased for $7,700,000, with $300,000 of previous lease payments and a deposit of $2,000,000 applied to the purchase, resulting in cash paid at closing of approximately $5,400,000. The EPA obligation of $19,000,000 was assumed by Bunker Hill as part of the acquisition. The restructuring of the EPA Settlement payment stream under the Amendment does not occur unless and until the Company puts the financial assurances in place. On March 22, 2022, the Company reported that in consultation with the EPA, it has committed to meet the approximately $2,900,000 and Financial Assurance obligations by 180 days from the effective date of the Amended Settlement Agreement.

On January 31, 2022, the Company entered into a non-binding Memorandum of Understanding (“MOU”) with Teck Resources Limited (“Teck”) for the purchase of a comprehensive package of equipment and parts inventory from its Pend Oreille site (the “Pend Oreille Process Plant”) in eastern Washington State. The package comprises substantially all processing equipment of value located at the site, including complete crushing, grinding and flotation circuits. The MOU outlines a purchase price under two scenarios, at Teck’s option: an all-cash $2,750,000 purchase price, or a $3,000,000 purchase price comprised of cash and Bunker Hill shares. Each option includes a $500,000 non-refundable deposit, which has been paid by the Company subsequent to the end of the year. On March 7, 2022, the Company announced the signing of an Asset Purchase agreement for the purchase of the Pend Oreille Process Plant. Closing of the transaction remains subject to certain conditions, including payment of the remaining purchase price by May 15, 2022.

F-31

On March 3, 2022, the Company closed the purchase of a 225-acre surface land parcel for a cash payment of approximately $200,000.

On March 9, 2022, the Company entered into an agreement with a syndicate of agents led by Echelon Wealth Partners Inc. (collectively, the “Agents”), which have agreed to act as agents for and on behalf of the Company, on a commercially reasonable “best efforts” agency basis, without underwriter liability, in connection with a proposed private placement (the “Offering”) of up to C$15,000,000 of special warrants of the Company (the “Special Warrants”) which will entitle the holders to receive up to 50,000,000 units of the Company at a price of C$0.30 (the “Issue Price”) per Special Warrant, subject to adjustment in certain events.

Each Special Warrant shall be exercisable, for no additional consideration and with no further action on the part of the holder thereof, into one unit (each, a “Unit”) of the Company, subject to adjustment described below, on the earlier of: (i) the third business day after the date upon which both (A) a receipt for a (final) Prospectus (the “Qualification Prospectus”) qualifying the distribution of the Units issuable upon exercise of the Special Warrants has been issued by the applicable securities regulatory authorities in the Canadian jurisdictions in which purchasers of the Special Warrants are resident (the “Canadian Jurisdictions”), and (B) the registration statement (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “SEC”) registering the Units issuable upon exercise of the Special Warrants has been declared effective by the SEC; and (ii) the date that is six months following the Closing Date , which is expected to close on March 31, 2022.

Each Unit will consist of one common share of the Company (a “Common Share”) and one common share purchase warrant (each whole common share purchase warrant, a “Warrant”). Each Warrant will entitle the holder to acquire one Common Share for C$0.37 for a period of 36 months following the Closing Date. The Warrants shall also be exercisable on a cashless basis in the event the Registration Statement has not been made effective by the SEC prior to the date of exercise. In the event that a receipt for the Qualification Prospectus has not been obtained and the Registration Statement has not been deemed effective on or before 5:00 p.m. (EST) on the date that is 60 days following the Closing Date, each unexercised Special Warrant will thereafter entitle the holder thereof to receive, upon the exercise thereof, at no additional cost, 1.1 Units (instead of one Unit).

The Company has also granted to the Agents an option (the “Agents’ Option”) which shall allow the Agents to sell up to an additional 15.0% of the Special Warrants sold pursuant to the Offering at the Issue Price. The Agent’s Option may be exercised in whole or in part as determined by the Agents upon written notice to the Company at any time up to 48 hours prior to the Closing Date. In consideration for their services, subject to the terms of the agreement with the Agents and adjustments in certain circumstances, the Agents will receive a cash commission equal to 6.0% of the gross proceeds of the Offering (including the Agents’ Option), and shall be issued that number of compensation options (the “Compensation Options”) as is equal to 6.0% of the number of Special Warrants sold pursuant to the Offering (including the Agents’ Option). Each Compensation Option shall be exercisable to acquire one Unit at the Issue Price for a period of 24 months from the closing date of the Offering, subject to adjustment in certain events.

F-32

The Condensed interim consolidated financial statements of Bunker Hill Mining Corp., (“Bunker Hill”, the “Company”, or the “Registrant”) a. Nevada corporation, included herein were prepared, without audit, pursuant to rules and regulations of the Securities and Exchange Commission. Because certain information and notes normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S.”) were condensed or omitted pursuant to such rules and regulations, these financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Form 10-K for the year ended December 31, 2021, and all amendments thereto.

F-33

Bunker Hill Mining Corp.

Condensed Interim Consolidated Balance Sheets

(Expressed in United States Dollars)

Unaudited

	March 31,	December 31,
	2022	2021
ASSETS

Current assets
Cash	$3,010,080	$486,063
Accounts receivable	169,207	112,630
Prepaid expenses	246,270	300,813
Short-term deposit (notes 3 and 14)	500,000	68,939
Prepaid mine deposit and acquisition costs (note 5)	-	2,260,463
Prepaid finance costs	190,649	393,640
Total current assets	4,116,206	3,622,548

Non-current assets
Equipment (note 3)	496,229	396,894
Right-of-use assets (note 4)	27,911	52,353
Bunker Hill Mine and mining interests (note 5)	14,449,211	1
Total assets	$19,089,557	$4,071,796

EQUITY AND LIABILITIES

Current liabilities
Accounts payable (note 13)	$900,984	$1,312,062
Accrued liabilities (note 12)	2,415,382	869,581
EPA/IDEQ water treatment payable (note 6)	5,185,706	5,110,706
Interest payable (note 6)	506,735	409,242
DSU liability (note 11)	1,331,488	1,531,409
Promissory notes payable (note 7)	2,500,000	2,500,000
EPA cost recovery payable - short-term (note 6)	12,000,000	11,000,000
Current portion of lease liability (note 8)	31,889	62,277
Total current liabilities	24,872,184	22,795,277

Non-current liabilities
Convertible debentures (note 7)	12,553,070	-
Derivatives of convertible debenture (note 7)	1,260,850	-
EPA cost recovery liability - long-term, net of discount (note 6)	3,540,852	-
Derivative warrant liability (notes 8 and 9)	12,064,879	15,518,887
Total liabilities	54,291,835	38,314,164

Shareholders’ Deficiency
Preferred shares, $0.000001 par value, 10,000,000 preferred shares authorized; Nil preferred shares issued and outstanding (note 9)	-	-
Common shares, $0.000001 par value, 750,000,000 common shares authorized; 164,435,442 and 143,117,068 common shares issued and outstanding, respectively (note 9)	164	164
Subscriptions received (note 14)	1,775,790	-
Additional paid-in-capital (note 9)	38,393,804	38,248,618
Deficit accumulated during the exploration stage	(75,372,036)	(72,491,150)
Total shareholders’ deficiency	(35,202,278)	(34,242,368)
Total shareholders’ deficiency and liabilities	$19,089,557	$4,071,796

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

F-34

Bunker Hill Mining Corp.

Condensed Interim Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)

(Expressed in United States Dollars)

(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Operating expenses
Operation and administration	$259,712	$837,945
Exploration	-	3,088,302
Mine preparation	2,507,079	-
Legal and accounting	362,736	219,108
Consulting	2,357,147	478,619
Loss from operations	(5,486,674)	(4,623,974)

Other income or gain (expense or loss)
Change in derivative liability	3,454,008	10,475,376
Gain on foreign exchange	27,920	42,553
Loss on FV of debenture derivative	(73,469)	-
Interest expense	(735,237)	-
Debenture finance costs (note 7)	(67,434)	-
Loss on debt settlement	-	(56,146)
Net (loss) income and comprehensive (loss) income for the period	(2,880,886)	5,837,809

Net (loss) income per common share – basic	$(0.02)	$0.04
Net (loss) income per common share – fully diluted	$(0.02)	$0.04

Weighted average common shares – basic	164,435,442	154,102,811
Weighted average common shares – fully diluted	165,076,880	155,192,827

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

F-35

Bunker Hill Mining Corp.

Condensed Interim Consolidated Statements of Cash Flows

(Expressed in United States Dollars)

Unaudited

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2022	2021
Operating activities
Net income (loss) for the period	$(2,880,886)	$5,837,809
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation (note 10)	(54,735)	534,528
Depreciation expense	78,457	56,425
Change in fair value of warrant liability	(3,454,008)	(10,475,376)
Imputed interest expense on lease liability (note 8)	1,317	4,210
Foreign exchange loss (gain)	(27,920)	(42,553)
Foreign exchange loss (gain) on re-translation of lease (Note 8)	718	2,015
Loss on debt settlement	-	56,146
Amortization of EPA discount	138,427	-
Loss on fair value of convertible debt derivatives	73,469	-
Imputed interest expense on convertible debentures	468,116	-
Changes in operating assets and liabilities:
Accounts receivable	(56,577)	(23,184)
Prepaid finance costs	(524,674)	-
Prepaid expenses	63,482	1,278
Accounts payable	(383,159)	(533,471)
Accrued liabilities	1,545,801	550,235
Accrued EPA/IDEQ water treatment	75,000	-
EPA cost recovery payable	(2,000,000)	-
Interest payable	97,493	-
Net cash used in operating activities	(6,839,679)	(4,031,935)

Investing activities
Deposit on plant	(500,000)	-
Land purchase	(202,000)	-
Bunker Hill mine purchase	(5,524,322)	-
Purchase of machinery and equipment	(153,350)	-
Net cash used in investing activities	(6,379,672)	-

Financing activities
Proceeds from convertible debentures	14,000,000	-
Proceeds from issuance of shares, net of issue costs	-	6,008,672
Proceeds from subscriptions received	1,775,790	-
Lease payments	(32,422)	(32,000)
Net cash provided by financing activities	15,743,368	5,976,672
Net change in cash	2,524,017	1,944,737
Cash, beginning of period	486,063	3,568,661
Cash, end of period	$3,010,080	$5,513,398

Supplemental disclosures
Non-cash activities
Units issued to settle accrued liabilities	$-	$188,607

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

F-36

Bunker Hill Mining Corp.

Condensed Interim Consolidated Statements of Changes in Shareholders’ Deficiency

(Expressed in United States Dollars)

Unaudited

				Stock	Deficit
				subscriptions	accumulated
			Additional	received for	during the
	Common stock		paid-in-	Units to be	exploration
	Shares	Amount	capital	issued	stage	Total

Balance, December 31, 2021	164,435,442	$164	$38,248,618	$-	$(72,491,150)	$(34,242,368)
Stock-based compensation	-	-	145,186	-	-	145,186
Stock subscription received for Units	-	-	-	1,775,790	-	1,775,790
Net loss for the period	-	-	-	-	(2,880,886)	(2,880,886)
Balance, March 31, 2022	164,435,442	$164	$38,393,804	$1,775,790	$(75,372,036)	$(35,202,278)

Balance, December 31, 2020	143,117,068	$143	$34,551,133	$34,551,133	$(66,088,873)	$(31,537,597)
Stock-based compensation			620,063	620,063	-	620,063
Shares issued at $0.32 per share (1)	19,576,360	20	6,168,049	6,168,049	-	6,168,069
Shares issued for debt settlement at $0.45 per share (2)	417,720	-	188,145	188,145	-	188,145
Shares issued for RSUs vested	437,332	-	-	-	-	-
Issue costs	-	-	(159,397)	(159,397)	-	(159,397)
Warrant valuation	-	-	(3,813,103)	(3,813,103)	-	(3,813,103)
Net loss for the period	-	-	-	-	5,837,809	5,837,809
Balance, March 31, 2021	163,548,480	$163	$37,554,890	$37,554,890	$(60,251,064)	$(22,696,011)

(i)	Units issued at C$0.40, converted to US at $0.32 (note 11)
(ii)	Units issued at C$0.57, converted to US at $0.45 (note 11)

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

F-37

Bunker Hill Mining Corp.

Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)

Three Months Ended March 31, 2022

(Expressed in United States Dollars)

1. Nature and Continuance of Operations and Going Concern

Bunker Hill Mining Corp. (the “Company”) was incorporated under the laws of the state of Nevada, U.S.A. on February 20, 2007, under the name Lincoln Mining Corp. Pursuant to a Certificate of Amendment dated February 11, 2010, the Company changed its name to Liberty Silver Corp., and on September 29, 2017, the Company changed its name to Bunker Hill Mining Corp. The Company’s registered office is located at 1802 N. Carson Street, Suite 212, Carson City, Nevada 89701, and its head office is located at 82 Richmond Street East, Toronto, Ontario, Canada, M5C 1P1. As of the date of this Form 10-Q, the Company had one subsidiary, Silver Valley Metals Corp. (formerly American Zinc Corp.), an Idaho corporation created to facilitate the work being conducted at the Bunker Hill Mine in Kellogg, Idaho.

The Company was incorporated for the purpose of engaging in mineral exploration activities. It continues to work at developing its project with a view towards putting it into production.

Going Concern:

These unaudited condensed interim consolidated financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $75,372,036 and further losses are anticipated in the development of its business. Additionally, the Company owes a total of $17,497,236 to the Environmental Protection Agency (“EPA”) (see Note 6) that is classified as current liability unless the Company can consummate financial assurances that would reclassify $12,000,000 of this liability to long-term debt. The Company owes a total of $3,540,852, net of discount, to the EPA that is classified as long-term debt. The Company does not have sufficient cash to fund normal operations and meet debt obligations for the next 12 months without deferring payment on certain current liabilities and/or raising additional funds. In order to continue to meet its fiscal obligations in the current fiscal year and beyond, the Company must seek additional financing. This raises substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The accompanying condensed interim consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management is considering various financing alternatives including, but not limited to, raising capital through the capital markets and debt financing. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The ability of the Company to emerge from the exploration stage is dependent upon, among other things, obtain additional financing to continue operations, explore and develop the mineral properties and the discovery, development, and sale of reserves.

COVID-19:

The Company’s operations could be significantly adversely affected by the effects of a widespread global outbreak of epidemics, pandemics, or other health crises, including the recent outbreak of respiratory illness caused by the novel coronavirus (“COVID-19”). The Company cannot accurately predict the impact COVID-19 will have on its operations and the ability of others to meet their obligations with the Company, including uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of travel and quarantine restrictions imposed by governments of affected countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could further affect the Company’s operations and ability to finance its operations.

The Russia/Ukraine Crisis:

The Company’s operations could be adversely affected by the effects of the escalating Russia/Ukraine crisis and the effects of sanctions imposed against Russia or that country’s retributions against those sanctions, embargos or further-reaching impacts upon energy prices, food prices and market disruptions. The Company cannot accurately predict the impact the crisis will have on its operations and the ability of contractors to meet their obligations with the Company, including uncertainties relating the severity of its effects, the duration of the conflict, and the length and magnitude of energy bans, embargos and restrictions imposed by governments. In addition, the crisis could adversely affect the economies and financial markets of the United States in general, resulting in an economic downturn that could further affect the Company’s operations and ability to finance its operations. Additionally, the Company cannot predict changes in precious metals pricing or changes in commodities pricing which may alternately affect the Company either positively or negatively.

2. Basis of Presentation

The accompanying unaudited condensed interim consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, shareholders’ deficiency, or cash flows. It is management’s opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The unaudited condensed interim consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K, which contains the annual audited consolidated financial statements and notes thereto, together with the Management’s Discussion and Analysis, for the year ended December 31, 2021. The interim results for the period ended March 31, 2022, are not necessarily indicative of the results for the full fiscal year. The unaudited interim condensed consolidated financial statements are presented in United States dollars, which is the Company’s functional currency.

F-38

Bunker Hill Mining Corp.

Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)

Three Months Ended March 31, 2022

(Expressed in United States Dollars)

3. Equipment

Equipment consists of the following:

	March 31,	December 31,
	2022	2021

Equipment	$757,322	$603,972
	757,322	603,972
Less accumulated depreciation	(261,093)	(207,078)
Equipment, net	$496,229	$396,894

The total depreciation expense during the three months ended March 31, 2022 and March 31, 2021 was $54,015 and $29,830, respectively.

Pend Oreille Process Plant

On January 25, 2022, the Company entered into a non-binding Memorandum of Understanding (“MOU”) with Teck Resources Limited (“Teck”) for the purchase of a comprehensive package of equipment and parts inventory from its Pend Oreille site (the “Pend Oreille Mill”). The package comprises substantially all processing equipment of value located at the site, including complete crushing, grinding and flotation circuits suitable for a planned ~1,500 ton-per-day operation at Bunker Hill, and total inventory of nearly 10,000 components and parts for mill, assay lab, conveyer, field instruments, and electrical spares. The MOU outlined a purchase price under two scenarios, at Teck’s option: an all-cash $2,750,000 purchase price, or a $3,000,000 purchase price comprised of cash and Bunker Hill shares. Each option includes a $500,000 non-refundable deposit, which was paid by the Company in January 2022.

On March 31, 2022, the Company reached an agreement with a subsidiary of Teck to satisfy the remaining purchase price for the Pend Oreille Mill by way of an equity issuance of the Company. Teck will receive 10,416,667 units of the Company (the “Teck Units”) at a deemed issue price of C$0.30 per unit. Each Teck Unit consists of one common share of the Company and one common share purchase warrant (the “Teck Warrants”). Each whole Teck Warrant entitles the holder to acquire one common share at a price of C$0.37 per common share for a period of three years. The equity issuance occurred on May 13, 2022.

4. Right-of-Use Asset

Right-of-use asset consists of the following:

	March 31,	December 31,
	2022	2021

Office lease	$319,133	319,133
Less accumulated depreciation	(291,222)	(266,780)
Right-of-use asset, net	$27,911	$52,353

The total depreciation expense during the three months ended March 31, 2022 and March 31, 2021 was $24,442 and $26,595, respectively.

5. Mining Interests

Bunker Hill Mine Complex

The Company purchased the Bunker Hill Mine (the “Mine”) in January 2022, as described below.

Prior to purchasing the Mine, the Company had entered into a series of agreements with Placer Mining Corporation (“Placer Mining”), the prior owner, for the lease and option to purchase the Mine. The first of these agreements was announced on August 28, 2017, with subsequent amendments and/or extensions announced on November 1, 2019, July 7, 2020, and November 20, 2020.

Under the terms of the November 20, 2020 amended agreement (the “Amended Agreement”), a purchase price of $7,700,000 was agreed, with $5,700,000 payable in cash (with an aggregate of $300,000 to be credited toward the purchase price of the Mine as having been previously paid by the Company) and $2,000,000 in Common Shares of the Company. The Company agreed to make an advance payment of $2,000,000, credited towards the purchase price of the Mine, which had the effect of decreasing the remaining amount payable to purchase the Mine to an aggregate of $3,400,000 payable in cash and $2,000,000 in Common Shares of the Company.

F-39

Bunker Hill Mining Corp.

Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)

Three Months Ended March 31, 2022

(Expressed in United States Dollars)

The Amended Agreement also required payments pursuant to an agreement with the EPA whereby for so long as the Company leases, owns and/or occupies the Mine, the Company would make payments to the EPA on behalf of Placer Mining in satisfaction of the EPA’s claim for historical water treatment cost recovery in accordance with the Settlement Agreement reached with the EPA in 2018. Immediately prior to the purchase of the Mine, the Company’s liability to EPA in this regard totaled $11,000,000.

The Company completed the purchase of the Mine on January 7, 2022. The terms of the purchase price were modified to $5,400,000 in cash, from $3,400,000 of cash and $2,000,000 of Common Shares. Concurrent with the purchase of the Mine, the Company assumed incremental liabilities of $8,000,000 to the EPA, consistent with the terms of the amended Settlement Agreement with the EPA that was executed in December 2021 (see “EPA Settlement Agreement” section below).

The $5,400,000 contract cash paid at purchase was the $7,700,000 less the $2,000,000 deposit and $300,000 credit given by the seller for prior years’ maintenance payments. The carrying cost of the Mine is comprised of the following:

January 7,
2022

Contract purchase price	$7,700,000
Less: Credit by seller for prior maintenance payments	(300,000)
Net present value of water treatment cost recovery liability assumed	6,402,425
Closing costs capitalized	2,638
Mine acquisition costs - legal	442,147
Total carrying cost of mine	$14,247,210

Management has determined the purchase to be an acquisition of a single asset.

F-40

Bunker Hill Mining Corp.

Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)

Three Months Ended March 31, 2022

(Expressed in United States Dollars)

Land Purchase

On March 3, 2022, the Company purchased a 225-acre surface land parcel for $202,000 which includes the surface rights to portions of 24 patented mining claims, for which the Company already owns the mineral rights.

6. Environmental Protection Agency Agreement

As a part of the lease of the Mine, the Company was required to make payments pursuant to an agreement with the EPA whereby for so long as the Company leases, owns and/or occupies the Mine, the Company will make payments to the EPA on behalf of Placer Mining in satisfaction of the EPA’s claim for cost recovery. These payments, if all are made, will total $20,000,000. The agreement called for payments starting with $1,000,000 30 days after a fully ratified agreement was signed (which payment was made) followed by $2,000,000 on November 1, 2018, and $3,000,000 on each of the next five anniversaries with a final $2,000,000 payment on November 1, 2024. The November 1, 2018, December 1, 2018, June 1, 2019, November 1, 2019, November 1, 2020, and November 1, 2021, payments were not made, and the Company engaged in discussions with the EPA in an effort to reschedule these payments in ways that enable the sustainable operation of the Mine as a viable long-term business.

The EPA liability schedule in effect at March 31, 2022 was:

Date	Amount
November 1, 2021	$11,000,000 (aggregate amounts from 2018, 2019, 2020 and 2021)
November 1, 2022	$3,000,000
November 1, 2023	$3,000,000
November 1, 2024	$2,000,000 plus accrued interest

Interest is accrued at EPA superfund interest rates, which was 0.10% and 2.22% for the quarters ended March 31, 2022 and 2021, respectively. Interest expense for those periods was $5,028 and $47,982, respectively. At March 31, 2022 interest of $311,530 is included in interest payable on the condensed consolidated balance sheet.

Effective December 19, 2021, the Company entered into an amended Settlement Agreement between the Company, Idaho Department of Environmental Quality, US Department of Justice, and the EPA (the “Amended Settlement”). Upon the effectivity of the Amended Settlement, the Company would become fully compliant with its payment obligations to these parties. The Amended Settlement modified the payment schedule and payment terms for recovery of historical environmental response costs at Mine by the EPA. Pursuant to the terms of the Amended Settlement, the Company paid $2,000,000 to the EPA on January 7, 2022. Pursuant to the terms of the Amended Settlement, an additional $17,000,000 will be paid by the Company to the EPA on the following dates:

Date	Amount
November 1, 2024	$3,000,000
November 1, 2025	$3,000,000
November 1, 2026	$3,000,000
November 1, 2027	$3,000,000
November 1, 2028	$3,000,000
November 1, 2029	$2,000,000 plus accrued interest

The Amended Settlement included additional payment for outstanding water treatment costs (described below) that have been incurred over the period from 2018 through 2020. This $2,900,000 payment was to be made within 90 days of execution of the Amended Settlement.

In addition to the changes in payment terms and schedule, the Amended Settlement included a commitment by the Company to secure $17,000,000 of financial assurance in the form of performance bonds or letters of credit deemed acceptable to the EPA. The financial assurance can be drawn on by the EPA in the event of non-performance by the Company of its payment obligations under the Amended Settlement (the “Financial Assurance”). The amount of the bonds will decrease over time as individual payments are made. If the Company does not post the Financial Assurance within 90 days of execution of the Amended Settlement, it must issue an irrevocable letter of credit for $9,000,000. The EPA may draw on this letter of credit after an additional 90 days if the Company is unable to either put the Financial Assurance in place or make payment for the full $17,000,000 of remaining historical cost recovery sums. In the event neither occurs, the terms of the initial Settlement Agreement will be reinstated. On March 22, 2022, the Company reported that in consultation with the EPA, it has committed to meet the $2,900,000 payment and Financial Assurance obligations by 180 days from the effective date of the Amended Settlement Agreement. At March 31, 2022, the terms of the initial Settlement Agreement were still in place.

The Company completed the purchase of the Mine on January 7, 2022 (see note 5). The terms of the purchase price were modified to $5,400,000 in cash, from $3,400,000 of cash and $2,000,000 of Common Shares. The purchase price of the mine totaled $7,342,638 was capitalized, after taking into effect the deposits previously made, the credits given and closing costs. Additionally, a total of $442,147 of legal costs were capitalized. Concurrent with the purchase of the Mine, the Company assumed the balance of the EPA liability totaling $17,000,000 (after the payment of the $2,000,000 on January 7, 2022), an increase of $8,000,000 of which $3,000,000 is current liability and $5,000,000 is long-term in nature. The long-term portion was discounted at an interest rate of 16.5% to arrive at a net present value of $3,402,425 after discount. During the quarter ended March 31, 2022, $138,427 of the discount was amortized to interest expense.

At March 31, 2022, the total EPA cost recovery liability was $17,000,000, less $1,457,147 discount on the long-term portion, or $15,540,853.

The current portion of the EPA cost recovery liability at March 31, 2022 was $12,000,000 as detailed below:

Amount
EPA cost recovery payable at December 31, 2021	$11,000,000
Payment as part of mine purchase on January 7, 2022	(2,000,000)
Assumed with mine purchase – current portion	3,000,000
EPA cost recovery at March 31, 2022	$12,000,000

The balance of the NPV of the long-term portion of the EPA cost recovery payable at March 31, 2022 was $3,540,853 detailed below:

Amount
Long-term portion of NPV of EPA cost recovery payable at purchase of mine on January 7, 2022	$3,402,425
Accretion of NPV discount during the quarter	138,427
Long-term portion of NPV of EPA cost recovery payable at March 31, 2022	$3,540,853

In addition to these payments, the Company makes a monthly accrual of $165,000 to cover the Idaho Department of Environmental Quality (“IDEQ”) (formerly performed and invoiced by the EPA) estimated costs of treating water at the water treatment facility. The Company also pays an agreed-upon monthly amount of $140,000, with a true-up to be recorded and paid by the Company once the actual annual costs are determined each year.

The balance of EPA/IDEQ water treatment liability at March 31, 2022 was $5,185,706 as detailed below:

Amount
EPA/IDEQ water treatment liability at December 31, 2021	$5,110,706
Payments during the quarter	(420,000)
Accruals during the quarter	495,000
EPA/IDEQ water treatment liability at March 31, 2022	$5,185,706

F-41

Bunker Hill Mining Corp.

Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)

Three Months Ended March 31, 2022

(Expressed in United States Dollars)

7. Promissory Note Payable and Convertible Debentures

On September 22, 2021, the Company issued a non-convertible promissory note in the amount of $2,500,000 bearing interest of 15% per annum and payable at maturity. The promissory note matured on March 15, 2022; however, the note holder agreed to accept $500,000 payment, which the Company paid, by April 15, 2022, and the remaining principal and interest was deferred to June 20, 2022. Interest expense for the three months ended March 31, 2022 and 2021 was $92,466 and $nil, respectively. At March 31, 2022 interest of $195,205 is included in interest payable on the condensed consolidated balance sheet.

$50,000,000 Project Finance Package

On December 20, 2021, the Company executed a non-binding term sheet outlining a $50,000,000 project finance package with Sprott Private Resource Streaming and Royalty Corp. (“SRSR”).

The non-binding term sheet with SRSR outlined a $50,000,000 project financing package that the Company expects to fulfill the majority of its funding requirements to restart the Mine. The financing package consisted of an $8,000,000 royalty convertible debenture (the “RCD”), a $5,000,000 convertible debenture (the “CD”), and a multi-metals stream of up to $37,000,000 (the “Stream”, together with the RCD and the CD, the “Project Financing Package”). Total finance costs for legal fees associated with the two convertible debentures was $795,100, of which $67,435 associated with the derivative portions of the financing was recognized as a period expense and $727,665 was allocated to the CD and RCD pro-ratably based on their fair value on the issuance date, with $300,579 and $427,086 allocated, respectively.

$8,000,000 Royalty Convertible Debenture

The Company closed the $8,000,000 RCD on January 7, 2022. The RCD bears interest at an annual rate of 9.0%, payable in cash or Common Shares at the Company’s option, until such time that SRSR elects to convert a royalty, with such conversion option expiring at the earlier of advancement of the Stream or 18 months. In the event of conversion, the RCD will cease to exist and the Company will grant a royalty for 1.85% of life-of-mine gross revenue from mining claims considered to be historically worked, contiguous to current accessible underground development, and covered by the Company’s 2021 ground geophysical survey (the “SRSR Royalty”). A 1.35% rate will apply to claims outside of these areas. The RCD is secured by a share pledge of the Company’s operating subsidiary, Silver Valley, until a full security package was put in place concurrent with the consummation of the CD. In the event of non-conversion, the principal of the RCD will be repayable in cash.

$6,000,000 Convertible Debenture

The Company closed the $6,000,000 CD on January 28, 2022, which was increased from the previously-announced $5,000,000. The Convertible Debenture bears interest at an annual rate of 7.5%, payable in cash or shares at the Company’s option, and matures on July 7, 2023. The CD is secured by a pledge of the Company’s properties and assets. Until the closing of the Stream, the CD is convertible into Common Shares at a price of C$0.30 per Common Share, subject to stock exchange approval. Alternatively, SRSR may elect to retire the CD with the cash proceeds from the Stream. The Company may elect to repay the CD early; if SRSR elects not to exercise its conversion option at such time, a minimum of 12 months of interest would apply.

F-42

Bunker Hill Mining Corp.

Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)

Three Months Ended March 31, 2022

(Expressed in United States Dollars)

The Company determined that the conversion features in both the RCD and CD were not closely related to their respective debt components, and should be considered as derivatives under ASC 815. As such, these derivative components were bifurcated, accounted for and valued separately under the framework prescribed by ASC 820. The fair value of the derivative components in the RCD included the utilization of payable metal production estimates from the Company’s Preliminary Economic Assessment published in November 2022, and a Monte Carlo Simulation approach that included simulating the future prices of metals, and application of an appropriate project discount rate, as well as key inputs included in the table below. The value of the conversion feature in the CD was determined with the binomial model which involves the modelling of stock prices over the applicable term to evaluate the payouts under ‘hold’, ‘convert’, and ‘prepay’ decisions and select the decision that would maximize the fair value from a market participant’s perspective. The derivative components will be fair valued at each reporting period, with changes in fair value recorded as a gain or loss in the statement of profit or loss.

The debt components of the RCD and CD were initially measured by first valuing the derivative components as described above, and are accounted for separately as financial liabilities that will be subsequently measured at amortized cost.

Consistent with the approach above, the following table summarizes the key valuation inputs:

Reference (2)(4) (5)	Valuation date	Maturity date	Contractual Interest rate	Stock price (US$)	Expected equity volatility	Credit spread	Risk-free rate	Risk-adjusted rate
CD note (1)(3)	01-28-22	07-07-23	7.50%	0.230	120%	8.70%	0.92%	16.18%
RCD note (stream not advanced scenario)	01-07-22	07-07-23	9.00%	0.242	130%	9.21%	0.65%	16.39%
RCD note (stream advanced) scenario	01-07-22	06-30-22	9.00%	0.242	130%	9.16%	0.23%	15.96%
CD note (1)(3)	03-31-22	07-07-23	7.50%	0.235	120%	8.85%	1.80%	17.12%
RCD note (stream not advanced scenario)	03-31-22	07-07-23	9.00%	0.235	120%	8.85%	1.80%	17.12%
RCD note (stream advanced) scenario	03-31-22	06-30-22	9.00%	0.235	120%	8.78%	0.52%	15.88%

(1)	The CD carries a Discount for Lack of Marketability (“DLOM”) of 5.0%.
(2)	All instruments carry an instrument-specific spread of 7.23%
(3)	The conversion price of the CD is $0.235
(4)	A project risk rate of 13.0% was used for all scenarios of the RCD fair value computations
(5)	The probabilities for the stream being advanced and the stream not being advanced is 55% and 45%, respectively.

The resulting fair values of the CD and RCD at the issuance dates, and as of March 31, 2022 were as follows:

Instrument Description	Valuation Date	Value of the Debt Component, Net of Finance Costs	Value of the Embedded Derivatives	Total Value
CD	January 28, 2022	4,991,976	1,028,252	6,020,228
RCD	January 7,2022	7,092,978	159,129	7,252,107
Total		12,084,954	1,187,381	13,272,335

Instrument Description	Valuation Date	Value of the Debt Component Including Interest at Effective Rates(1)	Value of the Embedded Derivatives	Total Value
CD	March 31, 2022	5,173,075	997,614	6,170,689
RCD	March 31,2022	7,379,995	263,236	7,643,231
Total		12,553,070	1,260,850	13,813,920

(1)	The effect rates for the CD and RCD are 21.357% and 17.795%, respectively. Accretion of $181,099 and $287,017 was recognized as interest expense for the CD and RCD, respectively.

The Company performs quarterly testing of the covenants in the RCD and CD.  The RCD and CD contain a covenant that the Company must maintain positive working capital at each quarterly filing date, as determined by the financial statements filed on such date.  As the Company would not have been in compliance with this covenant as of May 16, 2022 with respect to its working capital position as of March 31, 2022, it has obtained a waiver of this covenant from the holders of the RCD and CD until the next filing date, which is August 15, 2022.  The Company intends to ensure compliance with this covenant for future filing dates through the advance of the Stream or other long-term financing.

The Stream

A minimum of $27,000,000 and a maximum of $37,000,000 (the “Stream Amount”) will be made available under the Stream, at the Company’s option, once the conditions of availability of the Stream have been satisfied. If the Company draws the maximum funding of $37,000,000, the Stream would apply to 10% of payable metals sold until a minimum quantity of metal is delivered consisting of, individually, 55 million pounds of zinc, 35 million pounds of lead, and 1 million ounces of silver. Thereafter, the Stream would apply to 2% of payable metals sold. If the Company elects to draw less than $37,000,000 under the Stream, the percentage and quantities of payable metals streamed will adjust pro-rata. The delivery price of streamed metals will be 20% of the applicable spot price. The Company may buy back 50% of the Stream Amount at a 1.40x multiple of the Stream Amount between the second and third anniversary of the date of funding, and at a 1.65x multiple of the Stream Amount between the third and fourth anniversary of the date of funding. The Company will be permitted to incur additional indebtedness of $15,000,000 and a cost over-run facility of $13,000,000 from other financing counterparties.

8. Lease Liability

The Company has an operating lease for office space that expires in 2022. Below is a summary of the Company’s lease liability as of March 31, 2022:

Office lease

Balance, December 31, 2020	$176,607
Addition	-
Interest expense	12,696
Lease payments	(129,191)
Foreign exchange loss	2,165
Balance, December 31, 2021	62,277
Addition	-
Interest expense	1,317
Lease payments	(32,422)
Foreign exchange loss	717
Balance, March 31, 2022	$31,889

In addition to the minimum monthly lease payments of C$13,504, the Company is required to make additional monthly payments amounting to C$12,505 for certain variable costs. The schedule below represents the Company’s obligations under the lease agreement in Canadian dollars.

	Less than 1 year	1-2 years	2-3 years	Total

Base rent	$40,512	$-	$-	$40,512
Additional rent	37,515	-	-	37,515
	$78,027	$-	$-	$78,027

The monthly rental expenses are offset by rental income obtained through a series of short-term subleases held by the Company.

F-43

Bunker Hill Mining Corp.

Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)

Three Months Ended March 31, 2022

(Expressed in United States Dollars)

9. Capital Stock, Warrants and Stock Options

Authorized

The total authorized capital is as follows:

●	750,000,000 common shares with a par value of $0.000001 per common share; and
●	10,000,000 preferred shares with a par value of $0.000001 per preferred share

Issued and outstanding

In February 2021, the Company closed a non-brokered private placement of units of the Company (the “February 2021 Offering”), issuing 19,576,360 units of the Company (“February 2021 Units”) at C$0.40 per February 2021 Unit for gross proceeds of $6,168,069 (C$7,830,544. Each February 2021 Unit consisted of one common share of the Company and one common share purchase warrant of the Company (each, “February 2021 Warrant”), which entitles the holder to acquire a common share of the Company at C$0.60 per common share for a period of five years. In connection with the February 2021 Offering, the Company incurred share issuance costs of $154,630 and issued 351,000 compensation options (the “February 2021 Compensation Options”). Each February 2021 Compensation Option is exercisable into one February 2021 Unit at an exercise price of C$0.40 for a period of three years.

The Company also issued 417,720 February 2021 Units to settle $132,000 of accrued liabilities at a deemed price of $0.45 based on the fair value of the units issued. As a result, the Company recorded a loss on debt settlement of $56,146.

For each financing, the Company has accounted for the warrants in accordance with ASC Topic 815. The warrants are considered derivative instruments as they were issued in a currency other than the Company’s functional currency of the U.S. dollar. The estimated fair value of warrants accounted for as liabilities was determined on the date of issue and marks to market at each financial reporting period. The change in fair value of the warrant is recorded in the condensed interim consolidated statements of income (loss) and comprehensive income (loss) as a gain or loss and is estimated using the Binomial model.

The warrant liabilities issued with private placements in June 2019, August 2019, August 2020, and February 2021 were revalued as at March 31, 2022 and December 31, 2021 using the Binomial model and the following assumptions:

February 2021 issuance	March 31, 2022	December 31, 2021
Expected life	1,411 days	1,501 days
Volatility	100%	100%
Risk free interest rate	2.28%	1.25%
Dividend yield	0%	0%
Share price	$0.285	$0.37
Fair value	$2,563,262	$3,483,745
Change in derivative liability	$(920,484)	$(329,358)

August 2020 issuance	March 31, 2022	December 31, 2021
Expected life	518 days	608 days
Volatility	120%	100%
Risk free interest rate	2.27%	0.95%
Dividend yield	0%	0%
Share price	$0.285	$0.37
Fair value	$5,681,025	$6,790,163
Change in derivative liability	$(1,109,138)	$(7,703,052)

June 2019 issuance	March 31, 2022	December 31, 2021
Expected life	1,371 days	1,461 days
Volatility	100%	100%
Risk free interest rate	2.28%	1.02%
Dividend yield	0%	0%
Share price	$0.285	$0.37
Fair value	$1,506,021	$2,067,493
Change in derivative liability	$(561,472)	$(1,371,346)

F-44

Bunker Hill Mining Corp.

Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)

Three Months Ended March 31, 2022

(Expressed in United States Dollars)

August 2019 issuance (ii)	December 31, 2020	December 31, 2021
Expected life	1,371 days	1,461 days
Volatility	100%	100%
Risk free interest rate	2.28%	1.02%
Dividend yield	0%	0%
Share price	$0.285	$0.37
Fair value	$2,314,571	$3,177,485
Change in derivative liability	$(862,914)	$(2,744,785)

Outstanding warrants at March 31, 2021 and March 31, 2022 were as follows:

		Weighted	Weighted
		average	average
	Number of	exercise price	grant date
	warrants	(C$)	value ($)

Balance, December 31, 2020	95,777,806	$0.54	$0.08
Issued	19,994,080	0.60	0.19
Balance, March 31, 2021	115,771,886	$0.55	$0.10

Balance, December 31, 2021	111,412,712	$0.54	$0.18
Expired	(239,284)	0.70	0.21
Balance, March 31, 2022	111,173,428	$0.52	$0.18

During the three months ended March 31, 2022, 239,284 February 2020 broker warrants expired.

At March 31, 2022, the following warrants were outstanding:

			Number of
	Exercise	Number of	warrants
Expiry date	price (C$)	warrants	exercisable

August 31, 2023	0.50	58,284,148	58,284,148
December 31, 2025	0.59	32,895,200	32,895,200
February 9, 2026	0.60	17,112,500	117,112,500
February 16, 2026	0.60	2,881,580	2,881,580
		111,173,428	111,173,428

F-45

Bunker Hill Mining Corp.

Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)

Three Months Ended March 31, 2022

(Expressed in United States Dollars)

Broker options

At March 31, 2022, the following broker options were outstanding:

		Weighted
	Number of	average
	broker	exercise price
	options	(C$)

Balance, December 31, 2020	3,239,907	$0.35
Issued – February 2021 Compensation Options	351,000	0.40
Balance, December 31, 2021	3,590,907	0.35
Balance, March 31, 2022	3,590,907	0.35

(i)	The grant date fair value of the February 2021 Compensation Options were estimated at $68,078 using the Black-Scholes valuation model with the following underlying assumptions:

Grant Date	Risk free interest rate	Dividend yield	Volatility	Stock price	Weighted average life
February 2021	0.26%	0%	100%	C$0.40	3 years

	Exercise	Number of
Expiry date	price (C$)	broker options	Fair value ($)

August 31, 2023 (i)	$0.35	3,239,907	$521,993
February 16, 2024 (ii)	$0.40	351,000	$68,078
		3,590,907	$590,071

(i)	Exercisable into one August 2020 Unit
(ii)	Exercisable into one February 2021 Unit

Stock options

The following table summarizes the stock option activity during the three months ended March 31, 2022:

		Weighted
		average
	Number of	exercise price
	stock options	(C$)

Balance, December 31, 2020	8,015,159	$0.62
Granted (i)	1,037,977	0.34
Balance, December 31, 2021	9,053,136	$0.58
Balance, March 31, 2022	9,053,136	$0.58

(i)	On February 19, 2021, 1,037,977 stock options were issued to an officer of the Company, of which 273,271 stock options vested immediately and the balance of 764,706 stock options vested on December 31, 2021. These options have a 5-year life and are exercisable at C$0.335 per common share. The grant date fair value of the options was estimated at $204,213. The vesting of these options resulted in stock-based compensation of $54,735 for the quarter ended March 31, 2022 and $204,213 for the year ended December 31, 2021, which are included in operation and administration expenses on the consolidated statements of income (loss) and comprehensive income (loss).

F-46

Bunker Hill Mining Corp.

Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)

Three Months Ended March 31, 2022

(Expressed in United States Dollars)

The fair value of these stock options was determined on the date of grant using the Black-Scholes valuation model, and using the following underlying assumptions:

	Risk free interest rate	Dividend yield	Volatility	Stock price	Weighted average life
(i)	0.64%	0%	100%	C$0.34	5 years

The following table reflects the actual stock options issued and outstanding as of March 31, 2022:

	Weighted average		Number of
	remaining	Number of	options
Exercise	contractual	options	vested	Grant date
price (C$)	life (years)	outstanding	(exercisable)	fair value ($)
$10.00	0.00	47,500	47,500	$258,013
0.50	0.02	235,000	235,000	46,277
0.60	0.03	200,000	200,000	52,909
0.60	0.45	1,575,000	1,575,000	435,069
0.55	2.01	5,957,659	1,489,415	1,536,764
0.335	0.45	1,037,977	1,037,977	204,213
		9,053,136	4,584,892	$2,533,245

10. Restricted Share Units

Effective March 25, 2020, the Board of Directors approved a Restricted Share Unit (“RSU”) Plan to grant RSUs to its officers, directors, key employees, and consultants.

The following table summarizes the RSU activity during the three months ended March 31, 2022:

		Weighted
		average
		grant date
		fair value
	Number of	per share
	shares	(C$)

Unvested as at December 31, 2020	988,990	$0.39
Granted	1,348,434	0.38
Vested	(1,516,299)	0.41
Forfeited	(245,125)	0.52
Unvested as at December 31, 2021	576,000	$0.62
Granted	500,000	0.31
Vested	(500,000)	0.31
Unvested as at March 31, 2022	576,000	$0.62

(i) On April 14, 2020, the Company granted 400,000 RSUs to a certain officer of the Company. The RSUs vest in one fourth increments upon each anniversary of the grant date. The vesting of these RSUs resulted in stock-based compensation of $14,023 and $26,968 for the three months ended March 31, 2022 and 2021, respectively, which is included in operation and administration expenses on the condensed interim consolidated statements of income (loss) and comprehensive income (loss).

F-47

Bunker Hill Mining Corp.

Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)

Three Months Ended March 31, 2022

(Expressed in United States Dollars)

(ii) On April 20, 2020, the Company granted 200,000 RSUs to a certain director of the Company. The RSUs vest in one fourth increments upon each anniversary of the grant date. The vesting of these RSUs resulted in stock-based compensation of $4,757 and $9,148 for the three months ended March 31, 2022 and 2021, respectively, which is included in operation and administration expenses on the condensed interim consolidated statements of income (loss) and comprehensive income (loss).

(iii) On November 16, 2020, the Company granted 168,000 RSUs to certain directors of the Company. The RSUs vest in one fourth increments upon each anniversary of the grant date. The vesting of these RSUs resulted in stock-based compensation of $4,158 and $7,996 for the three months ended March 31, 2022 and 2021, respectively, which is included in operation and administration expenses on the condensed interim consolidated statements of income (loss) and comprehensive income (loss).

(iv) On December 6, 2020, the Company granted 220,990 RSUs to a consultant of the Company. The RSUs vest in one sixth increments per month. The vesting of these RSUs resulted in stock-based compensation of $nil and $49,112 for the three months ended March 31, 2022 and 2021, respectively, which is included in operation and administration expenses on the condensed interim consolidated statements of income (loss) and comprehensive income (loss).

(v) On January 1, 2021, the Company granted 735,383 RSUs to a consultant of the Company. 245,128 RSUs vested immediately with the remaining RSUs vesting in one twelfth increments per month. During the year ended 2021, a total of 490,258 RSUs vested, and in July 2021, the consultant forfeited the remaining 245,125 unvested RSUs, resulting in a reversal of share-based compensation of $64,870. The vesting of these RSUs resulted in stock-based compensation of $nil and $212,878 for the three months ended March 31, 2022 and 2021, respectively.

(vi) On July 1, 2021, the Company granted 17,823 RSUs to a consultant of the Company, vesting immediately. The vesting of these RSUs resulted in stock-based compensation of $nil for the three months ended March 31, 2022 and 2021, respectively.

(vii) On August 5, 2021, the Company granted 595,228 RSUs to consultants of the Company, vesting immediately. The vesting of these RSUs resulted in stock-based compensation of $nil for the three months ended March 31, 2022 and 2021, respectively.

(vii) On January 10, 2022, the Company granted 500,000 RSUs to a consultant of the Company, vesting immediately. The vesting of these RSUs resulted in stock-based compensation of $122,249 for the three months ended March 31, 2022, which is included in operation and administration expenses on the condensed interim consolidated statements of income (loss) and comprehensive income (loss).

11. Deferred Share Units

Effective April 21, 2020, the Board of Directors approved a Deferred Share Unit (“DSU”) Plan to grant DSUs to its directors. The DSU Plan permits the eligible directors to defer receipt of all or a portion of their retainer or compensation until termination of their services and to receive such fees in the form of cash at that time.

Upon vesting of the DSUs or termination of service as a director, the director will be able to redeem DSUs based upon the then market price of the Company’s common share on the date of redemption in exchange for cash.

F-48

Bunker Hill Mining Corp.

Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)

Three Months Ended March 31, 2022

(Expressed in United States Dollars)

The following table summarizes the DSU activity during the three months ended March 31, 2022 and 2021:

		Weighted
		average
		grant date
		fair value
	Number of	per share
	shares	(C$)

Unvested as at December 31, 2020 and March 31, 2021 (i)	7,500,000	$1.03

Unvested as at December 31, 2021	5,625,000	$1.03
Vested (ii)	(625,000)	1.03
Unvested as at March 31, 2022	5,000,000	$1.03

(i)	On April 21, 2020, the Company granted 7,500,000 DSUs. The DSUs vest in one fourth increments upon each anniversary of the grant date and expire in 5 years. During the three months ended March 31, 2022, and 2021 the Company recognized $199,921 and $85,535, respectively, recovery of stock-based compensation related to the DSUs, which is included in operation and administration expenses on the condensed interim consolidated statements of income (loss) and comprehensive income (loss). The fair value at March 31, 2022 was $1,331,488.
(ii)	On March 31, 2022, the Board approved the early vesting of 625,000 DSUs for one of the Company’s Directors

12. Commitments and Contingencies

As stipulated in the agreement with the EPA and as described in Note 6, the Company is required to make two types of payments to the EPA and IDEQ, one for historical water treatment cost-recovery to the EPA, and the other for ongoing water treatment. Water treatment costs incurred through December 2021 are payable to the EPA, and water treatment costs incurred thereafter are payable to the IDEQ. The IDEQ (formerly the EPA) invoices the Company on an annual basis for the actual water treatment costs, which may exceed the recognized estimated costs significantly. When the Company receives the water treatment invoices, it records any liability for actual costs over and above any estimates made and adjusts future estimates as required based on these actual invoices received. The Company is required to pay for the actual costs regardless of the periodic required estimated accruals and payments made each year. As at March 31, 2022 and December 31, 2021, $5,185,709 and $5,110,706, respectively, is payable to the EPA and IDEQ, which has been included in accounts payable and accrued liabilities. The majority of these amounts relate to the EPA, given that they primarily relate to costs incurred through December 2021.

The Company pays a lease under a lease agreement which expires in May 2022. Monthly rental expenses are approximately C$26,000 and are offset by rental income obtained through short-term subleases held by the Company. See note 8.

F-49

Bunker Hill Mining Corp.

Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)

Three Months Ended March 31, 2022

(Expressed in United States Dollars)

On July 28, 2021, a lawsuit was filed in the US District Court for the District of Idaho brought by Crescent Mining, LLC (“Crescent”). The named defendants include Placer Mining, Robert Hopper Jr., and the Company. The lawsuit alleges that Placer Mining and Robert Hopper Jr. intentionally flooded the Crescent Mine during the period from 1991 and 1994, and that the Company is jointly and severally liable with the other defendants for unspecified past and future costs associated with the presence of AMD in the Crescent Mine. The plaintiff has requested unspecified damages. On September 20, 2021, the Company filed a motion to dismiss Crescent’s claims against it, contending that such claims are facially deficient.  On March 2, 2022, Chief US District Court Judge, David C. Nye granted in part and denied in part the Company’s motion to dismiss. The court granted the Company’s motion to dismiss Crescent’s Cost Recovery claim under CERCLA Section 107(a), Declaratory Judgment, Tortious Interference, Trespass, Nuisance and Negligence claims. These claims were dismissed without prejudice. The court denied the motion to dismiss filed by Placer Mining Corp. for Crescent’s trespass, nuisance and negligence claims. Crescent later filed an amended complaint on April 1, 2022. Placer Mining Corp. and Bunker Hill Mining Corp are named as co-defendants. Bunker Hill and Placer have until May 20, 2022 to respond to the amended filing. The Company believes the lawsuit against Placer Mining Corp. is without merit and intends to defend Placer Mining Corp. vigorously pursuant to the Company’s indemnification of Placer Mining Corp in the Sale and Purchase agreement executed between the companies for Bunker Hill Mine on December 15, 2021.

On October 26, 2021, the Company asserted claims against Crescent in a separate lawsuit. Bunker Hill Mining Corporation v. Venzee Technologies Inc. et al, Case No. 2:21-cv-209-REP, filed in the same court on May 14, 2021. The Company has subsequently executed a tolling agreement with Venzee in exchange for dropping its lawsuit. The Company originally filed this lawsuit on May 14, 2021 against other parties but has since filed an amended complaint to include its claims against Crescent.

13. Related party transactions

The Company’s key management personnel have the authority and responsibility for planning, directing and controlling the activities of the Company and consists of the Company’s executive management team and management directors.

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Consulting Fees and Salaries	$1,097,610	$324,619

At March 31, 2022 and March 31, 2021, $825,776 and $171,223, respectively is owed to key management personnel with all amounts included in accounts payable and accrued liabilities.

14. Subsequent Events

On April 1, 2022, the Company announced that it had closed the private placement of 37,849,325 Special Warrants, and concurrent non-brokered private placement of 1,471,644 units of the Company (the “Non-Brokered Units”) for aggregate gross proceeds of approximately $11,796,297 (the “Offering”). Of this amount, $1,775,790 was received prior to the end of the quarter and is included in Subscriptions received in the equity section of the balance sheet.

Pursuant to the Offering, the Company issued 37,849,325 Special Warrants at a price of $0.30 per Special Warrant. Each Special Warrant is automatically exercisable (without payment of any further consideration and subject to customary anti-dilution adjustments) into one unit of the Company (a “Brokered Unit”) on the date that is the earlier of: (i) the date that is three business days following the date on which the Company has obtained both (A) a receipt from the Canadian security commission in each of the each of the provinces of Canada in which the purchasers of the Special Warrants were sold for a (final) short-form Prospectus qualifying the distribution of the common stock of the Company (“Common Shares”) and common stock purchase warrants of the Company (the “Warrants”) issuable upon exercise of the Special Warrants (the “Final Qualification Prospectus”); and (B) notification that the registration statement, of which this Prospectus is a part, has been declared effective by the SEC (the “Registration Statement”); and (ii) October 1, 2022.

Each Brokered Unit consists of one Common Share and one Warrant. Each whole Warrant will entitle the holder to acquire one Common Share (a “Warrant Share”) for C$0.37 until April 1, 2025. The Warrants shall also be exercisable on a cashless basis in the event the Registration Statement has not been made effective by the SEC prior to the date of exercise.

In addition, pursuant to the Offering, the Company issued 1,471,644 Non-Brokered Units at a price of $0.30 per Non-Brokered Units. Each Non-Brokered Unit consists of one Common Share and one Warrant. Each whole Warrant will entitle the holder to acquire one Warrant Share for C$0.37 until April 1, 2025.

Related parties, including management, directors and officers purchased 4,537,160 of Non-Brokered Units for a total of $1,361,148 of gross cash proceeds to the Company.

On May 13, 2022, the Company issued 10,416,667 units of the Company to Teck Resources Limited at an issue price of C$0.30 per unit, or C$3,125,000 (US$2,500,000), which together with the $500,000 cash payment made in January 2022, satisfies the purchase price of $3,000,000 and applicable sales tax for the Pend Oreille Mill. Each unit consists of one common share and one common share purchase warrant. Each whole warrant entitles the holder to acquire one common share at a price of C$0.37 for a period of three years.

F-50

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the Registrant, are as follows:

SEC Registration Fee	US$	740
Printing Expenses	US$	1500
Accounting Fees and Expenses	US$	3500
Legal Fees and Expenses	US$	20000
Blue Sky Fees/Expenses		0
Transfer Agent Fees		0
TOTAL		$26,040

Item 14. Indemnification of Directors and Officers.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or
(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or
(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

II-1

Section 78.751 of the Nevada Revised Statutes provides that such indemnification may also include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under Section 78.751. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;
(b)	the establishment of a program of self-insurance;
(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and
(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation and bylaws limit director liability and provide for indemnification to the fullest extent provided by Nevada law.

Item 15 Recent Sales of Unregistered Securities

On November 20, 2017, the Company issued 1,366,320 (non-consolidated) shares in a private placement transaction at a purchase price of C $1.25 per share in a transaction that was exempt from registration under Regulation D for section 4 (a) (2) of the Securities Act of 1933 or Regulation S for transactions outside of the United States.

On December 1, 2017, the Company issued 204,000 (non-consolidated) shares in a private placement transaction at a purchase price of C $1.25 per share in a transaction that was exempt from registration under Regulation D for section 4 (a) (2) of the Securities Act of 1933 or Regulation S for transactions outside of the United States.

II-2

On December 6, 2017, the Company issued 4,000,000 (non-consolidated) shares in a private placement transaction at a purchase price of C $1.25 per share in a transaction that was exempt from registration under Regulation S for transactions outside of the United States.

On December 11, 2017, the Company issued 390,000 (non-consolidated) shares in a private placement transaction at a purchase price of C $1.25 per share in a transaction that was exempt from registration under Regulation D for section 4 (a) (2) of the Securities Act of 1933 or Regulation S for transactions outside of the United States.

On August 8, 2018, the Company issued 1,604,076 (non-consolidated) shares in a private placement transaction at a purchase price of C $0.45 per share in a transaction that was exempt from registration under Regulation S for transactions outside of the United States.

On November 27, 2018, the Company issued 6,058,664 (non-consolidated) shares in a private placement transaction at a purchase price of C $0.075 per share in a transaction that was exempt from registration under Regulation S for transactions outside of the United States.

On November 28, 2018, the Company issued 400,000 (non-consolidated) shares in a private placement transaction at a purchase price of C $0.075 per share in a transaction that was exempt from registration under Regulation S for transactions outside of the United States.

On June 27, 2019, the Company issued 11,660,000 shares in a private placement transaction at a purchase price of C $0.05 per share in a transaction that was exempt from registration under Regulation S for transactions outside of the United States.

On August 1, 2019, the Company issued 23,005,800 shares in a private placement transaction at a purchase price of C $0.05 per share in a transaction that was exempt from registration under Regulation D for section 4 (a) (2) of the Securities Act of 1933 or Regulation S for transactions outside of the United States.

On August 23, 2019, the Company issued 30,000,000 shares in a private placement transaction at a purchase price of C $0.05 per share in a transaction that was exempt from registration under Regulation D for section 4 (a) (2) of the Securities Act of 1933 or Regulation S for transactions outside of the United States.

On August 30, 2019, the Company issued 1,000,000 shares in a private placement transaction at a purchase price of C $0.05 per share in a transaction that was exempt from registration under Regulation S for transactions outside of the United States.

On February 25, 2020, the Company issued 3,687,501 shares in a private placement transaction at a purchase price of C $0.56 per share in a transaction that was exempt from registration under Regulation S for transactions outside of the United States.

On May 12, 2020, the Company issued 3,687,501 shares in a private placement transaction at a purchase price of C $0.56 per share in a transaction that was exempt from registration under Regulation S for transactions outside of the United States.

On August 14, 2020, the Company issued 35,212,142 shares and 35,212,142 warrants in a private placement transaction at a purchase price of C $0.35 per share in a transaction that was exempt from registration under Regulation D for section 4 (a) (2) of the Securities Act of 1933 or Regulation S for transactions outside of the United States.

On August 25, 2020, the Company issued 10,940,534 shares and 10,940,534 warrants in a private placement transaction at a purchase price of C $0.35 per share in a transaction that was exempt from registration under Regulation D for section 4 (a) (2) of the Securities Act of 1933 or Regulation S for transactions outside of the United States.

Sprott Capital Partners LP and Cormark Securities Inc. (the “Agents”) acted as agents in connection with the latter two placements and were paid a cash commission of C$1,086,685 in the aggregate and were issued 3,239,907 compensation warrants (“Broker Warrants”) as compensation for their services. Broker Warrants are exercisable into Units at an exercise price equal to C$0.35 until August 31, 2023.

The Company issued $6,000,000 Convertible Debenture in January 2022 to an institutional investor exempt from registration under the Securities Act by virtue of Section 4(a)(2) thereof. The Convertible Debenture bears interest at an annual rate of 7.5%, payable in cash or shares at the Company’s option, and matures on July 7, 2023. Until the closing of the Stream, the Convertible Debenture is convertible into Common Shares at a price of C$0.30 per Common Share, subject to stock exchange approval.

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On February 24, 2021, the Company closed a non-brokered private placement of 19,994,080 Units of the Company at $0.40 per Unit for gross proceeds of approximately C$8,000,000 in a transaction that was exempt from registration under Regulation D for section 4 (a) (2) of the Securities Act of 1933 or Regulation S for transactions outside of the United States. Each Unit consists of one Common Share of the Company and one Common Share purchase warrant. Each whole warrant entitles the holder to acquire one Common Share of the Company at a price of C$0.60 per Common Share for a period of five years.

On April 1, 2022, the closed a private placement of 37,849,325 Special Warrants, and concurrent non-brokered private placement of 1,471,644 units of the Company (the “Non-Brokered Units”) for aggregate gross proceeds of approximately $11,796,297 (the “Offering”). Pursuant to the Offering, the Company issued 37,849,325 Special Warrants at a price of $0.30 per Special Warrant. Each Special Warrant is automatically exercisable (without payment of any further consideration and subject to customary anti-dilution adjustments) into one unit of the Company (a “Brokered Unit”) on the date that is the earlier of: (i) the date that is three business days following the date on which the Company has obtained both (A) a receipt from the Canadian security commission in each of the each of the provinces of Canada in which the purchasers of the Special Warrants were sold for a (final) short-form Prospectus qualifying the distribution of the common stock of the Company (“Common Shares”) and common stock purchase warrants of the Company (the “Warrants”) issuable upon exercise of the Special Warrants (the “Final Qualification Prospectus”); and (B) notification that the registration statement, of which this Prospectus is a part, has been declared effective by the SEC; and (ii) October 1, 2022. This transaction was exempt from registration pursuant Section 4(a)(2) of the Securities act and/or Regulation S thereunder.

Each Brokered Unit consists of one Common Share and one Warrant. Each whole Warrant will entitle the holder to acquire one Common Share (a “Warrant Share”) for C$0.37 until April 1, 2025. The Warrants shall also be exercisable on a cashless basis in the event the Registration Statement has not been made effective by the SEC prior to the date of exercise.

In addition, pursuant to the Offering the Company issued 1,471,644 Non-Brokered Units at a price of $0.30 per Non-Brokered Units. Each Non-Brokered Unit consists of one Common Share and one Warrant. Each whole Warrant will entitle the holder to acquire one Warrant Share for C$0.37 until April 1, 2025.

Item 16. Exhibits.

3.1	Articles of Incorporation (included as exhibit to Form S-1 filed with the Securities and Exchange Commission on April 1, 2008).
3.2	Bylaws (included as exhibit to Form S-1 filed with the Securities and Exchange Commission on April 1, 2008).
3.3	Articles of Amendment (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on February 12, 2010).
3.3	Amended Bylaws (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on October 25, 2010).
3.4	Amended and Restated Bylaws of Liberty Silver Corp., December 14, 2011 (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on December 14, 2011).
3.5	Amended and Restated Articles of Incorporation of Liberty Silver Corp, (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on December 28, 2012)
3.6	Amended and Restated Bylaws of Liberty Silver Corp., dated December 21, 2012. (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on December 28, 2012)
3.7	Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations, effective September 29, 2017 (included as an exhibit to the Form 8-K filed with the Securities and Exchange Commission on September 18, 2017).
3.8	Amended and Restated Articles of Incorporation of Liberty Silver Corp. (incorporated by reference to Form S-1 filed on October 27, 2020)
3.9	Amended and Restated Articles of Incorporation of Liberty Silver Corp. (incorporated by reference to Form S-1 filed on October 27, 2020)
3.10	Certificate of Change dated May 1, 2019 (incorporated by reference to Form S-1 filed on October 27, 2020)
3.11	Certificate of Amendment dated September 11, 2020 (incorporated by reference to Form S-1 filed on October 27, 2020)
4.1	Warrant Indenture dated as of August 14, 2020 (incorporated by reference to Form S-1 filed on October 27, 2020)
5.1	Opinion regarding Legality*
10.1	Mineral Property Purchase Agreement corporation (included as exhibit to Form S-1 filed with the Securities and Exchange Commission on April 1, 2008).
10.2	Exploration Earn-In Agreement dated March 29, 2010, by and between Liberty Silver Corp, a Nevada corporation, and AuEx Ventures, Inc., a Nevada corporation (included as exhibit to Form S-1/A filed with the Securities and Exchange Commission on February 19, 2013).
10.3	Purchase Agreement Hi Ho Silver Mining Claims dated October 15, 2012 (included as exhibit to Form S-1/A filed with the Securities and Exchange Commission on January 24, 2013).
10.4	Registration Rights Agreement dated October 15, 2012 (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on October 16, 2012).
10.5	Memorandum of Exploration Earn-In Agreement, effective March 29, 2010 (included as exhibit to Form S-1/A filed with the Securities and Exchange Commission on January 24, 2013).
10.6	Letter Agreement re Assignment of Exploration Earn-In Agreement, effective July 1, 2010 (included as exhibit to Form S-1/A filed with the Securities and Exchange Commission on January 24, 2013).
10.7	Mining Lease with Option to Purchase, by and between Liberty Silver Corp. and Placer Mining Corporation, dated August 17, 2017 (included as exhibits to Form 8-K filed with the Securities and Exchange Commission on August 23, 2017).
10.8	Standstill Agreement dated May 16, 2017 (included as an exhibit to Form 8-K filed with the Securities and Exchange Commission on May 25, 2017).
10.9	First Amendment to the Amended and Restated Loan Agreement and Notice, dated January 20, 2017 (included as exhibits to the Form 8-K filed with the Securities and Exchange Commission on January 24, 2017).
10.10	Settlement Agreement with EPA (incorporated by reference to Form 8-K dated January 3, 2022).
10.11	Purchase Agreement with respect to the Bunker Hill Mine (incorporated by reference to Form 8-K dated January 3, 2022).

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10.12	Special Warrant Indenture between the Company and Capital Transfer Agency dated April 1, 2022 (incorporated by reference to the Form S-1 filed on May 2, 2022)
10.13	Underlying Warrant Indenture between the Company and Capital Transfer Agency dated April 1, 2022 (incorporated by reference to the Form S-1 filed on May 2, 2022)
10.19	Form of Secured Convertible Note (incorporated by reference to the Form 8-K filed on February 3, 2022)
10.20	Secured Royalty Convertible Debenture (incorporated by reference to the Form 8-K filed on February 3, 2022)
23.1	Consent of MNP LLP**
23.2	Consent of J.P. Galda & Co. (Included in Exhibit 5)*
23.3	Consent of Deepak Malhotra, PhD.**
23.4	Consent of Robert H. Todd**
23.5	Consent of Scott E. Wilson**
96.1	Technical Report and Preliminary Economic Assessment for Underground Milling and Concentration of Lead, Zinc and Silver at the Bunker Hill Mine, December 29, 2021. (incorporated by reference to the Form S-1 filed on May 2, 2022)
107	Filing Fee Table

* filed herewith

Item 17. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement to:

(a) include any Prospectus required by Section 10(a)(3) of the Securities Act;

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(b) reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c) include any additional or changed material information with respect to the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

(5) For the purpose of determining any liability under the Securities Act, each post effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) For the purpose of determining liability under the Securities Act to any purchaser:

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Each Prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or Prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(7) For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary Prospectus or Prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

(b) Any free writing Prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(c) The portion of any other free writing Prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(d) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C. The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each posteffective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on May 23, 2022.

Bunker Hill Mining Corp.

By:	/s/ Sam Ash*
Sam Ash Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed, as of May 23, 2022, by the following persons in the capacities indicated below.

BY:	/s/ Sam Ash*
Chief Executive Officer

BY:	/s/ Richard Williams*
Chairman and Director

BY:	/s/ David Wiens
Chief Financial Officer and Principal Accounting Officer

BY:	/s/ Pamela Saxton*
Director

BY:	/s/ Wayne Parsons*
Director

BY:	/s/ Dickson Hall*
Director

BY:	/s/ Cassandra Joseph*
Director

By:	/s/ D avid Wiens
David Wiens, Attorney-In-Fact

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